                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                       the Securities Exchange Act of 1934

[x]      Filed by the Registrant
[ ]      Filed by a Party other than the Registrant
Check the appropriate box:
[x]      Preliminary Proxy Statement
[  ]     Confidential, for Use of the Commission Only
                  (as permitted by Rule 14a-6(e)(2))
[  ]     Definitive Proxy Statement
[  ]     Definitive Additional Materials
[  ]     Soliciting Material Pursuant to ss.240.14a-11(c) or ss.240.14a-12


                          SARATOGA BEVERAGE GROUP, INC.
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):
[ ]      No fee required
[x]      Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11

         1) Title of each class of securities to which transaction applies:

               Class A Common Stock, $.01 par value per share
               Class B Common Stock, $.01 par value per share
--------------------------------------------------------------------------------

         2) Aggregate number of securities to which transaction applies:

               5,433,173
--------------------------------------------------------------------------------

         3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

            The filing fee was determined based upon (a) 4,910,218 issued and outstanding shares of Class A common stock, par value $.01 per share, which does not include 550,000 shares which will be rolled over into the surviving corporation, and 522,955 issued and outstanding shares of Class B common stock, par value $.01 per share (together, the "Shares"), of Saratoga Beverage Group, Inc. as of January 14, 2000, and (b) the merger consideration of $6.00 per Share (the "Merger Consideration"), plus $3,590,345 payable to holders of options and warrants to purchase Shares in exchange for the cancellation of such options and warrants.

            The payment of the filing fee, calculated in accordance with Regulation 240.0-11 under the Securities Exchange Act of 1934, as amended, equals one-fiftieth of one percent of the value of the Shares (and options and warrants to purchase Shares) for which the Merger Consideration will be paid.

         4) Proposed maximum aggregate value of transaction:

               $ 36,189,383
--------------------------------------------------------------------------------

         5) Total fee paid:

               $ 7,237.88
--------------------------------------------------------------------------------

[ ]      Fee paid previously with preliminary materials

[x] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

         1) Amount Previously Paid:

               $  7,237.88
--------------------------------------------------------------------------------

         2)       Form, Schedule or Registration Statement No.:

               Schedule 13E-3
--------------------------------------------------------------------------------

         3)       Filing Parties:

               Saratoga Beverage Group, Inc. and other filing parties
--------------------------------------------------------------------------------

         4) Date filed:

               January 21, 2000
--------------------------------------------------------------------------------

                          SARATOGA BEVERAGE GROUP, INC.
                                 11 GEYSER ROAD
                        SARATOGA SPRINGS, NEW YORK 12866


                                                              February __, 2000
 Dear Stockholder,

         You are cordially invited to attend a special meeting of stockholders, including any adjournment or postponement of the special meeting, of Saratoga Beverage Group, Inc. to be held on March __, 2000 at 11:00 a.m., New York time, at the offices of Swidler Berlin Shereff Friedman, LLP, Saratoga's corporate counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174.

         At the special meeting, you will be asked to consider and vote upon a proposal to approve and adopt a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of January 5, 2000, by and among Saratoga, NCP-SBG, L.P., a Delaware limited partnership (the "Purchaser"), and NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"), which were organized to effect the merger and related transactions at the direction of North Castle Partners, L.L.C., providing for the merger of MergerCo with and into Saratoga, with Saratoga continuing as the surviving corporation. A copy of the merger agreement is attached as Annex A to, and a description of the merger agreement is included in, the accompanying Proxy Statement.

         Pursuant to the merger agreement, all holders of shares of Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, of Saratoga will be entitled to receive $6.00 in cash in exchange for each outstanding share of Class A common stock and Class B common stock held by them at the effective time of the merger, except for (i) certain other stockholders, including the Chief Executive Officer and certain directors of Saratoga, who will convert a minimum of 550,000 and a maximum of 700,000 of their shares of Class A common stock into shares of common stock of the surviving corporation and continue to be stockholders of Saratoga (such continuing stockholders, the "Continuing Stockholders"), (ii) shares held by Saratoga as treasury stock, and (iii) dissenting stockholders who have perfected their rights in accordance with Delaware law. Please see Annex C to the Proxy Statement for the text of Section 262 of the Delaware General Corporation Law which governs the rights of dissenting stockholders of corporations incorporated in Delaware. The receipt of cash for Class A common stock and Class B common stock pursuant to the merger will be a taxable transaction to Saratoga's stockholders for federal income tax purposes under the Internal Revenue Code of 1986, as amended, and may also be a taxable transaction under applicable state, local, foreign and other tax laws.

         Pursuant to Delaware law, the affirmative vote of holders of at least a majority of the voting power of Saratoga entitled to vote is required to approve and adopt the merger agreement. Under the terms of the certificate of incorporation of Saratoga, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes and the classes vote together as a single class. The Continuing Stockholders hold an aggregate of 1,877,262 shares of Class A common stock and 522,955 shares of Class B common stock, representing approximately 55.63% of the outstanding voting power of Saratoga. In connection with the execution of the merger agreement, each Continuing Stockholder entered into a voting agreement with the Purchaser and appointed the Purchaser as his, her or its irrevocable proxy to vote all of his, her or its shares in favor of the approval and adoption of the merger agreement. The voting agreements are subject to certain terms and conditions and terminate upon termination of the merger agreement, including termination of the merger agreement in connection with the acceptance by Saratoga of a company superior proposal, as defined in the merger agreement. Accordingly, unless the merger agreement is terminated in accordance with its terms, the adoption of the merger agreement by Saratoga's stockholders is expected to occur irrespective of whether or the manner in which Saratoga's other stockholders vote their shares of Class A common stock.

         Since the Continuing Stockholders include members of Saratoga's board, the Saratoga board appointed a special committee of the board, comprised of two non-employee directors of Saratoga who are not Continuing Stockholders, but who will receive cash in exchange for their stock options upon consummation of the merger, to negotiate the proposed merger, to consider the fairness of the proposed merger to Saratoga and its stockholders, other than the Continuing Stockholders, and to recommend to the board whether to proceed with the proposed merger. In connection with its review and consideration of the proposed merger, the special committee retained Schroder & Co. Inc. to act as its financial advisor. On January 5, 2000, Schroders delivered its oral opinion, which was subsequently confirmed in writing, to the special committee to the effect that, as of the date of its opinion, the merger consideration of $6.00 in cash per share of common stock to be received in the merger by Saratoga's stockholders other than the Continuing Stockholders, is fair to those stockholders from a financial point of view. A copy of Schroders' opinion is attached as Annex B to, and a description of its opinion is included in, the accompanying Proxy Statement.

         The special committee has unanimously approved the merger as being fair to and in the best interests of Saratoga and its stockholders, other than the Continuing Stockholders, and, upon the recommendation of the special committee, the board has also unanimously approved the merger as being fair to and in the best interests of Saratoga and its stockholders, other than the Continuing Stockholders. The board recommends that you vote FOR approval and adoption of the merger agreement.

         Attached is a Notice of Special Meeting of Stockholders and a Proxy Statement containing a discussion of the background of, reasons for and terms of the merger. We urge you to read this material carefully. Whether or not you plan to attend the special meeting, we ask that you sign and return the enclosed proxy as promptly as possible. If you attend the special meeting, your proxy may be revoked if you elect to vote in person. Your prompt cooperation will be greatly appreciated.

                                       Very truly yours,



                                       Robin Prever
                                       President and Chief Executive Officer


YOUR VOTE IS IMPORTANT. PLEASE MARK, SIGN, DATE AND RETURN THE ENCLOSED PROXY CARD PROMPTLY, WHETHER OR NOT YOU PLAN TO ATTEND THE SPECIAL MEETING.

                          SARATOGA BEVERAGE GROUP, INC.

                    NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 MARCH __, 2000


To the Stockholders of Saratoga Beverage Group, Inc.:

         Notice is hereby given that a special meeting of stockholders, including any adjournment or postponement of the special meeting, of Saratoga Beverage Group, Inc. will be held on March __, 2000 at 11:00 a.m., New York time, at the offices of Swidler Berlin Shereff Friedman, LLP, Saratoga's corporate counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 for the following purposes:

         1. To consider and vote upon a proposal to approve and adopt a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of January 5, 2000, by and among Saratoga, NCP-SBG, L.P., a Delaware limited partnership (the "Purchaser"), and NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"), which were organized to effect the merger and related transactions at the direction of North Castle Partners, L.L.C., pursuant to which MergerCo will be merged with and into Saratoga, with Saratoga continuing as the surviving corporation. Pursuant to the merger, each share of Class A common stock, $.01 par value per share, and Class B common stock, $.01 par value per share, of Saratoga issued and outstanding immediately prior to the effective time of the merger (other than (i) shares held by Saratoga as treasury stock, (ii) a minimum of 550,000 and a maximum of 700,000 shares of Class A common stock owned by certain stockholders, including the Chief Executive Officer and certain directors of Saratoga, who will convert a minimum of 550,000 and a maximum of 700,000 of their shares of Class A common stock into shares of common stock of the surviving corporation, and (iii) shares as to which dissenters' rights have been validly exercised), will be converted into the right to receive $6.00 in cash, without interest. A copy of the merger agreement is included in the attached Proxy Statement as Annex A thereto and is incorporated in this notice by reference.

         2. To transact any other business as may properly come before the special meeting. Management is not aware of any other business.

         Any stockholder who does not wish to accept the merger consideration of $6.00 per share and who properly demands appraisal under Delaware law will have the right to have the fair value of his or her shares determined by the Delaware Chancery Court. A copy of the relevant provisions of Delaware law are included in the attached Proxy Statement as Annex C thereto. This appraisal right is subject to a number of restrictions and technical requirements described in the attached Proxy Statement.

         Only stockholders of record as of the close of business on February __, 2000 will be entitled to notice of the special meeting and to vote at the special meeting. Any stockholder will be able to examine a list of holders of record, for any purpose related to the special meeting, during the 10-day period before the special meeting. The list will be available at Saratoga's corporate headquarters located at 11 Geyser Road, Saratoga Springs, New York 12866. Approval and adoption of the merger agreement requires the affirmative vote by at least a majority of the voting power represented by the shares entitled to vote at the special meeting.

         Certain stockholders of Saratoga holding an aggregate of 1,877,262 shares of Class A common stock and 522,955 shares of Class B common stock representing approximately 55.63% of the outstanding voting power of Saratoga will convert a minimum of 550,000 and a maximum of 700,000 of their shares of Class A common stock into shares of common stock of the surviving corporation and continue to be stockholders of Saratoga (such continuing stockholders, the "Continuing Stockholders"). In connection with the execution of the merger agreement, each Continuing Stockholder entered into a voting agreement with the Purchaser and appointed the Purchaser as his, her or its irrevocable proxy to vote all of his, her or its shares in favor of the approval and adoption of the merger agreement. The voting agreements are subject to certain terms and conditions and terminate upon termination of the merger agreement, including termination of the merger agreement in connection with the acceptance by Saratoga of a company superior proposal, as defined in the merger agreement. Accordingly, unless the merger agreement is terminated in accordance with its terms, the adoption of the merger agreement by Saratoga's stockholders is expected to occur irrespective of whether or the manner in which Saratoga's other stockholders vote their shares of Class A common stock.



                                         By Order of the Board of Directors,



                                         Irene Fonzi
                                         Secretary

Saratoga Springs, New York
February __, 2000


         PLEASE DO NOT SEND IN ANY STOCK CERTIFICATES AT THIS TIME. UPON APPROVAL OF THE MERGER, YOU WILL BE SENT INSTRUCTIONS REGARDING THE PROCEDURES TO EXCHANGE YOUR EXISTING CERTIFICATES EVIDENCING COMMON STOCK OF SARATOGA FOR THE CONSIDERATION TO BE PAID.


         EACH STOCKHOLDER IS URGED TO COMPLETE, SIGN AND RETURN THE ENCLOSED PROXY CARD IN THE ENVELOPE PROVIDED, WHICH REQUIRES NO POSTAGE IF MAILED IN THE UNITED STATES. IF A STOCKHOLDER DECIDES TO ATTEND THE SPECIAL MEETING, HE OR SHE MAY, IF SO DESIRED, REVOKE THE PROXY AND VOTE THE SHARES IN PERSON.

                          SARATOGA BEVERAGE GROUP, INC.

                                 PROXY STATEMENT
                                       FOR
                         SPECIAL MEETING OF STOCKHOLDERS
                                  TO BE HELD ON
                                 MARCH __, 2000

                                  INTRODUCTION

         The enclosed proxy is solicited by and on behalf of the board of directors of Saratoga Beverage Group, Inc. for use at the special meeting of stockholders to be held on March __, 2000 at 11:00 a.m., New York time, at the offices of Swidler Berlin Shereff Friedman, LLP, Saratoga's corporate counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174 and any postponement or adjournment of the special meeting. The matters to be considered and acted upon at the special meeting are described in the foregoing notice of special meeting of stockholders and this document. This document and the related form of proxy are being mailed on or about February __, 2000 to all stockholders of record on February __, 2000. Shares of Saratoga's Class A common stock, $.01 par value, and Class B common stock, $.01 per share, represented by proxies, will be voted as described in this document or as otherwise specified by the stockholder. Any proxy given by a stockholder may be revoked by the stockholder at any time, prior to the voting of the proxy, by delivering a written notice to the Secretary of Saratoga, by executing and delivering a later-dated proxy or by attending the special meeting and voting in person.

         At the special meeting, holders of the Class A common stock and Class B common stock on February __, 2000 will consider and vote upon the approval and adoption of a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of January 5, 2000, by and among Saratoga, NCP-SBG, L.P., a Delaware limited partnership (the "Purchaser"), and NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"). The merger agreement provides, subject to the approval of the stockholders of Saratoga at the special meeting and subject to the satisfaction or waiver of certain other conditions, that:

o MergerCo will be merged with and into Saratoga, with Saratoga continuing as the surviving corporation of the merger;

o each share of Class A common stock and Class B common stock that is outstanding at the effective time of the merger, excluding:

         o a minimum of 550,000 and a maximum of 700,000 shares of Class A common stock held by certain other stockholders, including the Chief Executive Officer and certain directors of Saratoga, who will convert a minimum of 550,000 and a maximum of 700,000 of their shares of Class A common stock into shares of common stock of the surviving corporation and will continue to be stockholders of Saratoga (such continuing stockholders, the "Continuing Stockholders" and the shares of such Continuing Stockholders that will not be converted into the right to receive $6.00 per share in cash, without interest, the "Rollover Stock"),

         o        shares held by Saratoga as treasury stock, and

         o shares as to which dissenters' rights are perfected in accordance with Delaware law,

will be converted into the right to receive $6.00 per share in cash, without interest, subject to applicable back-up withholding taxes;

o each share of Rollover Stock will be converted into the right to receive one share of common stock of Saratoga as the corporation surviving the merger; and

o each existing option and warrant, whether vested or unvested, to purchase shares of Class A common stock shall be canceled or repurchased for an amount equal to the excess, if any, of $6.00 per share of Class A common stock purchasable under each option and warrant over the exercise price with respect to each share.

         Pursuant to Delaware law, the affirmative vote of holders of at least a majority of the voting power of Saratoga entitled to vote is required to approve and adopt the merger agreement. Under the terms of the certificate of incorporation of Saratoga, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes and the classes vote together as a single class. The Continuing Stockholders hold an aggregate of 1,877,262 shares of Class A common stock and 522,955 shares of Class B common stock, representing approximately 55.63% of the outstanding voting power of Saratoga. The identities of the Continuing Stockholders and the number of shares of common stock they own that are Rollover Stock is set forth in "The Merger--Interests of Certain Persons in the Merger." In connection with the execution of the merger agreement, each Continuing Stockholder entered into a voting agreement with the Purchaser and appointed the Purchaser as his, her or its irrevocable proxy to vote all of his, her or its shares in favor of the merger agreement. The voting agreements are subject to certain terms and conditions and terminate upon termination of the merger agreement, including termination of the merger agreement in connection with the acceptance by Saratoga of a company superior proposal, as defined in the merger agreement. Accordingly, unless the merger agreement is terminated in accordance with its terms, the adoption of the merger agreement by Saratoga's stockholders is expected to occur irrespective of whether or the manner in which Saratoga's other stockholders vote their shares of Class A common stock.

         Since the Continuing Stockholders include members of Saratoga's board, the Saratoga board appointed a special committee of the board, comprised of two non-employee directors of Saratoga who are not Continuing Stockholders, but who will receive cash in exchange for their stock options upon consummation of the merger, negotiate the proposed merger, to consider the fairness of the proposed merger to Saratoga and its stockholders, other than the Continuing Stockholders, and to recommend to the board whether to proceed with the proposed merger. Based upon the unanimous recommendation of the special committee, the board unanimously approved the merger agreement as being advisable, fair to, and in the best interests of, Saratoga and holders of the Class A common stock, other than the Continuing Stockholders, and is recommending to Saratoga's stockholders that they approve and adopt the merger agreement.

         All shares of Class A common stock and Class B common stock represented by properly executed proxies received prior to or at the special meeting and not revoked will be voted in accordance with the instructions indicated in those proxies. If no instructions are indicated, the proxies will be voted FOR the adoption of the merger agreement and in the discretion of the persons named in the proxy with respect to any other matters as may properly come before the special meeting. A stockholder may revoke his or her proxy at any time prior to its use by delivering to the Secretary of Saratoga a signed notice of revocation or a later-dated and signed proxy or by attending the special meeting and voting in person.

         The persons named as proxies in the enclosed proxy are Robin Prever, President and Chief Executive Officer of Saratoga, and Irene Fonzi, Secretary of Saratoga. The costs of preparing, assembling and mailing the proxy, this document and the other material enclosed and all clerical and other expenses of solicitation will be borne by Saratoga. In addition to the solicitation of proxies by use of the mails, directors, officers and employees of Saratoga, without receiving additional compensation, may solicit proxies by telephone, telecopier or personal interview. Saratoga also will request brokerage houses and other custodians, nominees and fiduciaries to forward soliciting material to the beneficial owners of Class A common stock and Class B common stock held of record by those custodians and will reimburse those custodians for their expenses in forwarding soliciting materials.

         THIS TRANSACTION HAS NOT BEEN APPROVED OR DISAPPROVED BY THE SEC NOR HAS THE SEC PASSED UPON THE FAIRNESS OR MERITS OF THIS TRANSACTION NOR UPON THE ACCURACY OR ADEQUACY OF THE INFORMATION CONTAINED IN THIS DOCUMENT. ANY REPRESENTATION TO THE CONTRARY IS UNLAWFUL.

         The board knows of no additional matters that will be presented for consideration at the special meeting. Execution of the accompanying proxy, however, confers on the designated proxy holders discretionary authority to vote the shares of Class A common stock and Class B common stock covered by the proxy in accordance with their best judgment on any other business that may properly come before, and all matters incident to the conduct of, the special meeting, or any adjournments or postponements of the special meeting.

         Shares of Saratoga's Class A common stock are presently traded over-the-counter on the NASDAQ SmallCap Market System under the symbol "TOGA". On December 16, 1999, the last trading day preceding the public announcement of a possible transaction by Saratoga with an unidentified investor, the closing price of the Class A common stock on the NASDAQ SmallCap Market System was $4.9688 per share. On February ___, 2000, the last trading day preceding the mailing of this Proxy Statement, the closing price of the Class A common stock on the NASDAQ SmallCap Market System was $[ ] per share.

         The date of this document is February __, 2000.

                              AVAILABLE INFORMATION

         Saratoga, the Purchaser and MergerCo, among others, have filed with the SEC a Rule 13e-3 Transaction Statement on Schedule 13E-3 under the Exchange Act with respect to the merger. This document does not contain all of the information set forth in the Schedule 13E-3 and its exhibits, certain parts of which are omitted in accordance with the rules and regulations of the SEC. Saratoga is subject to the informational requirements of the Exchange Act and, accordingly, files reports, documents and other information with the SEC.

         The Schedule 13E-3 and its exhibits, as well as any reports, proxy statements and other information filed by Saratoga, can be inspected and copied at the public reference facilities maintained by the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549, and at the SEC's Regional Offices at

o        Suite 1300, Seven World Trade Center, New York, New York 10048,

o Northwestern Atrium Center, 500 West Madison Street, Suite 1400, Chicago, Illinois 60661, and

o Suite 500 East, Tishman Building, 5757 Wilshire Boulevard, Los Angeles, California 90036.

         Copies of those materials also can be obtained at prescribed rates from the Public Reference Section of the SEC at Room 1024, 450 Fifth Street, N.W., Washington, D.C. 20549. The SEC maintains an Internet site on the World Wide Web at "http://www.sec.gov" which contains reports, proxy and information statements and other information regarding issuers that file electronically with the SEC.

         Shares of Saratoga's Class A common stock are presently traded over-the-counter on the NASDAQ SmallCap Market System under the symbol "TOGA". Reports and other information concerning Saratoga can also be inspected at the offices of the National Association of Securities Dealers, Inc., Reports Section, 1735 K Street, N.W., Washington, D.C. 20006.

         Except as otherwise indicated in this document, all information appearing in this document concerning Saratoga has been supplied by Saratoga, and all information appearing in this document concerning the Purchaser and MergerCo has been supplied by North Castle Partners, L.L.C., which is the manager of North Capital Partners II, L.P., a private equity fund that controls Purchaser and MergerCo, or is based upon publicly available documents on file with the SEC and other public records. Saratoga assumes no responsibility for the accuracy or completeness of the information furnished by North Castle or contained in those documents and records other than those provided by Saratoga or for any failure of North Castle to disclose events that may have occurred and may affect the significance or accuracy of that information and that are unknown to Saratoga. Likewise, North Castle assumes no responsibility for the accuracy or completeness of the information furnished by Saratoga or contained in those documents and records other than those provided by North Castle or for any failure by Saratoga to disclose events that may have occurred and that may affect the significance or accuracy of that information and that are unknown to North Castle.

         NO PERSONS HAVE BEEN AUTHORIZED TO GIVE ANY INFORMATION OR TO MAKE ANY REPRESENTATIONS OTHER THAN THOSE CONTAINED IN THIS DOCUMENT IN CONNECTION WITH THE SOLICITATION OF PROXIES MADE BY THIS DOCUMENT, AND, IF GIVEN OR MADE, THE INFORMATION OR REPRESENTATIONS MUST NOT BE RELIED UPON AS HAVING BEEN AUTHORIZED BY SARATOGA OR ANY OTHER PERSON.

                 INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE

         Saratoga has incorporated certain important business and financial information that is not included in or delivered with this document, including any exhibits that are specifically incorporated by reference into that information. The information that is not included in or delivered with this document, including exhibits, is available without charge upon written or oral request to Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, New York 12866, telephone (518) 584-6363, Attention: Secretary.

         The following documents filed by Saratoga with the SEC (File No. 33-62038NY) are hereby incorporated by reference into this document and made a part hereof, and are being furnished simultaneously with this document:

         o Saratoga's Annual Report on Form 10-KSB for the fiscal year ended December 31 1998

         o Saratoga's Quarterly Report on Form 10-QSB for the three months ended March 31, 1999

         o Saratoga's Quarterly Report on Form 10-QSB for the six months ended June 30, 1999

         o Saratoga's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1999

         o Saratoga's Current Reports on Form 8-K with event dates of January 29, 1999, November 22, 1999 and January 6, 2000

         o the annexes to this document, including the merger agreement attached hereto as Annex A

         All documents and reports filed by Saratoga pursuant to Section 13(a), 13(c), 14 or 15(d) of the Exchange Act after the date of this document and prior to the date of the Saratoga special meeting shall be deemed to be incorporated by reference in this document and to be a part hereof from the dates of filing of those documents or reports. Any statement contained in a document incorporated or deemed to be incorporated by reference herein shall be deemed to be modified or superseded for purposes of this document to the extent that a statement contained herein or in any other subsequently filed document which also is deemed to be incorporated by reference herein modifies or supersedes that statement. Any such statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this document.

                           FORWARD-LOOKING STATEMENTS

         Certain statements contained in this document may constitute "forward-looking statements" as that term is defined under the Private Securities Litigation Reform Act of 1995. Forward-looking statements include statements concerning plans, objectives, goals, strategies, future events or performance, and underlying assumptions and other statements which are other than statements of historical facts. Forward-looking statements can be identified by, among other things, the use of forward-looking terminology including "believes," "expects," "may," "will," "should," "seeks," "pro forma" or "anticipates," "intends" or the negative of any of these words, or other variations of these words or comparable terminology, or by discussions of strategy or intentions. Forward-looking statements involve a number of risks and uncertainties. A number of factors could cause actual results, performance, achievements of Saratoga, or industry results to be materially different from any future results, performance or achievements expressed or implied by such forward-looking statements. These factors include, but are not limited to:

o        whether or not the merger is consummated;

o the competitive environment in the retail beverage industry in general and in Saratoga's specific market areas;

o        changes in technology;

o        the availability of and terms of financing;

o        the effect of inflation;

o changes in costs and availability of goods and services, including fruit prices;

o        economic conditions in general and in Saratoga's specific market areas;

o        changes in operating strategy or development plans;

o        the ability to attract and retain qualified personnel;

o        labor disturbances;

o        changes in Saratoga's acquisition and capital expenditure plans; and

o        other factors referenced in this document.

         In addition, these forward-looking statements are necessarily dependent upon assumptions, estimates and dates that may be incorrect or imprecise and involve known and unknown risks, uncertainties and other factors. Accordingly, any forward-looking statements included in this document do not purport to be predictions of future events or circumstances and may not be realized. Given these uncertainties, stockholders are cautioned not to place undue reliance on these forward-looking statements. Saratoga disclaims any obligation to update any of these factors or to publicly announce the results of any revisions to any of the forward-looking statements contained in this document to reflect future events or developments.

                                TABLE OF CONTENTS

                                                                                                    PAGE
INTRODUCTION .........................................................................................

AVAILABLE INFORMATION.................................................................................

INCORPORATION OF CERTAIN DOCUMENTS BY REFERENCE.......................................................

FORWARD-LOOKING STATEMENTS............................................................................

SUMMARY  .............................................................................................
         Overview ....................................................................................
         Saratoga ....................................................................................
         The Purchaser................................................................................
         MergerCo ....................................................................................
         The Special Meeting..........................................................................
         Time, Date and Place of Meeting..............................................................
         Matters to be Considered.....................................................................
         Record Date; Voting Rights; Vote Required....................................................
         Security Ownership of Management; Voting Agreement...........................................
         Recommendation of the Special Committee and the Board of Directors...........................
         Opinion of Financial Advisor to the Special Committee........................................
         The Merger...................................................................................
         Effective Time of the Merger.................................................................
         Merger Consideration.........................................................................
         Conditions to the Consummation of the Merger.................................................
         Termination of the Merger Agreement..........................................................
         Termination Fee..............................................................................
         Merger Financing.............................................................................
         Appraisal Rights.............................................................................
         Interests of Certain Persons in the Merger...................................................
         Certain Effects of the Transaction...........................................................
         Plans for Saratoga After the Merger; Conduct of the Business of Saratoga if the Merger is
                  not Consummated.....................................................................
         Material Federal Income Tax Consequences.....................................................
         Accounting Treatment of the Merger...........................................................

SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA.......................................................

SPECIAL FACTORS.......................................................................................
         Certain Effects of the Merger................................................................


                                      viii




         Background of the Merger.....................................................................
         Recommendations of the Special Committee and the Board of Directors..........................
         Reasons of Saratoga for the Merger; Fairness of the Merger...................................
         Opinion of Financial Advisor to the Special Committee........................................
         Plans for Saratoga after the Merger; Conduct of the Business of Saratoga if the Merger is
                  not Consummated.....................................................................

PRICE OF CLASS A COMMON STOCK.........................................................................

SARATOGA .............................................................................................
         General  ....................................................................................
         Products ....................................................................................
         Marketing and Sales..........................................................................
         Distribution.................................................................................
         Competition..................................................................................
         Production...................................................................................
         Suppliers....................................................................................
         Major Customers..............................................................................
         Trademarks...................................................................................
         Government Regulation........................................................................
         Seasonality..................................................................................
         Employees....................................................................................
         Properties...................................................................................
         Legal Proceedings............................................................................
         The Year 2000 Issue..........................................................................

THE SPECIAL MEETING...................................................................................
         Matters to be Considered.....................................................................
         Required Votes...............................................................................
         Voting and Revocation of Proxies.............................................................
         Record Date; Stock Entitled to Vote; Quorum..................................................
         Appraisal Rights.............................................................................
         Solicitation of Proxies......................................................................

THE MERGER............................................................................................
         Overview ....................................................................................
         Material Federal Income Tax Consequences.....................................................
         Accounting Treatment of the Merger...........................................................
         Interests of Certain Persons in the Merger...................................................
         Option Information...........................................................................
         Robin Prever Employment Agreement............................................................
         Robin Prever Non-Competition Agreement.......................................................
         Stockholders Agreement.......................................................................
         Consulting Agreement.........................................................................
         Voting Agreements............................................................................


                                       ix




         Registration Rights Agreement................................................................
         Merger Financing.............................................................................

CERTAIN PROVISIONS OF THE MERGER AGREEMENT............................................................
         The Merger...................................................................................
         Merger Consideration.........................................................................
         Surrender and Payment........................................................................
         The Surviving Corporation....................................................................
         Representations and Warranties...............................................................
         Certain Pre-Closing Covenants................................................................
         Access and Information.......................................................................
         Alternative Proposals........................................................................
         Indemnification and Insurance................................................................
         Best Efforts; Certain Filings................................................................
         Conditions to the Consummation of the Merger.................................................
         Termination..................................................................................
         Termination Fee..............................................................................
         Amendment and Waiver.........................................................................
         Fees and Expenses............................................................................

UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA.............................................

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT
          ............................................................................................

PURCHASES OF COMMON STOCK BY, AND OTHER TRANSACTIONS WITH, CERTAIN PERSONS............................

REGULATORY CONSIDERATIONS.............................................................................
         Antitrust....................................................................................

THE PURCHASER AND MERGERCO............................................................................


                                        x




DISSENTING STOCKHOLDERS' RIGHTS.......................................................................

INDEPENDENT AUDITORS..................................................................................

FUTURE STOCKHOLDER PROPOSALS..........................................................................


                                     ANNEXES

ANNEX A - Stock Purchase Agreement and Agreement and Plan of Merger (including Exhibit A - Form of Certificate of Incorporation and Exhibit B - Form of
            By-laws)

ANNEX B - Opinion of Schroder & Co. Inc.

ANNEX C - Rights of Dissenting Stockholders under the DGCL

ANNEX D - Form of Voting Agreements and Schedule of Parties to the
          Voting Agreements

                                   ENCLOSURES

o Saratoga's Annual Report on Form 10-KSB for the fiscal year ended December 31, 1998

o Saratoga's Quarterly Report on Form 10-QSB for the three months ended March 31, 1999

o Saratoga's Quarterly Report on Form 10-QSB for the six months ended June 30, 1999

o Saratoga's Quarterly Report on Form 10-QSB for the nine months ended September 30, 1999

o Saratoga's Current Reports on Form 8-K with event dates of January 29, 1999, November 22, 1999 and January 6, 2000

                                     SUMMARY

         The following summary is intended only to highlight certain information contained elsewhere in this document. This summary is not intended to be complete and is qualified in its entirety by the more detailed information contained elsewhere in this document, the exhibits and the documents otherwise referred to in this document. Stockholders are urged to review this entire document carefully, including the exhibits and those other documents.

                                    OVERVIEW

         Saratoga is furnishing this document to allow its stockholders to consider and vote upon a proposal to approve and adopt the merger agreement with the Purchaser and MergerCo. Pursuant to the merger agreement, MergerCo will be merged with and into Saratoga with Saratoga as the surviving corporation. Stockholders of Saratoga, other than the Continuing Stockholders, who do not dissent from the merger as described in this document will receive $6.00 per share in cash, without interest, for each share of common stock that they own at the effective time of the merger.

         As described in this document, two non-employee directors of Saratoga who are not Continuing Stockholders were constituted as a special committee to negotiate the terms of the merger agreement. In connection with the execution of the merger agreement, both the board and the special committee determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including but not limited to the voting agreements described in this document, were advisable, fair to, and in the best interests of, holders of the Class A common stock and Class B common stock, other than the Continuing Stockholders.

                                    SARATOGA

         Saratoga Beverage Group, Inc., formerly the Saratoga Spring Water Company, was founded in 1872. Saratoga manufactures, markets and distributes fresh squeezed and frozen fresh squeezed citrus juices, fresh fruit smoothies, which are blends of juices and purees, and other non-carbonated beverages marketed under the labels "Fresh Pik't," "the Fresh Juice Company," "Hansen's Juices," "The Ultimate Juice" and "Just Pik't," and produces sparkling and non-carbonated spring water products including Saratoga Splash.

         Saratoga's principal executive offices are located at 11 Geyser Road, Saratoga Springs, New York 12866 and its telephone number is (518) 584-6363.

                           THE PURCHASER AND MERGERCO

         The Purchaser is a newly formed Delaware limited partnership and MergerCo is a newly formed Delaware corporation, both organized at the direction of North Castle in connection with the transactions contemplated by the merger agreement. The Purchaser and MergerCo were formed for the purpose of effecting the transactions contemplated by the merger agreement and are not expected to have significant assets or liabilities other than in connection with the transactions contemplated by the merger agreement or to engage in any activities other than those incident to their formations and the transactions contemplated by the merger agreement and, in the case of the Purchaser, actions contemplated by the voting agreements. The authorized capital stock of MergerCo consists of 1,000 shares of common stock, par value $0.01 per share, all of which shares have been issued and are held by the Purchaser.

         The principal executive offices of the Purchaser and MergerCo are c/o North Castle Partners, L.L.C., 60 Arch Street, Greenwich, Connecticut 06830.

                                                THE SPECIAL MEETING

TIME, DATE AND PLACE OF MEETING (SEE PAGE ___)

         The special meeting will be held at the offices of Swidler Berlin Shereff Friedman, LLP, Saratoga's corporate counsel, located at The Chrysler Building, 405 Lexington Avenue, New York, New York 10174, on March __, 2000, starting at 11:00 a.m., local time.

MATTERS TO BE CONSIDERED

         The special meeting has been called for the holders of the Class A common stock and Class B common stock to consider and vote upon:

o         a proposal to approve and adopt the merger agreement; and
o         other matters as may properly come before the special meeting.

RECORD DATE; VOTING RIGHTS; VOTE REQUIRED (SEE PAGE ___)

         Holders of record of Class A common stock and Class B common stock at the close of business on February __, 2000, which is the record date, have the right to receive notice of and to vote at the special meeting. At the special meeting each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes, and the classes vote together as a single class, on each matter presented to the stockholders for a vote. As of the record date, _____ shares of Class A common stock and 522,955 shares of Class B common stock were outstanding and held of record by ___ holders and two holders, respectively. The affirmative vote of the holders of a majority of the voting power of Saratoga represented by the Class A common stock and Class B common stock, voting as a single class, is required to approve and adopt the merger agreement.

SECURITY OWNERSHIP OF MANAGEMENT; VOTING AGREEMENTS (SEE PAGE ___)

         The Continuing Stockholders, including certain executive officers and directors of Saratoga, hold an aggregate of 1,877,262 shares of Class A common stock and 522,955 shares of Class B common stock, representing approximately 55.63% of the outstanding voting power of Saratoga. In connection with the execution of the merger agreement, each Continuing Stockholder entered into a voting agreement with the Purchaser and appointed the Purchaser as his, her or its irrevocable proxy to vote all of his, her or its shares in favor of the merger agreement. The voting agreements are subject to certain terms and conditions and terminate upon termination of the merger agreement, including termination of the merger agreement in connection with the acceptance by Saratoga of a company superior proposal, as defined in the merger agreement. Accordingly, unless the merger agreement is terminated in accordance with its terms, the adoption of the merger agreement by Saratoga's stockholders is expected to occur irrespective of whether or the manner in which Saratoga's other stockholders vote their shares of Class A common stock.

RECOMMENDATION OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS (SEE PAGE___)

         Because the Continuing Stockholders include members of the board, the board established the special committee to act on behalf of stockholders other than the Continuing Stockholders for purposes of negotiating the price and other terms of the transaction with the Purchaser and MergerCo and evaluating the fairness of the merger, the merger agreement and the transactions contemplated by the merger agreement. The special committee is composed solely of non-employee directors who are not Continuing Stockholders. The members of the special committee will cease to be directors of Saratoga upon completion of the merger. On January 5, 2000, the merger agreement and the transactions contemplated by the merger agreement, including but not limited to the voting agreements, were unanimously approved by the board based upon the unanimous recommendation of the special committee of the board.

         The board of directors of Saratoga, based upon the unanimous recommendation of the special committee, believes that the merger agreement and the transactions contemplated by the merger agreement, including the merger, are advisable, fair to and in the best interests of Saratoga stockholders, other than the Continuing Stockholders, and unanimously recommends that you vote FOR adoption of the merger agreement.

OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE (SEE PAGE ___)

         Schroder & Co. Inc. has served as financial advisor to the special committee in connection with the merger. Schroders has rendered its opinion to the special committee and the board that, as of the date of its opinion, the consideration to be received pursuant to the merger by the stockholders, other than the Continuing Stockholders, was fair from a financial point of view to those holders. Schroders delivered its opinion orally to the special committee at its meeting on January 5, 2000 and subsequently confirmed that opinion in writing. A copy of

Schroders' opinion is attached to this document as Exhibit B. Schroders' opinion should be read in its entirety with respect to assumptions made, matters considered, and limitations on the review undertaken by Schroders in rendering its opinion.

                                   THE MERGER

         The merger agreement is attached as Annex A to this document. Saratoga encourages you to read it, as it is the legal document governing the merger.

EFFECTIVE TIME OF THE MERGER (SEE PAGE ___)

         Pursuant to the merger agreement, MergerCo will be merged with and into Saratoga, with Saratoga as the surviving corporation. The merger will become effective when the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at a later time which is specified in the certificate of merger.

MERGER CONSIDERATION (SEE PAGE ___)

         At the effective time of the merger, each share of Class A common stock and Class B common stock (other than Rollover Stock, shares held in treasury and shares as to which appraisal rights have been validly perfected) will be converted into the right to receive $6.00 per share in cash, without interest, and each share of Rollover Stock will be converted into the right to receive one share of common stock of the company surviving the merger.

CONDITIONS TO THE CONSUMMATION OF THE MERGER (SEE PAGE ___)

         The obligations of the parties to the merger agreement to consummate the merger are subject to the satisfaction or waiver of a number of conditions, including Saratoga's stockholders adopting the merger agreement, Saratoga obtaining adequate debt financing, the expiration or termination of the waiting period under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the absence of material adverse changes, as defined in the merger agreement, to the business of Saratoga since January 5, 2000.

TERMINATION OF THE MERGER AGREEMENT (SEE PAGE ___)

         Either the Purchaser or Saratoga may terminate the merger agreement under certain circumstances, including if the merger has not been completed by May 31, 2000.

TERMINATION FEE (SEE PAGE ___)

         If the merger agreement is terminated under certain circumstances, Saratoga will pay North Castle Partners, L.L.C. a termination fee of $1.2 million and reimburse North Castle Partners, L.L.C. for the fees and expenses incurred by MergerCo and Purchaser in connection with the merger agreement and the consummation of the transactions contemplated in the merger agreement in an amount not to exceed $300,000.

MERGER FINANCING (SEE PAGE ___)

         The total amount of cash required to consummate the transactions contemplated by the merger agreement, including payment of related fees and expenses, is estimated to be approximately $60.66 million. The merger will be financed from a combination of borrowings by Saratoga as the company surviving the merger under senior credit facilities and the issuance by Saratoga of senior subordinated notes and an equity investment in Saratoga by the Purchaser. MergerCo has received commitment letters to provide the senior credit facilities and to purchase the senior subordinated notes. The debt financing commitments are subject to customary conditions, including the absence of any material adverse change in the business, assets, operations or financial condition of Saratoga and its subsidiaries since December 31, 1998. The equity investment by the Purchaser is subject to the same conditions as the merger, including Saratoga obtaining a minimum of $22.5 million of debt financing.

APPRAISAL RIGHTS (SEE PAGE ___)

         If the merger is consummated, under applicable Delaware law, holders of Class A common stock who follow the appropriate procedures, including filing a written demand for appraisal with Saratoga prior to the special meeting, and who do not vote in favor of the merger will be entitled to receive payment of the fair value of their shares of common stock as appraised by the Delaware Chancery Court. Under certain circumstances, a holder may forfeit the right to appraisal, in which case the holder's shares will be treated as if they had been converted, as of the effective time, into the right to receive the merger consideration, without interest.

INTERESTS OF CERTAIN PERSONS IN THE MERGER (SEE PAGE ___)

         Certain directors and executive officers of Saratoga had at the time the merger agreement was negotiated and executed, and currently have, interests, described in this document, that present them with direct conflicts of interest in connection with the merger, including the fact that several of those persons are Continuing Stockholders. The special committee and the board were and are aware of the conflicts described in this document and considered them in addition to the other matters described in this document.

CERTAIN EFFECTS OF THE TRANSACTION (SEE PAGE ___)

         Following the merger, stockholders other than Continuing Stockholders will cease to have any ownership interest in Saratoga or rights as holders of shares. Stockholders other than Continuing Stockholders will no longer benefit from any increases in the value of Saratoga and will no longer bear the risk of any decreases in value of Saratoga. Following the merger, the Continuing Stockholders will hold approximately 10%, and, after the stock purchase by the Purchaser, the Purchaser will hold approximately 90%, of the common stock of Saratoga as the company surviving the merger.

         As a result of the merger, Saratoga will be a privately held company and there will be no public market for the common stock of Saratoga. In addition, the Purchaser currently intends to cause Saratoga to terminate the registration of the Class A common stock under the Exchange Act as soon after consummation of the merger as the requirements for termination of registration are met. After the registration is terminated, Saratoga will no longer be required to file periodic reports with the SEC.

PLANS FOR SARATOGA AFTER THE MERGER; CONDUCT OF THE BUSINESS OF SARATOGA IF THE MERGER IS NOT CONSUMMATED (SEE PAGE ___)

         As contemplated by the stockholders agreement described in "The Merger -- Stockholders Agreement" and the employment agreement described in "The Merger -- Robin Prever Employment Agreement", North Castle and the Continuing Stockholders intend for Saratoga to serve as the platform company to acquire other companies in the refrigerated juice industry following the consummation of the merger. In this connection, discussions with several other companies in the refrigerated juice industry are currently underway. As contemplated by the merger agreement and the stockholders agreement, the directors of Saratoga immediately following the merger will be the directors of MergerCo at the time of the merger and thereafter four directors will be nominated by the Purchaser and three will be nominated by Robin Prever, as long as she is the Chief Executive Officer of Saratoga, or if Ms. Prever is no longer Chief Executive Officer, then the Continuing Stockholders may nominate one director, so long as they own in the aggregate at least 5% of the outstanding common stock of Saratoga.

          Except as described above and elsewhere in this document, the changes to the board of directors contemplated by the merger agreement and the stockholders agreement, as well as the transactions set forth in the merger agreement, including the financing of the merger, the Purchaser has no current plans or proposals relating to any extraordinary corporate transactions involving Saratoga or any of its subsidiaries, any sale or transfer or a material amount of the assets of Saratoga or any of its subsidiaries, any change in the present board of directors or management of Saratoga or any other material change in Saratoga's present dividend rate or policy, indebtedness or capitalization, corporate structure or business. The Purchaser currently intends to cause Saratoga to terminate the registration of the Class A common stock under the Exchange Act as soon after consummation of the merger as the requirements for termination of registration are met. The Purchaser has no plans, other than pursuant to the merger agreement, to acquire the shares of Class A common stock held by the stockholders of Saratoga.

         If the merger is not consummated, then Saratoga will continue to operate its business in the ordinary course.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES (SEE PAGE ___)

         Stockholders, other than Continuing Stockholders, generally will recognize capital gain or loss with respect to the disposition of shares of common stock pursuant to the merger. See "The Merger - Material Federal Income Tax Consequences."

         EACH STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS OWN TAX ADVISOR CONCERNING THE FEDERAL INCOME, STATE, LOCAL, FOREIGN AND OTHER TAX CONSEQUENCES OF THE MERGER.


ACCOUNTING TREATMENT OF THE MERGER (SEE PAGE ___)

         Saratoga believes that the merger and the transactions will be accounted for as a recapitalization under generally accepted accounting principles. As a result, the transactions contemplated by the merger agreement will not affect the historical basis of Saratoga's assets and liabilities.

                          SARATOGA BEVERAGE GROUP, INC.

                 SELECTED HISTORICAL CONSOLIDATED FINANCIAL DATA

         The selected historical consolidated financial data as of and for the years ended December 31, 1996, 1995 and 1994 are derived from Saratoga's audited historical consolidated financial statements not included in this document. The selected historical consolidated financial data of Saratoga as of and for the years ended December 31, 1998 and 1997 are derived from and should be read in conjunction with Saratoga's audited historical consolidated financial statements incorporated by reference into this document and included with this document. The selected historical consolidated financial data for the nine month periods ended September 30, 1999 and 1998 and as of those dates are derived from and should be read in conjunction with Saratoga's unaudited historical consolidated financial statements incorporated by reference into this document and included with this document. In the opinion of Saratoga's management, these nine month consolidated historical financial statements include all adjustments, consisting of normal recurring adjustments, necessary for a fair statement of the results for the unaudited interim periods. The results for such interim periods are not necessarily indicative of the results for the full year.

         In addition, the following selected supplemental historical consolidated financial data should be read in conjunction with Saratoga's "Management's Discussion and Analysis of Financial Condition and Results of Operations" included elsewhere in this document.


             (The remainder of this page intentionally left blank.)


                                                                                                           (Unaudited)
                                                                                                        Nine Months Ended
                                                      Year Ended December 31,                              September 30,
                                -------------------------------------------------------------------------------------------------
                                    1994         1995           1996         1997          1998         1998         1999*
                                    ----         ----           ----         ----          ----         ----         ----
REVENUE                                                (in thousands, except share and per share data)

Total revenue                   $      6,235 $       3,265  $      4,375 $      6,271  $      8,881 $      7,360  $     38,522

Cost of goods sold, exclusive
of depreciation and
amortization and equipment
lease expense                          4,633         2,395         2,749        3,763         5,523        4,470        29,232

Selling, general and
administrative expense                 3,530         1,594         1,397        1,423         1,700        1,345         5,773

Depreciation, amortization
and equipment lease expense              320           339           442          405           566          420         1,199

Write-off of goodwill                    222             -             -            -             -            -             -
                                   ---------     ---------     ---------    ---------     ---------    ---------     ---------

Operating (loss) income              (2,470)       (1,063)         (213)          680         1,092        1,125         2,318

OTHER INCOME
(EXPENSE):

Interest income                           50            21             5           52           169          128            56

Interest expense                        (32)           (1)          (15)         (47)          (80)         (59)       (1,213)
Net (loss) gain on disposal of
equipment                               (71)           (2)             -            -             -            -            15

Other income (expense)                     -           121            75          127         (296)           90            36
                                   ---------     ---------     ---------    ---------     ---------    ---------     ---------

(Loss) income before
minority interest and income
taxes                                (2,523)         (924)         (148)          812           885        1,284         1,212

Income applicable to minority
interest                                  53             -             -            -             -

Provision for income taxes                 -             -             -            8            18           18            90
                                   ---------     ---------     ---------    ---------     ---------    ---------     ---------

Net (loss) income                    ($2,470)        ($924)        ($148)        $804          $867       $1,266        $1,122
                                   =========     =========     =========    =========     =========    =========     =========

PER SHARE DATA

Net (loss) income per share,
   Basic                              ($0.94)       ($0.35)       ($0.06)       $0.28         $0.27        $0.40         $0.22
                                   =========     =========     =========    =========     =========    =========     =========

   Diluted                            ($0.94)       ($0.35)       ($0.06)       $0.25         $0.26        $0.36         $0.21
                                   =========     =========     =========    =========     =========    =========     =========

Weighted average number of
common shares outstanding,
   Basic                           2,614,377     2,626,179     2,626,651    2,924,589     3,166,327    3,164,515     5,106,006
                                   =========     =========     =========    =========     =========    =========     =========

   Diluted                         2,614,377     2,626,179     2,626,651    3,380,440     3,669,180    3,696,156     5,577,103
                                   =========     =========     =========    =========     =========    =========     =========
------------------------------  ------------ -------------  ------------ ------------  ------------ ------------  ------------

*Nine Months Ended September 30, 1999 contains eight months of activity for The Fresh Juice Company, Inc. from the date of acquisition on January 29, 1999.

                               BALANCE SHEET DATA

                                      Year Ended December 31,                                   Unaudited
                                  ----------------------------
                                   1994        1995        1996         1997        1998      September 30, 1999
                                   ----        ----        ----         ----        ----      ------------------
Total assets                     $3,915      $2,990      $2,630       $5,705      $7,499           $38,378
Working capital                  $1,005      $  255      $  387       $2,513      $2,403           $ 5,523
Long term obligations              --          --        $    7       $1,501      $1,555           $21,735
Stockholder's equity             $3,180      $2,176      $2,015       $2,914      $4,390           $10,847
Current ratio                      2.37        1.31        1.64         2.95        2.55              1.95
(Loss)/return on average assets  (0.48)      (0.27)      (0.05)         0.19        0.13              0.05
(Loss)/return on average
   shareholder equity            (0.56)      (0.34)      (0.06)         0.33        0.24              0.15
Book value per share             $ 1.17      $ 0.80      $ 0.74       $ 0.98      $ 1.39           $  2.03

                                 SPECIAL FACTORS

                            BACKGROUND OF THE MERGER

         The terms of the merger agreement are the result of negotiations between representatives of Saratoga and representatives of the Purchaser, including North Castle. The following is a brief discussion of the events that led to the negotiation and execution of the merger agreement.

         In the summer of 1998, Saratoga was looking for a $5 million equity infusion in order to acquire The Fresh Juice Company, Inc. A representative of Schroders introduced Robin Prever, the President and Chief Executive Officer of Saratoga, to Brent Knudsen, a principal of North Castle. North Castle was introduced as a private equity firm that specialized in equity financing for healthy living and aging businesses. On September 17, 1998, North Castle executed a confidentiality agreement with Saratoga.

         On December 10, 1998, Ms. Prever met with Mr. Knudsen and discussed the beverage industry in general, the possibility of an equity infusion by an affiliate of North Castle, the strategy for the previously announced Fresh Juice acquisition and Saratoga's financial performance through the third quarter of 1998. Saratoga ultimately decided not to seek to raise additional equity.

         Thereafter, Ms. Prever and Mr. Knudsen spoke from time to time regarding the beverage industry. At Mr. Knudsen's suggestion, on March 25, 1999, representatives of North Castle and Saratoga met to discuss Saratoga's business and the possibility of an equity infusion. Mr. Knudsen and Charles Baird, also a principal of North Castle, stated that North Castle was very interested in the "healthy beverage" business and that North Castle would consider the possibility of a transaction between an affiliate of North Castle and Saratoga. Saratoga's representatives stated that selling equity at the then current share price of $2.19 was not attractive, as it would be dilutive to the existing stockholders of Saratoga. The possibility of a convertible equity infusion was discussed.

         From March 25, 1999 through May 17, 1999, the board continued to be frustrated with Saratoga's stock price. At a board meeting on May 17, 1999, the board discussed the stock price and Saratoga's alternatives to maximize stockholder value.

         In June 1999, Mr. Knudsen called Ms. Prever to arrange another meeting. On June 29, 1999, Ms. Prever, Mr. Knudsen and Mr. Baird met and North Castle proposed a leveraged recapitalization of Saratoga, pursuant to which an entity managed by North Castle would become the major stockholder of Saratoga. The parties agreed that some of Saratoga's existing stockholders, including Ms. Prever, would own a portion of the equity of the recapitalized company. In addition, the parties agreed that Ms. Prever would remain as the chief executive officer of the recapitalized company.

         The following week, North Castle and its advisers visited Saratoga to commence North Castle's due diligence investigation, which continued over the next several weeks.

         On August 10, 1999, North Castle made a presentation to the board of directors of Saratoga explaining its investment philosophy. Shortly after the meeting, North Castle proposed a leveraged recapitalization transaction of Saratoga based on an enterprise value of $50 million, or approximately $4.66 per share, in which certain stockholders, including certain directors of Saratoga, would convert a portion of their existing equity in Saratoga into equity of the recapitalized company. Since North Castle's proposed structure would result in certain directors retaining equity in the recapitalized company, the board determined that it would be advisable to form a special committee of independent directors to negotiate with North Castle. Because Leonard Toboroff and William Colaianni would not own any equity in the recapitalized company, they undertook to begin negotiations with North Castle.

         In September 1999, North Castle was informed that its $4.66 offer was inadequate. Thereafter, North Castle proposed a leveraged recapitalization in which stockholders other than the Continuing Stockholders would receive approximately $5.35 per share in cash, based upon an enterprise value of $55 million, provided that certain directors, members of management and other identified stockholders agreed to convert shares representing 25% of Saratoga's equity into equity of the surviving corporation.

         Discussions continued during the month of September between representatives of North Castle and Mr. Toboroff and other representatives of Saratoga. On September 21, 1999, Saratoga received a revised proposal from North Castle in which the purchase price per share had been increased to $6.00 and the continuing stockholders would retain a smaller portion of the equity of the surviving corporation.

         On September 22, 1999, the board met to discuss the most recent proposal. At that meeting, the board of directors formally appointed a special committee consisting of Mr. Toboroff, as chairman, and Mr. Colaianni to consider the fairness of the most recent proposal to stockholders other than Continuing Stockholders, to negotiate the most recent proposal with North Castle, and to recommend to the board whether to proceed with the most recent proposal. The special committee was authorized to retain counsel and a financial adviser to assist in the negotiations with North Castle. Although some of the directors were apprehensive about exchanging stock in a public company for stock in a private company, subject to negotiating definitive documentation acceptable to them, they agreed to roll over a portion of their stock holdings because it was a prerequisite for North Castle's participation.

         On September 22, 1999, the special committee interviewed the New York law firm of Swidler Berlin Shereff Friedman, LLP, in order to determine whether it should retain that firm as its counsel in this matter. After discussing the firm's experience in matters of this kind, Swidler Berlin raised the issue that, as the members of the special committee knew, Swidler Berlin had represented Saratoga extensively in the past, including in connection with the acquisition of Fresh Juice. The special committee, after due deliberation, concluded that it would nonetheless be appropriate and desirable to obtain the benefits of the experience of Swidler Berlin, and accordingly retained Swidler Berlin. The special committee also discussed the retention of a financial advisor to assist the special committee. The special committee discussed various advisors who might be appropriate to assist the special committee. The special committee spoke with representatives of Schroders, with whom the members were already familiar. The special committee noted that Schroders had provided financial advice to Saratoga in connection with its acquisition of Fresh Juice and was therefore intimately familiar with Saratoga, and was aware that Schroders had introduced North Castle to Saratoga. After due deliberation and extensive negotiations of the Schroders engagement letter, the special committee determined that it would be appropriate and desirable to obtain the benefits of the experience of Schroders and, accordingly, retained Schroders.

         On September 22, 1999, the special committee and its counsel negotiated various points of a letter of intent with North Castle and a non-binding letter of intent was signed by North Castle and Saratoga. The non-binding letter of intent provided for, among other things:

o A purchase price per share of $6.00 based on an enterprise value of approximately $58.5 million;

o Retention of a portion of the existing equity by continuing stockholders;

o        A 60-day no solicitation period;

o Customary conditions to the closing of the merger, including obtaining necessary debt financing;

o        A termination fee customary for similar transactions;

o A new employment agreement and non-competition agreement with Robin Prever, Saratoga's Chief Executive Officer;

o        Execution of voting agreements by the continuing stockholders; and

o Establishment of an option pool for the grant of options representing 10% of the fully diluted equity to directors, officers and employees of Saratoga following the merger.

         On or about October 11, 1999, North Castle circulated a draft merger agreement to the special committee.

         In late November and early December 1999, Ms. Prever and Kim James, Saratoga's Chief Financial Officer, along with representatives of North Castle, met with representatives of Bank of America and Key Mezzanine Corp. concerning the financing required to consummate the merger. Bank of America had provided financing for Saratoga in connection with the Fresh Juice acquisition and was familiar with Saratoga and its business. Saratoga's management therefore believed that Bank of America would be a likely source of additional funds in connection with the proposed transaction.

         On November 17, 1999, the exclusivity period contained in the letter of intent was extended to December 21, 1999.

         Due to the increased volume in the trading of Class A common stock, on December 17, 1999, Saratoga publicly announced, with the agreement of North Castle, that it was in discussions with certain members of management and a financial sponsor with respect to a going private transaction. The press release stated that each holder, other than certain continuing stockholders, of Class A common stock and Class B common stock would receive $6.00 per share in the proposed transaction. Schroders, on behalf of the special committee, sent a copy of the press release to 19 entities. During the week of December 20, 1999, representatives of the special committee and North Castle continued to negotiate the terms of the merger agreement and related agreements.

         On December 23, 1999, the special committee met with Schroders and Swidler Berlin, at which time Schroders and the special committee reviewed the status of the financing commitments. The special committee, through its advisers, informed North Castle that Saratoga was not satisfied with the terms of the proposed financing commitments for the proposed transaction. At that meeting, Schroders indicated that, based upon its preliminary work to date, there was nothing which led it to conclude that, subject to the strengthening of the financing commitments and completing its due diligence and analysis, Schroders would not be in a position to opine that the $6.00 per share merger consideration would fall in the range of fairness.

         A board meeting followed the special committee meeting. The members of the special committee informed the board of the status of the negotiation of the proposed merger agreement and the financing commitments. Following the meeting, representatives of the special committee advised North Castle that Saratoga was not prepared to execute the merger agreement due to, among other things, the proposed financing commitment letters. In addition, the special committee believed that allowing additional time to elapse prior to the execution of the merger agreement would provide the members of the special committee additional comfort that a superior transaction was unlikely to be forthcoming.

         Also on December 23, 1999, the special committee was notified that lawsuits had been filed against Saratoga and its directors, alleging, among other things, that the $6.00 per share price to be paid in the proposed transaction is "unfair and inadequate consideration."

         During the week of December 27, 1999, Swidler Berlin advised the special committee that it would be advisable for it to retain Delaware counsel in light of the fact that three lawsuits had been filed in Delaware courts in connection with the proposed merger. The special committee determined to hire the Wilmington firm of Young Conaway Stargatt & Taylor, LLP, which was known to Swidler Berlin and which represented Mr. Toboroff in connection with litigation unrelated to Saratoga. Young Conaway disclosed that the firm has served, and is currently serving, as local Delaware counsel for Warren Lichtenstein, a director of Saratoga, and Steel Partners, II, L.P., an affiliate of Mr. Lichtenstein, in various unrelated matters. Young Conaway further disclosed that it did not believe that the firm's representation of Mr. Lichtenstein and Steel Partners in unrelated matters would preclude Young Conaway from providing appropriate representation to the special committee. After due deliberation, the special committee determined that it would be appropriate and desirable to obtain the benefits of the experience of Young Conaway and, accordingly, retained Young Conaway.

         Between December 23, 1999 and January 5, 2000, representatives of the special committee further negotiated the merger agreement with representatives of North Castle. During that period, representatives of the special committee spoke with each of the financing sources for North Castle. In addition, as a result of the continuing negotiations, North Castle agreed, subject to certain terms and conditions, to contribute up to an additional $10 million in equity financing if the $22.5 million of debt financing required to consummate the merger would not be available without North Castle's additional equity financing.

         On January 5, 2000, the special committee met with representatives of Schroders and Swidler Berlin. A representative of Young Conaway also attended the meeting. Swidler Berlin reviewed the material terms of the proposed merger agreement with the special committee, including the identity and level of participation of the Continuing Stockholder in the merger. Schroders reviewed the current status of the financing commitments with the special committee. In addition, Schroders presented its analysis of the transaction and delivered orally its opinion, which was subsequently confirmed in writing, that the merger was fair to the holders of Class A common stock, other than the Continuing Stockholders, from a financial point of view. In addition, representatives of Swidler Berlin and Young Conaway provided legal advice to the special committee regarding their fiduciary duties under Delaware law. Based in part on Schroders' opinion, the special committee unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the stockholders other than the Continuing Stockholders, and recommended that the board and the stockholders of Saratoga approve and adopt the merger, the merger agreement and the transactions contemplated by the merger agreement.

         On January 5, 2000, during a telephone meeting of the entire board which followed the special committee meeting, the board unanimously:

o determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including but not limited to the voting agreements, are advisable, fair to and in the best interests of the stockholders other than the Continuing Stockholders;

o approved and authorized in all respects the merger, the merger agreement and the transactions contemplated by the merger agreement and authorized the execution and delivery of the merger agreement; and

o recommended that the stockholders of Saratoga approve and adopt the merger, the merger agreement and the transactions contemplated by the merger agreement.

         On January 5, 2000, Saratoga, the Purchaser and MergerCo executed the merger agreement and Saratoga issued a press release announcing the execution of the merger agreement.

CERTAIN EFFECTS OF THE MERGER

         If the merger agreement is approved by the stockholders and the other conditions to the closing of the merger are either satisfied or waived, MergerCo will merge with and into Saratoga, with Saratoga as the surviving corporation. Upon the consummation of the merger, each share of common stock of Saratoga issued and outstanding immediately prior to the effective time of the merger, other than

o        shares held by Saratoga as treasury stock;

o        the Rollover Stock held by the Continuing Stockholders; and

o        shares as to which dissenters' rights have been validly exercised;

will be converted into the right to receive $6.00 in cash, without interest, and each share of Rollover Stock will each be converted into the right to receive one share of common stock of Saratoga as the corporation surviving the merger. Following the merger, the Continuing Stockholders will hold approximately 10%, and, after the stock purchase by the Purchaser, the Purchaser will hold approximately 90%, of the common stock of Saratoga as the company surviving the merger.

         Upon consummation of the merger, the certificate of incorporation and bylaws attached to the merger agreement as Annex A and Annex B, respectively, will be the certificate of incorporation and bylaws of the surviving corporation until amended in accordance with applicable law and the terms thereof. The directors of MergerCo immediately prior to the merger will be the directors of Saratoga immediately after the merger. The officers of Saratoga immediately prior to the merger will be the officers of Saratoga immediately after the merger.

         After the merger, stockholders other than the Continuing Stockholders, which include the Chief Executive Officer and certain directors of Saratoga, with respect to the Rollover Stock will cease to have any ownership interest in Saratoga or rights as holders of shares, and will no longer benefit from any increases in the value of Saratoga or the payment of dividends on the Class A common stock and will no longer bear the risk of any decreases in value of Saratoga. The Purchaser, the Continuing Stockholders and any other security holders of the surviving corporation will be the sole beneficiaries of any future earnings and growth of Saratoga and will have the ability to benefit from any divestitures, strategic acquisitions or other corporate opportunities that may be pursued by Saratoga in the future.

         As a result of the merger, Saratoga will be a privately held company and there will be no public market for the Class A common stock. In addition, the Purchaser currently intends to cause Saratoga to terminate the registration of the Class A common stock under the Exchange Act as soon after consummation of the merger as the requirements for termination of registration are met. After the registration is terminated, Saratoga will no longer be required to file periodic reports with the SEC. There will be no public market for the common stock of Saratoga following the merger.

         Saratoga believes that the merger will not give rise to gain, loss or other income to Saratoga. For information regarding certain tax consequences to stockholders other than the Continuing Stockholders, see "The Merger - Material Federal Income Tax Consequences."

RECOMMENDATIONS OF THE SPECIAL COMMITTEE AND THE BOARD OF DIRECTORS

         On January 5, 2000, the special committee unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement are advisable, fair to and in the best interests of the stockholders, other than the Continuing Stockholders, and recommended that the board and the stockholders of Saratoga approve and adopt the merger, the merger agreement and the transactions contemplated by the merger agreement.

         On January 5, 2000, the board, on the unanimous recommendation of the special committee, unanimously determined that the merger, the merger agreement and the transactions contemplated by the merger agreement, including but not limited to the voting agreements, are advisable, fair to and in the best interests of the stockholders, other than the Continuing Stockholders, and recommended that the stockholders of Saratoga approve and adopt the merger, the merger agreement and the transactions contemplated by the merger agreement. Prior to participating in the determinations and recommendations of the board, the members of the board who were Continuing Stockholders identified their level of participation in the merger and noted that as a result of these participations they had a direct conflict of interest.

REASONS OF SARATOGA FOR THE MERGER; FAIRNESS OF THE MERGER

         Special Committee. In reaching its determinations referred to under "Recommendations of the special committee and the Board of Directors," the special committee considered the factors listed below, each of which, in the view of the special committee, supported its determinations. The following discussion of the factors considered by the special committee is not intended to be exhaustive but summarizes the material factors considered:

o In its consideration of the merger, the special committee formally met with Schroders on five occasions and had numerous other discussions with Schroders and among themselves. At each meeting, one or more of the material factors were discussed among the members of the special committee and whichever of its advisors were then present. In addition, the members of the special committee met with Schroders and representatives of the Purchaser to discuss the merger.

o The special committee considered the historical market prices and recent trading activity of the Class A common stock and the fact that the merger consideration would enable the stockholders, other than the Continuing Stockholders with respect to the Rollover Stock, to realize a significant premium over the prices at which the Class A common stock has traded over the past two years. The historical market prices of the Class A common stock for the past two years were deemed relevant because they indicate the arm's-length trading prices of the Class A common stock for that period as determined in the open market. The merger consideration represents a 37.3%, 63.9% and 76.5% premium, respectively, over the average of the closing prices during the 30, 60 and 90 business days, respectively, prior to the public announcement.

o The special committee considered the oral opinion, subsequently confirmed in writing, of Schroders to the effect that, as of the date of Schroders' opinion, the merger consideration of $6.00 in cash per share of common stock to be received by the stockholders, other than the Continuing Stockholders, in the merger was fair to those stockholders from a financial point of view, and also considered the analysis underlying Schroders' opinion. A copy of Schroders' opinion, setting forth the assumptions made, matters considered and limitations on the review undertaken in connection with its opinion, is attached as Exhibit B to this document and should be read carefully in its entirety.

o The special committee considered that there were no other proposals which were comparable to North Castle's proposal, notwithstanding the December 17 announcement.

o The special committee considered that although no auction occurred, Schroders distributed, during the week of December 17, 1999, the press release announcing the proposed merger to 19 potential acquirors.

o The special committee considered that Schroders heard from only two interested parties, both of which declined to pursue the matter further.

o The special committee considered that Saratoga did not execute a definitive agreement until approximately three weeks after Saratoga issued its press release, which allowed ample time for interested suitors to make a proposal.

o The special committee considered that the merger agreement does not preclude Saratoga's acceptance of a superior proposal, even though the break-up fee and reimbursement of costs and expenses would have to be paid.

o The special committee considered information with respect to the financial condition, results of operations, business and prospects of Saratoga, including the financial projections supplied to Schroders and the inherent uncertainties and contingencies associated with those financial projections, the size of Saratoga as compared to the remaining companies in the retail beverage industry, and the economic and market conditions affecting Saratoga.

o The special committee considered that Saratoga's net book value and liquidation value were materially lower than the merger consideration.

o The special committee also considered the likelihood of the consummation of the proposed transaction, the proposed structure of and financing for the transaction and anticipated closing date, and the impact on Saratoga of a delay or further uncertainty both with respect to the market for the Class A common stock and the fiduciary obligations of the special committee to the stockholders other than the Continuing Stockholders.

o The special committee also considered the fact that consummation of the merger would preclude the stockholders, other than the Continuing Stockholders with respect to the Rollover Stock, from having the opportunity to participate in the future growth prospects of Saratoga. In addition, the special committee recognized that the Purchaser and the Continuing Stockholders will have the opportunity to benefit from any increases in the value of Saratoga following the merger. Accordingly, in reaching its conclusion to approve the merger agreement, the special committee considered management's projections of future sales and earnings of Saratoga and determined that the future prospects of Saratoga are adequately reflected in the merger consideration.

o The special committee also considered the fact that the merger would afford the stockholders, other than the Continuing Stockholders with respect to the Rollover Stock, an opportunity to dispose of their Class A common stock at fair value and achieve liquidity without the possible diminution of value resulting from the lack of an active trading market.

o In addition to the above, the special committee discussed and considered whether there were alternatives to the merger and determined that there were no alternatives other than for Saratoga to remain a publicly traded entity. The special committee preferred the merger to Saratoga remaining a publicly traded entity since the merger afforded the stockholders, other than the Continuing Stockholders with respect to the Rollover Stock, liquidity for their Class A common stock at fair value without the possible diminution of value resulting from the lack of an active trading market.

         In view of the various factors considered by the special committee in connection with its evaluation of the merger and the merger consideration, the special committee did not find it necessary to quantify or otherwise attempt to assign relative importance to the specific factors considered in making its determination, nor did it evaluate whether these factors were of equal importance. However, based upon these factors, the evaluation of all the relevant information provided to them by the special committee's financial advisor and taking into account the existing trading ranges for the Class A common stock, the special committee determined that the merger, including the merger consideration, was fair from a financial point of view, to the stockholders, other than the Continuing Stockholders. In considering the factors described above, individual members of the special committee may have given different weights to different factors. None of the factors considered by the special committee led the special committee to believe that the merger would be unfair to stockholders other than the Continuing Stockholders.

         Board of Directors. In reaching its determinations referred to under "-- Recommendations of the Special Committee and the Board of Directors," the board considered the following factors:

o        the determinations and recommendations of the special committee;

o the factors referred to above as having been taken into account by the special committee; and

o the fact that the merger consideration and the terms and conditions of the merger agreement were the result of negotiations between the special committee and its representatives, on the one hand, and representatives of the Purchaser, on the other hand.

         In view of the wide variety of factors considered by the members of the board in connection with the evaluation of the merger and the complexity of these matters, the board did not consider it practicable to, nor did it attempt to, quantify, rank or otherwise assign relative weights to the specific factors it considered in reaching its decision. The board also relied on the experience and expertise of the financial advisors of the special committee for quantitative analysis of the financial terms of the merger. The board conducted a discussion of, among other things, the factors described above, including asking questions of Saratoga's management and legal and financial advisors, and reached the conclusion that the merger was advisable and in the best interests of Saratoga, the stockholders other than the Continuing Stockholders, and Saratoga's other constituencies. In considering the factors described above, individual members of the board may have given different weight to different factors. None of the factors considered by the board led the board to believe that the merger would be unfair to stockholders other than the Continuing Stockholders.

         The board determined that the merger was procedurally fair because, among other things:

o the special committee consisted entirely of non-management, non-affiliated independent directors appointed to represent the interests of the noncontinuing stockholders;

o the special committee retained and was advised by legal counsel separate from legal counsel representing North Castle and/or the Continuing Stockholders with respect to the merger;

o the special committee retained Schroders as its independent financial advisor to assist it in evaluating a potential transaction with the Purchaser and received advice from Schroders;

o the special committee engaged in deliberations in evaluating the merger and alternatives to the merger; and

o the $6.00 per share price and the other terms and conditions of the merger agreement resulted from active bargaining between the special committee and its representatives, on the one hand, and representatives of the Purchaser, on the other hand.

         The Continuing Stockholders have advised Saratoga that they have adopted the determinations of the board in providing them with a reasonable belief that the merger agreement and related agreements and the transactions contemplated thereby, are fair to the unaffiliated stockholders of Saratoga.

         Purchaser. The Purchaser has advised Saratoga that they, together with the other entities and the person described in "The Purchaser and MergerCo" (together, the "North Castle Persons") believe that the factors described below, when considered together, provide a reasonable basis to believe that the merger agreement and related agreements and the transactions contemplated thereby, are fair to the unaffiliated stockholders of Saratoga.

         In reaching its conclusion, the North Castle Persons considered the following factors: (i) Schroders, an unaffiliated investment bank, delivered its fairness opinions to the special committee, (ii) the special committee, comprised entirely of directors who are not employees of Saratoga and will not retain any equity in Saratoga following the merger, retained Schroders to act solely on behalf of unaffiliated security holders for the purposes of negotiating the terms of the merger agreement, (iii) the merger agreement was the result of arms-length negotiations with the special committee and its financial and legal advisors, (iv) the determination of the special committee as to the fairness of the merger agreement and the recommendation of the special committee with respect to the merger agreement, (v) current and historical market prices of the Class A common stock, (vi) Saratoga's net book value, and
(vii) the absence of any offers from unaffiliated third parties during the preceding eighteen months for any merger or consolidation with Saratoga or the sale or transfer of all or a substantial portion of Saratoga or its assets or the sale of securities of Saratoga. The Purchaser has advised Saratoga that the North Castle Persons did not find it practicable to, and did not, quantify or otherwise attach relative weights to such factors.


OPINION OF FINANCIAL ADVISOR TO THE SPECIAL COMMITTEE

         Schroders has acted as financial advisor to the special committee of Saratoga. The special committee requested that Schroders evaluate the fairness of the cash consideration to be received in the merger by the holders of common stock of Saratoga, other than the Continuing Stockholders, from a financial point of view.

         On January 5, 2000, Schroders rendered its oral opinion, which was later confirmed by its written opinion dated January 5, 2000, to the special committee of Saratoga that, as of the date of the opinion, the cash consideration to be received in the merger by the holders of common stock of Saratoga, other than the Continuing Stockholders, was fair from a financial point of view.

         Schroders is an internationally recognized investment banking firm with experience in the valuation of businesses and their securities in connection with mergers; acquisitions; sales and distributions of listed and unlisted securities; private placements; and valuations for corporate and other purposes.

         The extensive experience of Schroders' consumer products investment banking group in providing corporate finance and advisory services to companies in the consumer products industry was a significant factor in the special committee's decision to select Schroders to be its financial advisor for the merger.

         A copy of Schroders' written opinion, which sets forth the assumptions made, matters considered and limitations on the scope of the review undertaken by Schroders, is attached as Annex B to this document, and is incorporated by reference into this document. The Schroders' opinion was provided at the request of the special committee and is directed only to the fairness, from a financial point of view, of the consideration to be received in the merger by common stockholders of Saratoga, other than the Continuing Stockholders. THE SUMMARY OF SCHRODERS' OPINION SET FORTH IN THIS PROXY STATEMENT DOES NOT PURPORT TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO THE FULL TEXT OF THE SCHRODERS' OPINION ATTACHED AS ANNEX B HERETO. Saratoga stockholders should read the Schroders' opinion carefully and in its entirety. In reading the discussion of the fairness opinion set forth below, Saratoga stockholders should be aware that Schroders' opinion:

o        was provided to the special committee for its use and benefit;

o did not address Saratoga's underlying business decision to effect the merger;

o did not constitute a recommendation to the special committee in connection with the merger;

o indicates that Schroders did not actively participate in the negotiation of the merger consideration;

o does not constitute a recommendation to any Saratoga stockholder as to how to vote in connection with the merger proposal; and

o is not intended to be relied upon or confer any rights or remedies upon any creditor or stockholder of Saratoga, or any other third party.

         Although Schroders evaluated the fairness, from a financial point of view, of the consideration to be received in the merger by the stockholders of Saratoga, other than the Continuing Stockholders, the consideration itself was determined by representatives of the Purchaser and the special committee through arm's length negotiations. Schroders has consented to the references to Schroders and the Schroders' opinion in this document and to the attachment of the Schroders' opinion to this document as an appendix. In giving its consent, Schroders does not admit that it comes within the category of persons whose consent is required under, and does not admit that it is an "expert" for purposes of, the Securities Act and related rules and regulations.

         A copy of the Schroders financial analysis discussed below has been filed as an exhibit to the Schedule 13E-3 filed with the SEC with respect to the merger, may be inspected and copied, and obtained by mail, from the SEC as set forth in "Available Information" and will be made available for inspection and copying at the principal executive offices of Saratoga at 11 Geyser Road, Saratoga Springs, New York 12866 during regular business hours by any interested stockholder of Saratoga or his or her representative who has been so designated in writing upon written request and the expense of the requesting stockholders.

         In arriving at the Schroders' opinion, Schroders reviewed the merger agreement and related documents, with particular emphasis placed on the sources of required financing in order to complete the transaction, certain commitment letters related to the financing for the transaction, and publicly available business and financial information relating to Saratoga. Schroders also reviewed other information relating to Saratoga, including financial forecasts provided to, or discussed with, Schroders by Saratoga, and held discussions with the management of Saratoga to discuss the business and prospects of Saratoga. Schroders also considered financial and stock market data of Saratoga and compared the data with similar data for other publicly held companies in businesses similar to Saratoga and considered, to the extent publicly available, the financial terms of other business combinations and other transactions that have recently been effected including Saratoga's acquisition of Fresh Juice. Schroders also considered other information, financial studies, analysis and investigations and financial, economic and market criteria that Schroders deemed relevant.

         In Schroder's review and analysis and in formulating the Schroders' opinion, Schroders:

o relied upon and assumed the accuracy and completeness of all financial and other information supplied or otherwise made available to it by Saratoga, including management estimates of financial performance for certain periods of time where audits and back-up financial information was not available;

o relied upon Saratoga's assurance that it was not aware of any information or facts that would make the information provided to Schroders incomplete or misleading;

o        did not attempt to independently verify any of this information;

o did not undertake an independent appraisal of the assets or liabilities, contingent or otherwise, of Saratoga, nor was Schroders furnished with any appraisals;

o with respect to the projected financial information referred to above, was advised by Saratoga, and Schroders assumed, without independent investigation, that the information was reasonably prepared and reflected the best estimates and judgements of the expected future financial performance of Saratoga;

o expressed no opinion with respect to the projected financial statements; and

o did not, and was not requested by the special committee to, actively solicit third party indications of possible acquisition of Saratoga.

         Schroders' opinion was necessarily based on financial, economic, market and other conditions as they existed and could be evaluated by Schroders on the date of those conditions. Schroders disclaimed any undertaking or obligation to advise any person of any change in any fact or matter affecting Schroders' opinion which may come or be brought to its attention after the date of the Schroders' opinion unless specifically requested by the special committee to do so.

         Schroders' opinion does not constitute a recommendation as to any action the special committee, or any stockholder of Saratoga, should take in connection with the merger agreement or any aspect of the merger agreement or alternatives to the merger agreement.

         In rendering Schroders' opinion, Schroders was not engaged as an agent or fiduciary of Saratoga's stockholders or any other third party. The Schroders' opinion related solely to the fairness, from a financial point of view, of consideration to be paid to the common stockholders, other than the Continuing Stockholders, of Saratoga in the transaction. In its opinion, Schroders expressed no opinion, as to the structure, terms or effects of any other aspect of the transaction contemplated by, or provisions of, the merger agreement or any of the agreements or instruments delivered pursuant to the merger agreement.

         In performing its analysis, Schroders made numerous assumptions with respect to industry performance, general business, economic, market and financial conditions and other matters, many of which are beyond the control of Schroders and Saratoga. No company, transaction or business used in the analysis as a comparison is identical to Saratoga or the proposed transaction, nor is an evaluation of the results of the analysis entirely mathematical. Any estimates contained in the analysis performed by Schroders is not necessarily indicative of actual values or future results, which may be significantly more or less favorable than suggested by this analysis. Additionally, estimates of the value of businesses or securities do not purport to be appraisals or reflect the prices at which such businesses or securities may actually be sold. Accordingly, these analyses and estimates are inherently subject to substantial uncertainty.

         The following is a summary of the material valuation, financial and comparative analyses considered by Schroders in connection with the rendering of the Schroders' opinion and was provided by Schroders for inclusion in this document.

Implied Share Price


VALUATION METHODOLOGY                       IMPLIED SARATOGA SHARE PRICE
------------------------------------------ -------------------------------
DCF Valuation                                       $3.50 - $5.52
------------------------------------------ -------------------------------
Select M&A Transactions                             $2.55 - $7.33
------------------------------------------ -------------------------------
Other Relevant M&A Transactions                     $5.54 - $8.95
------------------------------------------ -------------------------------
Premiums Analysis on M&A Transactions               $3.66 - $6.43
------------------------------------------ -------------------------------
Publicly Traded Beverage Companies                  $0.45 - $5.96
------------------------------------------ -------------------------------

     In establishing the range of equity values per share resulting from application of each of the analyses, Schroders made qualitative judgements as to the meaningfulness of the valuation measurements. The judgments were based upon the number and similarity of comparable companies and transactions, as well as the predictability and volatility of future earnings when assessing the relative significance of the discounted cash flow analysis described below. The relative appropriateness of certain other valuation measurements was also taken into account in making such judgments.

     Limitations of Last Twelve Months ("LTM") Financial Results

     Saratoga acquired Fresh Juice on January 29, 1999, one month after Saratoga's fiscal year ended December 31, 1998, and two months after Fresh Juice's fiscal year ended November 30, 1998. Fresh Juice did not file a 10-K for its fiscal year end November 30, 1998, and last filed a 10-Q with the SEC for the nine month period ending August 31, 1998. Withum, Smith & Brown completed an audit of Fresh Juice for the twelve-month period ending November 30, 1998, on November 22, 1999. The management of Fresh Juice did not prepare financial statements of Fresh Juice for the two month period following November 30, 1998, which included December 1998 and January 1999. Due to this limitation, the management of Saratoga used the following information in its analysis of the LTM figures:

o        Saratoga's 10-K for the period ending December 31, 1998;

o Saratoga's 10-Q for the nine-month period ending September 30, 1999, including the financial statements for the nine-month period ending September 30, 1998;

o Fresh Juice's audited financials for the 12-month period ending November 30, 1998;

o        Fresh Juice's 10-Q for the nine-month period ending August 31, 1998;
         and

o The management of Saratoga's estimates of financial performance for Fresh Juice for the one-month period ending January 30, 1999.

Schroders recognized the limitations of these figures with respect to the differing year ends, and the use of unaudited financial figures in its analysis.

Discounted Cash Flow Analysis

     Schroders estimated the present value of the five-year stream of the projected free cash flows of Saratoga. Free cash flows are defined as after-tax operating profit, plus depreciation and amortization, less capital expenditures, less changes in working capital. All projections were provided by management and reviewed by Schroders. A range of exit multiples of 6.0x, 7.0x and 8.0x were applied to projected 2004 EBITDA, and then discounted to January 1, 2000, using the range of cost of capital of 11.0%, 12.0% and 13.0%, to calculate the present value of a range of terminal values.

     A range of enterprise values for Saratoga was determined by adding (i) the present value of the projected free cash flows of Saratoga, (ii) the present value of Saratoga's net operating losses, and (iii) the present value of the estimated terminal value of Saratoga. The discounted cash flow analysis resulted in a range of enterprise values of $41.7 million and $56.0 million and, based on the fully diluted number of shares of Saratoga outstanding and accounting for assumed debt and cash reserves, a range of equity values of $3.50 and $5.52 per share.

                            ENTERPRISE VALUE (IN THOUSANDS)

       2004 EXIT
    EBITDA MULTIPLE                 DISCOUNT RATES
---------------------------------------------------------------

                               11.0%        12.0%         13.0%
          6.0x               $45,096      $43,338       $41,668
          7.0x                50,548       48,552        46,655
          8.0x                56,001       53,765        51,642
---------------------  ------------- ------------  ------------


                              EQUITY VALUE PER SHARE

       2004 EXIT
    EBITDA MULTIPLE                DISCOUNT RATES
---------------------------------------------------------------

                               11.0%        12.0%         13.0%
          6.0x                 $3.99        $3.74         $3.50
          7.0x                  4.75         4.47          4.21
          8.0x                  5.52         5.21          4.91
---------------------  ------------- ------------  ------------

Relevant Transaction Analysis

     Schroders reviewed and analyzed the publicly available financial terms of eight selected merger and acquisition transactions in the beverage industry, which, in Schroders' judgment, were reasonably relevant to the merger, and compared the financial terms of these transactions to those of the merger. The selected transactions involve companies within the same industry as Saratoga, the specialty beverage industry. The eight transactions included:

o        Suntory Water Group's acquisition of Great Pines Water Company
         (effective 4/99)

o        Group Danone's acquisition of AquaPenn Spring Water (effective 10/98);

o        PepsiCo's acquisition of Tropicana (effective 6/98);

o        Northland Cranberries' acquisition of Minot Food Packers (effective
         5/97);

o        Triarc's acquisition of Cable Car Beverage (effective 6/97);

o        Triarc's acquisition of Snapple Beverage (effective 3/97);

o        Triarc's acquisition of Mistic Beverage (effective 3/95); and

o        Cadbury Schweppes' acquisition of Crush International (effective 8/89).

     Schroders reviewed the prices paid in these transactions and analyzed various operating and financial information and imputed valuation multiples and ratios. Schroders calculated multiples of enterprise value, defined as the purchase price of equity, plus debt assumed, less cash and cash equivalents, less cash proceeds from the conversion of options and warrants, to the target's LTM revenues, EBITDA and EBIT; as well as price (defined as the purchase price of equity) to target's LTM earnings. All multiples were based on financial information available at the time of the relevant transaction. Schroders' analysis of the relevant acquisitions indicate, based on 1999 expected EBITDA of $5.058 million and 1999 expected net income of $1.744 million, an implied range of enterprise values of $56.1 million and $80.3 million, and equity values of $5.54 and $8.95 per share.

($ IN MILLIONS,              MULTIPLE                               Implied            Implied            Implied
EXCEPT PER                  RANGE FOR                               Saratoga           Saratoga          Saratoga
SHARE                        RELEVANT             Median           Enterprise           Equity           Per Share
AMOUNTS)                   TRANSACTIONS          Multiple            Value              Value              Value
---------------------  --------------------  ----------------  ------------------ ------------------ -------------------
LTM REVENUES               0.5x  -  3.1x           1.5x              $80.3              $63.4              $8.95
---------------------  --------------------  ----------------  ------------------ ------------------ -------------------
LTM EBITDA                  6.0x - 17.3x          11.1x               56.1               39.3               5.54
---------------------  --------------------  ----------------  ------------------ ------------------ -------------------
LTM EBIT                   14.2x - 33.5x          16.1x               56.9               40.0               5.65
---------------------  --------------------  ----------------  ------------------ ------------------ -------------------
LTM NET INCOME             24.2x - 42.8x          28.0x               61.8               45.0               6.35
---------------------  --------------------  ----------------  ------------------ ------------------ -------------------

                        VALUATION BASED ON MEDIAN MULTIPLES          $63.8              $46.9              $6.62
------------------------------------------------------------- ------------------- -----------------  -------------------

Note: Implied values based on 1999 expected EBITDA of $5.058 million and 1999 expected net income of $1.744 million

Select M&A Transactions

Schroders also considered the implied valuation for Saratoga based on three of the above mentioned transactions considered independently, which, in Schroders' judgment, were relevant to the merger, and represented comparable valuation benchmarks for the Transaction. These transactions included:

o     Saratoga Beverage Group's acquisition of The Fresh Juice Company;

o     Northland Cranberries' acquisition of Minot Food Packers;

o     Triarc's acquisition of Cable Car Beverage

     After analyzing the publicly available information concerning these transactions, Schroders generated implied valuation multiples.

Saratoga Beverage Group's Acquisition of The Fresh Juice Company

     Schroders delivered an opinion on June 29, 1998 as to the fairness of Saratoga's acquisition of Fresh Juice. At that time, the transaction was valued at $29.4 million, or 6.9x trailing EBITDA, based on LTM EBITDA of $4.2 million. LTM EBITDA through February 28, 1998, was calculated using financial statements contained in Fresh Juice's 10-K for the period ending November 30, 1997, and 10-Q for the six month periods ending February 28, 1998 and 1997.

     Saratoga later received an adjustment in effective purchase price to $24.4 million based upon an understanding that FY 1998 EBITDA was at least $3.2 million, which implied an EBITDA multiple for the transaction of 7.6x.

     Audited financial figures for Fresh Juice's fiscal year ended November 30, 1998 show an EBITDA figure of $1.9 million, implying a multiple paid for the business of 12.5x, considering a transaction value of $23.7 million based on Saratoga's share price at closing. The audit was completed on November 22, 1999. The transaction was completed on January 29, 1999.


     At the time the merger agreement was signed, the implied enterprise value offered for Fresh Juice was $24.4 million, or 7.6x what they believed to be LTM EBITDA of $3.2 million for the twelve month period ending November 30, 1998.

The following is a summary of the implied multiples offered and paid:

                                         ENTERPRISE VALUE                LTM EBITDA                   Implied
              DATE                             ($M)                         ($M)                     EV/EBITDA
--------------------------------- ------------------------------ -------------------------- ---------------------------
LTM 2/98                                      $29.4                        $4.2                         6.9x
LTM 11/98: Estimated                           24.4                         3.2                         7.6x
LTM 11/98: Actual                              23.7                         1.9                        12.5x
--------------------------------- ------------------------------ -------------------------- ---------------------------

--------------------------------- ------------------------------ -------------------------- ---------------------------

Based on 1999 expected EBITDA of $5.058 million, the implied enterprise, equity and per share values, assuming each of the EBITDA multiples considered, are as follows:

                                                           Implied                 Implied                Implied
                                   LTM EBITDA            Saratoga EV           Saratoga Equity         Saratoga Per
            DATE                    Multiple                ($M)                 Value ($M)             Share Value
---------------------------- ---------------------- ---------------------  ----------------------- ---------------------
LTM 2/98                              6.9x                 $34.9                   $18.1                  $2.55
----------------------------
LTM 11/98:Est                         7.6x                  38.4                    21.6                   3.05
----------------------------
LTM 11/98:Actual                     12.5x                  63.2                    46.4                   6.54
---------------------------- ---------------------- ---------------------  ----------------------- ---------------------

---------------------------- ---------------------- ---------------------  ----------------------- ---------------------

Note: EV is defined as Enterprise Value

Northland Cranberries Acquisition of Minot Food Packers

     Schroders considered the acquisition of Minot Food Packers by Northland Cranberries as relevant given that both Minot and Saratoga derive a large percentage of total revenues from sales of unbranded products to institutional investors.

Triarc's Acquisition of Cable Car Beverage

     Schroders considered the acquisition of Cable Car Beverage by Triarc as a relevant transaction in the specialty beverage industry, the same industry in which Saratoga operates. Cable Car is the owner of such brands as Stewart's line of soft drinks, JAVA COLA, Aspen Mountain Spring Water, Aspen Flavored Water and San Francisco Seltzer.

     Schroders' analysis of these transactions indicates, based on 1999 expected EBITDA of $5.058 million and 1999 expected net income of $1.744 million, a range of enterprise values of $34.9 million and $68.8 million, and equity values of $2.55 and $7.33 per share.

     The following is a summary of the valuations implied by each of these transactions considered independently:


                                                                                               IMPLIED VALUES
----------------------------------------------------- -------------- -------------- -------------------------------------
                                                         Trailing       Trailing
                                                         EBITDA         Earnings        EV         Equity        Per
ACQUIRER/TARGET                                          Multiple       Multiple       ($M)         ($M)        Share
----------------------------------------------------- -------------- -------------- ----------- ------------ ------------
SARATOGA BEVERAGE GROUP/ THE FRESH JUICE CO.(1)            7.6x           n/a             $38.4        $21.6        $3.05
----------------------------------------------------- -------------- -------------- ----------- ------------ ------------
NORTHLAND CRANBERRIES/ MINOT FOOD PACKERS                 11.1x           n/a              56.1         39.3         5.54
----------------------------------------------------- -------------- -------------- ----------- ------------ ------------
TRIARC/ CABLE CAR BEVERAGE (2)                            13.6x          24.2x             63.9         47.1         6.64
----------------------------------------------------- -------------- -------------- ----------- ------------ ------------

Note: Implied values based on 1999 expected EBITDA of $5.058 million, and 1999 expected net income of $1.744 million

(1) Implied values assuming EBITDA multiple management believed it was paying 7.6x for the acquisition of Fresh Juice

(2) EV, Equity and per share values represent an average of the implied values based on the trailing EBITDA multiple and trailing earnings multiple

Premiums Analysis

     Schroders conducted a comparison of the equity premium offered in the merger, to average equity premiums paid in a large sample of publicly reported transactions completed over a five year period, valued between $10 million and $50 million in equity value. Schroders attempted to include all publicly reported transactions within the relevant valuation range. The average premiums paid were based on the share prices of the target one day, one week, and four weeks prior to the announcement date. The analysis resulted in a range of equity values of $3.66 and $6.43 per share. The following is a summary of the implied per share valuation for Saratoga based on average equity premiums paid, and Saratoga's share prices relative to the announcement by Saratoga of a potential going private transaction on December 17, 1999:

                                                                           PERIOD PRIOR TO ANNOUNCEMENT
                                                             ---------------------------------------------------------

                                             Number of
TRANSACTIONS BY VALUE                          Deals               1 DAY              1 Week             4 Weeks
----------------------------------- ------------------------ ------------------ ------------------- ------------------
BETWEEN $10 - $50 MILLION                        237                 29.3%              35.6%               39.8%

SARATOGA SHARE PRICE (ON 12/17/99)                                 $4.97               $3.44              $2.62
IMPLIED SARATOGA VALUE                         $6.43               $4.66              $3.66
----------------------------------- ------------------------ ------------------ ------------------- ------------------

Select Comparable Companies Analysis

     Schroders compared certain operating, financial, trading and valuation information for Saratoga to certain publicly available operating, financial, trading and valuation information for seven selected beverage companies operating in the specialty beverage industry, which, in Schroders' judgement, were comparable to Saratoga for purposes of this analysis. In determining the appropriate comparable companies, Schroders considered a variety of factors, including market capitalization, business focus and end-markets, revenues, EBITDA and EBIT.

These companies included:

         o COTT Corporation                        o Hansen Natural
         o Clearly Canadian Beverage               o Odwalla, Inc.
         o Triarc Companies                        o Vermont Pure
         o National Beverage

         Schroders calculated multiples of enterprise value, 1999 estimated EBITDA and 2000 estimated EBITDA for the comparable companies. Schroders also calculated multiples of enterprise value to LTM revenues, 1999 estimated revenues and 2000 estimated revenues for the comparable companies; and multiples of price to LTM earnings and 1999 estimated earnings, (estimated 2000 earnings data were not available for most of the publicly traded comparable companies in this group,) for the comparable companies. Schroders applied the range of multiples and the mean multiple from this analysis to Saratoga's financial results to determine implied values for Saratoga. Schroders' analysis was based on closing stock prices as of January 4, 2000. The analysis resulted in a range of enterprise values of $20.0 million and $59.1 million, and equity values of $0.45 and $5.96 per share. The results of this analysis are set forth below:

($ IN MILLIONS, EXCEPT PER                                     MULTIPLE TO:
SHARE DATA)
--------------------------------------- -------------------------------------------------------------
                                                LTM                 1999E                2000E
                                              REVENUES            Revenues             Revenues
--------------------------------------- -------------------- -------------------  -------------------
RANGE                                        0.4x - 1.4x         0.4x - 0.7x          0.3x - 0.6x
--------------------------------------- -------------------- -------------------  -------------------
MEAN                                             0.7x                0.6x                 0.5x
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA EV                             $38.0               $30.3                $30.1
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA EQUITY VALUE                   $21.2               $13.5                $42.3
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA PER SHARE VALUE                $2.99               $1.90                $5.96
--------------------------------------- -------------------- -------------------  -------------------

($ IN MILLIONS, EXCEPT PER                                     MULTIPLE TO:
SHARE DATA)
--------------------------------------- -------------------------------------------------------------
                                                LTM                 1999E                2000E
                                               EBITDA              EBITDA               EBITDA
--------------------------------------- -------------------- -------------------  -------------------
RANGE                                      4.3x - 8.8x            5.0x - 6.9x           5.8x - 7.3x
--------------------------------------- -------------------- -------------------  -------------------
MEAN                                          6.4x                   6.0x                  6.6x
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA EV                          $20.0                  $30.1                 $45.8
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA EQUITY VALUE                 $3.2                   $13.2                 $28.9
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA PER SHARE VALUE             $0.45                  $1.87                 $4.08
--------------------------------------- -------------------- -------------------  -------------------


($ IN MILLIONS, EXCEPT PER                                         MULTIPLE TO:
SHARE DATA)
--------------------------------------- -------------------------------------------------------------
                                                LTM NET            1999E Net             2000E Net
                                                INCOME               Income               Income
--------------------------------------- -------------------- -------------------  -------------------
RANGE                                        6.6x - 45.2x         9.4x - 38.0x              N/A
--------------------------------------- -------------------- -------------------  -------------------
MEAN                                             18.5x                24.2x                 N/A
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA EV                              $27.6                $59.1                 N/A
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA EQUITY VALUE                    $10.7                $42.3                 N/A
--------------------------------------- -------------------- -------------------  -------------------
IMPLIED SARATOGA PER SHARE VALUE                 $1.51                $5.96                 N/A
--------------------------------------- -------------------- -------------------  -------------------

         Schroders noted that none of the comparable companies considered is identical to Saratoga and that, accordingly, any analysis of comparable companies necessarily involved complex consideration and judgments concerning differences in financial and operating characteristics and other factors that would necessarily affect the relative trading value of Saratoga versus the companies to which Saratoga was being compared.

         The preparation of a fairness opinion is a complex process involving various determinations as to the most appropriate and relevant quantitative and qualitative methods of financial analysis and the application of those methods to the particular circumstances and, therefore, is not readily susceptible to partial analysis or summary description. In arriving at its opinion, Schroders considered the results of all its analyses as a whole and did not attribute any particular weight to any analysis or factor considered by it. Subject to the matters set forth in the Schroders' opinion, the judgments made by Schroders as to its analyses and the factors considered by it caused Schroders to be of the opinion, as of the date of the Schroders' opinion, that the consideration to be paid by North Castle was fair, from a financial point of view, to Saratoga's stockholders, other than the Continuing Stockholders. Schroders' analyses must be considered as a whole and considering any portion of such analyses and of the factors considered, without considering all analyses and factors, could create a misleading or incomplete view of the process underlying the Schroders' opinion.

         Any estimates contained in Schroders' analyses are not necessarily indicative of actual values or predictive of future results or values, which may be significantly more or less favorable than those contained in such analyses. Estimated values do not purport to be appraisals or to reflect the prices at which businesses or companies may be sold in the future, and such estimates are inherently subject to uncertainty.

         Schroders, in the past, has performed financial advisory services for Saratoga. Schroders acted as financial advisor to Saratoga in connection with its acquisition of Fresh Juice, for which Schroders received aggregate compensation of approximately $100,000. Schroders may provide investment banking or financial advisory services for Saratoga in the future.

Engagement Letter

         Pursuant to a letter agreement dated November 19, 1999, Saratoga has agreed to pay to Schroders a fee of $500,000, $75,000 of which is contingent upon and payable in cash upon the issuance and delivery of Schroders' opinion to the special committee of Saratoga and $425,000 of which is contingent upon and payable in cash upon the consummation of the merger or an alternative transaction. Saratoga will pay an additional fee equal to 10% of the aggregate consideration involved in the merger or an alternative transaction in excess of $58.5 million upon the closing of the merger or an alternative transaction. Saratoga has also agreed to reimburse Schroders for its reasonable out-of-pocket expenses, including reasonable fees and expenses of legal counsel. In addition, Saratoga has agreed to indemnify Schroders against certain expenses and liabilities in connection with its engagement. Schroders' fee was not conditioned upon the conclusion reached by Schroders as to the fairness of the consideration.

         In the ordinary course of Schroders' business, Schroders may trade in the equity securities of Saratoga for its own account and for the accounts of its customers and, accordingly, may at any time hold a long or short position in such securities.

PLANS FOR SARATOGA AFTER THE MERGER; CONDUCT OF THE BUSINESS OF SARATOGA IF THE MERGER IS NOT CONSUMMATED

         As contemplated by the stockholders agreement described in "The Merger
- Stockholders Agreement" and the employment agreement described in "The Merger
- Robin Prever Employment Agreement", North Castle and the Continuing Stockholders intend for Saratoga to serve as the platform company to acquire other companies in the refrigerated juice industry following the consummation of the merger. In this connection, discussions with several other companies in the refrigerated juice industry are currently underway. As contemplated by the merger agreement and the stockholders agreement, the directors of Saratoga immediately following the merger will be the directors of MergerCo at the time of the merger and thereafter four directors will be nominated by the Purchaser and three will be nominated by Robin Prever, as long as she is the Chief Executive Officer of Saratoga, or if Ms. Prever is no longer Chief Executive Officer, then by the Continuing Stockholders as long as they own in the aggregate at least 5% of the outstanding common stock of Saratoga.

         Except as described above and elsewhere in this document, the changes to the board of directors contemplated by the merger agreement and the stockholders agreement, as well as the transactions set forth in the merger agreement, including the financing of the merger, the Purchaser has no current plans or proposals relating to any extraordinary corporate transactions involving Saratoga or any of its subsidiaries, any sale or transfer or a material amount of the assets of Saratoga or any of its subsidiaries, any change in the present board of directors or management of Saratoga or any other material change in Saratoga's present dividend rate or policy, indebtedness or capitalization, corporate structure or business. The Purchaser currently intends to cause Saratoga to terminate the registration of the Class A common stock under the Exchange Act as soon after consummation of the merger as the requirements for termination of registration are met. The Purchaser has no plans, other than pursuant to the merger agreement, to acquire the shares of Class A common stock held by the stockholders of Saratoga.

         Other than scheduled repayments of the senior credit facilities and the senior subordinated notes, there are currently no specific plans or arrangements for the repayment of the funds borrowed under the senior credit facilities and the senior subordinated notes, but the Purchaser and Ms. Prever anticipate that the surviving corporation will be able to repay such borrowings out of internally generated funds.

         If the merger is not consummated, then Saratoga currently plans to continue to work to enhance stockholder value by continuing to integrate Fresh Juice, including continuing cost reduction programs and pursuing synergies between the premium bottled water market and fresh juices and beverages.

                          PRICE OF CLASS A COMMON STOCK

         The Class A common stock is traded over-the-counter on the Nasdaq SmallCap Market under the symbol "TOGA". The table below sets forth the range of the high and low bid and asked sales prices for the Class A common stock as reported by the Nasdaq SmallCap Market for the periods indicated.



                                                     HIGH             LOW
                                                   -------           -------
1998
----
         First quarter                             $3.8750           $2.0625
         Second quarter                             3.5625            2.7500
         Third quarter                              3.2500            2.1250
         Fourth quarter                             2.7500            1.6250
1999
----
         First quarter                             $3.0000           $2.0000
         Second quarter                             2.8750            2.0625
         Third quarter                              3.6875            2.1875
         Fourth quarter                             6.2500            2.5000
2000
----
         First quarter (through January 19)        $5.8125           $4.6250

         On December 16, 1999, the last trading day before the public announcement by Saratoga of a potential going-private transaction in which the shares of the public would be acquired for $6.00 per share, the closing price of the Class A common stock was $4.9688 per share.

         On January 5, 2000, the last trading day before the public announcement of the execution of the merger agreement, the closing price of the Class A common stock was $4.8125 per share.

         On February   , 2000, the closing price of the Class A common stock was
$[ ] per share.

         On February   , 2000, there were approximately [ ] record holders of
Class A common stock and two record holders of Class B common stock.

         Stockholders should obtain current market price quotations for the Class A common stock in connection with voting their shares.

         Since its inception in April 1992, Saratoga has not paid any cash dividends on its capital stock. Saratoga anticipates that its future earnings, if any, will be retained for use in the business or for other corporate purposes, and it is not anticipated that any cash dividends on the common stock will be paid in the foreseeable future. In addition, payments of dividends on the Class A common stock are restricted by Saratoga's Bank of America credit facility.

                                    SARATOGA

GENERAL

         Saratoga manufactures, markets and distributes fresh squeezed and frozen fresh squeezed citrus juices, fresh squeezed organic juices, fresh fruit smoothies, which are blends of juices and purees, and other non-carbonated beverages marketed under the labels "Fresh Pik't," "the Fresh Juice Company," "Hansen's Juices," "The Ultimate Juice" and "Just Pik't."

         The majority of the juice produced by Saratoga is fresh squeezed orange juice. The only ingredient used to produce "Just Pik't," "Fresh Pik't," "Florida Pik't," "The Ultimate Juice," and "Hansen's Juices," orange and grapefruit juices is fresh citrus fruit. Similarly, "Hansen's Juices" and "Just Pik't" smoothies are made with a blend of orange juice, apple juice, bananas, berries and other fruit purees. Saratoga is one of the only national fresh juice companies, with bi-coastal facilities in California and Florida.

         Saratoga is also engaged in the bottling, marketing and distribution of spring and mineral water products and in packaging products for others, also known as co-packing. Saratoga's product line currently includes:

o        sparkling spring water;
o        sparkling essence-flavored spring water products;
o        non-carbonated spring water; and
o        non-carbonated spring water with flavors.

         All of Saratoga's water products are marketed as premium domestic bottled water primarily under the proprietary brand name "Saratoga." The Saratoga brand name has been in existence for 127 years.

         Saratoga had been owned over the years by Anheuser-Busch and, most recently, Evian Waters of France, a division of BSN, S.A. Since that time, Saratoga has undertaken the task of rebuilding a distribution network and customer base for the Saratoga brand beverage products.

         Since the end of the 1980s, the bottled water industry has experienced rapid growth. The industry is divided into non-carbonated water and sparkling, or carbonated, water. Saratoga believes that non-carbonated water is becoming an alternative for municipal tap water and that it is perceived by consumers as a healthy and refreshing beverage alternative to soft drinks, coffee and other beverages. Saratoga also believes that sparkling water is perceived as a healthy and refreshing beverage alternative to beer, liquor and wine. Saratoga anticipates that sales in the bottled water industry will continue to grow as consumer trends involving increased health and fitness consciousness, alcohol moderation, and caffeine and sodium avoidance continue to develop and grow. Saratoga believes that it is well-positioned to take advantage of the anticipated future growth of the bottled water industry.

PRODUCTS

         The Fresh Juice product line includes fresh squeezed and frozen fresh squeezed citrus juices, organic fresh squeezed juices, fresh fruit smoothies, vitamin and herb fortified smoothies, and other non-carbonated beverages. The juices are sold in a variety of sizes ranging from 8 ounces to one gallon. Smoothies are sold primarily in 16 ounce sizes.

         The main product lines sold under the Saratoga label include the following various types of bottled water:

o        sparkling spring water;
o        sparkling essence-flavored spring water; and
o        natural non-carbonated spring water.

         Saratoga's bottled water is sold in both PET recyclable bottles in sizes from one-half liter to 5 gallon, and cobalt glass bottles in 12 ounce and 28 ounce sizes.

         Saratoga also markets a line of flavored spring water beverages under the name Saratoga Splash.

         Saratoga Splash is a non-carbonated fruit flavored spring water product. It currently is available in the following six flavors:

o        Lemon Frost;
o        Orange Twist;
o        Strawberry Mist;
o        Blueberry Burst;
o        Grapes Galore; and
o        Raspberry Rush.

         Saratoga recently commenced operations in the home and office 5 gallon business.

         On June 30, 1997, Saratoga entered into an agreement with Mistic Brands, Inc. that granted Saratoga the non-exclusive right to use the formulations and the exclusive right to use the graphic designs utilized by Mistic in connection with beverages sold under the Saratoga Splash trademark pursuant to the original agreement. Saratoga pays Mistic a royalty for cases sold under the Saratoga Splash trademark.

MARKETING AND SALES

         Saratoga markets its products as fresh squeezed, pasteurized and frozen juice, smoothies and "premium" domestic bottled water. Saratoga believes that the proprietary Saratoga brand name, which has existed for over 125 years and its upscale packaging, connotes a premium image. The majority of juice produced is fresh squeezed orange juice from fresh citrus fruit. Fresh squeezed, pasteurized and frozen juice are marketed under the brand names "Ultimate", "Just Pik't", Fresh Pik't", Florida Pik't" and "Hansen's Juices".

         Saratoga and Hansen's Juices are recognizable brand names and Saratoga has sold its product to customers, through institutional sales throughout the United States. Saratoga products are marketed and sold to restaurants, hotels, food service accounts, convenience stores and distributors.

         Saratoga has developed a limited public relations campaign with a focus on the tradition of Saratoga Spring water. Marketing and sales activities have generally involved product promotions and sponsorships. Point of sale advertising, trade incentives, and in-store displays are also used to support the sale of Saratoga products. From time to time Saratoga has provided retail incentive programs to support merchandising of its products. These incentives are common to the industry and have generally been provided as free or discounted products for a short period of time. In very competitive situations Saratoga has purchased shelf space where the exposure and potential sales justify the cost.

DISTRIBUTION

         Saratoga is primarily focused on securing distribution for its product line. Saratoga's distribution network includes produce distributors, dairy distributors, soft drink distributors, beer distributors, liquor distributors and national distributors.

COMPETITION

         The market for orange juice and fruit beverages is highly competitive and is dominated by major companies including PepsiCo Inc, which owns Tropicana, and The Coca-Cola Company, which owns Minute Maid. Presently, the major orange juice companies are involved primarily in the production of chilled pasteurized juice and frozen or reconstituted concentrate juice. Saratoga operates in a niche category as a producer, distributor and marketer of fresh squeezed, minimally processed juices and juice-based beverages. Saratoga's largest competitors are Odwalla, Inc., California Day Fresh, a subsidiary of Chiquita, and Fresh Samantha. Saratoga anticipates that sales in the fresh juice industry will grow as a result of consumer trends towards natural products and increased health consciousness. Saratoga believes it can continue to grow its natural and organic juice business.

         The bottled water industry is also highly competitive, as there are over 700 brands sold in the United States. The industry is dominated by two entities, Great Water of France (Perrier) and Danone Group (Evian). On a regional basis, Saratoga's products compete with a number of regional brands, including Poland Springs and San Pellegrino, which are owned by The Perrier Group, in the northeastern part of the United States and Zephyrhills, which is also owned by The Perrier Group, in the southeastern part of the United States. Saratoga's products also compete with other beverage products, including, but not limited to, beer, liquor, wine, soft drinks, coffee, juices and juice products and "new age" beverages.

         Saratoga's competition includes numerous beverage bottlers and distributors, many of which are more experienced, have greater financial and management resources and have more established proprietary trademarks and distribution networks than Saratoga. Saratoga believes that it is able to compete effectively with other bottled water and beverage products because it offers a diverse product line of quality bottled water at competitive prices. Additionally, Saratoga believes that the relative proximity of its Saratoga Springs, New York facility to several large metropolitan markets, such as New York City and Boston, enables it to compete effectively with other regional brands on the eastern coast of the United States.

PRODUCTION

         Saratoga operates fruit processing and bottling plants in Winter Haven, Florida and Azusa, California. Saratoga also owns a water production and bottling plant for its products in Saratoga, New York.

SUPPLIERS

         The significant raw materials in Saratoga's products are citrus juice, fruit puree and spring water. Saratoga purchases fresh fruits from a number of growers and fruit puree from various suppliers. Alternate supplies of fruit are available from a large number of citrus growers in Florida, California, Arizona, and Texas. Fruit puree are available from a number of companies that specialize in producing these products.

         Saratoga does not manufacture the bottles or packaging for its products. Packaging and bottles are purchased from suppliers that are located throughout the country. A large number of companies manufacture the packaging products that Saratoga uses for its products.

         Saratoga is not affiliated with its suppliers.

MAJOR CUSTOMERS

         Saratoga sells to a large number of customers including food service companies, beverage distributors, produce distributors, retail chain grocery, and convenience stores. Saratoga also has toll-packing customers for water and juices.

TRADEMARKS

         "Saratoga" is a registered trademark of Saratoga in the United States and Canada for use in connection with spring water, mineral water, tonic water and ginger ale products. Saratoga has numerous other trademarks, either pending or registered, which include "Jango's," the "Saratoga Vichy" name, the name "Saratoga Splash" and the Saratoga racetrack oval label used on its bottles and packaging.

         Fresh Juice also has numerous trademarks, including Just Pik't, Hansen's Juices and The Ultimate Juice.

GOVERNMENT REGULATION

         The Company and its subsidiaries are subject to certain regulations of federal, state and local government authorities regarding manufacture, distribution and sale of food products. The Florida Department of Citrus and USDA have a defined inspection program and routinely sample fruit and inspect product. The FDA has performed reviews of the bottled water and fresh juice industry. From time to time various proposals are made for new laws and regulations impacting the Company's industry as a whole. It is impossible to predict whether any such proposals will be adopted and the impact, if any, of such adoption on the business of the Company. The Company believes that it currently is in compliance with all applicable federal, state and local government regulations.

SEASONALITY

         The unit sales of citrus juices are generally greater in the 1st and 2nd quarters due to seasonal factors. Sales of bottled water are generally greater in the 3rd quarter due to seasonal factors.

EMPLOYEES

         As of December 31, 1999, Saratoga and its subsidiaries had 5 part-time and 326 full-time employees, including 244 production, and 87 executive, sales and administrative employees.

         None of Saratoga's employees are represented by a labor organization, and Saratoga considers its relationship with its employees to be satisfactory.

PROPERTIES

New York Headquarters

         Saratoga owns a bottling facility and office space located on 48 acres in Saratoga Springs, New York. The property consists of an approximately 40,000 sq. ft. building which has been substantially rebuilt since 1985. The carbonated bottling line was installed in 1985 and the PET bottling line was installed in 1994 and substantially upgraded during 1998. Saratoga believes that its insurance policies provide adequate coverage on its facilities and equipment. The facilities are suitable and adequate to support Saratoga's current business.

Newark Offices and Distribution Facility

         Fresh Juice leases approximately 27,000 square feet of space located at 280 Wilson Avenue, Newark, New Jersey which includes a warehouse with 3,000 square feet of freezer space, 11,000 square feet of cooler space and 7,800 square feet of dry storage space, as well as approximately 5,200 square feet of office space. The lease was executed in November 1997 and provides for an initial term which terminates on August 31, 2007. The lease contains two five year options to renew which, if exercised, could extend the lease term through August 31, 2012 and August 31, 2017, respectively.

Florida Production Facility

         Fresh Juice owns a facility located at 1000 American Superior Boulevard, Winter Haven, Florida which consists of a 70,000 square foot facility on four acres, 20,000 square feet of which consists of either chilled or freezer space. The Florida plant contains the first spiral quick freeze system in the citrus industry. Fresh Juice designed the Florida plant to be capable of producing fresh squeezed juice, fresh frozen juice and pasteurized juice, in addition to other juice-based beverages. Each segment of the production process is separate and distinct, with separate extraction rooms, filling rooms, blending rooms and a separate spiral freeze system for the frozen fresh squeezed juice. The Florida plant is equipped with a laboratory designed to provide an additional measure of quality control to assist in providing optimal flavor and shelf life for its customers.

California Offices, Warehouse and Production Facility

         Saratoga's subsidiary, The Fresh Juice Company of California, Inc., leases commercial space in Azusa, California, in which its offices, warehouse and production facility are located. The total amount of leased space is 35,000 square feet, consisting of approximately 3,000 square feet of office space and approximately 32,000 square feet of production and refrigerated warehouse space. The lease is for a ten year six month term which began on December 1, 1992.
The lease contains one five year option.

LEGAL PROCEEDINGS

         On December 22, 1999, lawsuits were filed by each of Moses Semel, Marian Lustig and Melvin Tepler on their own behalf and as purported class actions on behalf of all security holders of Saratoga, against Saratoga and its directors. The lawsuits allege, among other things, that the $6.00 per share price to be paid in the merger is "unfair and inadequate consideration." Saratoga believes that the lawsuits are without merit and intends to defend the lawsuits vigorously.

THE YEAR 2000 ISSUE

         The Year 2000 issue is the result of computer programs being written using two digits rather than four to define the applicable year. Any of Saratoga's computer programs that have date-sensitive software may recognize a date using "00" as the year 1900 rather than the year 2000. This could result in a system failure or miscalculations causing disruptions of operations, including, among other things, a temporary inability to process transactions, send invoices or engage in similar normal business activities.

State of Readiness

         Saratoga relies on systems developed by other parties in regard to its business, accounting and operational software. Saratoga believes that its significant business, accounting and operations software is year 2000 compliant. Additionally, Saratoga has assessed the impact of this issue on its production equipment. The new bottling line installed in 1998 is certified year 2000 compliant by the equipment manufacturer. Older manufacturing equipment is relay controlled and is not believed to be affected by the Year 2000 issue. Saratoga has evaluated its management information systems, including information technology and non-IT computerized systems and believes it is year 2000 compliant. No Year 2000 issues have emerged to date during 2000.

Risk

         Saratoga relies on third party suppliers for raw materials, transportation, utilities, and other critical services. Company operations could be affected by the interruption of significant suppliers. Saratoga has evaluated the status of suppliers' compliance with year 2000 issues. These evaluations were intended to minimize risk, but cannot eliminate the potential for disruption due to third party failures to be year 2000 compliant. Saratoga has experienced no year 2000 problems to date during 2000.

         Saratoga also is dependent on customers for sales and for cashflow. Interruptions in our customers' operations due to year 2000 could result in decreased revenue, increased inventory and cash flow reductions. Saratoga has evaluated its customers' year 2000 risks, as well as developing alternative sales strategies. Saratoga has experienced no year 2000 problems to date during 2000.

         Despite Saratoga's efforts in regard to the Year 2000 issue, Saratoga's business, financial condition or results of operations could be materially adversely affected by the failure of its systems and applications or those operated by other parties to properly manage dates beyond 1999.


                               THE SPECIAL MEETING

MATTERS TO BE CONSIDERED

         The primary purpose of the special meeting is to vote upon a proposal to approve and adopt the merger agreement. If the merger agreement is approved by the stockholders of Saratoga and the other conditions to the merger are either satisfied or waived, MergerCo will merge with and into Saratoga and each share of common stock of Saratoga issued and outstanding immediately prior to the effective time of the merger, other than (i) shares held by Saratoga as treasury stock, (ii) the Rollover Stock held by the Continuing Stockholders, and
(iii) shares as to which dissenters' rights have been validly exercised, will be converted into the right to receive $6.00 in cash, without interest, and each share of Rollover Stock will each be converted into the right to receive one share of common stock of Saratoga as the corporation surviving the merger. See "Certain Provisions of the Merger Agreement - The Merger; Merger Consideration." At the special meeting, the stockholders will also be asked to transact any other business as properly may come before the meeting. The board is not presently aware of any other business.

         A copy of the merger agreement is attached to this document as Annex A. See also "The Merger" and "Certain Provisions of the Merger Agreement." THE SPECIAL COMMITTEE AND THE BOARD HAVE, BY UNANIMOUS VOTE, APPROVED THE MERGER AGREEMENT AND RECOMMEND A VOTE FOR ADOPTION AND APPROVAL OF THE MERGER AGREEMENT.

REQUIRED VOTES

         The affirmative vote of at least a majority of the outstanding voting power represented by the shares of Class A common stock and Class B common stock is required to approve and adopt the merger agreement and the transactions contemplated by the merger agreement. The transaction is not structured so that the approval of at least a majority of the stockholders other than the Continuing Stockholders is required.

         Certain stockholders of Saratoga, including Robin Prever, Anthony Malatino, Steven Bogen, Warren Lichtenstein, Steel Partners II, L.P., an affiliate of Warren Lichtenstein, Pershing Securities Limited, and Jurg Walker, who beneficially own a sufficient number of shares of Class A common stock and Class B common stock to cause the merger agreement to be adopted without the vote of any other stockholders, have each entered into a voting agreement, dated as of January 5, 2000, with the Purchaser which, among other things, appoints the Purchaser as his, her or its irrevocable proxy to vote all of his, her or its shares in favor of the approval and adoption of the merger agreement. The voting agreements are subject to certain terms and conditions and terminate upon termination of the merger agreement, including termination of the merger agreement in connection with the acceptance by Saratoga of a company superior proposal (as defined in the merger agreement).

         As of the record date, the stockholders who are parties to the voting agreements, were beneficial owners of an aggregate of [ ] shares, or [ ] %, of the Class A common stock and [ ] shares, or [ ] %, of the Class B common stock for a total of [ ]% of the voting power of Saratoga, excluding the shares owned by Saratoga. See "Security Ownership of Certain Beneficial Owners and Management."

         Accordingly, the approval and adoption of the merger agreement by Saratoga's stockholders is expected to occur irrespective of whether or the manner in which Saratoga's other stockholders vote their Shares.

VOTING AND REVOCATION OF PROXIES

         Shares that are entitled to vote and are represented by a proxy properly signed and received at or prior to the special meeting, unless subsequently properly revoked, will be voted in accordance with the instructions indicated on the proxy. IF A PROXY IS SIGNED AND RETURNED WITHOUT INDICATING ANY VOTING INSTRUCTIONS, SHARES REPRESENTED BY THAT PROXY WILL BE VOTED FOR THE PROPOSAL TO APPROVE AND ADOPT THE MERGER AGREEMENT. The board is not currently aware of any business to be acted upon at the special meeting other than as described in this document. If, however, other matters are properly brought before the special meeting or any adjournments or postponements of the special meeting, the persons appointed as proxies will have the discretion to vote or act on the other matters in accordance with their best judgment, unless authority to do so is withheld in the proxy. The persons appointed as proxies may not exercise their discretionary voting authority to vote any proxy in favor of any adjournments or postponements of the special meeting if instruction is given to vote against the approval and adoption of the merger agreement.

         Any proxy given pursuant to this solicitation may be revoked by the person giving it at any time before the shares represented by that proxy are voted at the special meeting by:

o        attending and voting in person at the special meeting;

o        giving notice of revocation of the proxy at the special meeting; or

o delivering to the Secretary of Saratoga a written notice of revocation or a duly executed proxy relating to the same shares and matters to be considered at the special meeting, bearing a date later than the proxy previously executed.

         Attendance at the special meeting will not in and of itself constitute a revocation of a proxy. All written notices of revocation and other communications with respect to revocation of proxies should be addressed as follows: Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, New York 12866, Attention: Secretary, and must be received before the taking of the votes at the special meeting.

RECORD DATE; STOCK ENTITLED TO VOTE; QUORUM

         Only holders of shares at February ___, 2000 will be entitled to receive notice of and to vote at the special meeting. At the close of business on the record date, there were outstanding and entitled to vote [ ] shares of Class A common stock and [ ] shares of Class B common stock. Under the terms of the certificate of incorporation of Saratoga, each share of Class A common stock is entitled to one vote and each share of Class B common stock is entitled to five votes and the classes vote together as a single class. The presence, in person or by proxy, at the special meeting of the holders of at least a majority of the votes represented by the shares is necessary to constitute a quorum for the transaction of business. Abstentions will be counted as votes present for the purposes of determining whether a quorum is present but will not be counted as votes cast in favor of approval and adoption of the merger agreement. Because the vote on the merger agreement requires the approval of the majority of the votes entitled to be cast by the stockholders of the outstanding shares of Class A common stock and Class B common stock, abstentions will have the same effect as a negative vote on these proposals. Proxies relating to "street name" shares that are voted by brokers will be counted as votes present for purposes of determining the presence of a quorum on all matters, but will not be treated as shares having voted at the special meeting as to any proposal as to which authority to vote is withheld by the broker.

APPRAISAL RIGHTS

         Each stockholder of Class A common stock has a right to dissent from the merger, and, if the merger is consummated, to receive "fair value" for his or her shares in cash by complying with the provisions of Delaware law, including Section 262 of the Delaware General Corporate Law. The dissenting stockholder must deliver to Saratoga, prior to the vote being taken on the merger agreement at the special meeting, written notice of his or her intent to demand payment for his or her shares if the merger is effected and must not vote in favor of approval and adoption of the merger agreement. The full text of Section 262 of the DGCL is attached as Annex C in this document. See "Dissenting Stockholders' Rights" for a further discussion of such rights and the legal consequences of voting shares of Class A common stock and Class B common stock in favor of the approval and adoption of the merger agreement.

SOLICITATION OF PROXIES

         The cost of solicitation of proxies will be borne by Saratoga. In addition to the use of the mails, proxies may be solicited by telephone by officers and directors and a small number of regular employees of Saratoga who will not be specially compensated for such services. Saratoga may also request banks and brokers to solicit proxies from their customers, where appropriate, and will reimburse such persons for reasonable expenses incurred in that regard.

                                   THE MERGER

OVERVIEW

         For a description of the principal terms of the merger and the merger agreement, including the consideration to be received by the stockholders other than the Continuing Stockholders with respect to the Rollover Stock, see "Certain Provisions of the Merger Agreement."

VOTING AGREEMENTS

         Concurrently with the execution of the merger agreement, and incident to the merger agreement, each of Robin Prever, Anthony Malatino, Steven Bogen, Steel Partners II, L.P., Warren Lichtenstein, Pershing Securities Limited and Jurg Walker, currently the beneficial owners in the aggregate of 1,877,262 shares of Saratoga Class A common stock and 522,955 shares of Saratoga Class B common stock, representing approximately 55.63% of the total voting power of Saratoga entitled to vote at the special meeting, entered into voting agreements with the Purchaser pursuant to which he, she or it appointed the Purchaser as his, her or its irrevocable proxy to vote all of the shares of Class A common stock and Class B common stock owned by him, her or it on the record date in favor of the approval and adoption of the merger agreement. The vote, in the aggregate, represented by the various voting agreements, is sufficient to cause the merger agreement to be approved and adopted without the vote of any other Saratoga stockholders. The voting agreements are subject to certain terms and conditions and terminate upon termination of the merger agreement, including termination of the merger agreement in connection with the acceptance by Saratoga of a company superior proposal, as defined in the merger agreement. Accordingly, unless the merger agreement is terminated in accordance with its terms, the approval and adoption of the merger agreement by Saratoga's stockholders is expected to occur irrespective of whether or the manner in which Saratoga's other stockholders vote their shares of Class A common stock.

         A copy of the form of the voting agreements is attached to this document as Annex D.

MATERIAL FEDERAL INCOME TAX CONSEQUENCES

         The following is a summary of the material federal income tax consequences of the merger to the stockholders, other than the Continuing Stockholders, with respect to their shares of Class A common stock. The discussion is for general information only and does not purport to consider all aspects of federal income taxation that might be relevant to the stockholders, other than the Continuing Stockholders, with respect to their shares of Class A common stock. The discussion is based on current provisions of the Internal Revenue Code of 1986, as amended (the "Code"), existing regulations promulgated under the Code and administrative and judicial interpretations of the Code, all of which are subject to change, possibly with retroactive effect. The discussion applies only to stockholders who hold shares of Class A common stock as capital assets within the meaning of Section 1221 of the Code, and may not apply to Class A common stock received pursuant to compensation arrangements, Class A common stock held as part of a "straddle," "hedge," "conversion transaction," "synthetic security," or other integrated investment, or to certain types of stockholders, including financial institutions, insurance companies, tax-exempt organizations and broker-dealers, or persons bearing a relationship described in
Section 318 of the Code to a Continuing Stockholder or the Purchaser, who may be subject to different or special rules. This discussion does not address the federal income tax consequences to a stockholder who, for federal income tax purposes, is a non-resident alien individual, a foreign corporation, a foreign partnership or a foreign estate or trust, as defined in the Code, nor does it consider the effect of any foreign, state, local or other tax laws.

         The receipt of cash for Class A common stock pursuant to the merger will be a taxable transaction for federal income tax purposes, and may also be a taxable transaction under applicable foreign, state, local or other tax laws. In general, for federal income tax purposes, a stockholder will recognize capital gain or loss equal to the difference between the stockholder's adjusted tax basis in his Class A common stock and the amount of cash received therefor. Gain or loss must be determined separately for each block of Class A common stock (i.e., shares acquired at the same cost in a single transaction) held by the stockholder.

         Net capital gain (i.e., generally capital gain from the disposition of Class A common stock that has been held for more than 12 months in excess of capital loss) recognized by an individual stockholder will generally be subject to a maximum tax rate of 20% or, in the case of Class A common stock that has been held for 12 months or less, will be subject to tax at ordinary income tax rates. Net capital gains derived by corporations currently are taxed at the same rates as ordinary income. There are also limitations on a stockholder's deductibility of capital losses.

         Payments in connection with the merger may be subject to "backup withholding" at a rate of 31%, unless a stockholder is a corporation or comes within certain exempt categories and, when required, demonstrates this fact, or provides a correct taxpayer identification number, which, for an individual stockholder, would be the stockholder's social security number, to the exchange agent, and otherwise complies with applicable requirements of the backup withholding rules. A stockholder who does not provide a correct TIN may be subject to penalties imposed by the Internal Revenue Service ("IRS"). Any amount paid as backup withholding does not constitute an additional tax and will be creditable against the stockholder's federal income tax liability, provided that the required information is furnished to the IRS. Each stockholder should consult with his own tax advisor as to his qualification or exemption from backup withholding and the procedure for obtaining such exemption. Stockholders may prevent backup withholding by completing a Substitute Form W-9 and submitting it to the exchange agent.

         In the case of any foreign stockholder (i.e., any person who is, for federal income tax purposes, a foreign corporation, a non-resident alien individual, a foreign partnership or a foreign estate or trust), the exchange agent may withhold 30% of the amount of cash paid to such stockholder in the merger in order to satisfy certain withholding requirements, unless such foreign stockholder proves in a manner satisfactory to Saratoga and the exchange agent that

o the foreign stockholder is not a Continuing Stockholder and is not considered to own any common stock of any Continuing Stockholder or the Purchaser under the rules described in Section 318 of the Code;

o        the cash received in the merger will qualify for treatment under
         Section 302 of the Code as proceeds of a sale or exchange of common stock, rather than as a dividend for federal income tax purposes, in which case no withholding will be required;

o the foreign stockholder is eligible for a reduced tax treaty rate with respect to dividend income, in which case the exchange agent will withhold at the reduced treaty rate; or

o        no withholding is otherwise required.

         Foreign stockholders should consult their own tax advisers regarding the application of these withholding rules.

         SARATOGA STOCKHOLDERS SHOULD NOTE THAT SARATOGA HAS NOT OBTAINED, AND WILL NOT OBTAIN, A RULING FROM THE IRS OR AN OPINION OF COUNSEL REGARDING THE MATTERS DESCRIBED IN THIS DOCUMENT. EACH SARATOGA STOCKHOLDER IS URGED TO CONSULT HIS, HER OR ITS TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES TO THE STOCKHOLDER OF THE PROPOSED TRANSACTIONS, INCLUDING FEDERAL, STATE AND LOCAL TAX CONSEQUENCES.

ACCOUNTING TREATMENT OF THE MERGER

         Saratoga believes that the merger and the other transactions contemplated by the merger agreement will be accounted for as a recapitalization for accounting purposes. Under the recapitalization method of accounting, the historical costs basis of Saratoga's assets and liabilities will be carried forward to the surviving corporation with the aggregate cost of repurchasing the Saratoga common stock accounted for as a reduction to stockholders' equity. Accordingly, the historical basis of assets and liabilities will not be affected by the merger and the other transactions.

INTERESTS OF CERTAIN PERSONS IN THE MERGER

         Stockholders should be aware that, primarily as a result of their relationships with Saratoga and its affiliates, certain directors and executive officers of Saratoga had at the time the merger agreement was negotiated and executed, and currently have, interests, described in this document, that are different from, or in addition to, the interests of holders of shares generally.

These interests have presented them with direct conflicts of interest in connection with the merger. The special committee and the board were and are aware of the interests and conflicts described below and elsewhere in this document and considered them in addition to the other matters described under "Special Factors--Recommendation of the Special Committee and the Board of Directors" and "--Reasons for the Merger; Fairness of Merger." For information on the role of the special committee, see also "Special Factors-- Background of the merger."

         Leonard Toboroff will be paid $15,000 for serving as the chairman of the special committee and William Colaianni will be paid $10,000 for serving as a member of the special committee. These payments include the special committee's out-of-pocket expenses.

         Pursuant to the merger agreement, Saratoga has agreed for six years after the effective time to indemnify all present directors and officers of Saratoga and, subject to certain limitations, use its best efforts to maintain for six years a directors' and officers' insurance and indemnification policy and a fiduciary liability policy on terms with respect to coverage and amount not less favorable in any material respect, than any such policies in effect on January 5, 2000. See "Certain Provisions of the Merger Agreement -- Indemnification and Insurance."

         As of the record date, the executive officers and directors of Saratoga beneficially owned an aggregate of [ ] shares of Class A common stock and [ ] share of Class B common stock, excluding shares held by Saratoga and Rollover Stock. Based on the merger consideration of $6.00 per share, the aggregate consideration which would be received in the merger by the executive officers and directors of Saratoga in respect of these shares would be $[ ]. In addition, as of the record date, the executive officers and directors of Saratoga beneficially owned options to purchase an aggregate of [ ] shares with a weighted average exercise price of $[ ] per share. Based on the merger consideration of $6.00 per share and the provision in the merger agreement that all options to purchase shares of Class A common stock will be repurchased or canceled, the aggregate consideration which would be received in the merger by the executive officers and directors of Saratoga in respect of these options would be $[ ]. See "Security Ownership of Certain Beneficial Owners and Management."

         In the merger, certain executive officers and directors of Saratoga including Robin Prever, President, Chief Executive Officer and a director of Saratoga, Steven Bogen, a director, and Warren Lichtenstein, a director, Steel Partners II, L.P., an affiliate of Warren Lichtenstein, and certain other stockholders, including Anthony Malatino, Pershing Securities Limited and Jurg Walker, will convert a minimum of 550,000 and a maximum of 700,000 shares of Class A common stock into the equivalent number of shares of common stock in the surviving corporation. These shares of common stock of the surviving corporation will represent approximately 10%, and, after the stock purchase by the Purchaser, the Purchaser will hold approximately 90%, of the issued and outstanding common stock of the surviving corporation. Set forth on the following page is a list of the Continuing Stockholders and the number of shares which will be rolled over and cashed out in the merger.


        CONTINUING STOCKHOLDER                 TOTAL              CASHED             ROLLOVER
        ----------------------                 -----              ------             --------
                                               SHARES            OUT STOCK            STOCK
                                               ------            ---------            -----
Robin Prever                                  318,285             251,499             66,786
Anthony Malatino                              718,127             557,056            161,071
Warren Lichtenstein                            46,254               ---               46,254
Steel Partners II, L.P.                       506,258             450,369             55,889
Steven Bogen                                  386,793             304,293             82,500
Pershing Securities Limited                   200,000             141,071             58,929
Jurg Walker                                   224,500             145,929             78,571
=======================================  ================== =================== ==================
                   TOTAL                    2,400,217           1,850,217            550,000


If the equity investment of the Purchaser exceeds $28.66 million due to the unavailability of the full amount of the contemplated debt financing, then the aggregate number of shares of Rollover Stock will be increased so that the aggregate value, based on a value per share of $6.00, of all of the shares of Rollover Stock equals 11.11% of such equity investment, and the aggregate number of cashed out shares will be decreased in an amount equal to the increase in the aggregate number of shares of Rollover Stock. This increase and decrease in the number of shares of Rollover Stock and cashed out stock, respectively, shall be allocated among Robin Prever, Anthony Malatino, Warren Lichtenstein, Steel Partners, II, L.P., Steven Bogen, Pershing Securities Limited and Jurg Walker in accordance with the following respective percentages: 12.1429%, 29.2856%, 0%, 18.5715%, 15.0000%, 10.7144%, and 14.2856%.

OPTION INFORMATION

         The table on the following page sets forth certain information regarding the number of shares of Class A common stock covered by outstanding vested and unvested options to purchase shares of Class A common stock held by the executive officers and directors of Saratoga to be canceled in connection with the merger and the consideration to be paid to each of the executive officers and directors as a result of the cancellation. Pursuant to the merger agreement, each existing option, whether vested or unvested, to purchase shares of Class A common stock shall be terminated in exchange for a cash payment equal to $6.00 per share of Class A common stock purchasable under the option less the exercise price with respect to the option.

                          SARATOGA BEVERAGE GROUP, INC.
                               OPTION INFORMATION

                                                                             TOTAL CASH VALUE
                                    OPTIONS VESTED    OPTIONS NOT VESTED       TO BE RECEIVED
Robin Prever                             100,000             200,000        $   1,068,600
ADAM MADKOUR                              80,666              19,334              346,250
GAYLE HENDERSON                            6,668               8,332               55,000
WARREN LICHTENSTEIN                           --               2,500                3,280
JOHN MORABITO                             25,000              50,000              262,500
LEONARD TOBOROFF                         207,500               2,500              684,360
JEFFREY HEAVIRLAND                        50,000              50,000              350,000
STEVEN BOGEN                               2,500               2,500                6,560
R. J. BARRY COX                            2,500               4,500               12,560
KIM JAMES                                     --              20,000               70,000
WILLIAM COLAIANNI                         87,500               2,500              317,490
                                  --------------      --------------       --------------

                        TOTAL            562,334             362,166        $   3,176,600
                                   =============       =============        =============


ROBIN PREVER EMPLOYMENT AGREEMENT

         Concurrently with the execution of the merger agreement, and incident to the merger agreement, Robin Prever entered into an employment agreement with Saratoga, to be effective upon the closing of the merger.

         Under the employment agreement, Ms. Prever will be employed as the President and Chief Executive Officer of Saratoga under the following terms:

o A period of 3 years with an automatic one year extension unless otherwise notified, subject to earlier termination for death, disability, resignation or removal.

o An initial base salary of $220,000 and benefits available to officers of Saratoga generally.

o A performance bonus set annually by the compensation committee, which shall be not less than $110,000 in the first year. With respect to the first year's performance bonus, such bonus shall be payable (prorated under certain circumstances) if Ms. Prever's employment is terminated by Saratoga without cause or by her for certain types of good reason.

o The grant of stock options to purchase shares of common stock representing 2% of Saratoga's fully diluted equity as of the closing date of the merger of Saratoga, at an exercise price equal to the fair market value at the date of grant of the common stock of Saratoga as the company surviving the merger and vesting at a rate of 25% on the date of grant and on each of the first, second and third anniversaries of the date of grant.

o On the first anniversary of the closing of the merger, Ms. Prever will be granted stock options to purchase shares of common stock representing 1% of Saratoga's fully diluted equity as of the closing date of the merger, at an exercise price equal to the fair market value at the date of grant of the common stock of Saratoga as the company surviving the merger, which will be subject to the same vesting and other provisions as the previous grant of options.

o If Ms. Prever resigns her employment for good reason, as defined in the employment agreement, or if Saratoga terminates her employment without cause, as defined in the employment agreement, Ms. Prever will receive her full salary through the date of termination plus all other unpaid amounts under any compensation or benefit plan or program of Saratoga, for a period ending on the earlier of 24 months or the expiration of the term of the employment agreement but in no circumstances less than 12 months. All additional salary payments under good reason are payable in equal monthly installments over the succeeding 12 months. In case of termination without cause or termination for good reason, Ms. Prever will receive continuing health insurance for the earlier of 24 months or expiration of the term of the Agreement, but no less than 12 months; and her stock options will be deemed granted and vested.

o If Ms. Prever terminates her employment because of the failure to appoint her as the Chief Executive Officer for any and all acquisitions made by NCP, Saratoga's immediate and ultimate parent companies or their respective affiliates of businesses in the refrigerated beverage and/or water business, Saratoga will pay Ms. Prever an amount equal to Ms. Prever's salary for 36 months payable in equal monthly installments over the succeeding 12 months and all options shall be granted and vested.

o Pursuant to the employment agreement, Ms. Prever is entitled to terminate her employment if she perceives, in her sole judgment, that there has been a diminution in her duties, authority, responsibility, day to day control, reporting responsibility, employee relations, status, relationship with the board of Saratoga or NCP or interference with the exercise of her business judgment or a substantial increase without her agreement in her duties, responsibilities, or reporting requirements.

o During the term of employment and for a period of three years following the termination of employment, Ms. Prever shall not compete with Saratoga on the same terms as described below in "-- Robin Prever Non-Competition Agreement."

ROBIN PREVER NON-COMPETITION AGREEMENT

         Concurrently with the execution of the merger agreement, and incident to the merger agreement, Robin Prever entered into a non-competition agreement with Saratoga, to be effective upon the closing of the merger. Under the non-competition agreement, Ms. Prever shall not engage in any business which competes with Saratoga's business, namely, the bottled water or the refrigerated beverage industry in the same geographic area, or engage in any conduct disparaging or criticizing Saratoga in any way, for five years from the closing date of the merger. In consideration for the restrictive covenants, Saratoga has agreed to pay Ms. Prever $750,000 on the closing date of the merger.

         Pursuant to the non-competition agreement, Ms. Prever can own up to 5% of the outstanding voting securities of any publicly held corporation and she can work in an investment banking or consulting business for a company with clients in the refrigerated beverage and bottled water business, provided that she does not provide services to those clients.

STOCKHOLDERS AGREEMENT

         Concurrently with the execution of the merger agreement, and incident to the merger agreement, the Purchaser, Robin Prever, Anthony Malatino, Steven Bogen, Steel Partners II, L.P., Pershing Securities Limited, Warren Lichtenstein and Jurg Walker entered into a stockholders agreement to be effective upon the closing of the merger.

         Pursuant to the stockholders agreement, the board of Saratoga will consist of seven members, of which four members will be nominated by the Purchaser, and three members will be nominated by Robin Prever so long as she is the Chief Executive Officer. If Ms. Prever is no longer the Chief Executive Officer, then the Continuing Stockholders may nominate one director, so long as they collectively own 5% or more of the outstanding common stock. The chairperson of the board shall be designated by the Purchaser from among the directors of Saratoga.

         In addition, pursuant to the stockholders agreement, the parties also agreed to certain restrictions on transfer and other rights with respect to their shares in the surviving corporation in the merger.

         In the stockholders agreement, Saratoga and the Purchaser agree to pursue all future acquisitions, mergers and recapitalizations involving businesses in the refrigerated juice industry, other than minority investments by the Purchaser or any of its affiliates, through Saratoga.

CONSULTING AGREEMENT

         Concurrently with the execution of the merger agreement, and incident to the merger agreement, Saratoga and North Castle entered into a consulting agreement, to be effective upon the closing of the merger, under which Saratoga, as the surviving corporation, engages North Castle as a consultant to provide financial and managerial advisory services to Saratoga.

         Concurrent with the closing of the merger, Saratoga agrees to pay $1,150,000 to North Castle for the financial and managerial services that North Castle has performed for MergerCo and Saratoga in connection with the merger and the merger agreement.

         Saratoga also agrees to pay to North Castle an annual fee equal to $550,000 payable quarterly for the continuing services to be provided to Saratoga. The annual fee will be increased up to a maximum of 2% of the aggregate equity investment in Saratoga by North Castle and its affiliates but may not exceed $1.25 million per year. In addition, in connection with any acquisition of any business or company by Saratoga or any of its subsidiaries or disposition of Saratoga, Saratoga shall pay to North Castle a transaction fee equal to 2% of the enterprise value of the acquired company or business or of Saratoga in the case of a disposition of Saratoga.

         The consulting agreement shall remain in effect until the earlier to occur of the tenth anniversary of the consummation of the merger and the date on which a change of control occurs, as defined in the consulting agreement. Also, North Castle may terminate the consulting agreement at any time on 30 days' prior notice to Saratoga. The consulting agreement contains customary indemnification provisions on behalf of North Castle and its affiliates.

REGISTRATION RIGHTS AGREEMENT

         Concurrently with the execution of the merger agreement, and incident to the merger agreement, Saratoga, the Purchaser and the Continuing Stockholders entered into a registration rights agreement to be effective as of the closing of the merger, under which Saratoga, as the surviving corporation, is required to use its reasonable best efforts to effect the registration of any registrable securities, as defined in the registration rights agreement, subject to limitations (including cutback provisions) set forth in the registration rights agreement. The registration rights agreement contains customary indemnification provisions.

MERGER FINANCING

General

         The total amount of cash required to consummate the transactions contemplated by the merger agreement, including payment of related fees and expenses, is estimated to be approximately $60.66 million. A substantial portion of these funds will be provided from the proceeds of financing arrangements.

Senior Credit Facilities

         On December 31, 1999, Bank of America, N.A. and Banc of America Securities LLC issued a commitment letter and term sheet to MergerCo, pursuant to which Bank of America, N.A. committed to provide, subject to certain terms and conditions, up to $30,000,000 of senior secured credit facilities. The senior credit facilities consist of a revolving credit facility and a term loan facility. The senior credit facilities are intended to provide for:

o        the capital required for the consummation of the merger;

o        the transaction fees and expenses related to the merger;

o        the funds to refinance certain indebtedness of Saratoga; and

o after the closing of the merger, the working capital and other general corporate purposes of Saratoga and its subsidiaries.

         As part of the senior credit facilities, Bank of America has agreed to provide the surviving corporation in the merger with the revolving credit facility in an aggregate amount not to exceed the principal amount of $8,000,000. The revolving credit facility is expected to bear interest, at the surviving corporation's option, at an annual rate equal to three and one-quarter percentage points (3.25%) above LIBOR or two percentage points (2.00%) above the Base Rate, which is defined as the higher of the Bank of America prime rate and the Federal Funds rate plus .50%. The revolving credit facility will expire in five years. The senior credit facilities will be guaranteed by all existing or subsequently acquired or organized domestic subsidiaries of the surviving corporation and will be secured by a first priority perfected security interest in the capital stock of each of the existing or subsequently acquired or organized subsidiaries of the surviving corporation and substantially all present and future assets and properties of the surviving corporation and its domestic subsidiaries.

         Under the revolving credit facility, letters of credit may be issued, on a revolving basis, at any time after the closing of the merger and prior to maturity. Bank of America will extend the surviving corporation credit at any time up to the lesser of $8 million or the amount of a borrowing base formula equal to the sum of 85% of eligible receivables and 60% of eligible inventory of the surviving corporation. Swingline loans will be made available by certain lenders in minimum amounts of $100,000.

         As part of the senior credit facilities, Bank of America has agreed to provide the surviving corporation in the merger with a term loan facility in an aggregate principal amount of $22,000,000. The term loan will bear interest at the same rate as the revolving credit facility. The term loan will be subject to quarterly amortization, with a final maturity in five years.

         The senior credit facilities provide for mandatory prepayments and commitment reductions out of excess cash flow and the net cash proceeds from certain debt or equity issuances and from certain sales of assets or other dispositions of property. Voluntary prepayments are permitted in whole or in part at the option of the surviving corporation without penalty, subject to LIBOR breakage costs. It also provides that the surviving corporation must remain in compliance with financial covenants specifying maximum leverage ratios and minimum fixed charge coverage ratios, as well as minimum net worth and minimum consolidated EBITDA.

         The senior credit facilities will also include:

o customary affirmative and negative covenants, including covenants that limit indebtedness, liens, investments, transactions with and payments to affiliates, nature of business conducted, acquisitions, issuance of equity and amendments to material agreements, and

o        customary events of default.

         The obligation to make the loans under the senior credit facilities is conditioned upon there not having occurred any material adverse change in the business, assets, operation or condition (financial or otherwise) of Saratoga and its subsidiaries since December 31, 1998 and the absence of any event that, individually or in the aggregate, could reasonably be expected to result in such a material adverse change, as well as other customary conditions for commitments of this type.

Senior Subordinated Notes

         On January 3, 2000, Key Mezzanine Capital Fund L.L.P. committed, subject to certain terms and conditions, to purchase from Saratoga $10,000,000 in senior subordinated notes with warrants. The commitment letter is subject to customary conditions, including the negotiation, execution and delivery of definitive documentation with respect to the commitment. The commitment letter will expire on May 31, 2000. The obligation to purchase the senior subordinated notes is conditioned upon there not having occurred any material adverse change in the business, assets, financial condition or income of Saratoga and any of its subsidiaries since December 31, 1998 and other customary conditions for commitments of this type.

         Whether or not Key Mezzanine purchases the senior subordinated notes, the Purchaser agrees:

o if the merger takes place, to pay all reasonable out-of-pocket costs and expenses incurred by Key Mezzanine, including its reasonable fees and disbursements of its counsel;

o to indemnify Key Mezzanine and its affiliates from all losses, claims, damages, liabilities and expenses in connection with the commitment letter, except for damages resulting from the gross negligence or willful misconduct of the indemnitee; and

o should the Purchaser and Saratoga consummate the merger before December 31, 2000 without utilizing Key Mezzanine to provide the senior subordinated note financing, to pay Key Mezzanine $150,000 as liquidated damages.

         Payment of all amounts due under the senior subordinated notes will be subordinated and junior in right of payment to certain specified senior debt.

         The terms and conditions of the senior subordinated notes include:

o        a rate of 12% per annum, payable quarterly in arrears;

o        a one-time facility fee of $150,000;

o a final maturity of seven years from the closing date, without amortization prior to maturity;

o prepayment in whole or in part, in multiples of $1,000,000 at any time upon payment of a prepayment fee of 3-5% of the amount prepaid in certain circumstances;

o mandatory prepayment in full upon certain change of control events or sale of 35% or more of Saratoga's assets, together with a prepayment fee of 3-5% of the amount prepaid in certain circumstances;

o Saratoga's being subject to certain affirmative covenants, including financial reporting and debt service coverage ratio;

o Saratoga's being subject to certain negative covenants, including restrictions on capital expenditures, incurrence of debt, dividends or other distributions, sale of assets or subsidiary stock, merger or consolidation, and transactions with affiliates;

o customary events of default, including failure to pay amounts due on senior subordinated notes, non-payment of any final judgment in excess of $250,000, bankruptcy and acceleration of the senior debt.

         The holders of the subordinated notes will receive detachable equity warrants with a nominal exercise price for up to 5% of the equity interest on a fully diluted basis in Saratoga.

         The terms and conditions of the warrants include:

o ability to exercise at any time prior to the later of seven years from the closing date or payment in full of the subordinated debt;

o        exercise price of $.01 per share;

o        customary anti-dilution provisions;

o rights, under certain circumstances, to require Saratoga to register the underlying equity securities under the Securities Act to permit their resale in a public offering;

o covenants by Saratoga, including prohibition against changing current line of business and restrictions on affiliate transactions that are not arm's length.

         Other than scheduled repayments of the senior credit facilities and the senior subordinated notes, there are currently no specific plans or arrangements for the repayment of the funds borrowed under the senior credit facilities and the senior subordinated notes, but the Purchaser and Ms. Prever anticipate that the surviving corporation will be able to repay such borrowings out of internally generated funds.

 Equity Financing

         On January 5, 2000, North Castle Partners II, L.P. committed, subject to the terms and conditions of the merger agreement, to Saratoga and the Purchaser to provide $28.66 million of equity financing to the Purchaser required to acquire shares of the surviving corporation necessary to consummate the merger. In addition, North Castle Partners II, L.P. has agreed to provide up to an additional $10 million in equity financing if the full amount of debt financing contemplated by either the senior credit facilities or the senior subordinated notes is not available at the effective time of the merger. The equity investment by the Purchaser is subject to the same conditions as the merger, including Saratoga obtaining adequate debt financing.

                   CERTAIN PROVISIONS OF THE MERGER AGREEMENT

         The following summarizes the material provisions of the merger agreement. A copy of the merger agreement is attached as Annex A to this document and is incorporated in this document by reference. This summary is qualified in its entirety by reference to the merger agreement.

THE MERGER

         The merger agreement provides that after satisfaction or, to the extent permitted, waiver of all conditions to the merger, Saratoga and the Purchaser will file a certificate of merger with the Secretary of State of the State of Delaware and make all other filings or recordings required by Delaware law in connection with the merger. The merger will become effective at such time as the certificate of merger is duly filed with the Secretary of State of the State of Delaware or at such later time as is specified in the certificate of merger by agreement of the Purchaser and Saratoga. Pursuant to this certificate, MergerCo shall be merged at the effective time with and into Saratoga, the separate existence of MergerCo shall cease, and Saratoga shall be the surviving corporation. From and after the effective time, the surviving corporation will possess all the rights, privileges, powers and franchises and be subject to all of the restrictions, disabilities and duties of Saratoga, all as provided under Delaware law.

MERGER CONSIDERATION

         At the effective time:

o each share outstanding immediately prior to the effective time (other than a minimum of 550,000 and a maximum of 700,000 shares owned by the Continuing Stockholders, shares held in treasury and shares as to which appraisal rights have been validly exercised), will be converted into the right to receive $6.00 in cash, without interest;

o a minimum of 550,000 and a maximum of 700,000 shares held by the Continuing Stockholders immediately prior to the effective time will be converted into the right to receive a minimum of 550,000 and a maximum of 700,000 shares of common stock of the surviving corporation; provided that in lieu of any fractions of a share of common stock of the surviving corporation, each holder shall be entitled to receive an amount of cash, without interest, determined by multiplying $6.00 by the fractional interest to which the holder would otherwise be entitled;

o each share held by Saratoga as treasury stock immediately prior to the effective time shall be canceled, and no payment shall be made with respect to those shares;

o all options to purchase shares of Class A common stock, whether or not exercisable or vested, shall be repurchased or canceled, and each holder shall receive an amount in cash determined by multiplying (x) the excess, if any, of $6.00 over the per share exercise price of each option by (y) the number of shares of Class A common stock the holder could have purchased, assuming full vesting of all options, had the holder exercised these options in full immediately prior to the effective time; and

o all warrants to purchase shares of Class A common stock, whether or not exercisable or vested, shall be repurchased or canceled, and each holder shall receive an amount in cash determined by multiplying (x) the excess, if any, of $6.00 over the per share exercise price of each warrant by (y) the number of shares of Class A common stock the holder could have purchased, assuming full vesting of all warrants, had the holder exercised these warrants in full immediately prior to the effective time.

         Immediately after the effective time of the merger, the Purchaser will purchase shares of common stock of Saratoga, as the corporation surviving the merger, for a minimum of $28.66 million and a maximum of $38.66 million. The purchase price for each share of common stock will be $6.00. The number of shares in the surviving corporation that will be purchased by the Purchaser will be increased above $28.66 million if the financing provided by Bank of America and Key Mezzanine is less than $32 million. See "The Merger--Interests of Certain Persons in the Merger" for a discussion of how an increse in the number of shares of common stock to be purchased by the Purchaser will affect the number of shares of Rollover Stock.

SURRENDER AND PAYMENT

         Prior to the effective time, MergerCo shall appoint an agent for the purpose of exchanging certificates representing shares for the merger consideration, and Saratoga shall provide MergerCo and the exchange agent with a complete and accurate list of names and addresses for the stockholders of record of Saratoga. On or prior to the effective time, Saratoga will deposit in trust with the exchange agent the merger consideration to be paid in respect of the shares and the certificates representing the shares of common stock of the surviving corporation to be issued. For purposes of determining the merger consideration to be made available, Saratoga shall assume that no holder of shares will perfect his right to appraisal of his shares. Promptly, and in any event within three business days, after the effective time, the surviving corporation will cause the exchange agent to send to each holder of shares at the effective time a letter of transmittal for use in the exchange, which will specify that the delivery shall be effected, and risk of loss and title shall pass, only upon delivery of the certificates representing shares to the exchange agent, and instructions for use in effecting the surrender of such certificates in exchange for the merger consideration.

         Each holder of shares that have been converted into a right to receive the merger consideration, upon surrender to the exchange agent of a certificate or certificates representing the shares, together with a properly completed letter of transmittal covering those shares, will be entitled to receive the merger consideration payable in respect of those shares. Until so surrendered, each certificate shall, after the effective time, represent for all purposes, only the right to receive the merger consideration. The exchange agent or the surviving corporation, as the case may be, shall be entitled to deduct and withhold from the consideration otherwise payable pursuant to the merger agreement any amounts as the exchange agent or the surviving corporation are required to deduct and withhold under the Code or any applicable provision of state, local or foreign tax law, with respect to the making of any payment in respect of the merger consideration under the merger agreement.

         If any portion of the merger consideration is to be paid to a person other than the registered holder of the shares represented by the certificate or certificates surrendered in exchange therefor, it shall be a condition to the payment that the certificate or certificates so surrendered shall be properly endorsed or otherwise be in proper form for transfer and that the person requesting such payment shall pay to the exchange agent any transfer or other taxes required as a result of such payment to a person other than the registered holder of the shares or establish to the satisfaction of the exchange agent that the tax has been paid or is not payable.

         In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the person claiming the certificate to be lost, stolen or destroyed, the exchange agent will issue in exchange for the lost, stolen or destroyed certificate the merger consideration deliverable in respect of the certificates as determined in accordance with the merger agreement, provided that the person to whom the merger consideration is paid shall, as a condition precedent to the payment thereof, gives the surviving corporation a bond in a sum as it may direct or otherwise indemnify the surviving corporation in a manner satisfactory to it against any claim that may be made against the surviving corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

         After the effective time, the stock transfer books of Saratoga shall be closed and there shall be no further registration of transfers on the stock transfer books of the surviving corporation of shares that were outstanding immediately prior to the effective time. If, after the effective time, certificates representing shares are presented to the surviving corporation, they shall be canceled and exchanged for the consideration provided for, and in accordance with the procedures set forth in the merger agreement.

         Any portion of the merger consideration made available to the exchange agent that remains unclaimed by the holders of shares one year after the effective time shall be returned to the surviving corporation, upon demand, and any such holder who has not exchanged his shares for the merger consideration in accordance with this the procedures described in the merger agreement prior to that time shall thereafter look only to the surviving corporation for payment of the merger consideration in respect of his shares. Notwithstanding the foregoing, the surviving corporation shall not be liable to any holder of shares for any amount paid to a public official pursuant to applicable abandoned property laws. Any amounts remaining unclaimed by holders of shares two years after the effective time, or an earlier date immediately prior to the time as any amounts would otherwise escheat to or become property of any governmental entity, shall, to the extent permitted by applicable law, become the property of the surviving corporation free and clear of any claims or interest of any person previously entitled to the property.

         Any portion of the merger consideration made available to the exchange agent to pay for shares for which appraisal rights have been perfected shall be returned to the surviving corporation, upon demand.

THE SURVIVING CORPORATION

         At the effective time, the certificate of incorporation and bylaws of Saratoga immediately prior to the effective time, as amended and restated, to be substantially in the forms attached to the merger agreement as Annexes B and C, respectively, which shall be the certificate of incorporation and bylaws of the surviving corporation until duly amended in accordance with applicable law. From and after the effective time, until successors are duly elected or appointed and qualified in accordance with applicable law or their earlier death, resignation or removal, the directors of MergerCo, and the officers of Saratoga immediately prior to the effective time shall be the directors and officers, respectively, of the surviving corporation.

         Pursuant to the stockholders agreement, the board of Saratoga will consist of seven members, of which four members will be nominated by the Purchaser, and three members will be nominated by Robin Prever so long as she is the Chief Executive Officer. If Ms. Prever is no longer the Chief Executive Officer, then the Continuing Stockholders may nominate one director, so long as they collectively own 5% or more of the outstanding common stock. The chairperson of the board shall be designated by the Purchaser from among the directors of Saratoga. The stockholders agreement provides that the certificate of incorporation and bylaws of Saratoga, as the surviving corporation, are to be consistent with the terms of the stockholders agreement.

REPRESENTATIONS AND WARRANTIES

         The merger agreement contains customary representations and warranties of Saratoga relating to, among other things:

o organization, standing and similar corporate matters of Saratoga and its subsidiaries;

o the authorization, execution, delivery, performance and enforceability of the merger agreement;

o consents and approvals, no conflicts, breaches or violations as a result of the merger agreement and related transactions;

o        the capital structure of Saratoga and its subsidiaries;

o        interests or investments in other entities;

o        the absence of material undisclosed liabilities;

o the absence of certain changes or events since December 31, 1998, including material adverse changes with respect to Saratoga;

o        filing of tax returns and payment of taxes;

o        title to properties and assets and encumbrances;

o        title to real property and encumbrances;

o        material contracts and enforceability;

o        intellectual property and encumbrances;

o        insurance;

o        the absence of pending or threatened litigation;

o compliance with applicable laws, governmental approvals and other consents;

o        environmental matters;

o benefit plans and other matters relating to the Employee Retirement Income Security Act of 1974, as amended, and employment matters;

o        product liability;

o        brokers' fees and expenses;

o documents filed by Saratoga with the SEC and the accuracy of information contained in those documents and the financial statements of Saratoga;

o the accuracy of information supplied by Saratoga in connection with this document and the Schedule 13E-3;

o        required vote by Saratoga's stockholders;

o        the receipt of a fairness opinion from Saratoga's financial advisor;

o        state and federal takeover statutes; and

o        substantial suppliers and customers.

         The merger agreement also contains customary representations and warranties of the Purchaser relating to, among other things:

o organization, standing and similar corporate matters of the Purchaser and MergerCo;

o the authorization, execution, delivery, performance and enforceability of the merger agreement and related matters; consents and approvals, no breaches or violations as a result of the merger agreement and related transactions,

o        the absence of pending or threatened litigation;

o        brokers' fees and expenses;

o        no prior business;

o        financing commitments in connection with the merger;

o accuracy of information supplied by the Purchaser and MergerCo in connection with this document and the Schedule 13E-3;

o        ownership of shares of Saratoga by MergerCo; and

o        the absence of undisclosed liabilities.

CERTAIN PRE-CLOSING COVENANTS

         Pursuant to the merger agreement, Saratoga has agreed that prior to the effective time, Saratoga and its subsidiaries shall conduct their business in the ordinary course consistent with past practice in all material respects and shall use their commercially reasonable efforts to preserve intact its present business organization and relationships with customers, suppliers and others having business dealings with it, and to keep available the services of its present officers, employees and consultants in all material respects. Until the effective time, Saratoga has agreed to promptly advise the Purchaser in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a material adverse effect.

         Until the effective time, Saratoga shall not take any action or omit to take any action which would result in a breach of its representations and warranties, it being agreed that Saratoga may enter into contracts to purchase fruit in the ordinary course consistent with past practice; and may make and commit to make capital expenditures not in excess of $1 million in the aggregate in accordance with Saratoga's budget for the fiscal year 2000.

         Until the effective time, Saratoga shall conduct all tax affairs relating to it in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if the merger agreement had not been entered into.

ACCESS AND INFORMATION

         Until the effective time, Saratoga and its subsidiaries shall give Purchaser and its accountants, counsel, consultants, employees and agents, full, complete and timely access during normal business hours to, and furnish them with all documents, records, work papers, tax returns and information with respect to, all of Saratoga's and its subsidiaries' properties, assets, books, material contracts, reports, records and senior management personnel, as Purchaser shall from time to time reasonably request. Saratoga and its subsidiaries shall keep Purchaser and its representatives informed as to the affairs of the business.

AGREEMENT NOT TO SOLICIT TAKEOVER PROPOSALS

         Saratoga shall not, nor shall it permit any of its subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its subsidiaries to, directly or indirectly through another person:

o solicit, initiate or encourage, including by way of furnishing information, or take any other action designed to facilitate, any inquires or the making of any proposal which constitutes a company takeover proposal, as defined in the merger agreement; or

o negotiate with respect to, agree to or endorse any company takeover proposal;

         provided, however, that if and to the extent that the board determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders under applicable law, Saratoga may, in response to any company takeover proposal which was not solicited by it and which did not otherwise result from a breach of this provision, and subject to providing prior written notice of its decision to take such action to Purchaser, (x) furnish information with respect to Saratoga and its subsidiaries to any person making a company takeover proposal pursuant to a customary confidentiality agreement, as determined by Saratoga based on the advice of its outside counsel, and (y) participate in discussions or negotiations regarding such company takeover proposal.

         Except as expressly permitted in the merger agreement, neither the board, the special committee of Saratoga nor any other committee shall:

o withdraw, modify or, following a request by Purchaser to do so, fail to reconfirm, or propose publicly to withdraw, modify or fail to reconfirm, in a manner adverse to MergerCo or Purchaser, the approval or recommendation by the board or any committee of the merger or the merger agreement;

o approve or recommend, or propose publicly to approve or recommend any company takeover proposal; or

o cause Saratoga to enter into any letter of intent, agreement in principle acquisition agreement or other similar agreement related to any company takeover proposal.

         Notwithstanding the foregoing, the board may take such actions if it determines in good faith, based upon the recommendation of the special committee and after consultation with outside counsel, that in light of a company superior proposal, as defined in the merger agreement, it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the stockholders under applicable law; provided, that it may only take such actions at a time that is after the third business day following Purchaser's receipt of written notice advising Purchaser that the board is prepared to accept a company superior proposal, specifying the material terms and conditions of the company superior proposal, all of which information will be kept confidential by Purchaser in accordance with the terms of the confidentiality agreement between Saratoga and North Castle.

         Pursuant to the merger agreement, Saratoga has agreed to immediately advise the Purchaser of any request for information or of any company takeover proposal and the material terms and conditions of any request or company takeover proposal. Saratoga agrees to keep Purchaser reasonably informed of the status and details, including amendments or proposed amendments, of any such request or company takeover proposal.

         Nothing contained in the merger agreement will prohibit Saratoga from taking and disclosing to its stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the exchange act or from making any disclosure to Saratoga's stockholders if, in the good faith judgment of the board, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither Saratoga nor its board nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to the merger agreement or the merger or approve or recommend, or propose publicly to approve or recommend, a company takeover proposal, except to the extent permitted in the merger agreement.

INDEMNIFICATION AND INSURANCE

         Pursuant to the terms of the merger agreement, for a period of six years following the effective time, the surviving corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of Saratoga and its subsidiaries in such capacities against all losses, claims, damages, expenses or liabilities arising out of actions or omissions, or alleged actions or omissions, occurring at or prior to the effective time, to the same extent and on the same terms and conditions, including with respect to advancement of expenses, provided for in Saratoga's certificate of incorporation and bylaws in effect at the date hereof to the extent consistent with applicable law.

         For six years after the effective time, the surviving corporation shall maintain in effect directors' and officers' liability insurance covering the persons who are currently covered by Saratoga's existing directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the effective time, on terms and conditions no less favorable to such directors and officers than those in effect on January 5, 2000; provided that in no event shall the surviving corporation be required to make annual premium payments for this insurance in excess of 200% of the premiums paid by Saratoga for this insurance as of the date hereof.

BEST EFFORTS; CERTAIN FILINGS

         Saratoga and the Purchaser have agreed to use their best efforts to take, or cause to be taken, all appropriate action, and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by the merger agreement in the most expeditious manner practicable, including but not limited to the satisfaction of all conditions to the merger and seeking to remove promptly any injunction or other legal barrier that may prevent or delay such consummation.

         Saratoga and the Purchaser have agreed to promptly prepare and file with the SEC and thereafter mail to the stockholders of Saratoga as promptly as practicable the Schedule 13E-3 and this document.

CONDITIONS TO THE CONSUMMATION OF THE MERGER

         The respective obligations of the parties to consummate the merger are subject to the satisfaction of the following conditions:

o the merger agreement shall have been adopted by the stockholders of Saratoga in accordance with the Delaware law;

o no provision of any applicable law or regulation and no judgment, injunction, order or decree shall prohibit the consummation of the merger;

o no federal, state or foreign court, arbitrator or governmental body, agency, or official shall have issued any order, and there shall not have been adopted or promulgated any statute, rule or regulation, prohibiting the consummation of the merger;

o        the proxy statement shall have been cleared by the SEC;

o the applicable waiting period under the HSR Act shall have expired or been terminated;

o Saratoga shall have received at least $22.5 million of debt financing pursuant to definitive financing agreements on the terms substantially similar to the terms set forth in the commitment letters described under "The Merger - Merger Financing", or on less favorable terms that are acceptable to Purchaser;

o Saratoga and the Purchaser shall have entered into the Stockholders Agreement and the Registration Rights Agreement, and such agreements shall be in full force and effect; and

o Purchaser and each Continuing Stockholder shall have entered into a voting agreement and each voting agreement shall be in full force and effect.

         The obligations of the Purchaser and MergerCo to consummate the merger are subject to the satisfaction of the following further conditions:

o Saratoga shall have performed in all material respects all of its obligations under the merger agreement required to be performed by it at or prior to the effective time and the representations and warranties of Saratoga contained in the merger agreement shall be true and correct in all respects, in the case of any representation or warranty qualified as to materiality, or in all material respects, in the case of any representation or warranty not so qualified, at and as of the effective time as if made at and as of such time;

o Saratoga shall have obtained and shall have delivered to Purchaser on or prior to the closing date copies of all governmental approvals and all consents required or appropriate to be obtained by Saratoga or its subsidiaries;

o from January 5, 2000 through and including the effective time, no event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a material adverse effect; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a material adverse effect, as defined in the merger agreement, unless Saratoga would be unable to comply with such new regulation without the occurrence of a material adverse effect;

o as of the effective time, all corporate proceedings of Saratoga in connection with the merger agreement, the ancillary agreements, as defined in the merger agreement, and the transactions contemplated thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such documents and instruments;

o the number of dissenting shares shall not exceed 5% of the issued and outstanding shares of Class A common stock and Class B common stock;

o the Purchaser shall have received a certificate of Saratoga, in accordance with Treasury Regulations ss. 1.897-2(h), to the effect that Saratoga is not, and has not during the five year period preceding the effective time been, a U.S. real property holding corporation within the meaning of Section 897 of the Code;

o Saratoga and Robin Prever shall have entered into an employment agreement and such agreement shall be in full force and effect; and

o Saratoga and North Castle shall have entered into a consulting agreement and such agreement shall be in full force and effect.

         The obligations of Saratoga to consummate the merger are subject to the satisfaction of the following further conditions:

o each of the Purchaser and MergerCo shall have performed in all material respects all of its obligations under the merger agreement required to be performed by them at or prior to the effective time and the representations and warranties of the Purchaser and MergerCo contained in the merger agreement shall be true and correct in all respects, in the case of any representation or warranty qualified as to materiality, or in all material respects, in the case of any representation or warranty not so qualified;

o the Purchaser and MergerCo shall have obtained and shall have delivered to Saratoga on or prior to the closing date copies of all governmental approvals and all consents required or appropriate to be obtained by Purchaser and MergerCo in connection with the execution and delivery of the merger agreement and the ancillary agreements and the consummation of the transactions contemplated thereby; and

o as of the effective time, all organizational proceedings of Purchaser and MergerCo in connection with the merger agreement, the ancillary agreements and the transactions contemplated thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Saratoga and its counsel, and Saratoga and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

TERMINATION

         The merger agreement may be terminated and the merger may be abandoned at any time prior to the effective time, notwithstanding any approval of the merger agreement by the stockholders of Saratoga:

o        by mutual written consent of Saratoga, the Purchaser and MergerCo;

o by either Saratoga or the Purchaser, if the merger has not been consummated by May 31, 2000; provided that no party that has materially breached its obligations under the merger agreement shall be entitled to terminate the merger agreement under this clause;

o by either Saratoga or the Purchaser, if there shall be any law or regulation that makes consummation of the merger illegal or if any judgment, injunction, order or decree enjoining the Purchaser or Saratoga from consummating the merger is entered and any judgment, injunction, order or decree shall become final and nonappealable;

o by Saratoga, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of MergerCo or Purchaser, which breach is not cured prior to the expiration of the 15 day period, provided that if the breach is not curable, Saratoga may terminate the merger agreement immediately; except where Saratoga is in material breach of any representation, warranty, covenant or agreement.

o        by Saratoga,

         o if holders of at least a majority, by vote, of the outstanding Class A common stock and Class B common stock fail to approve and adopt the merger agreement and the transactions contemplated thereby at the special meeting of the stockholders of Saratoga; or

         o if prior to the effective time either of the board or the special committee withdraws, modifies or changes in a manner adverse to MergerCo its recommendation of the merger agreement or the merger, in accordance with the fiduciary out provisions of the merger agreement; provided in the case of this clause that this termination shall not be effective until Saratoga has made payment to North Castle of the termination fee in accordance with the merger agreement so long as MergerCo and Purchaser have not breached their obligations under the merger agreement.

o        by Purchaser, if

         o holders of at least a majority, by vote, of the outstanding Class A common stock and Class B common stock fail to approve and adopt the merger agreement and the transactions contemplated by the merger agreement at the special meeting;

         o either the board or the special committee withdraws, modifies or changes its recommendation of the merger agreement or the merger in a manner adverse to MergerCo or shall have resolved to do any of the foregoing or the board shall have recommended to the stockholders any company takeover proposal (as defined in the Merger Agreement) or resolved to do so;

         o a tender offer or exchange offer for outstanding shares of capital stock of Saratoga then representing 35% or more of the combined power to vote generally for the election of directors is commenced, and the board does not recommend that stockholders not tender their shares into such tender or exchange offer; or

         o any person shall have acquired beneficial ownership or right to acquire beneficial ownership of, or any "group", as that term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder, shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of Saratoga then representing 35% or more of the combined power to vote generally for the election of directors.

o by Purchaser, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of Saratoga, which breach is not cured prior to the expiration of the 15 day period, provided that if the breach is not curable, Purchaser may terminate the merger agreement immediately; except where Purchaser or MergerCo is in material breach of any representation, warranty, covenant or agreement.

o by Purchaser, on the one hand, or Saratoga, on the other hand, if any event shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the obligation of the terminating party or parties to consummate the transactions contemplated by the merger agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party or parties to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by the party prior to the effective time.

o by Saratoga, if the board determines in good faith, based upon the opinion of its outside legal counsel, that the failure to terminate the merger agreement would constitute a breach of the fiduciary duties of the board to the stockholders under applicable law.

         If the merger agreement is terminated as described above, the merger agreement shall become void and of no effect with no liability on the part of any party thereto, other than for breaches and except that provisions relating to the termination fee and costs and expenses shall survive the termination thereof. Additionally, the voting agreements between the Purchaser and each Continuing Stockholder pursuant to which each Continuing Stockholder appointed the Purchaser as his, her or its irrevocable proxy to vote all of his, her or its shares in favor of the merger agreement terminate upon termination of the merger agreement.

         Saratoga may not consent to or exercise any right to terminate the merger agreement, unless that action is approved by the special committee.

TERMINATION FEE

         Saratoga shall promptly pay North Castle a termination fee of $1.2 million and reimbursement of costs and expenses not to exceed $300,000 in the event that the merger agreement is terminated only in the following circumstances:

o the board or special committee withdraws, modifies or changes in a manner adverse to the MergerCo its recommendation of the merger agreement or the merger or resolves to do so;

o the board recommends to the stockholders any company takeover proposal, as defined in the merger agreement, or resolves to do so;

o the board does not recommend that stockholders not tender their shares into a tender offer or exchange offer for shares representing 35% or more of the voting power of Saratoga; or

o any person or group, as defined in the Exchange Act, shall have acquired beneficial ownership or the right to acquire beneficial ownership of shares representing 35% or more of the voting power of Saratoga.

AMENDMENT AND WAIVER

         Any provision of the merger agreement may be amended, modified, waived or discharged prior to the effective time if, and only if, the amendment, modification, waiver or discharge is in writing and duly executed by the party against whom enforcement of the amendment, modification, waiver or discharge is sought.

FEES AND EXPENSES

         Except as described under " -- Termination Fee", the merger agreement calls for all costs and expenses incurred in connection with the merger to be paid by the party incurring such cost or expense. If the merger is consummated, Saratoga shall pay all costs and expenses incurred in connection with the merger by MergerCo, the Purchaser and Saratoga.

         The following is an estimate of fees and expenses to be incurred in connection with the merger:


Legal Fees and Expenses................................ $        850,000
Accountants' Fees and Expenses.........................          200,000
Financing Costs and Fees...............................        2,200,000
Financial Advisor to Special Committee.................          520,000
Legal Fees and Expenses of Special Committee...........          150,000
Special Committee Fees and Expenses....................           25,000
Printing...............................................           50,000
Filing Fees............................................         7,237.88
Information/Transfer Agent.............................           10,000
Mailing................................................           10,000
Miscellaneous..........................................          750,000
                                                        ================
         Total......................................... $   4,772,237.88

         Saratoga currently expects that approximately $32.6 million will be required to pay the merger consideration to the Continuing Stockholders and the other stockholders, assuming no holders exercise appraisal rights. Saratoga currently expects that approximately $3.6 million will be required to pay the holders of options and warrants in exchange for the cancellation of those options and warrants. For a description of the sources of these funds, see "The Merger -- Merger Financing."

            UNAUDITED PRO FORMA CONDENSED CONSOLIDATED FINANCIAL DATA

         The following unaudited pro forma condensed consolidated financial data of Saratoga has been prepared to give effect to the merger and the other transactions contemplated by the merger agreement as a leveraged recapitalization for financial reporting purposes. Accordingly, the historical basis of Saratoga's assets and liabilities will not be affected by the transactions. For a discussion of the merger and the other transactions, see "The Merger."

         The pro forma adjustments presented are based upon available information and certain assumptions that Saratoga believes are reasonable under the circumstances. The historical condensed consolidated statement of income data for the nine months ended September 30, 1999, and the historical condensed consolidated balance sheet data as of September 30, 1999, were derived from the unaudited condensed consolidated financial statements of Saratoga included in Saratoga's Quarterly Report on Form 10-QSB incorporated by reference in this document and included with this document. The historical condensed consolidated statement of income data for the year ended December 31, 1998 were derived from the audited consolidated financial statements of Saratoga included in Saratoga's Annual Report on Form 10-KSB incorporated by reference in this document and included with this document.

         The unaudited pro forma condensed consolidated statement of operations data of Saratoga for the nine months ended September 30, 1999 gives effect to the merger as if it had occurred on January 1, 1999. The unaudited pro forma condensed consolidated statement of operations data of Saratoga for the year ended December 31, 1998 gives effect to (i) the merger as if it had occurred on January 1, 1998, and (ii) the acquisition of Fresh Juice on January 29, 1999 as if that acquisition has occurred on January 1, 1998. The unaudited pro forma consolidated balance sheet data of Saratoga as of September 30, 1999 gives effect to the merger assuming that it was completed on January 1, 1998.

         The unaudited pro forma financial data should be read in conjunction with the historical consolidated financial statements of Saratoga and notes thereto, "Management's Discussion and Analysis of Financial Condition and Results of Operations" and the other financial data incorporated by reference in this document and included with this document, as well as the information concerning the merger, including the sources and uses of the merger, contained in "The Merger."

         The pro forma financial data and related notes are provided for informational purposes only and do not necessarily reflect the results of operations or financial position of Saratoga that would have actually resulted had the events referred to above or in the notes to the unaudited pro forma financial data been consummated as of the date and for the period indicated and are not intended to project Saratoga's financial position or results of operations for any future period.

      PRO FORMA (UNAUDITED) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS
                      FOR THE YEAR ENDED DECEMBER 31, 1998
                  (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                   SARATOGA                         PRO FORMA
                                                BEVERAGE GROUP                      INCLUDING       PRO FORMA
                                                      (1)       ACQUISITION (2)    ACQUISITION   ADJUSTMENTS (6)    PRO FORMA
                                                --------------  ---------------    -----------   ---------------    ---------






                                                                   [To be Filed by Amendment]






      PRO FORMA (UNAUDITED) CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS

                  FOR THE NINE MONTHS ENDED SEPTEMBER 30, 1999

                 (AMOUNTS IN THOUSANDS, EXCEPT PER SHARE DATA)

                                                  SARATOGA BEVERAGE GROUP      RECAPITALIZATION
                                                            (1)                 ADJUSTMENTS (6)              PRO-FORMA
                                                  -----------------------      ----------------              ----------













                                                    [To be Filed by Amendment]
















           PRO FORMA (UNAUDITED) CONDENSED CONSOLIDATED BALANCE SHEET
                                DECEMBER 31, 1998
                             (AMOUNTS IN THOUSANDS)


                                                   SARATOGA                       PRO FORMA
                                                BEVERAGE GROUP                    INCLUDING      PRO FORMA
                     ASSETS                          (1)        ACQUISITION (2)  ACQUISITION    ADJUSTMENTS          PRO FORMA
                                                --------------  ---------------  -----------    -----------          ---------













                                                         [To be Filed by Amendment]










           PRO FORMA (UNAUDITED) CONDENSED CONSOLIDATED BALANCE SHEET
                               SEPTEMBER 30, 1999
                             (AMOUNTS IN THOUSANDS)

                                                         SARATOGA BEVERAGE            PRO FORMA
                             ASSETS                          GROUP (1)               ADJUSTMENTS                  PRO FORMA
                                                         -----------------           -----------                  ---------













                                                         [To be Filed by Amendment]













                          Saratoga Beverage Group, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                       (in 000s, except for ratio amounts)
                                   (unaudited)

                                  Three Months Ended September 30  Nine Months Ended September 30  Twelve  Months Ended December 31
                                       1999           1998                1999       1998               1999           1998
                                    ----------     ----------           --------    --------          --------     ------------











                                                         [To be Filed by Amendment]








                          Saratoga Beverage Group, Inc.
                Computation of Ratio of Earnings to Fixed Charges
                        After Adjustment for Refinancing
                       (in 000s, except for ratio amounts)
                                   (unaudited)

                                       Nine Months Ended   Twelve Months Ended
                                       September 30 1999    December 31 1998
                                     --------------------  -------------------




                                            [To be Filed by Amendment]

         SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth, as of January 14, 2000, certain information with respect to the beneficial ownership of the common stock by (i) each director and nominee for director of the Company, (ii) each person named in the compensation table, (iii) all persons known by the Company to be the beneficial owner of more than 5% of the outstanding shares of the Company's voting securities and (iv) all officers, directors and nominees for directors of the Company as a group.


                               Number of Shares
        Name and Stock          of Common Stock                    Percentage Beneficially Owned
           Address of        Beneficially Owned at                 -----------------------------
       Beneficial Owner      January 14, 2000 (1)         Of Shares (1)(2)(3)       Of Voting Power (2)(3)
       -----------------     ----------------             ---------                 ---------------
Anthony Malatino (6)                   718,127(25)                 12.0%                      26.5%
Robin Prever (4)                       418,285(14)                  6.9%                      13.3%
Adam Madkour (4)                        81,716(15)                  1.4%                       1.0%
Gayle Henderson (4)                      7,793(16)                     *                          *
Warren Lichtenstein (5)                552,512(17)                  9.2%                       6.8%
John Morabito (7)                       25,000(21)                     *                          *
Leonard Toboroff (8)                   207,500(18)                  3.4%                       2.5%
Jeffrey Heavirland (9)                  81,106(19)                     *                          *
Steven Bogen  (10)                     409,293(20)                  6.8%                       5.0%
R. J. Barry Cox (11)                     2,500(22)                     *                          *
Kim James (12)                               0(23)                     *                          *
William Colaianni (13)                  87,500(24)                  1.4%                       1.1%

All officers and
directors as a group
                                         1,873,205                 28.6%                      29.5%
  (11 persons)

-----------------

*    Less than 1%.



(1) Based upon 5,460,218 shares of Class A common stock and 522,955 shares of Class B common stock outstanding at January 14, 2000. This table does not include the impact of the execution of the voting agreements by the Continuing Stockholders on the beneficial ownership of Purchaser or MergerCo. Purchaser and MergerCo have informed Saratoga that they beneficially owned no shares of Class A common stock of Saratoga as of January 14, 2000, other than any beneficial ownership which may be attributed to Purchaser or MergerCo as a result of their execution of the voting agreements.

(2) The information presented with respect to stock ownership and related percentage information is based on common stock as a percentage of the aggregate number of shares of common stock outstanding, treating the Class A common stock and the Class B common stock as a single class. The number of shares of Class A common stock outstanding does not include (i) 30,000 shares issuable upon exercise of warrants to Global Financial Group, Inc. for acting as placement agent in connection with the offering of the 5% subordinated convertible note, (ii) shares issuable upon exercise of certain outstanding stock options or reserved for issuance pursuant to the Company's Stock Option Plan.

(3) The Class A common stock and the Class B common stock are identical, except that the holders of the Class A common stock are entitled to one vote per share, whereas the holders of the Class B common stock are entitled to five votes per share on all matters submitted for stockholder vote.

(4) The business address of each of Mr. Madkour, Ms. Henderson, and Ms. Prever is c/o Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, New York 12866.

(5) The business address of Mr. Lichtenstein is c/o Steel Partners II, LP, 750 Lexington Avenue, New York, NY 10022.

(6) The business address of Mr. Malatino is c/o Morgan Stanley Dean Witter, 340 Broadway, Saratoga Springs, NY 12866.

(7) The business address of Mr. Morabito is 11 Geyser Road, Saratoga Springs, NY 12866.

(8) The business address of Mr. Toboroff is c/o Lincolnshire Management, Inc., 780 3rd Avenue, 40th Floor, New York, NY 10017.

(9) The business address of Mr. Heavirland is c/o The Fresh Juice Company of California, Inc., 875 West Eighth Street, Azusa, CA 91702-2247.

(10) The business address of Mr. Bogen is The Fresh Juice Company of New York, Inc., 280 Wilson Avenue, Newark, NJ 07105.

(11) The business address of Mr. Cox is 11 Geyser Road, Saratoga Springs, NY 12866.

(12) The business address of Mr. James is The Fresh Juice Company of Florida, Inc., 1000 American Superior Boulevard, Winter Haven, Florida 33880.

(13) The business address of Mr. Colaianni is Holding Capital Group, Inc., 10 E. 53rd St., 30th Floor, New York, NY 10022

(14) Includes 100,000 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, 150,325 shares of Class A common stock outstanding and 167,960 shares of Class B common stock outstanding, and excludes 200,000 shares issuable upon options that are not exercisable within 60 days.

(15) Includes 80,666 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, 1,050 shares of Class A common stock outstanding, and excludes 19,334 shares issuable upon options that are not exercisable within 60 days.

(16) Includes 6,668 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, 1,125 shares of Class A common stock outstanding, and excludes 8,332 shares issuable upon options that are not exercisable within 60 days.

(17) No shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, 552,512 shares of Class A common stock outstanding, and excludes 2,500 shares issuable upon options that are not exercisable within 60 days.

(18) Includes 207,500 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, and excludes 2,500 shares issuable upon options that are not exercisable within 60 days.

(19) Includes 50,000 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, 31,106 shares of Class A common stock outstanding, and excludes 50,000 shares issuable upon options that are not exercisable within 60 days

(20) Includes 2,500 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, 406,793 shares of Class A common stock outstanding, and excludes 2,500 shares issuable upon options that are not exercisable within 60 days.

(21) Includes 25,000 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, no shares of Class A common stock are outstanding, and excludes 50,000 shares issuable upon options that are not exercisable within 60 days.

(22) Includes 2,500 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, no shares of Class A common stock are outstanding, and excludes 4,500 shares issuable upon options that are not exercisable within 60 days.

(23) No shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, no shares of Class A common stock are outstanding, and excludes 20,000 shares issuable upon options that are not exercisable within 60 days.

(24) Includes 87,500 shares of Class A common stock issuable upon exercise of certain options that are exercisable within 60 days, no shares of Class A common stock are outstanding, and excludes 2,500 shares issuable upon options that are not exercisable within 60 days.

(25) Includes 363,132 shares of Class A common stock outstanding and 354,995 shares of Class B common stock outstanding.

                          PURCHASES OF COMMON STOCK BY,

                  AND OTHER TRANSACTIONS WITH, CERTAIN PERSONS



         On January 5, 2000, Warren Lichtenstein, a director of Saratoga, exercised options to purchase an aggregate of 95,500 shares of Class A common stock with an aggregate exercise price of $233,920. Mr. Lichtenstein exercised his options using a cashless exercise and, therefore, received 46,254 shares of common stock upon exercise of his options.

         On December 23, 1999, Robin Prever, Chairman, President and Chief Executive Officer, exercised options to purchase 115,000 shares of Class A common stock with an aggregate exercise price of $273,750.

         In February 1998, Steel Partners purchased 275,000 shares of unregistered Class A common stock from Saratoga at a purchase price of $2.25 per share. Steel Partners, an affiliate of Warren Lichtenstein, is a private investment fund that invests in small-cap companies.

         Carl T. Wolf became co-chairman of the board and director in February 1998. At that time, he purchased 175,000 shares of unregistered Class A common stock from Saratoga at a purchase price of $2.25 per share. In connection with his purchase, Mr. Wolf was issued an option to purchase 200,000 shares of Class A common stock at an exercise price of $2.875 per share. Mr. Wolf resigned from the board on April 17, 1998 for personal reasons and, on that date, Saratoga repurchased 150,000 shares of unregistered Class A common stock at a price of $2.25 per share. In connection with Mr. Wolf's resignation, the option was amended to be exercisable for 75,000 shares and the expiration date of the options was extended to February 3, 2003.

         Saratoga also repurchased 100,000 shares of unregistered Class A common stock for $1.62 per share in a private transaction from an unaffiliated stockholder during the first quarter of 1998.

         During the second quarter of 1998, 250,000 shares held in treasury were retired.

         In connection with the execution of the merger agreement, each of Robin Prever, Anthony Malatino, Steven Bogen, Warren Lichtenstein, Steel Partners, an affiliate of Warren Lichtenstein, Pershing Securities Limited and Jurg Walker entered into the voting agreements with the Purchaser described in "The Merger -- Voting Agreements."

         Anthony Malatino, the chairman of the board of Saratoga until December 12, 1995, and Robin Prever, entered into a voting trust agreement, dated August 17, 1992, as amended in April 1993. This agreement expired in 1998.

         On October 13, 1998, Saratoga, Steven Bogen, Robin Prever and Anthony Malatino entered in a stockholder agreement in which it was agreed to vote all of their Saratoga securities to elect, re-elect and prevent any proposed removal of, Mr. Bogen as a member of Saratoga's board. This stockholder agreement shall expire on the earlier of the date (i) that Mr. Bogen directly owns less than 400,000 shares of Class A common stock, (ii) Mr. Bogen is convicted of a felony or a misdemeanor involving moral turpitude, dishonesty, theft or unethical business conduct, or (iii) Mr. Bogen breaches his fiduciary duties, in a material fashion, to Saratoga or its stockholders. The stockholder agreement will terminate upon the effective time of the merger.



                            REGULATORY CONSIDERATIONS


ANTITRUST

         Under the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules promulgated thereunder, certain merger transactions may not be consummated unless certain information has been furnished to the Antitrust Division of the Department of Justice and the Federal Trade Commission and certain waiting periods have expired or been terminated. The merger is subject to the filing requirements of the HSR Act.

                           THE PURCHASER AND MERGERCO


         The Purchaser is a newly formed Delaware limited partnership and Mergerco is a newly formed corporation, both organized at the direction of North Castle in connection with the transactions contemplated by the merger agreement. The Purchaser and Mergerco were formed for the purpose of effecting the transactions contemplated by the merger agreement and are not expected to have significant assets or liabilities other than in connection with the transactions contemplated by the merger agreement or to engage in any activities other than those incident to their formations and the transactions contemplated by the merger agreement, and, in the case of the Purchaser, actions contemplated by the voting agreements.

         The authorized capital stock of MergerCo consists of 1,000 shares of common stock, par value $0.01, all of which shares have been issued and are held by the Purchaser. The general partner of the Purchaser is NCP-SBG GP, L.L.C., a Delaware limited liability company organized at the direction of North Castle to serve, along with the Purchaser and MergerCo, as investment vehicles in connection with the transactions contemplated by the merger agreement and related agreements. The sole member of NCP-SBG GP, L.L.C. is North Castle Partners II, L.P., a Delaware limited partnership ("North Castle Fund II"). The general partner of North Castle Partners II, L.P. is NCP G.P. II, L.P., a Delaware limited partnership. The general partner of NCP G.P. II, L.P. is North Castle GP II, L.L.C., a Delaware limited liability company. The sole member of North Castle GP II, L.L.C. is Charles F. Baird, Jr., an individual.

         North Castle Fund II is a private equity fund and, along with NCP G.P. II, L.P. and North Castle GP II, L.L.C., are private investment vehicles formed for the purpose of investing in transactions arranged by North Castle Partners, L.L.C. The present principal occupation of Mr. Baird is as the senior managing member of North Castle Partners, L.L.C. Mr. Baird is a citizen of the United States.

         The principal executive offices of MergerCo, the Purchaser, NCP-SBG GP, L.L.C., North Castle Partners II, L.P., NCP G.P. II, L.P. and North Castle GP II, L.L.C. are c/o North Castle Partners, L.L.C., 60 Arch Street, Greenwich, Connecticut 06830.

         As described in "The Merger -- Consulting Agreement," Saratoga and North Castle have entered into a consulting agreement, to be effective upon the closing of the merger, pursuant to which North Castle will provide financial and other advisory services to Saratoga in exchange for certain fees following the merger.

                         DISSENTING STOCKHOLDERS' RIGHTS

         Holders of shares of Class A common stock are entitled to appraisal rights under Section 262 of the DGCL, provided that they comply with the conditions established by Section 262. Section 262 is reprinted in its entirety as Annex C to this document. The following discussion is not a complete statement of the law relating to appraisal rights and is qualified in its entirety by reference to Annex C. This discussion and Annex C should be reviewed carefully by any holder who wishes to exercise statutory appraisal rights or who wishes to preserve the right to do so, as failure to comply with the procedures set forth in this document or Section 262 may result in the loss of appraisal rights. Stockholders of record who desire to exercise their appraisal rights must:

o hold shares of Class A common stock on the date of making a demand for appraisal;

o continuously hold those shares through the effective time of the merger;

o        not exchange his shares for the merger consideration;

o deliver a properly executed written demand for appraisal to Saratoga prior to the vote by the stockholders of Saratoga on the merger;

o        not vote in favor of the merger or consent to the merger in writing;

o file any necessary petition in the Delaware Chancery Court, as more fully described below, within 120 days after the effective time of the merger; and

o otherwise satisfy all of the conditions described more fully below and in Annex C.

         A record holder of shares of Class A common stock who makes the demand described below with respect to his shares, who continuously is the record holder of his shares through the effective time of the merger, who otherwise complies with the statutory requirements of Section 262 and who neither votes in favor of the merger nor consents to the merger in writing will be entitled, if the merger is consummated, to receive payment of the fair value of his shares of Class A common stock as appraised by the Delaware Chancery Court. All references in Section 262 and in this summary of appraisal rights to a "stockholder" or "holders of shares of Class A common stock" are to the record holder or holders of shares of Class A common stock.

         Under Section 262, not less than 20 days prior to the special meeting, Saratoga is required to notify each stockholder eligible for appraisal rights of the availability of appraisal rights. This document constitutes notice to holders of Class A common stock that appraisal rights are available to them. Stockholders of record who desire to exercise their appraisal rights must satisfy all of the conditions set forth in this document. A written demand for appraisal of any shares of Class A common stock must be filed with Saratoga before the taking of the vote on the merger. This written demand must reasonably inform Saratoga of the identity of the stockholder of record and of the stockholder's intention to demand appraisal of the Class A common stock held by the stockholder. This written demand for appraisal of shares must be in addition to and separate from any proxy or vote abstaining from or voting against the merger. Voting against, abstaining from voting on, failing to return a proxy with respect to, or failing to vote on the merger will not constitute a demand for appraisal within Section 262.

         Stockholders who desire to exercise appraisal rights must not vote in favor of the merger, consent to the merger in writing, or exchange their shares for the merger consideration. Voting in favor of the merger or delivering a proxy in connection with the special meeting, unless the proxy votes against, or expressly abstains from the vote on, the approval of the merger, will constitute a waiver of the stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder.

         A demand for appraisal must be executed by or on behalf of the stockholder of record, fully and correctly, as the stockholder's name appears on the certificate or certificates representing the shares of Class A common stock. A person having a beneficial interest in shares of Class A common stock that are held of record in the name of another person, including a broker, fiduciary or other nominee, must act promptly to cause the record holder to follow the steps summarized in this document properly and in a timely manner to perfect any appraisal rights. If the shares of Class A common stock are owned of record by a person other than the beneficial owner, including a broker, fiduciary, trustee, guardian, custodian or other nominee, the demand must be executed by or for the record owner. If the shares of Class A common stock are owned of record by more than one person, as in a joint tenancy or tenancy in common, the demand must be executed by or for all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that, in exercising the demand, this person is acting as agent for the record owner. A record owner, including a broker, fiduciary or other nominee, who holds shares of Class A common stock, may exercise appraisal rights with respect to all or less than all shares held, and in the case of a record owner who holds as a nominee for more than one other stockholder may exercise appraisal rights for the shares held for all or less than all beneficial owners of shares as to which the person is the record owner. In this case, the written demand must set forth the number of shares covered by the demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares of Class A common stock outstanding in the name of the record owner. A stockholder who elects to exercise appraisal rights should mail or deliver his or her written demand to: Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, New York 12866, Attention: Secretary. The written demand for appraisal should specify the stockholder's name and mailing address, the number of shares of Class A common stock owned, and that the stockholder is demanding appraisal of his or her shares. A proxy or vote against the merger will not constitute a demand. If the demand is not physically received by Saratoga prior to the special meeting, irrespective of when mailed, then the demand will not be duly made.

         Within ten days after the effective time, the surviving corporation must provide notice of the effective time to all stockholders who have complied with Section 262. Within 120 days after the effective time, either the surviving corporation or any stockholder who has complied with the required conditions of
Section 262 may file a petition in the Delaware Chancery Court, with a copy served on the surviving corporation in the case of a petition filed by a stockholder, demanding a determination of the fair value of the shares of all dissenting stockholders. The surviving corporation does not currently intend to file an appraisal petition and stockholders seeking to exercise appraisal rights should not assume that the surviving corporation will file a petition or that the surviving corporation will initiate any negotiations with respect to the fair value of Saratoga shares. Accordingly, stockholders who desire to have their shares appraised should initiate any petitions necessary for the perfection of their appraisal rights within the time periods and in the manner prescribed in Section 262. Within 120 days after the effective time, any stockholder who has complied with the applicable provisions of Section 262 will be entitled, upon written request, to receive from the surviving corporation a statement setting forth the aggregate number of shares of Class A common stock not voted in favor of the merger and with respect to which demands for appraisal were received by Saratoga and the number of holders of the shares. This statement must be mailed within 10 days after the written request for appraisal rights has been received by the surviving corporation or within 10 days after expiration of the time for delivery of demands for appraisal under Section 262, whichever is later.

         If a petition for an appraisal is timely filed, at the hearing on the petition, the Delaware Chancery Court will determine which stockholders are entitled to appraisal rights and will appraise the shares of Class A common stock owned by the stockholders, determining the fair value of the shares exclusive of any element of value arising from the accomplishment or expectation of the merger, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining fair value, the Delaware Chancery Court is to take into account all relevant factors. In Weinberger v. UP, Inc., the Delaware Supreme Court discussed the factors that could be considered in determining fair value in an appraisal proceeding, stating that "proof of value by any techniques or methods which are generally considered acceptable in the financial community and otherwise admissible in court" should be considered, and that, "fair price obviously requires consideration of all relevant factors involving the value of a company." The Delaware Supreme Court stated that in making this determination of fair value the court must consider market value, asset value, dividends, earnings prospects, the nature of the enterprise and any other facts which are known or which can be ascertained as of the date of the merger and which throw any light on future prospects of the merged corporation. In Weinberger, the Delaware Supreme Court stated that "elements of future value, including the nature of the enterprise, which are known or susceptible of proof as of the date of the merger and not the product of speculation, may be considered." Section 262, however, provides that fair value is to be "exclusive of any element of value arising from the accomplishment or expectation of the merger."

         Stockholders considering seeking appraisal should recognize that the fair value of their shares as determined under Section 262 could be more than, the same as or less than the merger consideration to be received if they do not seek appraisal of their shares. The cost of the appraisal proceeding may be determined by the Delaware Chancery Court and taxed against the parties as the Delaware Chancery Court deems equitable in the circumstances. Upon application of a dissenting stockholder of Saratoga, the Delaware Chancery Court may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares of stock entitled to appraisal.

         Any holder of shares of Class A common stock who has duly demanded appraisal in compliance with Section 262 will not, after the effective time, be entitled to vote for any purpose any shares subject to the demand or to receive payment of dividends or other distributions on the shares, except for dividends or distributions payable to stockholders of record at a date prior to the effective time.

         At any time within 60 days after the effective time, any stockholder will have the right to withdraw the demand for appraisal and to accept the terms offered in the merger; after this period, the stockholder may withdraw the demand for appraisal only with the consent of the surviving corporation. If no petition for appraisal is filed with the Delaware Chancery Court within 120 days after the effective time, stockholders' rights to appraisal will cease, and all holders of shares of Class A common stock will be entitled to receive the merger consideration. Inasmuch as the surviving corporation has no obligation to file a petition, and has no present intention to do so, any holder of shares of Class A common stock who desires a petition to be filed is advised to file it on a timely basis.

         Failure to take any required step in connection with the exercise of appraisal rights may result in termination of appraisal rights. In view of the complexity of these provisions of the DGCL, stockholders who are considering exercising their rights under Section 262 should consult with their legal advisors.


                              INDEPENDENT AUDITORS

         The consolidated balance sheets as of December 31, 1998 and December 31, 1997, and the related consolidated statements of income, stockholders' equity, and cash flows for each of the two fiscal years in the period ended December 31, 1998, incorporated by reference in this document and included with this document, have been audited by PricewaterhouseCoopers, LLP, independent auditors. A representative of PricewaterhouseCoopers, LLP will be at the special meeting to answer appropriate questions from stockholders and will have the opportunity to make a statement, if so desired.

                          FUTURE STOCKHOLDER PROPOSALS



         Saratoga will hold an annual meeting in the year 2000 only if the merger has not already been completed. If the annual meeting is held, then stockholders' proposals must be sent to the attention of the Secretary of Saratoga at 11 Geyser Road, Saratoga Springs, New York 12866 by certified mail, returned receipt requested. Any proposal that a stockholder wishes to have presented at the next annual meeting of Saratoga must be received at the main office of Saratoga for inclusion in the proxy statement no later than 120 days in advance of August 18, 2000; provided, however, that if the 2000 Annual Meeting is held prior to July 19, 2000 or after September 17, 2000, Saratoga will notify stockholders of a revised date for submitting notice to Saratoga.

                                                                      ANNEX A
================================================================================





                         STOCK PURCHASE AGREEMENT AND
                         AGREEMENT AND PLAN OF MERGER


                                     among


                         SARATOGA BEVERAGE GROUP, INC.



                        NCP-SBG RECAPITALIZATION CORP.


                                      and


                                 NCP-SBG, L.P.



                          ---------------------------
                          Dated as of January 5, 2000
                          ---------------------------



================================================================================

                                TABLE OF CONTENTS


SECTION                                                                     PAGE
---------                                                                  -----
                                ARTICLE I
                       MERGER; PURCHASE OF SHARES
1.1       Merger; Purchase of Shares ...................................   A-1
1.2       Issuance of Purchased Shares and Cash Payment ................   A-2
1.3       Conversion or Cancellation of Shares .........................   A-2
1.4       Exchange of Certificates .....................................   A-3
1.5       Options; Warrants; 2000 Note .................................   A-4
1.6       Dissenting Shares ............................................   A-4
1.7       Certificate of Incorporation; By-Laws ........................   A-5
1.8       Directors and Officers of the Surviving Corporation ..........   A-5
1.9       Effective Time ...............................................   A-5
1.10      Closing ......................................................   A-5

                               ARTICLE II
              REPRESENTATIONS AND WARRANTIES OF THE COMPANY
2.1       Corporate Status, etc. .......................................   A-5
2.2       Authorization, etc. ..........................................   A-6
2.3       No Conflicts; Consents .......................................   A-6
2.4       Capitalization ...............................................   A-7
2.5       Investments ..................................................   A-7
2.6       Undisclosed Liabilities, etc. ................................   A-7
2.7       Absence of Changes ...........................................   A-8
2.8       Tax Matters ..................................................   A-8
2.9       Assets .......................................................   A-9
2.10      Real Property ................................................   A-9
2.11      Material Contracts ...........................................   A-9
2.12      Intellectual Property ........................................   A-10
2.13      Insurance ....................................................   A-11
2.14      Litigation ...................................................   A-11
2.15      Compliance with Laws and Instruments .........................   A-11
2.16      Environmental Matters ........................................   A-11
2.17      Employees, Labor Matters, etc. ...............................   A-12
2.18      Employee Benefit Plans and Related Matters; ERISA ............   A-12
2.19      Product Liability ............................................   A-13
2.20      Brokers, Finders, etc. .......................................   A-14
2.21      SEC Reports and Financial Statements .........................   A-14
2.22      Proxy Statement; Exchange Act Schedules ......................   A-14
2.23      Required Vote by Company Stockholders ........................   A-14
2.24      Fairness Opinion .............................................   A-15
2.25      Takeover Statutes ............................................   A-15
2.26      Substantial Suppliers and Customers ..........................   A-15

                               ARTICLE III
                     REPRESENTATIONS AND WARRANTIES
                        OF MERGERCO AND PURCHASER
3.1       Status; Authorization, etc. ..................................   A-15
3.2       No Conflicts, etc. ...........................................   A-15
3.3       Litigation ...................................................   A-16

SECTION                                                                   PAGE
---------                                                                 -----
3.4       Brokers, Finders, etc. ......................................   A-16
3.5       No Prior Business ...........................................   A-16
3.6       Financing ...................................................   A-16
3.7       Proxy Statement; Exchange Act Schedules .....................   A-16
3.8       Beneficial Ownership of Shares ..............................   A-16
3.9       Liabilities .................................................   A-16

                                 ARTICLE IV
                          COVENANTS OF THE COMPANY
4.1       Conduct of the Business .....................................   A-17
4.2       No Solicitation .............................................   A-17
4.3       Access and Information ......................................   A-18
4.4       Further Assurances ..........................................   A-18

                                 ARTICLE V
              COVENANTS OF MERGERCO, PURCHASER AND THE COMPANY
5.1       Public Announcements ........................................   A-18
5.2       Further Actions .............................................   A-18
5.3       Company Stockholder Approval; Proxy Statement ...............   A-19
5.4       Directors' and Officers' Insurance and Indemnification ......   A-20
5.5       Stockholder Litigation ......................................   A-21
5.6       Recapitalization ............................................   A-21
5.7       Certain Employee Matters ....................................   A-21

                                 ARTICLE VI
                            CONDITIONS PRECEDENT
6.1       Conditions to Obligations of Each Party .....................   A-21
6.2       Conditions to Obligations of MergerCo and Purchaser .........   A-22
6.3       Conditions to Obligations of the Company ....................   A-23

                                ARTICLE VII
                                TERMINATION
7.1       Termination .................................................   A-23
7.2       Effect of Termination .......................................   A-25

                                ARTICLE VIII
                                DEFINITIONS
8.1       Definition of Certain Terms .................................   A-25

                                 ARTICLE IX
                               MISCELLANEOUS
9.1       Survival ....................................................   A-32
9.2       Expenses ....................................................   A-32
9.3       Severability ................................................   A-32
9.4       Notices .....................................................   A-32
9.5       Entire Agreement ............................................   A-33
9.6       Counterparts; Headings ......................................   A-33
9.7       Governing Law, etc. .........................................   A-33
9.8       Binding Effect; No Third Party Beneficiaries ................   A-34
9.9       Assignment ..................................................   A-34
9.10      Amendment; Waivers, etc. ....................................   A-34
9.11      Attorneys' Fees .............................................   A-35

SECTION                                                                                      PAGE
-----------                                                                                 ------
                                        EXHIBIT INDEX
Exhibit A   Form of Amended and Restated Certificate of Incorporation of the Company.....
Exhibit B   Form of Amended and Restated By-laws at the Company .........................
Exhibit C   Form of Stockholders Agreement ..............................................
Exhibit D   Form of Registration Rights Agreement .......................................
Exhibit E   Form of Employment Agreement ................................................
Exhibit F   Form of Consulting Agreement ................................................
Exhibit G   Form of Voting Agreement ....................................................

                                              ANNEX
Annex A     List of Continuing Stockholders; Cashed Out Shares & Rollover Shares ........

     STOCK PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER, dated as of January 5, 2000, among NCP-SBG, L.P., a Delaware limited partnership (the "Purchaser"), NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"), and Saratoga Beverage Group, Inc., a Delaware corporation (the "Company"). Capitalized terms used herein have the meanings ascribed in Section 8.1.

                              W I T N E S S E T H:

     WHEREAS, the Board of Directors of MergerCo has approved, and deems it advisable and in the best interests of the stockholders of MergerCo to participate in the recapitalization (the "Recapitalization") of the Company, upon the terms and subject to the conditions set forth herein;

     WHEREAS, the Board of Directors of the Company, based upon the unanimous recommendation of a special committee of independent directors of the Company (the "Special Committee"), has approved, and deems it advisable and in the best interests of the stockholders of the Company to consummate, the Recapitalization of the Company, upon the terms and subject to the conditions set forth herein;

     WHEREAS, in furtherance of such Recapitalization, the Board of Directors of the Company, based upon the unanimous recommendation of the Special Committee, and the Board of Directors of MergerCo have each approved this Agreement and the merger of MergerCo with and into the Company in accordance with the terms of this Agreement and the Delaware General Corporation Law (the "DGCL");

     WHEREAS, in connection with the Recapitalization, Purchaser desires to purchase and the Company desires to issue and sell to Purchaser shares of common stock of the Company on the terms and conditions set forth in this Agreement; and

     WHEREAS, MergerCo has entered into voting agreements, dated as of the date hereof (the "Voting Agreements"), with each of the Continuing Stockholders (as defined herein), pursuant to which the Continuing Stockholders agree to vote their shares of common stock of the Company in favor of the Merger (as defined herein);

     NOW, THEREFORE, in consideration of the foregoing premises and respective covenants, representations, warranties and agreements made herein and of the mutual benefits to be derived therefrom, and for other good and valuable consideration the receipt and adequacy of which is hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:


                                  ARTICLE I.

                          MERGER; PURCHASE OF SHARES

     1.1. Merger; Purchase of Shares. (a) On the terms and subject to the conditions of this Agreement and in accordance with the applicable provisions of the DGCL, at the Effective Time, MergerCo shall be merged (the "Merger") with and into the Company and the separate corporate existence of MergerCo shall cease. After the Merger, the Company shall continue as the surviving corporation (sometimes hereinafter referred to as the "Surviving Corporation") and shall continue to be governed by the laws of the State of Delaware. The Merger shall have the effect as provided in the applicable provisions of the DGCL. Without limiting the generality of the foregoing, upon the Merger, all the rights, privileges, immunities, powers and franchises of the Company and MergerCo shall vest in the Surviving Corporation and all restrictions, obligations, duties, debts and liabilities of the Company and MergerCo shall be the restrictions, obligations, duties, debts and liabilities of the Surviving Corporation.

     (b) On the terms and subject to the conditions of this Agreement, immediately after the Effective Time, the Surviving Corporation shall, in consideration for the payment of the Purchase Price, issue, transfer, deliver and sell to Purchaser and Purchaser shall purchase and accept from the Surviving Corporation (the "Stock Purchase") the Purchased Shares. The "Purchase Price" shall mean

$28,660,000, provided that if the full amount (the "Debt Commitment Amount") of the debt financing contemplated by the letters referred to in Section 3.6(ii) and (iii) is unavailable at the Effective Time from the financial institutions party to such letters or from other financing sources on terms substantially similar to the terms contained in such letters or on less favorable terms that are acceptable to Purchaser, then the "Purchase Price" shall equal the sum of
(x) $28,660,000 and (y) 90% of the positive difference between (A) the Debt Commitment Amount and (B) the amount of debt financing actually obtained at the Effective Time, provided, further, that the "Purchase Price" shall not exceed $38,660,000 under any circumstance. Purchaser shall provide written notice to the Company two Business Days prior to the Effective Time of the Purchase Price.

     1.2. Issuance of Purchased Shares and Cash Payment. At the Closing (i) the Surviving Corporation shall deliver to Purchaser certificates representing the Purchased Shares, duly authorized and issued in blank, free and clear of all Liens and (ii) Purchaser shall deliver or cause to be delivered to the Surviving Corporation the Purchase Price by wire transfer of immediately available funds, to an account or accounts designated at least three Business Days prior to the Closing by the Company in a written notice to Purchaser.

     1.3. Conversion or Cancellation of Shares. The manner of converting or canceling shares of Company Common Stock and shares of common stock of MergerCo in the Merger shall be as follows:

     (a) At the Effective Time, each share of Class A Common Stock of the Company, par value $.01 per share (the "Class A Common Stock") and Class B Common Stock of the Company, par value $.01 per share (the "Class B Common Stock", and together with the Class A Common Stock, the "Company Common Stock") that is issued and outstanding immediately prior to the Effective Time (other than shares that are held by Stockholders (the "Dissenting Stockholders") exercising appraisal rights with respect to such shares pursuant to Section 262 of the DGCL) shall, by virtue of the Merger and without any action on the part of the holder thereof, be converted into the right to receive, without interest:

         (i) with respect to each such share held by any Non-Continuing Stockholder, cash in an amount equal to the Per Share Merger Consideration;

         (ii) with respect to each Cashed Out Share held by any Continuing Stockholder, cash in an amount equal to the Per Share Merger Consideration; and

         (iii) with respect to each Rollover Share held by any Continuing Stockholder, a number of shares of Surviving Corporation Common Stock equal to the quotient of (x) the Per Share Merger Consideration divided by (y) the Per Share Amount.

     (b) Notwithstanding the foregoing, no fractions of a share of Surviving Corporation Common Stock shall be issued in the Merger, but in lieu thereof each holder of Company Common Stock otherwise entitled to a fraction of a share of Surviving Corporation Common Stock shall, upon surrender of his or her certificate or certificates, be entitled to receive an amount of cash (without interest) determined by multiplying the Per Share Amount by the fractional share interest to which such holder would otherwise be entitled.

     (c) At the Effective Time, each share of Company Common Stock issued and held in the Company's treasury immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of the holder thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (d) At the Effective Time, each share of common stock, par value $.01 per share, of MergerCo issued and outstanding immediately prior to the Effective Time shall, by virtue of the Merger and without any action on the part of MergerCo or the holders thereof, cease to be outstanding, shall be canceled and retired without payment of any consideration therefor and shall cease to exist.

     (e) At the Effective Time, the stock transfer books of the Company shall be closed and there shall be no transfers on the stock transfer books of the Surviving Corporation of shares of Company Common Stock that were outstanding immediately prior to the Effective Time.

     1.4. Exchange of Certificates. (a) Prior to the Effective Time, MergerCo shall designate the Company's registrar and transfer agent or such other bank or trust company as may be approved in writing by the Company (which approval shall not be unreasonably withheld), to act as exchange agent for the holders of shares of Company Common Stock in connection with the Merger (the "Exchange Agent"), to receive the certificates representing the shares of Surviving Corporation Common Stock and the funds to which holders of shares of Company Common Stock shall become entitled pursuant to this Article I. On or prior to the Effective Time, the Company will deposit in trust with the Exchange Agent, for the benefit of holders of Company Common Stock, (i) the funds necessary to complete the payments contemplated by this Article I and (ii) the certificates representing the shares of Surviving Corporation Common Stock to be issued hereunder.

     (b) At the Effective Time, the Surviving Corporation will instruct the Exchange Agent to promptly, and in any event not later than three Business Days following the Effective Time, mail (and to make available for collection by hand) to each holder of record of a certificate or certificates, which immediately prior to the Effective Time represented outstanding shares of Company Common Stock, whose shares were converted pursuant to Section 1.3 into the right to receive the Merger Consideration (i) a letter of transmittal (which shall specify that delivery shall be effected, and risk of loss and title to such certificates shall pass, only upon delivery of such certificates to the Exchange Agent and shall be in such form and have such other provisions as MergerCo and the Company may reasonably specify) and (ii) instructions for use in effecting the surrender of such certificates in exchange for the Merger Consideration (which shall provide that, at the election of the surrendering holder, such certificates may be surrendered, and payment therefor collected, by hand delivery). Upon surrender of such certificates for cancellation to the Exchange Agent or to such other agent or agents as may be appointed by the Company, together with such letter of transmittal, duly executed, the holder of such certificates shall be entitled to receive in exchange therefor the Merger Consideration specified in Section 1.3 for each share of Company Common Stock formerly represented by such certificate, to be mailed (or made available for collection by hand if so elected by the surrendering holder) within three Business Days of receipt thereof, and the certificate so surrendered shall forthwith be cancelled. If payment of the Merger Consideration is to be made to a person other than the person in whose name the surrendered certificate is registered, it shall be a condition of payment that the certificate so surrendered shall be properly endorsed or shall be otherwise in proper form for transfer and that the person requesting such payment shall have paid any transfer and other taxes required by reason of the payment of the Merger Consideration to a person other than the registered holder of the certificate surrendered or shall have established to the satisfaction of the Surviving Corporation that such tax either has been paid or is not applicable. Until surrendered as contemplated by this Section 1.4, each certificate (other than certificates representing Dissenting Shares) shall be deemed at any time after the Effective Time to represent only the right to receive the Merger Consideration as contemplated by this Section 1.4.

     (c) In the event any certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such certificate to be lost, stolen or destroyed, the Exchange Agent will issue in exchange for such lost, stolen or destroyed certificate the Merger Consideration deliverable in respect thereof as determined in accordance with this Article I, provided that the Person to whom the Merger Consideration is paid shall, as a condition precedent to the payment thereof, give the Surviving Corporation a bond in such sum as it may direct or otherwise indemnify the Surviving Corporation in a manner satisfactory to it against any claim that may be made against the Surviving Corporation with respect to the certificate claimed to have been lost, stolen or destroyed.

     (d) Any portion of the funds deposited with the Exchange Agent (and the proceeds of any interest and other income received by the Exchange Agent in respect of all such funds) and any certificates representing shares of Surviving Corporation Common Stock that remain unclaimed by the former stockholders of the Company one year after the Effective Time shall be delivered to the Surviving Corporation. Any former stockholders of the Company who have not theretofore complied with this Article I shall thereafter look only to the Surviving Corporation for payment of any Merger Consideration that may be payable upon surrender of any certificates such stockholder holds, as determined pursuant to this Agreement, without any interest thereon.

     (e) None of MergerCo, the Company, the Surviving Corporation, the Exchange Agent or any other Person shall be liable to any former holder of shares of Company Common Stock for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar laws.

     (f) Any payment or issuance made pursuant to this Section 1.4 shall be subject to and made net of applicable withholding Taxes.

     1.5. Options; Warrants; 2000 Note. (a) At or immediately prior to the Effective Time, all options to purchase shares of Company Common Stock (each such option, a "Company Stock Option") outstanding under the Company's 1993 Stock Option Plan, as amended, the Company's 1998 Stock Option Plan and any other stock option (or other equity-related award) or compensation plan or arrangement of the Company (collectively, the "Company Stock Option Plans"), and any other outstanding Company Stock Options, whether or not exercisable or vested, shall be repurchased or canceled, and the Surviving Corporation shall pay each such holder at or promptly after the Effective Time for each such option an amount in cash determined by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such option by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all options) had such holder exercised such options in full immediately prior to the Effective Time, such amount subject to any required withholding. The Company shall use its best efforts to obtain all necessary consents of the holders of Company Stock Options to the cancellation or repurchase of such options.

     (b) At or immediately prior to the Effective Time, all warrants to purchase shares of Company Common Stock (each such warrant, a "Company Stock Warrant") outstanding under the Warrant issued to Global Financial Group and any other outstanding Company Stock Warrant, whether or not exercisable or vested, shall be repurchased or canceled, and the Surviving Corporation shall pay each such holder at or promptly after the Effective Time for each such warrant an amount in cash determined by multiplying (i) the excess, if any, of the Per Share Merger Consideration over the per share exercise price of such warrant by (ii) the number of shares of Company Common Stock such holder could have purchased (assuming full vesting of all warrants) had such holder exercised such warrants in full immediately prior to the Effective Time, such amount subject to any required withholding. The Company shall use its best efforts to obtain all necessary consents of the holders of Company Stock Warrants to the cancellation or repurchase of such warrants on the terms provided in the preceding sentence.

     (c) At or immediately prior to the Effective Time, the 2000 Note shall be repurchased or canceled, and the Surviving Corporation shall pay the holder thereof at or promptly after the Effective Time an amount in cash equal to (x) the quotient of (I) 1.5 million plus a number equal to the amount of accrued but unpaid interest on the 2000 Note through the Effective Time divided by (ii) 3.5, multiplied by (y) the Per Share Merger Consideration, such amount subject to any required withholding. The Company shall use its best efforts to obtain all necessary consents of the holder of the 2000 Note to the cancellation or repurchase of the 2000 Note on the terms provided in the preceding sentence.

     1.6. Dissenting Shares. Notwithstanding anything in this Agreement to the contrary, shares of Company Common Stock that are issued and outstanding immediately prior to the Effective Time and that are held by stockholders who have perfected any dissenters' rights provided under the DGCL, if applicable (the "Dissenting Shares"), shall not be converted into or be exchangeable for the right to receive the Merger Consideration unless and until such holder shall have failed to perfect or shall have effectively withdrawn or lost such holder's right to appraisal and payment under the DGCL. If such holder shall have so failed to perfect or shall have effectively withdrawn or lost such right, such holder's shares shall thereupon be deemed to have been converted into and to have become exchangeable for, at the Effective Time, the right to receive the Merger Consideration, without any interest thereon.

     1.7. Certificate of Incorporation; By-Laws. (a) The certificate of incorporation of the Company as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof and the DGCL, be amended and restated as set forth in Exhibit A and, as so amended, shall be the certificate of incorporation of the Surviving Corporation until duly amended in accordance with the terms thereof and the DGCL.

     (b) By-laws. The by-laws of the Company, as in effect immediately prior to the Effective Time shall, in accordance with the terms thereof, the certificate of incorporation and applicable law, be amended and restated as set forth in Exhibit B and, as so amended, shall be the by-laws of the Surviving Corporation until thereafter amended as provided by applicable law, the certificate of incorporation of the Surviving Corporation and such by-laws.

     1.8. Directors and Officers of the Surviving Corporation. (a) The directors of MergerCo immediately prior to the Effective Time shall, from and after the Effective Time, be the directors of the Surviving Corporation until their successors shall have been duly elected or appointed and qualified or until their earlier death, resignation or removal in accordance with the Surviving Corporation's certificate of incorporation and by-laws.

     (b) The officers of the Company immediately prior to the Effective Time shall be the initial officers of the Surviving Corporation and shall hold office until their respective successors are duly elected and qualified, or their earlier death, resignation or removal.

     1.9. Effective Time. On the Closing Date, MergerCo and the Company will cause the appropriate certificate of merger (the "Certificate of Merger") to be executed and filed with the Secretary of State of the State of Delaware (the "Delaware Secretary of State") in such form and executed as provided in Section 251(c) of the DGCL. The Merger shall become effective on the date on which the Certificate of Merger has been duly filed with the Delaware Secretary of State (the "Effective Time").

     1.10. Closing. The closing of the Merger and the Stock Purchase (the "Closing") shall take place at the offices of Debevoise & Plimpton, 875 Third Avenue, New York, New York, at 10:00 a.m., New York time, on a date to be specified by the parties, which shall be no later than the second Business Day after satisfaction or waiver of all of the conditions set forth in Article VI hereof. The "Closing Date" shall be the date the Closing actually occurs.

                                  ARTICLE II

                 REPRESENTATIONS AND WARRANTIES OF THE COMPANY

     As of the date hereof and as of the Closing Date, the Company represents and warrants to MergerCo and Purchaser as follows:

     2.1. Corporate Status, etc.

     (a) Organization. Each of the Company and its Subsidiaries is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware, and has full corporate power and authority to conduct the Business and to own or lease and to operate its properties as and in the places where the Business is conducted and such properties are owned, leased or operated.

     (b) Qualification. Each of the Company and its Subsidiaries is duly qualified to do business and in good standing as a foreign corporation in all jurisdictions in which the nature of its business or the properties owned or leased by it makes such qualification necessary, except for such failures to be so qualified and in good standing as would not have, individually or in the aggregate, a Material Adverse Effect. Schedule 2.1(b) of the disclosure letter delivered by the Company to the Purchaser concurrently with the execution and delivery of this Agreement (the "Company Disclosure Letter") lists all jurisdictions in which such qualification is necessary.

     (c) Organizational Documents. Purchaser has been furnished complete and correct copies of the certificate of incorporation and by-laws or other organizational documents of the Company and each of its Subsidiaries, as amended, modified or waived through and in effect on the date hereof (the

"Organizational Documents"). Each of the Organizational Documents is in full force and effect. Neither the Company nor any of its Subsidiaries is in violation of any of the provisions of its Organizational Documents. The minute books of the Company and each of its Subsidiaries, which have heretofore been made available to Purchaser, correctly reflect in all material respects for each (i) all corporate actions taken by the stockholders that such stockholders were required by applicable Law to take, (ii) all corporate actions taken by the directors that such board of directors was required by applicable Law to take and (iii) all other corporate actions taken by the stockholders and directors (including by any committee of the board of directors).

     2.2. Authorization, etc. (a) The Company has full corporate power and authority to execute and deliver this Agreement and the Ancillary Agreements to which it is a party, and, subject to the approval of its stockholders as contemplated by Section 5.3 hereof, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which the Company is a party, the performance by the Company of its obligations hereunder and thereunder, and the consummation of the transactions contemplated hereby and thereby, have been duly recommended by the Special Committee and duly authorized by the Board of Directors of the Company and, other than adoption and approval of this Agreement by the holders of a majority, by vote, of the outstanding shares of the Class A Common Stock and Class B Common Stock voting as a single class (the "Company Stockholder Approval"), no other corporate proceedings on the part of the Company are necessary to authorize the execution and delivery of this Agreement and the Ancillary Agreements by the Company and the consummation of the transactions contemplated hereby and thereby other than the filing of the Certificate of Merger with the Delaware Secretary of State. The Company has duly executed and delivered this Agreement and the Ancillary Agreements to which it shall be a party. This Agreement and each such Ancillary Agreement constitutes the legal, valid and binding obligation of the Company, enforceable against the Company in accordance with its terms.

     2.3. No Conflicts; Consents. (a) Except as set forth on Schedule 2.3(a) of the Company Disclosure Letter, neither the execution, delivery and performance of this Agreement and the Ancillary Agreements by the Company, nor the consummation of the transactions contemplated hereby and thereby, will conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, result in the creation of any Lien (or any obligation to create any Lien) upon, or give rise to the creation of a right or claim by any Person other than the Company to, any of the Assets under, (i) any Law applicable to the Company or its Subsidiaries, or any of their respective properties or assets, (ii) any provision of any of the Organizational Documents or (iii) any Material Contract, or any other material agreement or instrument to which the Company or its Subsidiaries is a party or by which any of their respective properties or assets may be bound, except, in the case of clause (i) or (iii) above, for such violations or defaults as would not have, individually or in the aggregate, a Material Adverse Effect.

     (b) Consents. Except as set forth on Schedule 2.3(b) of the Company Disclosure Letter, no Consent of or with any court, arbitral tribunal, administrative agency or commission or other governmental or regulatory authority or administrative agency or commission, whether domestic or foreign, (a "Governmental Authority") or other Person is required to be obtained by the Company or any of its Subsidiaries in connection with the execution, delivery and performance by the Company of this Agreement and the Ancillary Agreements to which it shall be a party or the consummation of the transactions contemplated hereby and thereby, except for (i) applicable requirements under the Exchange Act, (ii) applicable requirements under the Securities Act, (iii) the filing by the Company under the HSR Act described in Section 5.2(c), (iv) the filing of the Certificate of Merger with the Delaware Secretary of State,
(v) with respect to Consents of or with any Person other than a Governmental Authority, Consents which individually or in the aggregate are not material to the Company and its Subsidiaries taken as a whole, and (vi) applicable requirements under securities or "blue sky" laws of various states.

     2.4. Capitalization.

     (a) Authorized Capital Stock of the Company. The authorized capital stock of the Company consists of 50,000,000 shares of Class A Common Stock, 2,000,000 shares of Class B Common Stock, and 5,000,000 shares of Preferred Stock, par value $.01 per share, of which 4,985,393, 522,955 and 0 shares, respectively, were issued and outstanding as of the close of business on January 4, 2000. The Class A Common Stock and Class B Common Stock are identical in their powers, rights and preferences, except that each share of Class A Common Stock carries one vote and each share of Class B Common Stock carries five votes. As of the close of business on January 5, 2000 there were outstanding under the Company's Stock Option Plans, options to acquire an aggregate of 1,126,600 shares of Class A Common Stock and 0 shares of Class B Common Stock. Set forth on
Schedule 2.4(a) of the Company Disclosure Letter is a list of all such outstanding options, their respective exercise prices, and scheduled vesting and expiration dates. All issued and outstanding shares of Company Common Stock have been duly authorized and validly issued and are fully paid and nonassessable. As of the date hereof, the Company has outstanding (i) a $1,500,000 5% Subordinated Convertible Note Due 2000, convertible at the option of the holder at any time prior to maturity into shares of Class A Common Stock at a conversion price of $3.50 per share (the "2000 Note"), and (ii) a warrant to acquire 30,000 shares of Class A Common Stock for an exercise price of $3.50 per share (the "GFG Warrant").

     (b) Ownership of Capital Stock of the Company and Subsidiaries; No Equity Rights. Schedule 2.4(b) of the Company Disclosure Letter contains a complete and correct description of the shares of stock or other equity interests that are authorized, or issued and outstanding, of each of the Subsidiaries of the Company. The Company is the record and beneficial owner of all of the outstanding capital stock of each of its Subsidiaries, free and clear of any Lien. There are no preemptive or similar rights on the part of any holders of any class of securities of the Company or its Subsidiaries. Except for the 2000 Note and the GFG Warrant and except as set forth on Schedule 2.4(b), (i) there are no outstanding shares of capital stock or other securities of either the Company or its Subsidiaries, and (ii) no subscriptions, options, warrants, instruments, conversion or other rights, agreements, commitments, arrangements or understandings of any kind obligating the Company or its Subsidiaries, contingently or otherwise, to issue or sell, or cause to be issued or sold, any shares of capital stock of the Company or its Subsidiaries, or any securities convertible into or exchangeable for any such shares, are outstanding, and no authorization therefore has been given. Except as set forth on Schedule 2.4(b), there are no outstanding contractual or other rights or obligations to or of the Company or its Subsidiaries to (x) repurchase, redeem or otherwise acquire any outstanding shares or other equity interests of the Company or its Subsidiaries or (y) make any payment based upon the value or earnings of the Company or its Subsidiaries. Each of the 2000 Note and the GFG Warrant permits, by its terms, and without the consent of the holders thereof, the transactions, contemplated by Section 1.5(b).

     2.5. Investments. Except as set forth on Schedule 2.5 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries owns any shares of capital stock or other securities, including, without limitation, any options, warrants, conversion or other rights, of, or interest in, any other Person (other than, as to the Company, its Subsidiaries).

     2.6. Undisclosed Liabilities, etc. Neither the Company nor any of its Subsidiaries has any liabilities or obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due, except (a) as set forth on Schedule 2.6 of the Company Disclosure Letter, (b) as and to the extent disclosed on and adequately reserved against in the Balance Sheet, or (c) for liabilities and obligations that (i) were incurred after December 31, 1998 in the ordinary course of business and (ii) individually and in the aggregate have not had a Material Adverse Effect. Since December 31, 1998, there has not occurred or come to exist any Material Adverse Effect or any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have a Material Adverse Effect. Except as disclosed on Schedule 2.6 of the Company Disclosure Letter, there are no liabilities or obligations of the Company or its Subsidiaries, contingent or otherwise, to any Person with respect to the value of the Company Common Stock.

     2.7. Absence of Changes. Since December 31, 1998, except (a) as set forth on Schedule 2.7 of the Company Disclosure Letter, (b) as disclosed in the Company SEC documents filed and publicly available prior to the date hereof, or
(c) as specifically permitted after the date hereof pursuant to Section 4.1, the Company and its Subsidiaries have conducted the Business in the ordinary course consistent with past practice and there have not been any events, changes or developments which, individually or in the aggregate, would have a Material Adverse Effect on the Company and its Subsidiaries, taken as a whole; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a Material Adverse Effect unless the Company would be unable to comply with such new regulation without the occurrence of a Material Adverse Effect.

     2.8. Tax Matters. (a) Except as set forth on Schedule 2.8(a) of the Company Disclosure Letter and for such failures as would not have, individually or in the aggregate, a Material Adverse Effect, (i) all income and other material Returns required to be filed by the Company or its Subsidiaries with respect to Taxes have been filed, (ii) all such Returns are complete and accurate in all material respects, (iii) all Taxes due by the Company or its Subsidiaries (whether or not shown on any Return), chargeable as a Lien upon the assets of the Company or its Subsidiaries, claimed to be due by any Governmental Authority, or that may become due by the Company or its Subsidiaries with respect to any period (or portion thereof) ending on or before the Closing Date have been paid or have been adequately reserved for in the books and records of the Company or its Subsidiaries in accordance with GAAP and will be paid when due if due on or before the Closing, (iv) each of the Company and its Subsidiaries has duly and timely withheld all Taxes required to be withheld and such withheld Taxes have been either duly and timely paid to the proper Governmental Authority or properly set aside in accounts for such purpose and will be duly and timely paid to the proper Governmental Authority if such payment is due before the Closing.

     (b) Except as set forth on Schedule 2.8(b) of the Company Disclosure Letter, (i) no agreement or other document waiving, extending, or having the effect of waiving or extending, the statute of limitations, the period of assessment or collection of any Taxes on or in respect of the Company or its Subsidiaries, and no power of attorney with respect to any such Taxes has been filed with any Governmental Authority which waiver, extension or power of attorney is currently in effect and (ii) neither the Company nor its Subsidiaries has requested or been granted an extension of time for filing any Return to a date later than the date of this Agreement.

     (c) Except as set forth on Schedule 2.8(c) of the Company Disclosure Letter, no Returns of or in respect of the Company or its Subsidiaries are currently under audit, examination or investigation by any Governmental Authority. Except as set forth on Schedule 2.8(c) of the Company Disclosure Letter, no Governmental Authority is now asserting or, to the knowledge of the Company or any of its Subsidiaries threatening to assert against the Company or its Subsidiaries any deficiency or claim for Taxes or any adjustment to Taxes, and, to the knowledge of the Company or any of its Subsidiaries, no circumstances exist to form the basis for asserting such a claim or deficiency.

     (d) No amount will be required to be withheld under section 1445 of the Code in connection with any of the transactions contemplated by this Agreement.

     (e) Neither the Company nor its Subsidiaries, will, as a result of the transactions contemplated by this Agreement, make or become obligated to make any "parachute payment" as defined in Section 280G of the Code.

     (f) Except as set forth on Schedule 2.8(f) of the Company Disclosure Letter, no written claim against or in respect of the Company or any of its Subsidiaries (other than a claim that has been finally settled) has ever been made by any Governmental Authority in a jurisdiction where the Company or any of its Subsidiaries, as the case may be, does not file Returns or pay or collect Taxes in respect of a particular type of Tax imposed by that jurisdiction, that the Company or any of its Subsidiaries is or may be subject to an obligation to file Returns or pay or collect Taxes in respect of such Tax in that jurisdiction.

     (g) Except as set forth on Schedule 2.8(g) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is liable for the Taxes of any other Person (other than the Company and its Subsidiaries), whether pursuant to United States Treasury Regulation section 1.1502-6 (or comparable provision of state or local law), as a transferee or successor, by contract (including, without limitation, any Tax allocation, sharing, indemnity or similar agreement or arrangement) or otherwise.

     (h) Except as set forth on Schedule 2.8(h) of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries has received or applied for a Tax ruling, the receipt or failure of which to receive would have, individually or in the aggregate, a Material Adverse Effect, or has entered into a closing agreement pursuant to Section 7121 of the Code, or any predecessor provision or similar provision of state or local law which closing agreement currently is in effect.

     (i) Except as set forth on Schedule 2.8(i) of the Company Disclosure Letter, there are no outstanding adjustments for Tax purposes applicable to the Company or any of its Subsidiaries as a result of changes in methods of accounting, and no material elections for Tax purposes have been made except as reflected in the Returns (i) with respect to the Company or any of its Subsidiaries that are currently in force or (ii) by which the Company or any of its Subsidiaries is bound.

     (j) True, correct and complete copies of all income, and all material franchise, sales, use, property and payroll Returns filed by or with respect to the Company or any of its Subsidiaries for the past three years have been provided to the Purchaser.

     (k) The Company has elected for the 1998 taxable year to file Returns on a consolidated basis with its Subsidiaries for U.S. federal income Tax purposes.

     2.9. Assets. The Company and its Subsidiaries own, or otherwise have full, exclusive, sufficient and legally enforceable rights to use, all of the properties and assets (real, personal or mixed, tangible or intangible), used or held for use in connection with, necessary for the conduct of, or otherwise material to, the Business (the "Assets"), except for such failures to own or have such rights to use the Assets as would not, individually or in the aggregate, result in a Material Adverse Effect. The Company and its Subsidiaries have good, valid and marketable title to, or in the case of leased property have good and valid leasehold interests in, all Assets, including but not limited to all such Assets reflected on the Balance Sheet or acquired since the date thereof (except as disposed of in the ordinary course of business consistent with past practice after the date thereof and in accordance with this Agreement), in each case free and clear of any Lien, except Permitted Liens. There are no Assets used in the operation of the Business that will not, following the Closing, be owned by the Company or its Subsidiaries, or leased or licensed to the Company or its Subsidiaries under valid current leases or license arrangements. All tangible Assets currently being used in and material to the Business are in good working order, except for normal wear and tear.
Schedule 2.9 of the Company Disclosure Letter identifies the location of all tangible Assets that are owned by the Company or its Subsidiaries that are material to the Business, including but not limited to buildings, machinery, equipment, vehicles, inventory and real property.

     2.10. Real Property. Except as set forth on Schedule 2.10(i) of the Company Disclosure Letter, neither the Company nor its Subsidiaries owns any real property. Either the Company or one of its Subsidiaries has good, valid and marketable fee simple title to the Owned Real Property, free and clear of any Liens other than Permitted Liens. Schedule 2.10(ii) of the Company Disclosure Letter contains a complete and correct list of all Leases setting forth the location and landlord for each Lease. Copies of such Leases have been delivered to Purchaser. Either the Company or one of its Subsidiaries has valid or subsisting leasehold interests in the Leased Real Property, free and clear of any Liens other than Permitted Liens. No material damage or destruction has occurred since December 31, 1998 with respect to any of the Company Real Property.

     2.11. Material Contracts. (a) Disclosure. Schedule 2.11(a) of the Company Disclosure Letter contains a complete and correct list, as of the date hereof, of all Material Contracts. The Company and its Subsidiaries have delivered to Purchaser complete and correct copies of all written Material Contracts, and accurate descriptions of all material terms of all oral Material Contracts, set forth or required to be set forth on
Schedule 2.11(a) of the Company Disclosure Letter.

     (b) Enforceability. All Material Contracts are legal, valid, binding, in full force and effect and enforceable against the Company or one of its Subsidiaries, as the case may be, and, to the knowledge of the Company, each other party thereto. Except as set forth on Schedule 2.11(b)(i) of the Company Disclosure Letter, there does not exist under any Material Contract any violation, breach or event of default, or event or condition that, after notice or lapse of time or both, would constitute a violation, breach or event of default thereunder, on the part of the Company, or its Subsidiaries or, to the knowledge of the Company, any other Person, other than such violations, breaches, events of default, or events or conditions that, individually and in the aggregate, could not reasonably be expected to have or result in a Material Adverse Effect. Except as set forth on Schedule 2.11(b)(ii) of the Company Disclosure Letter, the enforceability of all Material Contracts will not be affected in any manner by the execution, delivery or performance of this Agreement, and no Material Contract contains any change in control or other terms or conditions that will, with or without obtaining consent or waiver, become applicable or inapplicable as a result of the consummation of the transactions contemplated by this Agreement or the Ancillary Agreements.

     2.12. Intellectual Property.

     (a) Disclosure. Schedule 2.12(a) of the Company Disclosure Letter sets forth a list of all issued patents, pending patent applications, issued trademark registrations, pending trademark applications, issued copyright registrations, and all material non-registered Intellectual Property owned, licensed, used or held for use by the Company or any Subsidiary ("Listed Intellectual Property"), specifying as to each, as applicable: (i) the nature of such Listed Intellectual Property; (ii) the owner of such Listed Intellectual Property; (iii) the jurisdictions in which such Listed Intellectual Property has been issued or registered or in which an application for such issuance or registration has been filed; (iv) the registration or application numbers; and (v) the current status of such registration or application. The Company or a Subsidiary holds good, valid and enforceable right, title and interest, free and clear of any Liens, or has valid and enforceable rights to use, all Listed Intellectual Property used in the conduct of its Business. The Listed Intellectual Property includes all of the Intellectual Property that is material to the Business.

     (b) Licenses. Schedule 2.12(b) of the Company Disclosure Letter sets forth a list of all licenses and other agreements, oral and written, as to which the Company or any Subsidiary is a party (i) pursuant to which any Person is authorized to use any Listed Intellectual Property, or (ii) pursuant to which the Company or a Subsidiary holds or uses or is authorized to use any Intellectual Property, except, in the case of this clause (ii), any "shrink-wrap" software. To the knowledge of the Company, there is no material pending or threatened bankruptcy, insolvency or similar proceeding with respect to any party to such licenses or agreements, and no event has occurred which (whether with or without notice, lapse of time or the happening or occurrence of any other event) would constitute a material default by any party to such licenses or agreements.

     (c) No Infringement. Except as set forth on Schedule 2.12(c)(i) of the Company Disclosure Letter, to the knowledge of the Company, no Person has interfered with, infringed upon, misappropriated or otherwise come into conflict with any Listed Intellectual Property. Except as set forth on Schedule 2.12(c) (ii) of the Company Disclosure Letter, to the knowledge of the Company the conduct of the Business does not infringe or otherwise conflict with any rights of any person in respect of any Intellectual Property.

     (d) Protection. Except as set forth on Schedule 2.12(d) of the Company Disclosure Letter, the Company and its Subsidiaries have taken all commercially reasonable actions to ensure full protection of the Listed Intellectual Property (including maintaining the secrecy of all confidential Intellectual Property) under any applicable law.

     (e) No Intellectual Property Litigation. No Listed Intellectual Property is subject to any outstanding judgment, injunction, order, decree or agreement restricting use thereof by the Company or any Subsidiary, except for such matters as, individually or in the aggregate, have not had and do not have a Material Adverse Effect. Except as set forth on schedule 2.12(e) of the Company Disclosure Letter, no Listed Intellectual Property is or since January 1, 1996 has been the subject of any pending or, to the knowledge of the Company, threatened Litigation.

     (f) Calendar Function. The disclosure as to Year 2000 Compatibility issues in the Company's Quarterly Report on Form 10-Q for the period ended September 30, 1999 is complete and correct in all material respects and does not omit to state a material fact necessary to make the statements contained therein not misleading.

     2.13. Insurance. (a) Schedule 2.13 of the Company Disclosure Letter contains a complete and correct list of all insurance policies maintained by or on behalf of the Company or its Subsidiaries (the "Policies"). Purchaser has been furnished with complete and correct copies of all Policies together with all riders and amendments thereto. The Policies are in full force and effect, and all premiums due thereon have been paid. The Company and its Subsidiaries have complied in all material respects with the terms and provisions of the Policies. The Company and its Subsidiaries have been and are adequately insured with respect to their respective property and the conduct of their respective business.

     2.14. Litigation. Except as set forth on Schedule 2.14 of the Company Disclosure Letter, there is no Litigation pending or, to the knowledge of the Company, threatened, against the Company or its Subsidiaries that could reasonably be expected to have a Material Adverse Effect.

     2.15. Compliance with Laws and Instruments.

     (a) Compliance. Except as set forth in the Company SEC Documents or on
Schedule 2.15(a) of the Company Disclosure Letter, the Company and each of its Subsidiaries is in compliance with all Laws applicable to it, and neither the Company nor any of its Subsidiaries has received any notice alleging non-compliance with any Law except, with reference to all the foregoing, where the failure to be in compliance would not, individually or in the aggregate, have a Material Adverse Effect.

     (b) Governmental Approvals, etc. Schedule 2.15(b)(i) of the Company Disclosure Letter contains a complete and correct list of all Governmental Approvals and other Consents necessary for, or otherwise material to, the conduct of the Business. Except as set forth on Schedule 2.15(b)(ii) of the Company Disclosure Letter and such failures as would not have, individually or in the aggregate, a Material Adverse Effect, all such Governmental Approvals and other Consents have been duly obtained and are held by the Company and are in full force and effect. The execution, delivery and performance of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby do not and will not violate any such Governmental Approval or Consent, or result in any revocation, cancellation, suspension, modification or nonrenewal thereof, except, with respect to Consents of or with any Person other than a Governmental Authority, for such violations, revocations, cancellations, suspensions, modifications or nonrenewals that individually or in the aggregate are not and will not be material to the Company and its Subsidiaries, taken as a whole.

     2.16.  Environmental Matters.

     (a) Compliance with Environmental Law. Except as set forth on Schedule 2.16(a) of the Company Disclosure Letter and such failures as would not have, individually or in the aggregate, a Material Adverse Effect, the Company and each of its Subsidiaries have complied and are in compliance in all respects with all applicable Environmental Laws pertaining to their respective properties and Assets (including the Real Property) and the use and ownership thereof, and to the operation of the Business. No violation by the Company or its Subsidiaries of any applicable Environmental Law relating to any of the properties and assets of the Company or its Subsidiaries or the use or ownership thereof, or to the operation of the Business is being or has been alleged, except for such violations or failures as would not have, individually or in the aggregate, a Material Adverse Effect. Except as set forth on Schedule 2.16(a) of the Company Disclosure Letter and for such failures to be in possession and compliance as would not, individually or in the aggregate, result in a Material Adverse Effect, the Company and its Subsidiaries are in possession of, and in compliance with, all permits, authorizations and consents required under applicable Environmental Laws.

     (b) Other Environmental Matters. (i) None of the Company, its Subsidiaries or any other Person, has caused or taken any action that will result in, and neither the Company nor its Subsidiaries is subject to, any liability relating to (x) the environmental conditions on, under, or about the Real Property or other properties or assets currently or formerly owned, leased or operated by the Company, its Subsidiaries or any predecessor thereto, including without limitation, the air, soil and groundwater conditions at such properties or (y) the past or present use, management, handling, transport, treatment, generation, storage, disposal or Release of any Hazardous Materials.

     (ii) No Environmental Claims have been asserted against the Company, its Subsidiaries, or, to the knowledge of the Company, any predecessor in interest, nor does the Company have knowledge or written notice of any threatened or pending Environmental Claim against the Company, its Subsidiaries or any predecessor in interest.

     (iii) Purchaser has been furnished with all material information, including, without limitation, all studies, analyses, reports and investigations, in the possession, custody or control of the Company or its agents or otherwise known to the Company or its Subsidiaries relating to (x) the environmental conditions on, under or about the Real Property or other properties or assets currently or formerly owned, leased or operated by the Company, its Subsidiaries or any predecessor in interest thereto, and (y) any Hazardous Materials used, managed, handled, transported, treated, generated, stored or Released by the Company, its Subsidiaries or any other Person on, under, about or from any of the Real Property, or otherwise in connection with the use or operation of any of the properties and assets of the Company or its Subsidiaries or the Business.

     2.17. Employees, Labor Matters, etc. Except as set forth on Schedule 2.17 of the Company Disclosure Letter, neither the Company nor any of its Subsidiaries is a party to or bound by any collective bargaining agreement, and there are no labor unions or other organizations representing, purporting to represent or attempting to represent any employees employed by the Company or its Subsidiaries. Since December 31, 1998, there has not occurred or, to the Company's knowledge, been threatened any strike, slowdown, picketing, work stoppage, concerted refusal to work overtime or other similar labor activity with respect to any employees of the Company or its Subsidiaries that would, individually or in the aggregate, have a Material Adverse Effect. Except as set forth on Schedule 2.17 of the Company Disclosure Letter, there are no material labor disputes currently subject to any grievance procedure, arbitration or litigation and there is no representation petition pending or, to the knowledge of the Company, threatened with respect to any employee of the Company or its Subsidiaries. Except as set forth on Schedule 2.17 of the Company Disclosure Letter, the Company and its Subsidiaries have complied with all applicable Laws pertaining to the employment or termination of employment of their respective employees, including, without limitation, all such Laws relating to labor relations, equal employment opportunities, fair employment practices, prohibited discrimination or distinction and other similar employment activities, except where the failure to so comply would not, individually or in the aggregate, result in a Material Adverse Effect.

     2.18. Employee Benefit Plans and Related Matters; ERISA.

     (a) Employee Benefit Plans. Schedule 2.18(a) of the Company Disclosure Letter sets forth a complete and correct list of each Plan. With respect to each such Plan, Purchaser has been furnished with complete and correct copies of: (i) such Plan, if written, or a description of such Plan if not written, and (ii) to the extent applicable to such Plan, all trust agreements, insurance contracts or other funding arrangements, the two most recent actuarial and trust reports, the two most recent Forms 5500 required to have been filed with the IRS and all schedules thereto, the most recent IRS determination letter, the current summary plan description, any communication received from or sent to the IRS, the Pension Benefit Guaranty Corporation or the Department of Labor indicating that the Company or any of its Subsidiaries has or may have a material liability (including, to the Company's knowledge, any existing written description of any oral communication), any actuarial study of any post-employment life or medical benefits provided under any such Plan, if any, statements or other communications regarding withdrawal or other multi employer plan liabilities, if any, and all material amendments and modifications to any such document. Neither the Company nor any of its Subsidiaries has communicated to any Employee any intention or commitment to modify any Plan or to establish or implement any other employee or retiree benefit or compensation plan or arrangement.

     (b) Qualification. Except as set forth on Schedule 2.18(b) of the Company Disclosure Letter, each Plan intended to be qualified under Section 401(a) of the Code, and the trust (if any) forming a part thereof, has received a favorable determination letter from the IRS as to its qualification under the Code and to the effect that each such trust is exempt from taxation under
Section 501(a) of the Code, and nothing has occurred since the date of such determination letter that could reasonably be expected to adversely affect such qualification or tax-exempt status.

     (c) Compliance; Liability. (i) Neither the Company nor any of its Subsidiaries has been involved in any transaction that could cause the Company or any of its Subsidiaries or, following the Closing, Purchaser, to be subject to material liability under Section 4069 or 4212 of ERISA. Neither the Company nor any of its Subsidiaries has incurred (either directly or indirectly, including as a result of an indemnification obligation) any material liability under or pursuant to Title I or IV of ERISA or the penalty, excise Tax or joint and several liability provisions of the Code relating to employee benefit plans and no event, transaction or condition has occurred or exists that could result in any such material liability to the Company or any of its Subsidiaries or, following the Closing, Purchaser or any of its Affiliates. All contributions and premiums required to have been paid by the Company or its Subsidiaries to any employee benefit plan (within the meaning of Section 3(3) of ERISA) under the terms of any such plan or its related trust, insurance contract or other funding arrangement, or pursuant to any applicable Law (including ERISA and the Code) or collective bargaining agreement have been paid within the time prescribed by any such plan, arrangement, applicable Law, or agreement.

     (ii) Except as set forth on Schedule 2.18(c)(ii) of the Company Disclosure Letter, each of the Plans has been operated and administered in all material respects in compliance with its terms, all applicable Laws and all applicable collective bargaining agreements. There are no material pending or, to the knowledge of the Company, material threatened claims by or on behalf of any of the Plans, by any Employee or otherwise involving any such Plan or the assets of any Plan (other than routine claims for benefits, all of which have been fully reserved for on the regularly prepared balance sheets of the Company or its Subsidiaries).

     (iii) No Plan is a "multiemployer plan" within the meaning of Section 4001(a)(3) of ERISA or a "multiple employer plan" within the meaning of Section 4063 or 4064 of ERISA.

     (iv) No Plan is subject to Section 412 of the Code or Section 302 or Title IV of ERISA.

     (v) No Employee is or will become entitled to post-employment benefits of any kind by reason of employment with the Company or its Subsidiaries, including, without limitation, death or medical benefits (whether or not insured), other than (x) coverage mandated by Section 4980B of the Code, or (y) retirement benefits payable under any Plan qualified under Section 401(a) of the Code. Except as set forth on Schedule 2.18(c) of the Company Disclosure Letter, the consummation of the transactions contemplated by this Agreement and the Ancillary Agreements will not result in an increase in the amount of compensation or benefits or the acceleration of the vesting or timing of payment of any compensation or benefits payable to or in respect of any Employee.

     2.19. Product Liability. Except as set forth on Schedule 2.19 of the Company Disclosure Letter, neither the Company nor its Subsidiaries has any liability or obligation of any nature (whether known or unknown, accrued, absolute, contingent or otherwise, and whether due or to become due), whether based on strict liability, negligence, breach of warranty (express or implied), breach of contract or otherwise, in respect of any product, component or other item manufactured, sold, designed or produced prior to the Closing by or on behalf of the Company or its Subsidiaries or any predecessor thereto, that (i) is not fully and adequately covered by policies of insurance or by indemnity, contribution, cost sharing or similar agreements or arrangements by or with other Persons and (ii) is not otherwise fully and adequately reserved against as reflected in the Financial Statements.

     2.20. Brokers, Finders, etc. Except for Schroder & Co. Inc., whose fees shall be paid by the Company, neither the Company nor any of its Subsidiaries has retained any broker, finder or investment banker or other intermediary in connection with the transactions contemplated herein so as to give rise to any claim against Purchaser, the Company or its Subsidiaries for any brokerage, finder's or investment banker's commission, fee or similar compensation.

     2.21. SEC Reports and Financial Statements. The Company has timely filed with the SEC, any applicable state securities authorities and any other Governmental Authority all forms and documents required to be filed by it since January 1, 1996 (collectively, the "Company Reports") and has heretofore made available to Purchaser (i) its Annual Reports on Form 10-K or Form 10-KSB, as the case may be, for the last three fiscal years, (ii) its Quarterly Reports on Form 10-Q for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999, (iii) all proxy statements relating to meetings of Stockholders since January 1, 1996 (in the form mailed to Stockholders) and (iv) all other forms, reports and registration statements filed by the Company with the SEC since January 1, 1996 (other than registration statements on Form S-8 or Form 8-A, filings on Form T-1 or preliminary materials and registration statements in forms not declared effective). The documents described in clauses (i)-(iv) above (whether filed before, on or after the date hereof) are referred to in this Agreement collectively as the "Company SEC Documents". As of their respective dates, the Company Reports (a) did not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading and (b) complied in all material respects with the applicable requirements of Law, including in the case of SEC filings, the Exchange Act and the Securities Act, as the case may be, and the applicable rules and regulations of the SEC thereunder. The consolidated financial statements included in the Company SEC Documents have been prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as otherwise noted therein and except that the quarterly financial statements are subject to year-end adjustment and do not contain all footnote disclosures required by GAAP) and fairly present in all material respects the consolidated financial position and the consolidated results of operations and cash flows of the Company and its consolidated Subsidiaries as at the dates thereof and for the periods presented therein.

     2.22. Proxy Statement; Exchange Act Schedules. (a) The Proxy Statement (and any amendment thereof or supplement thereto) at the date mailed to the Stockholders and at the time of the Special Meeting, (i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in the Proxy Statement based on information supplied by MergerCo or Purchaser specifically for inclusion in the Proxy Statement.

     (b) Any Schedule 14A or 13E-3 and any related schedules (and any amendment or supplement to any of the foregoing) filed with the SEC at the date so filed
(i) will not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading and (ii) will comply in all material respects with the provisions of the Exchange Act and the rules and regulations thereunder; except that no representation is made by the Company with respect to statements made in any such document based on information supplied by MergerCo or Purchaser specifically for inclusion therein.

     2.23. Required Vote by Company Stockholders. The Company Stockholder Approval is the only vote of any class of capital stock of the Company that is, and no separate class vote by the holders of either the Class A Common Stock or the Class B Common Stock is, required by the DGCL or the Organizational Documents to adopt this Agreement and approve the transactions contemplated hereby.

     2.24. Fairness Opinion. The Company has received from Schroder & Co. Inc. (the "Financial Advisor") and provided to Purchaser on or prior to the date hereof, an executed copy of its opinion (the "Fairness Opinion") that the Merger Consideration to be received by the Stockholders in the Merger is fair, from a financial point of view, to such holders. The Company has been authorized by the Financial Advisor to include the Fairness Opinion in the Proxy Statement and has not been notified by the Financial Advisor that the Fairness Opinion has been withdrawn or modified.

     2.25. Takeover Statutes. No "Fair price," "Moratorium," "control share acquisition" or other similar anti-takeover statute or regulation enacted under state or federal laws in the United States, applicable to the Company or any of its Subsidiaries is applicable to the execution, delivery and performance of this Agreement or the consummation of the Merger or the other transactions contemplated by this Agreement.

     2.26. Substantial Suppliers and Customers. Except as set forth on Schedule
2.26 of the Company Disclosure Letter, since December 31, 1998 none of the top ten (10) suppliers (by dollar volume) or the top ten (10) customers (by dollar volume) of the Company and its Subsidiaries has substantially reduced the use or supply of the products or goods made available for purchase by the Company and its Subsidiaries in their business or has ceased, or, to the Company's knowledge, threatened to cease, to use or to supply such products or goods, nor does the Company have any reason to believe that any such supplier or customer will do so.

                                  ARTICLE III

           REPRESENTATIONS AND WARRANTIES OF MERGERCO AND PURCHASER

     As of the date hereof and as of the Closing Date, MergerCo and Purchaser jointly and severally represent and warrant to the Company as follows:

     3.1. Status; Authorization, etc. MergerCo is a corporation duly organized, validly existing and in good standing under the laws of the State of Delaware. Purchaser is a limited partnership duly organized, validly existing and in good standing under the laws of the State of Delaware. Each of MergerCo and Purchaser has all requisite power and authority to execute and deliver this Agreement and the Ancillary Agreements, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. The execution and delivery of this Agreement and the Ancillary Agreements to which MergerCo or Purchaser is a party, and the consummation of the transactions contemplated thereby, have been duly authorized by all requisite action of MergerCo and Purchaser. Each of MergerCo and Purchaser has duly executed and delivered this Agreement and the Ancillary Agreements to which it is a party. This Agreement and each of the Ancillary Agreements to which MergerCo and Purchaser are a party constitute the valid and legally binding obligations of MergerCo and Purchaser, enforceable against MergerCo and Purchaser in accordance with its terms.

     3.2. No Conflicts, etc. (a) The execution, delivery and performance by each of MergerCo and Purchaser of this Agreement and the Ancillary Agreements to which it will be a party, and the consummation of the transactions contemplated hereby and thereby, do not and will not conflict with, contravene, result in a violation or breach of or default under (with or without the giving of notice or the lapse of time, or both), give rise to a right or claim of termination, amendment, modification, vesting, acceleration or cancellation of any right or obligation or loss of any material benefit under, result in the creation of any Lien (or any obligation to create any Lien) upon, or give rise to the creation or claim by any Person other than MergerCo or Purchaser to any of the properties or assets of MergerCo or Purchaser under, (i) any provision of any organizational document of MergerCo or Purchaser, (ii) any Law applicable to MergerCo or Purchaser, or any of their respective properties or assets or (iii) any contract, or any other agreement or instrument to which either MergerCo or Purchaser is a party or by which any of their respective properties or assets may be bound.

     (b) Consents. No Consent of or with any Governmental Authority or other Person is required or advisable to be obtained by MergerCo or Purchaser in connection with the execution, delivery and performance by MergerCo and Purchaser of this Agreement and the Ancillary Agreements or consummation of the transactions contemplated hereby and thereby, except for
(i) the filing by the "ultimate parent entity" of Purchaser and MergerCo under the HSR Act described in Section 5.2(c), (ii) applicable requirements under the Exchange Act, (iii) applicable requirements under the Securities Act, (iv) the filing of the Certificate of Merger with the Delaware Secretary of State, (v) applicable requirements under securities or "blue sky" laws of various states, and (vi) such other consents, approvals, orders, authorizations, notifications, registrations, dec larations and filings (x) required to be obtained or made by the Company or any of its Subsidiaries or (y) the failure of which to be obtained or made would not have a material adverse effect on the business, results of operations or financial condition of MergerCo, taken as a whole, or materially impair or delay the consummation of the transactions contemplated by this Agreement.

     3.3. Litigation. There is no litigation pending or, to the knowledge of MergerCo or Purchaser, threatened, against MergerCo or Purchaser that could reasonably be expected to have or result in a material adverse effect on the ability of MergerCo or Purchaser to consummate the transactions contemplated by this Agreement.

     3.4. Brokers, Finders, etc. Except for the transaction fee payable to North Castle Partners L.L.C. pursuant to the Consulting Agreement, neither MergerCo nor Purchaser has retained any broker, finder or investment banker or other intermediary in connection with the transactions contemplated herein so as to give rise to any claim against the Company or any of its Subsidiaries for any brokerage, finder's or investment banker's commission, fee or similar compensation.

     3.5. No Prior Business. MergerCo has not engaged in any business or activity of any kind, or entered into any agreement or arrangement with any person or any entity or incurred, directly or indirectly, any material liabilities or obligations, other than in connection with the transactions contemplated hereby, and was formed for the purpose of effecting the Recapitalization.

     3.6. Financing. Purchaser has delivered to the Company (i) a complete and correct copy of a commitment letter from North Castle Partners II, L.P. (the "Fund"), whereby the Fund has committed, upon the terms and subject to the conditions set forth therein, to provide equity financing to Purchaser in respect of the transactions contemplated hereby up to $38,660,000, (ii) a complete and correct copy of a commitment letter from Bank of America, N.A. and Banc of America Securities, whereby such financial institution has committed, upon the terms and subject to the conditions set forth therein, to provide debt financing in the amount of $30 million and (iii) a complete and correct copy of a letter from Key Mezzanine Capital Fund I, L.P. expressing its intention upon the terms and subject to the conditions set forth therein, to provide debt financing in the amount of $10 million.

     3.7. Proxy Statement; Exchange Act Schedules. (a) None of the information supplied in writing by MergerCo or Purchaser specifically for inclusion in the Proxy Statement (including any amendments thereof or supplements thereto) will, at the date mailed to stockholders or at the time of the Special Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they are made, not misleading.

     (b) None of the information supplied in writing by MergerCo or Purchaser specifically for inclusion in any Schedule 14A or 13E-3 and any related schedules (and any amendment or supplement to any of the foregoing) will, at the date such documents are filed with the SEC, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

     3.8. Beneficial Ownership of Shares. MergerCo does not "beneficially own" (as defined in Rule 13d-3 under the Exchange Act) more than 1% of the outstanding shares of the Company Common Stock or any securities convertible into or exchangeable for the Company Common Stock.

     3.9. Liabilities. Except as set forth herein, MergerCo has no obligations of any nature, whether known, unknown, absolute, accrued, contingent or otherwise and whether due or to become due.

                                  ARTICLE IV

                           COVENANTS OF THE COMPANY

     4.1. Conduct of the Business. On and after the date hereof until the Closing Date, except as expressly required by this Agreement, as disclosed on
Schedule 4.1 of the Company Disclosure Letter or as otherwise expressly consented to by Purchaser in writing, the Company and its Subsidiaries shall:

         (i) carry on the Business in the ordinary course of business in substantially the same manner as heretofore conducted, and use commercially reasonable efforts to (x) preserve intact its present business organization, (y) keep available the services of its present officers, employees and consultants, and (z) preserve intact its relationships with customers, suppliers and others having business dealings with it, to the end that its goodwill and going business shall be in all material respects unimpaired following the Closing;

         (ii) promptly advise Purchaser in writing of any event, occurrence, fact, condition, change, development or effect that, individually or in the aggregate, could reasonably be expected to have or result in a Material Adverse Effect or a breach of this Section 4.1; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a Material Adverse Effect unless the Company would be unable to comply with such new regulation without the occurrence of a Material Adverse Effect;

         (iii) not take any action or omit to take any action within its reasonable control, which action or omission would result in a breach of any of the representations and warranties set forth in Article II; it being agreed that the actions of (x) entering into contracts to purchase fruit in the ordinary course consistent with past practice and (y) making and committing to make capital expenditures not in excess of $1 million in the aggregate in accordance with the Company's budget for the fiscal year 2000, which has been provided to Purchaser, shall not be deemed breaches of this
     Section 4.1(iii).

         (iv) not agree or otherwise commit to take any of the actions proscribed by the foregoing paragraphs (i) through (iii); and

         (v) conduct all Tax affairs relating to it only in the ordinary course of business, and in good faith in substantially the same manner as such affairs would have been conducted if this Agreement had not been entered into.

     4.2. No Solicitation. (a) The Company shall not, nor shall it permit any of its Subsidiaries to, nor shall it authorize or permit any of its directors, officers or employees or any investment banker, financial advisor, attorney, accountant or other representative retained by it or any of its Subsidiaries to, directly or indirectly through another person, (i) solicit, initiate or encourage (including by way of furnishing information), or take any other action designed to facilitate, any inquiries or the making of any proposal which constitutes a Company Takeover Proposal or (ii) negotiate with respect to, agree to or endorse any Company Takeover Proposal; provided, however, that if and to the extent that the Board of Directors of the Company determines in good faith, after consultation with outside counsel, that it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Stockholders under applicable law, the Company may, in response to any Company Takeover Proposal which was not solicited by it and which did not otherwise result from a breach of this Section 4.2(a), and subject to providing prior written notice of its decision to take such action to Purchaser and compliance with Section 4.2(c), (x) furnish information with respect to the Company and its Subsidiaries to any person making a Company Takeover Proposal pursuant to a customary confidentiality agreement (as determined by the Company based on the advice of its outside counsel) and (y) participate in discussions or negotiations regarding such Company Takeover Proposal.

     (b) Except as expressly permitted by this Section 4.2, neither the Board of Directors of the Company, the Special Committee nor any other committee shall (i) withdraw, modify or, following a request by Purchaser to do so, fail to reconfirm, or propose publicly to withdraw, modify or fail to reconfirm, in a manner adverse to MergerCo or Purchaser, the approval or recommendation by such

Board of Directors or such committee of the Merger or this Agreement, (ii) approve or recommend, or propose publicly to approve or recommend any Company Takeover Proposal, or (iii) cause the Company to enter into any letter of intent, agreement in principle, acquisition agreement or other similar agreement (each, a "Company Acquisition Agreement") related to any Company Takeover Proposal. Notwithstanding the foregoing, the Board of Directors of the Company may take such actions if it determines in good faith, based upon the recommendation of the Special Committee and after consultation with outside counsel, that in light of a Company Superior Proposal it is necessary to do so in order to act in a manner consistent with its fiduciary duties to the Stockholders under applicable law; provided, that it may only take such actions at a time that is after the third Business Day following Purchaser's receipt of written notice advising Purchaser that the Board of Directors of the Company is prepared to accept a Company Superior Proposal, specifying the material terms and conditions of such Company Superior Proposal, all of which information will be kept confidential by Purchaser in accordance with the terms of the confidentiality agreement between the Company and North Castle.

     (c) In addition to the obligations of the Company set forth in paragraphs
(a) and (b) of this Section 4.2, the Company shall immediately advise Purchaser of any request for information or of any Company Takeover Proposal and the material terms and conditions of such request or Company Takeover Proposal. The Company will keep Purchaser reasonably informed of the status and details (including amendments or proposed amendments) of any such request or Company Takeover Proposal.

     (d) Nothing contained in this Section 4.2 shall prohibit the Company from taking and disclosing to its Stockholders a position contemplated by Rules 14d-9 and 14e-2(a) promulgated under the Exchange Act or from making any disclosure to the Company's Stockholders if, in the good faith judgment of the Board of Directors of the Company, after consultation with outside counsel, failure to so disclose would be inconsistent with its obligations under applicable law; provided, however, that, neither the Company nor its Board of Directors nor any committee thereof shall withdraw or modify, or propose publicly to withdraw or modify, its position with respect to this Agreement or the Merger or approve or recommend, or propose publicly to approve or recommend, a Company Takeover Proposal except to the extent permitted by
Section 4.2(b).

     4.3. Access and Information. From the date hereof to the Closing, the Company and its Subsidiaries shall give Purchaser and its accountants, counsel, consultants, employees and agents, full, complete and timely access during normal business hours to, and furnish them with all documents, records, work papers, tax returns and information with respect to, all of the Company's and its Subsidiaries' properties, Assets, books, Material Contracts, reports, records and senior management personnel, as Purchaser shall from time to time reasonably request. The Company and its Subsidiaries shall keep Purchaser and its representatives informed as to the affairs of the Business.

     4.4. Further Assurances. Following the Closing, the Company and its Subsidiaries shall execute and deliver such additional instruments, documents, conveyances or assurances and take such other actions as shall be necessary, or otherwise reasonably requested by Purchaser, to confirm and assure the rights and obligations provided for in this Agreement and the Ancillary Agreements, and render effective the consummation of the transactions contemplated hereby and thereby.

                                   ARTICLE V

               COVENANTS OF MERGERCO, PURCHASER AND THE COMPANY

     5.1. Public Announcements. Prior to the Closing, except as required by applicable Law, no party shall, nor shall permit its Affiliates to, make any public announcement in respect of this Agreement or the transactions contemplated hereby without the prior written consent of the other parties.

     5.2. Further Actions. (a) From the date hereof to the Closing, each party agrees to use commercially reasonable efforts to take all actions and to do all things necessary or appropriate to consummate the transactions contemplated hereby and by the Ancillary Agreements as promptly as possible, including, without limitation: (i) filing or supplying all applications, notifications and information required to be filed or supplied by it pursuant to applicable Law,
(ii) obtaining all Consents and Governmental Approvals necessary or appropriate to be obtained by it in order to consummate transactions contemplated hereby and thereby, (iii) providing all information necessary or appropriate to the Company's obtaining new senior and mezzanine financing arrangements as contemplated hereby, and (iv) coordinating and cooperating with the other parties in exchanging such information and supplying such reasonable assistance as may be reasonably requested by the other parties.

     (b) At all times prior to the Closing, each party shall promptly notify the other parties in writing of any fact, condition, event or occurrence that will or is reasonably likely to result in the failure of any of the conditions contained in Article VI to be satisfied.

     (c) Purchaser and MergerCo on the one hand, and the Company on the other hand, shall use their respective reasonable efforts to resolve such objections, if any, as may be asserted with respect to the transactions contemplated hereby under the laws, rules, guidelines or regulations of any Governmental Authority. Without limiting the foregoing, each of the Company and MergerCo shall, as soon as practicable, file (or cause its respective "ultimate parent entity" within the meaning of the HSR Act to file) Notification and Report Forms under the HSR Act with the Federal Trade Commission (the "FTC") and Antitrust Division of the Department of Justice (the "Antitrust Division") and shall use reasonable efforts to respond as promptly as practicable to all inquiries received from the FTC or the Antitrust Division for additional information or documen tation. Each party hereto shall use its reasonable efforts to take or cause to be taken all actions necessary, proper or advisable to obtain any consent, waiver, approval or authorization relating to any Competition Law that is required for the consummation of the transactions contemplated by this Agreement.

     (d) Each of the parties agrees to cooperate with each other in taking, or causing to be taken, all actions necessary to delist the shares of Company Common Stock from the NASDAQ SmallCap Market System, provided that such delisting shall not be effective until after the Effective Time. The parties also acknowledge that it is Purchaser's intent that the shares of Surviving Corporation Common Stock following the Merger will not be quoted on the NASDAQ SmallCap Market System or listed on any national securities exchange.

     5.3. Company Stockholder Approval; Proxy Statement. (a) As promptly as practicable after the date hereof, the Company will prepare and file with the SEC a proxy statement relating to the Special Meeting (as amended or supplemented and including documents incorporated by reference therein, the "Proxy Statement"), and shall use its commercially reasonable efforts to respond to any comments of the SEC or its staff and to cause the Proxy Statement to be cleared by the SEC. The Company shall notify Purchaser of the receipt of any comments from the SEC or its staff and of any request by the SEC or its staff for amendments or supplements to the Proxy Statement or for additional information and shall supply Purchaser and its counsel with copies of all correspondence between the Company or any of its representatives, on the one hand, and the SEC or its staff, on the other hand, with respect to the Proxy Statement. After the Proxy Statement has been cleared by the SEC, the Company shall mail the Proxy Statement to the Stockholders. The Company shall include in the Proxy Statement the recommendation of the Board of Directors of the Company and the Special Committee that the Stockholders approve and adopt this Agreement and the transactions contemplated hereby. If at any time prior to the Special Meeting (as defined herein) there shall occur any event that should be set forth in an amendment or supplement to the Proxy Statement, the Company will prepare and mail to the Stockholders such an amendment or supplement.

     (b) The Company shall, as soon as practicable, in accordance with applicable law and the Organizational Documents of the Company, duly call, set a record date for, give notice of, convene and hold a special meeting of the Stockholders (the "Special Meeting") for the purpose of considering and taking action upon this Agreement and such other matters as may be appropriate at the Special Meeting. Except as would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Stockholders under applicable law, the Company shall, through its Board of Directors, recommend that the Stockholders approve the Merger and shall use all reasonable efforts to solicit from the Stockholders proxies in favor of the approval and adoption of this Agreement and the transactions contemplated hereby.

     (c) The Company and MergerCo shall together prepare and file a Transaction Statement on Schedule 13E-3 (as amended or supplemented and including documents incorporated by reference therein, the "Schedule 13E-3") under the Exchange Act. Each of MergerCo and the Company shall furnish all information concerning it, its Affiliates and the holders of its capital stock required to be included in the Schedule 13E- 3 and, after consultation with each other, shall respond promptly to any comments made by the SEC with respect to the Schedule 13E-3.

     (d) The information supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Special Meeting, as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by the Company for inclusion in the Proxy Statement or the Schedule 13E-3 which has become false or misleading. If at any time prior to the Effective Time any event relating to the Company or any of its Affiliates, or the Company's or its Affiliates' respective officers, directors or stockholders, should be discovered which should be set forth in an amendment of, or a supplement to such Proxy Statement or Schedule 13E-3, the Company shall promptly so inform MergerCo and will furnish all necessary information to MergerCo relating to such event and an appropriate amendment or supplement to such Proxy Statement or Schedule 13E-3 will thereafter be filed with the SEC by the Company. All documents that the Company is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and/or the Securities Act, as the case may be, and the rules and regulations thereunder. The Company shall also take any action required to be taken under any applicable state securities laws in connection with the registration and qualification in connection with the Merger of the Surviving Corporation Common Stock following the Merger.

     (e) All filings with the SEC and any amendments or supplements thereto, all responses to requests for additional information by, and replies to comments of, the SEC, and all mailings to the Stockholders, in each case in connection with the Merger, shall be subject to the prior review and comment of Purchaser.

     (f) The information supplied or to be supplied by MergerCo for inclusion in the Proxy Statement or the Schedule 13E-3 shall not, at the time the Proxy Statement is mailed, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading or, at the time of the Special Meeting, as then amended or supplemented, or at the Effective Time, omit to state any material fact necessary to correct any statement originally supplied by MergerCo for inclusion in the Proxy Statement or the Schedule 13E-3 which has become false or misleading. If at any time prior to the Effective Time any event relating to MergerCo or any of its Affiliates, or its Affiliates' respective officers, directors or stockholders should be discovered which should be set forth in an amendment of, or a supplement to, such Proxy Statement or Schedule 13E-3, MergerCo shall promptly so inform the Company and will furnish all necessary information to the Company relating to such event. All documents that MergerCo is responsible for filing with the SEC in connection with the transactions contemplated by this Agreement shall comply in all material respects, both as to form and otherwise, with the Exchange Act and the rules and regulations thereunder.

     5.4. Directors' and Officers' Insurance and Indemnification. (a) For a period of six years after the Effective Time, the Surviving Corporation shall indemnify, defend and hold harmless the present and former officers, directors, employees and agents of the Company and its Subsidiaries in such capacities against all losses, claims, damages, expenses or liabilities arising out of actions or omissions or alleged actions or omissions occurring at or prior to the Effective Time to the same extent and on the same terms and conditions (including with respect to advancement of expenses) provided for in the Company's Organizational Documents in effect at the date hereof (to the extent consistent with applicable Law).

     (b) For a period of six years after the Effective Time, the Surviving Corporation shall maintain in effect directors' and officers' liability insurance covering the persons who are currently covered by the Company's existing directors' and officers' liability insurance with respect to claims arising from facts or events which occurred before the Effective Time, on terms and conditions no less favorable to such directors and officers than those in effect on the date hereof; provided that in no event shall the Surviving Corporation be required to make annual premium payments for such insurance in excess of 200% of the premiums paid by the Company for such insurance as of the date hereof.

     5.5. Stockholder Litigation. Each of the Company on the one hand and MergerCo and Purchaser, on the other hand, shall give the other the reasonable opportunity to participate in the defense of any stockholder litigation against the Company, MergerCo or Purchaser, as applicable, and its directors, relating to the transactions contemplated hereby.

     5.6. Recapitalization. Each of the Company, MergerCo and Purchaser shall use its best efforts to cause the transactions contemplated hereby, including the Merger, to be accounted for as a recapitalization and such accounting treatment to be accepted by their respective accountants and by the SEC, and each of the Company, MergerCo and Purchaser agrees that it shall take no action that, to their respective knowledge, would cause such accounting treatment not to be obtained.

     5.7. Certain Employee Matters. For a period of not less than one year following the Closing Date, the Surviving Corporation shall provide employees of the Company with compensation and benefits which are substantially comparable in the aggregate to the compensation and benefits provided to such employees as of the date of this Agreement (other than with respect to any equity based compensation).


                                  ARTICLE VI

                             CONDITIONS PRECEDENT

     6.1. Conditions to Obligations of Each Party. The obligation of the parties to consummate the transactions contemplated hereby shall be subject to the fulfillment of the following conditions on or prior to the Closing Date:

         (a) No Injunction, etc. No statute, rule, order, decree or regulation shall have been enacted or promulgated by any Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) that is in effect and has the effect of prohibiting the consummation of the Merger or making the Merger illegal. There shall be no order or injunction of a Governmental Authority of competent jurisdiction (whether temporary, preliminary or permanent) in effect precluding, restraining, enjoining or prohibiting consummation of the Merger; provided, however, that the parties shall use their reasonable commercial efforts to cause such order or injunction to be vacated or lifted.

         (b) Securities Law Matters. The Proxy Statement in form and substance consistent with the intent of the parties set forth in Section 5.6 shall have been cleared by the SEC, and any material "blue sky" and other state securities Laws applicable to the registration and qualification of the Surviving Corporation Common Stock following the Merger shall have been complied with; and

         (c) HSR and Other Approvals. The applicable waiting period (and any extension thereof) under the HSR Act with respect to the actions contemplated by this Agreement shall have expired or been terminated and all other material authorizations, consents, orders or approvals of, or regulations, declarations or filings with, or expirations of applicable waiting periods imposed by, any Governmental Authority (including, without limitation, any foreign antitrust filing) necessary for the consummation of the transactions contemplated hereby, shall have been obtained or filed or shall have occurred.

         (d) Financing. The Company shall have received at least $22.5 million of debt financing pursuant to definitive financing agreements on terms substantially similar to the terms set forth in the commitment letters described in Section 3.6(ii) and (iii) (including the market flex provisions thereof) or on less favorable terms that are acceptable to Purchaser.

         (e) Stockholder Approval. The Company Stockholder Approval shall have been obtained.

         (f) Ancillary Agreements. On or prior to the Closing Date, (i) the Company and Purchaser shall have entered into a Stockholders Agreement (the "Stockholders Agreement"), in the form of Exhibit C, dated as of the date hereof, to become effective as of the Effective Time; (ii) the Company and Purchaser shall have entered into a Registration Rights Agreement (the "Registration Rights Agreement") in the form of Exhibit D, dated as of the date hereof, to become effective as of the Effective Time; and (iii) the Purchaser and each of the Continuing Stockholders shall have entered into a Voting Agreement (each a "Voting Agreement") substantially in the form of Exhibit G, dated as of the date hereof, to become effective as of the date hereof; and all such agreements shall be in full force and effect.

     6.2. Conditions to Obligations of MergerCo and Purchaser. The obligation of MergerCo and Purchaser to consummate the transactions contemplated hereby shall be subject to the fulfillment on or prior to the Closing Date of the following conditions:

         (a) Representations, Performance, etc. The representations and warranties of the Company contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and on and as of the Closing Date with the same effect as though made on and as of the Closing Date, and Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

         (b) Performance of Obligations of the Company. The Company shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with prior to the Closing by the Company under this Agreement and Purchaser shall have received a certificate signed by the chief executive officer and chief financial officer of the Company to such effect.

         (c) Consents. The Company shall have obtained and shall have delivered to Purchaser on or prior to the Closing Date copies of all Governmental Approvals and all Consents required or appropriate to be obtained by the Company or its Subsidiaries in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby, including without limitation, the Consents set forth on Schedule 6.2(c) of the Company Disclosure Letter.


         (d) No Material Adverse Effect. From the date hereof through and including the Effective Time, no event, occurrence, fact, condition, change, development or effect shall have occurred, exist or come to exist that, individually or in the aggregate, has constituted or resulted in, or could reasonably be expected to constitute or result in, a Material Adverse Effect; it being understood that the enactment of any regulation by the Food and Drug Administration mandating pasteurization of fresh juice products shall not constitute a Material Adverse Effect unless the Company would be unable to comply with such new regulation without the occurrence of a Material Adverse Effect.

         (e) Corporate Proceedings. As of the Closing Date, all corporate proceedings of the Company in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to Purchaser and its counsel, and Purchaser and its counsel shall have received all such documents and instruments (including the resignations of any officers of the Company or of its Subsidiaries), or copies thereof, certified if requested, as may be reasonably requested.

         (f) Dissenting Shares. The number of Dissenting Shares shall not exceed 5% of the issued and outstanding shares of Company Common Stock.

         (g) FIRPTA Certificate. Purchaser shall have received a certificate of the Company, in accordance with Treasury Regulations Section 1.897-2(h), to the effect that Company is not, and has not during the five year period preceding the Effective Time been, a U.S. real property holding corporation within the meaning of Section 897 of the Code.

         (h) Employment Agreement. The Company and Robin Prever shall have entered into an employment agreement (the "Employment Agreement"), in the form of Exhibit E, dated as of the date hereof, to become effective as of the Effective Time, and such agreement shall be in full force and effect.

         (i) Consulting Agreement. The Company and North Castle Partners, L.L.C. shall have entered into a Consulting Agreement (the "Consulting Agreement"), in the form of Exhibit F, dated as of the date hereof, to become effective as of the Effective Time, and such agreement shall be in full force and effect.

     6.3. Conditions to Obligations of the Company. The obligation of the Company to consummate the transactions contemplated hereby shall be subject to the fulfillment, on or prior to the Closing Date, of the following conditions:

         (a) Representations, Performance, etc. The representations and warranties of MergerCo and Purchaser contained herein shall be true and correct in all respects (in the case of any representation or warranty qualified as to materiality) or in all material respects (in the case of any representation or warranty not so qualified) at and as of the date hereof and on and as of the Closing Date with the same effect as though made at and as of the Closing Date and the Company shall have received a certificate of an officer of each of MergerCo and Purchaser to such effect.

         (b) Performance of Obligations of MergerCo and Purchaser. MergerCo and Purchaser shall have performed or complied in all material respects with all conditions, agreements, obligations and covenants required to be performed or complied with prior to the Closing by MergerCo and Purchaser under this Agreement and the Company shall have received a certificate of an officer of each of MergerCo and Purchaser to such effect.

         (c) Consents. Purchaser and MergerCo shall have obtained and shall have delivered to the Company on or prior to the Closing Date copies of all Governmental Approvals and all Consents required or appropriate to be obtained by Purchaser and MergerCo in connection with the execution and delivery of this Agreement and the Ancillary Agreements and the consummation of the transactions contemplated hereby and thereby.

         (d) Organizational Proceedings. As of the Closing Date, all organizational proceedings of Purchaser and MergerCo in connection with this Agreement, the Ancillary Agreements and the transactions contemplated hereby and thereby, and all documents and instruments incident thereto, shall be reasonably satisfactory in substance and form to the Company and its counsel, and the Company and its counsel shall have received all such documents and instruments, or copies thereof, certified if requested, as may be reasonably requested.

                                  ARTICLE VII

                                  TERMINATION

     7.1. Termination. Notwithstanding anything herein to the contrary, this Agreement may be terminated and the Merger may be abandoned at any time prior to the Effective Time, whether before or after the Company Stockholder Approval has been given:

         (a) by the written agreement of the parties hereto;

         (b) by either the Purchaser or the Company if (i) the Merger has not been consummated on or prior to May 31, 2000 or such other date, if any, as Purchaser and the Company shall agree upon (provided that the right to terminate this Agreement under this Section 7.1(b)(i) shall not be available to a party whose failure to fulfill any obligation under this Agreement has been the cause of or resulted in the failure of the Merger to be consummated on or before such date), or (ii) any Governmental Authority shall have issued a statute, order, decree or regulation or taken any other action (which statute, order, decree, regulation or other action the parties hereto shall use their best efforts to lift), in each case permanently restraining, enjoining or otherwise prohibiting the Merger or making the Merger illegal and such statute, order, decree, regulation or other action shall have become final and non-appealable.

         (c) by the Company, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of MergerCo or Purchaser such that the conditions set forth in
     Section 6.3(a) or 6.3(b) would not be satisfied as of the Effective Time, which breach is not cured prior to the expiration of such 15 day period (provided that if such breach is not curable, the Company may terminate this Agreement immediately under this Section 7.1(c)); except where the Company is in material breach of any representation, warranty, covenant or agreement.

         (d) By the Company, (i) if holders of at least a majority, by vote, of the outstanding Company Common Stock fail to approve and adopt this Agreement and the transactions contemplated hereby at the Special Meeting (including any postponement or adjournment thereof), or (ii) if prior to the Effective Time either the Board of Directors of the Company or the Special Committee withdraws, modifies or changes in a manner adverse to MergerCo its recommendation of this Agreement or the Merger pursuant to
     Section 4.2; provided in the case of clause (ii) that such termination shall not be effective until the Company has made payment to North Castle of the Termination Fee and the Expense Reimbursement Fee in accordance with
     Section 9.2 so long as MergerCo and Purchaser have not breached their obligations hereunder.

         (e) by Purchaser, if (i) holders of at least a majority, by vote, of the outstanding Company Common Stock fail to approve and adopt this Agreement and the transactions contemplated hereby at the Special Meeting (including any postponement or adjournment thereof); (ii) either the Board of Directors of the Company or the Special Committee withdraws, modifies or changes its recommendation of this Agreement or the Merger in a manner adverse to MergerCo or shall have resolved to do any of the foregoing or the Board of Directors of the Company shall have recommended to the Stockholders any Company Takeover Proposal or resolved to do so; (iii) a tender offer or exchange offer for outstanding shares of capital stock of the Company then representing 35% or more of the combined power to vote generally for the election of directors is commenced, and the Board of Directors of the Company does not recommend that Stockholders not tender their shares into such tender or exchange offer; or (iv) any Person shall have acquired beneficial ownership or right to acquire beneficial ownership of, or any "group" (as such term is defined under Section 13(d) of the Exchange Act and the rules and regulations promulgated thereunder), shall have been formed that beneficially owns, or has the right to acquire beneficial ownership of, outstanding shares of capital stock of the Company then representing 35% or more of the combined power to vote generally for the election of directors.

         (f) by Purchaser, upon 15 days' prior written notice, in the event of a material breach of any representation, warranty, covenant or agreement on the part of the Company such that the conditions set forth in Section 6.2(a) or 6.2(b) would not be satisfied as of the Effective Time, which breach is not cured prior to the expiration of such 15 day period (provided that if such breach is not curable, Purchaser may terminate this Agreement immediately under this Section 7.1(f)); except where Purchaser or MergerCo is in material breach of any representation, warranty, covenant or agreement.

         (g) by Purchaser, on the one hand, or the Company, on the other hand, if any event shall occur or exist that otherwise shall have made it impossible to satisfy a condition precedent to the obligation of the terminating party or parties to consummate the transactions contemplated by this Agreement, unless the occurrence or existence of such event, fact or condition shall be due to the failure of the terminating party or parties to perform or comply with any of the agreements, covenants or conditions hereof to be performed or complied with by such party prior to the Closing Date.

         (h) by the Company, if the Board of Directors of the Company determines in good faith, based upon the opinion of its outside legal counsel, that the failure to terminate this Agreement would constitute a breach of the fiduciary duties of the Board of Directors of the Company to the Stockholders under applicable law.

     7.2. Effect of Termination. In the event of the termination of this Agreement pursuant to the provisions of Section 7.1, this Agreement shall become void and have no effect, without any liability to any Person in respect hereof or of the transactions contemplated hereby on the part of any party hereto, or any of its directors, officers, employees, agents, consultants, representatives, advisers, or Affiliates, except as specified in Section 9.2 and except for any liability resulting from such party's breach of this Agreement.


                                 ARTICLE VIII

                                  DEFINITIONS

     8.1. Definition of Certain Terms. The terms defined in this Section 8.1, whenever used in this Agreement (including in the Schedules), shall have the respective meanings indicated below for all purposes of this Agreement (each such meaning to be equally applicable to the singular and the plural forms of the respective terms so defined). All references herein to a Section, Article or Schedule are to a Section, Article or Sched ule of or to this Agreement, unless otherwise indicated.

     2000 Note: as defined in Section 2.4(a).

     Affiliate: of a Person means a Person that directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, the first Person, and with respect to a natural person shall include any child, stepchild, grandchild, parent, stepparent, spouse, sibling, mother-in-law, father-in- law, son-in-law, daughter-in-law, brother-in-law or sister-in-law, and shall include adoptive relationships. "Control" (including the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management policies of a Person, whether through the ownership of voting securities, by contract or credit arrangement, as trustee or executor, or otherwise.

     Agreement: this Stock Purchase Agreement and Agreement and Plan of Merger, as the same may be amended from time to time.

     Ancillary Agreements: the Stockholders Agreement, Voting Agreements, Registration Rights Agreement, Employment Agreement and Consulting Agreement.

     Antitrust Division: as defined in Section 5.2(c).

     Assets: as defined in Section 2.9.

     Audited Financial Statements: the audited consolidated financial statements of the Company as at and for the years ended December 31, 1998, 1997 and 1996, including (i) balance sheets and statements of income, cash flows and stockholders equity, (ii) the notes thereto, and (iii) a report thereon from PricewaterhouseCoopers, LLP, the Company's independent auditors.

     Balance Sheet: the balance sheet of the Company as of December 31, 1998 included in the Audited Financial Statements.

     Business: any business in which the Company or its Subsidiaries is engaged as of the Effective Time.

     Business Day: shall mean a day other than a Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required to close.

     Cashed Out Shares: with respect to any Continuing Stockholder, a number of shares of Company Common Stock equal to the number listed under the column captioned "Cashed Out Shares" opposite such Continuing Stockholder's name on Annex A to this Agreement, subject to the adjustment provisions in Annex A.

     CERCLA: the Comprehensive Environmental Response, Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq.

     Certificate of Merger: as defined in Section 1.9.

     Class A Common Stock: as defined in Section 1.3(a).

     Class B Common Stock: as defined in Section 1.3(a).

     Closing: as defined in Section 1.10.

     Closing Date: as defined in Section 1.10.

     Code: the Internal Revenue Code of 1986, as amended.

     Company: as defined in the recitals to this Agreement.

     Company Acquisition Agreement: as defined in Section 4.2(b).

     Company Common Stock: as defined in Section 1.3(a).

     Company Disclosure Letter: as defined in Section 2.1(b).

     Company Reports: as defined in Section 2.21.

     Company SEC Documents: as defined in Section 2.21.

     Company Stock Option: as defined in Section 1.5(a).

     Company Stock Option Plans: as defined in Section 1.5(a).

     Company Stockholder Approval: as defined in Section 2.2.

     Company Superior Proposal: any proposal made by a third party to acquire, directly or indirectly, including pursuant to a tender offer, exchange offer, merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction, for consideration consisting of cash and/or securities, more than 25% of the combined voting power of the shares of the Company's capital stock then outstanding or all or substantially all the assets of the Company and otherwise on terms which the Special Committee determines in its good faith judgment, based on the advice of the Financial Advisor or an investment banking firm of national reputation and after consultation with outside counsel, to be more favorable to the Stockholders than the Merger and for which financing, to the extent required, is then committed or which, in the good faith judgment of the Special Committee, is reasonably capable of being obtained by such third party.

     Company Takeover Event: any direct or indirect acquisition or purchase of a business that constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries, taken as a whole, or 25% or more of any class of equity securities of the Company, any tender offer or exchange offer that if consummated would result in any person beneficially owning 25% or more of any class of any equity securities of the Company, or any merger, consolidation, business combination, recapitalization, liquidation, dissolution or similar transaction involving the Company (or any Subsidiary whose business constitutes 25% or more of the net revenues, net income or assets of the Company and its Subsidiaries taken as a whole), other than the transactions contemplated by this Agreement.

     Company Takeover Proposal: any inquiry, proposal or offer from any person relating to any Company Takeover Event.

     Competition Laws: statutes, rules, regulations, orders, decrees, administrative and judicial doctrines, and other laws that are designed or intended to prohibit, restrict or regulate actions having the purpose or effect of monopolization, lessening of competition or restraint of trade, including the HSR Act.

     Computer System: with respect to any Person, any and all Software, semiconductor chips, microprocessors, embedded microcontrollers and other hardware containing programming instructions of any kind, whether owned or licensed or otherwise held by such Person for use.

     Consent: any consent, approval, order, authorization, waiver, agreement, license, declaration, filing or report or notice to, any Person.

     Consulting Agreement: as defined in Section 6.2(i).

     Continuing Stockholders: the Stockholders listed on Annex A to this Agreement.

     Delaware Secretary of State: as defined in Section 1.9.

     DGCL: as defined in the recitals to this Agreement.

     Dissenting Shares: as defined in Section 1.6.

     Dissenting Stockholders: as defined in Section 1.3(a).

     Effective Time: as defined in Section 1.9.

     Employees: any employee or former employee of the Company or its Subsidiaries or the beneficiaries or dependants of any such employee or former employee.

     Employment Agreement: as defined in Section 6.2(h).

     Environmental Claims: any complaint, notice, directive, order, claim, litigation, investigation, judicial or administrative proceeding, judgment, letter or other communication from any governmental agency, office or other authority, or any third party, involving violations of Environmental Laws or Releases of Hazardous Materials (i) from any assets, properties or businesses of the Company or its Subsidiaries; (ii) from properties or businesses adjoining any of the Real Property; or (iii) from or onto any facilities which received Hazardous Materials generated by the Company or its Subsidiaries.

     Environmental Laws: all applicable Laws relating to the protection of the environment, to human health and safety, to natural resources or to any use, sale, manufacture, treatment, generation, processing, storage, disposal, abatement, existence, Release, threatened Release, transportation or handling of any Hazardous Materials, including, without limitation, (i) CERCLA, the Resource Conservation and Recovery Act, and the Occupational Safety and Health Act, and (ii) all other governmental requirements pertaining to reporting, licensing, permitting, investigation or remediation of Releases or threatened Releases of Hazardous Substances into the air, surface water, groundwater or land, or relating to the manufacture, processing, distribution, use, sale, treatment, receipt, storage, disposal, transport or handling of Hazardous Substances.

     ERISA: the Employee Retirement Income Security Act of 1974, as amended.

     Exchange Act: the Securities Exchange Act of 1934, as amended.

     Exchange Agent: as defined in Section 1.4(a).

     Expense Reimbursement Fee: as defined in Section 9.2(b).

     Fairness Opinion: as defined in Section 2.24.

     Financial Advisor: as defined in Section 2.24.

     Financial Statements: the Audited Financial Statements and the Interim Financial Statements.

     FTC: as defined in Section 5.2(c).

     Fund: as defined in Section 3.6.

     GAAP: United States generally accepted accounting principles.

     GFG Warrant: as defined in Section 2.4(a).

     Governmental Approval: any written consent, approval, authorization, waiver, permit, concession, franchise, Agreement, license, exemption or order of, declaration or filing with, or report or notice to, any Governmental Authority.

     Governmental Authority: as defined in Section 2.3(b).

     Hazardous Materials: any substance that: (i) is or contains asbestos, urea formaldehyde foam insulation, polychlorinated biphenyls, petroleum or petroleum-derived substances or wastes, or radon gas, or (ii) requires investigation, removal or remediation under any applicable Environmental Law, or is defined, listed or identified as a "hazardous waste" or "hazardous substance" thereunder.

     HSR Act: the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended.

     Intellectual Property: any and all United States and foreign: patents and applications, including all reissues, continuations, divisions, continuations-in-part, renewals or extensions thereof; trademarks, service marks, trade names, trade dress, domain names, logos, business and product names, slogans, and registrations and applications for registration or renewal thereof; copyrights and registrations or renewals thereof; copyrightable works; World Wide Web sites; Software; inventions, processes, designs, formulae, trade secrets, know-how, R&D, manufacturing and production processes and techniques; confidential business and technical information; all other intellectual property and proprietary rights similar to the foregoing; all rights to sue for and remedies against past, present and future infringements of any or all of the foregoing; rights of priority and protection of interests therein under the Laws of any jurisdiction, copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

     Interim Financial Statements: the unaudited consolidated financial statements of the Company for the periods ended March 31, 1999, June 30, 1999, and September 30, 1999, including a balance sheet and statements of income, cash flows and stockholders equity.

     IRS: the Internal Revenue Service.

     Law: all applicable provisions of all (a) constitutions, treaties, statutes, laws (including the common law), codes, rules, regulations, ordinances or orders of any Governmental Authority, (b) Governmental Approvals and (c) orders, decisions, injunctions, judgments, awards and decrees of or agreements with any Governmental Authority.

     Leased Real Property: all interests leased pursuant to Leases.

     Leases: the real property leases, subleases, licenses and occupancy agreements pursuant to which the Company or its Subsidiaries is lessee, sublessee, licensee or occupant.

     Lien: any mortgage, pledge, hypothecation, right of others, claim, security interest, encumbrance, lease, sublease, license, occupancy agreement, adverse claim or interest, easement, covenant, encroachment, burden, title defect, title retention Agreement, voting trust Agreement, interest, equity, option, lien, right of first refusal, charge or other restrictions or limitations of any nature whatsoever, including but not limited to such as may arise under any Material Contracts.

     Listed Intellectual Property: as defined in Section 2.12(a).

     Litigation: any action, cause of action, claim, demand, suit, proceeding, citation, summons, subpoena, inquiry or investigation of any nature, civil, criminal, regulatory or otherwise, in law or in equity, pending or threatened, by or before any court, tribunal, arbitrator or other Governmental Authority, or by or on behalf of any third party.

     Material Adverse Effect: (i) any event, occurrence, fact, condition, change or effect that is, or would reasonably be expected to be, materially adverse to the Business, Assets, liabilities, prospects, results of operations or financial or other condition of the Company or its Subsidiaries, taken as a whole, or (ii) a material impairment of the ability of the Company to perform its obligations hereunder or to consummate the transactions contemplated hereby and thereby.

     Material Contracts: all loan agreements, indentures, letters of credit (including related letter of credit applications and reimbursement obligations), mortgages, security agreements, pledge agreements, deeds of trust, bonds, notes, guarantees, surety obligations, warranties, material licenses, material franchises, permits, powers of attorney, material leases, endorsement agreements, and other agreements, contracts, instruments, obligations, material arrangements and understandings, written or oral, to which the Company or any of its Subsidiaries is a party or by which any of their properties or assets may be bound or affected, in each case as amended, supplemented, waived or otherwise modified, that are of the types listed in clauses (i) through (xiv) below:

     (i) leases, subleases, licenses, occupancy agreements, material permits, insurance policies, material agreements, Governmental Approvals and other Material Contracts concerning or relating to the Real Property;

     (ii) material employment, consulting, severance, agency, bonus, compensation, or other trusts, funds and other Material Contracts (other than the Plans) relating to or for the benefit of current, future or former employees, officers, directors, sales representatives, distributors, dealers, agents, independent contractors or consultants (whether or not legally binding) of the Company or its Subsidiaries, requiring annual payments in excess of $100,000, including sales agency, copacking or distributorship agreements or arrangements for the sale of any of the products or services of the Company or its Subsidiaries;

     (iii) Intellectual Property licenses;

     (iv) broker's or finder's contracts;

     (v) joint venture, partnership and similar contracts, agreements, arrangements and understandings involving a sharing of profits or expenses;

     (vi) stock purchase agreements, asset purchase agreements and other acquisition or divestiture agreements, including but not limited to any agreements relating to the acquisition, lease or disposition of the Company or its Subsidiaries, any material assets or properties (other than sales of inventory made in the ordinary course of business), any business, or any capital stock of or other interest in any Person by the Company or its Subsidiaries, within the last three years, which involve continuing indemnity or other obligations;

     (vii) contracts prohibiting or restricting the ability of the Company, its Subsidiaries or the Business to engage in any business or operate in any geographical area or to compete with any Person;

     (viii) orders and other contracts for the purchase or sale of materials, supplies, products or services, involving aggregate payments in excess of $100,000 in each case or, other than with respect to such orders or contracts entered into in the ordinary course of business, $250,000 in the aggregate;

     (ix) contracts providing for future payments that are conditioned, in whole or in part, on a change in control of any of the Company or its Subsidiaries;

     (x) powers of attorney, except routine powers of attorney relating to representation before governmental agencies or given in connection with qualification to conduct business in another jurisdiction;

     (xi) contracts not entered into in the ordinary course of business;

     (xii) contract or series of related contracts with respect to which the aggregate amount that could reasonably be expected to be paid or received thereunder in the future exceeds $25,000 per annum or, other than with respect to such contracts entered into in the ordinary course of business, $100,000 in the aggregate;

     (xiii) contracts that are or will be material to the business, operations, results of operations, condition (financial or otherwise), assets or properties of the Company or its Subsidiaries; and

     (xiv) contracts providing for future payments that are conditioned, in whole or in part, on the future performance of the Company or its Subsidiaries.


     Merger: as defined in Section 1.1(a).

     MergerCo: as defined in the recitals to this Agreement.

     Merger Consideration: the cash and shares of Surviving Corporation Common Stock paid to Stockholders pursuant to Section 1.3.

     Non-Continuing Stockholder: any Stockholder not listed on Annex A to this Agreement.

     Organizational Documents: as defined in Section 2.1(c).

     Owned Intellectual Property: as defined in Section 2.12(a).

     Owned Real Property: the real property owned by the Company or its Subsidiaries, together with all structures, facilities, improvements, fixtures and systems attached or appurtenant thereto and all easements, licenses and rights relating to the foregoing.

     Permitted Liens: (i) Liens securing liabilities for which adequate reserves are included on the Balance Sheet, to the extent so reserved, that do not materially interfere with the use of the property subject thereto or extend to or cover any assets of any other Affiliate of Purchaser upon consummation of the transactions contemplated by this Agreement, (ii) Liens for Taxes not yet due and payable, or that are being contested in good faith by appropriate proceedings, (iii) mechanic's Liens, landlord's Liens and warehouseman's Liens securing obligations arising in the ordinary course of business that are not more than 30 days past due or are being contested in good faith by appropriate proceedings or (iv) Liens that, indi vidually and in the aggregate, do not and would not materially detract from the value of any of the property or Assets or materially interfere with the use thereof as currently used or proposed to be used.

     Per Share Amount: an amount equal to the quotient obtained by dividing the Purchase Price by the number of Purchased Shares.

     Per Share Merger Consideration: $6.00.

     Person: any natural person, firm, partnership, association, corporation, company, trust, business trust, Governmental Authority or other entity.

     Plan: each "employee benefit plan", as such term is defined in Section 3(3) of ERISA, and each bonus, incentive or deferred compensation, severance, termination, retention, change of control, stock option, stock appreciation, stock purchase, phantom stock or other equity-based, performance or other employee or retiree benefit or compensation plan, program, arrangement, Agreement, policy or understanding, whether written or unwritten, that provides or may provide benefits or compensation in respect of any Employee, or under which any Employee is or may become eligible to participate or derive a benefit and that is or has been maintained or established by the Company or its Subsidiaries or to which the Company or its Subsidiaries contributes or is or has been obligated or required to contribute.

     Policies: as defined in Section 2.13.

     Proxy Statement: as defined in Section 5.3(a).

     Purchaser: as defined in the recitals to this Agreement.

     Purchase Price: as defined in Section 1.1(b).

     Purchased Shares: a number (rounded down to the nearest whole share) of newly issued shares of Surviving Corporation Common Stock equal to the Purchase Price divided by the Per Share Merger Consideration.

     Real Property: the Owned Real Property and the Leased Real Property.

     Registration Rights Agreement: as defined in Section 6.1(f).

     Release: any releasing, disposing, discharging, injecting, spilling, leaking, leaching, pumping, dumping, emitting, escaping, emptying, seeping, dispersal, migration, transporting, placing and the like, including without limitation, the moving of any materials through, into or upon, any land, soil, surface water, ground water or air, or otherwise entering into the environment.


     Return: any return, report, declaration, form, claim for refund or in formation return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

     Rollover Shares: with respect to any Continuing Stockholder, a number of shares of Company Common Stock equal to the number listed under the column captioned "Rollover Shares" opposite a Continuing Stockholder's name on Annex A to this Agreement, subject to the adjustment provisions in Annex A.

     Schedule 13E-3: as defined in Section 5.3(c).

     SEC: the Securities and Exchange Commission.

     Securities Act: the Securities Act of 1933, as amended.

     Software: all computer software, including but not limited to application software and system software, including all source code and object code versions thereof, in any and all forms and media, whether recorded on paper, magnetic media or other electronic or non-electronic media (including data and related documentation, user manuals, training materials, flow charts, diagrams, descriptive tests and programs, computer print-outs, underlying tapes, computer databases and similar items), integrated circuits, embedded systems, and other electro-mechanical or processor based systems.

     Special Committee: as defined in the recitals hereto.

     Special Meeting: as defined in Section 5.3(b).

     Stock Purchase: as defined in Section 1.1(b).

     Stockholders: the holders of the Company Common Stock.

     Stockholders Agreement: as defined in Section 6.1(f).

     Subsidiaries: each corporation or other Person in which a Person owns or controls, directly or indirectly, capital stock or other equity interests representing at least 50% of the outstanding voting stock or other equity interests.

     Surviving Corporation: as defined in Section 1.1(a).

     Surviving Corporation Common Stock: common stock, par value $.01 per share, of the Surviving Corporation.

     Tax: any federal, state, provincial, local, foreign or other income, alter native, minimum, accumulated earnings, personal holding company, franchise, capital stock, net worth, capital, profits, windfall profits, gross receipts, value added, sales (including, without limitation, bulk sales), use, goods and services, excise, customs duties, transfer, conveyance, mortgage, registration, stamp, documentary, recording, premium, severance, environmental (including, without limitation, taxes under Section 59A of the Code), real property, personal property, ad valorem, intangibles, rent, occupancy, license, occupational, employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care, withholding, estimated or other similar tax, levy, impost, fee, duty or other governmental charge or assessment or deficiencies thereof (in cluding all interest and penalties thereon and additions thereto, whether disputed or not) imposed by any Governmental Authority or other taxing authority.

     Termination Fee: as defined in Section 9.2(b).

     Transaction Expenses: as defined in Section 9.2(a).

     Treasury Regulations: the regulations prescribed under the Code.

     Voting Agreements: as defined in the recitals to this Agreement.

     Year 2000 Compatibility: (and variations thereof) means, with respect to any Computer System, that such Computer System (i) records, stores, processes and provides true and accurate dates and calculations for dates and spans of dates, (ii) is and will be able to operate on a basis comparable to its current operation during and after calendar year 2000 A.D., including, but not limited to, leap years, and (iii) shall not end abnormally or provide invalid or incorrect results as a result of date data which represents or references (or fails to represent or reference) different centuries or more than one century.

     Any reference in this Agreement to a statute shall be to such statute, as amended from time to time, and to the rules and regulations promulgated thereunder. The words "include," "includes" and "including" shall be deemed to be followed by the phrase "without limitation."

                                  ARTICLE IX

                                 MISCELLANEOUS

     9.1. Survival. No representations or warranties of the parties set forth in this Agreement shall survive beyond the Effective Time.

     9.2. Expenses. (a) Except as otherwise provided herein, if this Agreement is terminated prior to Closing, all costs and expenses incurred in connection with this Agreement and the consummation of the transactions contemplated hereby (the "Transaction Expenses") shall be paid by the party incurring such expenses. If the Closing does occur, the Company shall pay all Transaction Expenses of MergerCo, Purchaser and the Company.

     (b) The Company shall promptly pay North Castle a termination fee of $1.2 million (the "Termination Fee"), plus documented reasonable out of pocket costs and expenses incurred by MergerCo and Purchaser in connection with this Agreement and the consummation of the transactions contemplated hereby in an amount not to exceed $300,000 (the "Expense Reimbursement Fee") in the event that this Agreement is terminated pursuant to Sections 7.1(d)(ii) or 7.1(e)(ii)-(iv). Any such payment shall be made by wire transfer of immediately available funds.

     (c) The Company acknowledges that the agreements contained in this Section
9.2 are an integral part of the transactions contemplated by this Agreement, and that, without these agreements, Purchaser and MergerCo would not enter into this Agreement; accordingly, if the Company fails promptly to pay the amount due pursuant to this Section 9.2, and, in order to obtain such payment, Purchaser and MergerCo commence a suit which results in a judgment against the Company for any or all of the Termination Fee or the Expense Reimbursement Fee set forth in this Section 9.2, the Company shall pay to Purchaser and MergerCo their costs and expenses (including attorneys' fees and expenses) in connection with such suit.

     (d) This Section 9.2 shall survive any termination of this Agreement.

     9.3. Severability. If any provision of this Agreement is inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering the provision in question inoperative or unenforceable in any other case or circumstance, or of rendering any other provision or provisions herein contained invalid, inoperative, or unenforceable to any extent whatsoever. The invalidity of any one or more phrases, sentences, clauses, sections or subsections of this Agreement shall not affect the remaining portions of this Agreement.

     9.4. Notices. All notices and other communications made in connection with this Agreement shall be in writing and shall be deemed to have been duly given if (a) mailed by first-class, registered or certified mail, return receipt requested, postage prepaid, (b) transmitted by hand delivery, (c) sent by next-day or overnight mail or delivery or (d) sent by fax or telecopy, addressed as follows:

     (i) if to MergerCo, Purchaser or, from and after the Closing, the Company, to such person:

         c/o North Castle Partners, L.L.C.
         60 Arch Street
         Greenwich, CT 06830
         Telephone: (203) 862-3200
         Telecopy: (203) 618-1860
         Attention: Peter J. Shabecoff

         with a copy to:

         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Telephone: (212) 909-6000
         Telecopy: (212) 909-6836
         Attention: Franci J. Blassberg, Esq.

     (ii) if to the Company prior to the Closing, to:

          Saratoga Beverage Group, Inc.
          11 Geyser Road
          Saratoga Springs, NY 12366
          Telephone: (518) 584-6363 x11
          Telecopy: (518) 584-0380
          Attention: Chief Financial Officer

          with a copy to:

          Swidler Berlin Shereff Friedman, LLP
          The Chrysler Building
          405 Lexington Avenue
          New York, New York 10174
          Telephone: (212) 891-9268
          Telecopy: (212) 891-9598
          Attention: Charles I. Weissman, Esq.


or, in each case, at such other address as may be specified in writing to the other party hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh business day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent.

     9.5. Entire Agreement. This Agreement (including the schedules hereto), the Ancillary Agreements (when executed and delivered) and the Confidentiality Agreement constitute the entire Agreement, and supersede all prior agreements and understandings, both written and oral, between the parties with respect to the subject matter hereof.

     9.6. Counterparts; Headings. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement.

     9.7. Governing Law, etc. (a) EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF DELAWARE MANDATORILY APPLY, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE

SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION 9.4 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 9.7(b).

     9.8. Binding Effect; No Third Party Beneficiaries. This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective heirs, successors and permitted assigns, subject to Section 9.9. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns.

     9.9. Assignment. This Agreement shall not be assignable by any of the parties hereto without the prior written consent of the other parties, provided, that, (a) the Company may assign this Agreement and the Ancillary Agreements to which it is a party to any lenders to the Company as security for obligations to such lenders, and (b) Purchaser may assign this Agreement to any of its Affiliates, or to any lender to Purchaser as security for obligations to such lender, and provided, further, that no assignment by Purchaser shall in any way affect Purchaser's obligations or liabilities under this Agreement.

     9.10. Amendment; Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies of any party based upon, arising out of or otherwise in respect of any inaccuracy or breach of any representation, warranty, covenant or agreement or failure to fulfill any condition shall in no way be limited by the fact that the act, omission, occurrence or other state of facts upon which any claim of any such inaccuracy or breach is based may also be the subject matter of any other representation, warranty, covenant or agreement as to which there is no inaccuracy or breach. The representations and warranties of the Company shall not be affected or deemed waived by reason of any investigation made by or on behalf of MergerCo or Purchaser (including but not limited to by any of their advisors, consultants or representatives) or by reason of the fact that MergerCo, Purchaser or any of their advisors, consultants or representatives knew or should have known that any such representation or warranty is or might be inaccurate.

     9.11. Attorneys' Fees. As between the parties to this Agreement, in any action or proceeding brought to enforce any provision of this Agreement, or where any provision hereof is validly asserted as a defense, the successful party shall be entitled to recover reasonable attorneys' fees in addition to its costs and expenses and any other available remedy.


     IN WITNESS WHEREOF, the parties have duly executed this Stock Purchase Agreement and Agreement and Plan of Merger as of the date first above written.



                                            SARATOGA BEVERAGE GROUP, INC.


                                            By:  /s/ Kim James
                                                 ------------------------------
                                                 Name: Kim James
                                                 Title: Chief Financial Officer



                                             NCP-SBG RECAPITALIZATION CORP.


                                             By:  /s/ Peter J. Shabecoff
                                                 ------------------------------
                                                 Name: Peter J. Shabecoff
                                                 Title: Vice President



                                             NCP-SBG, L.P.


                                             By: NCP-SBG GP, L.L.C.
                                                 its General Partner



                                             By: /s/ Peter J. Shabecoff
                                                 ------------------------------
                                                 Name: Peter J. Shabecoff
                                                 Title: Executive Vice
                                                 President

                                                           ANNEX A TO ANNEX A


                                            TOTAL        CASHED         ROLLOVER       INCREASE
CONTINUING STOCKHOLDER                      SHARES     OUT SHARES        SHARES       PERCENTAGE
-------------------------------------     ---------   ------------     ----------   -------------
Robin Prever ..........................     318,285      251,499          66,786         12.1429%
Anthony Malatino ......................     718,127      557,056         161,071         29.2857%
Warren Lichtenstein ...................      46,254          ---          46,254
Steel Partners II, L.P. ...............     481,258      425,369          55,889         18.5714%
Steven Bogen ..........................     386,793      304,293          82,500         15.0000%
Pershing Securities Limited ...........     200,000      141,071          58,929         10.7143%
Jurg Walker ...........................     224,500      145,929          78,571         14.2857%
                                          ---------    ---------         -------        --------
   TOTAL ..............................   2,375,217    1,825,217         550,000         100.00 %
                                          =========    =========         =======        ========

If the equity investment of the Purchaser exceeds $28,660,000 due to the unavailability of the full amount of the contemplated debt financing, then the aggregate number of rollover shares shall be increased so that the aggregate value of all of the Rollover Stock equals 11.11% of such equity investment, and the aggregate number of cashed out shares shall be decreased in an amount equal to the increase in the aggregate number of shares of Rollover Stock. This increase and decrease in the number of rollover shares and cashed out shares, respectively, shall be allocated among Robin Prever, Anthony Malatino,
Warren Lichtenstein, Steel Partners, II, L.P., Steve Bogen, Pershing Keen Nominee Limited and Jurg Walker in accordance with the following respective
percentages: 12.1429%, 29.2857%, [     ]%, 18.5714%, 15.0000%, 10.7143%, and
14.2857%.

                                     A-A-1

                                                           EXHIBIT A TO ANNEX A


                              AMENDED AND RESTATED

                          CERTIFICATE OF INCORPORATION

                                       OF

                         SARATOGA BEVERAGE GROUP, INC.

     Saratoga Beverage Group, Inc., a corporation organized and existing under the laws of the State of Delaware (the "Corporation"), hereby certifies as follows:

     1. The name of the Corporation is Saratoga Beverage Group, Inc. The Corporation was initially incorporated in the State of Delaware under the name of Saratoga Spring Water Company on May 5, 1993.

     2. This Amended and Restated Certificate of Incorporation was proposed by the Board of Directors of the Corporation and adopted by the stockholders of the Corporation in the manner and by the vote prescribed by Sections 242 and 245 of the General Corporation Law of the State of Delaware, and is as follows:


     FIRST: The name of the Corporation is Saratoga Beverage Group, Inc.

     SECOND: The Corporation's registered office in the State of Delaware is at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle. The name of its registered agent at such address is The Corporation Trust Company.

     THIRD: The nature of the business of the Corporation and its purpose is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware.

     FOURTH: The aggregate number of shares of capital stock which the
Corporation shall have authority to issue is     shares of common stock, par
value $   per share.

     FIFTH: The following provisions are inserted for the management of the business and for the conduct of the affairs of the Corporation and for the purpose of creating, defining, limiting and regulating the powers of the Corporation and its directors and stockholders:

         (a) The number of directors of the Corporation shall be fixed and may be altered from time to time in the manner provided in the By-Laws, and vacancies in the Board of Directors and newly created directorships resulting from any increase in the authorized number of directors may be filled, and directors may be removed, as provided in the By-Laws.

         (b) The election of directors may be conducted in any manner approved by the stockholders at the time when the election is held and need not be by written ballot.

         (c) All corporate powers and authority of the Corporation (except as at the time otherwise provided by law, by this Certificate of Incorporation or by the By-Laws) shall be vested in and exercised by the Board of Directors.


         (d) The Board of Directors shall have the power without the assent or vote of the stockholders to adopt, amend, alter or repeal the By-Laws of the Corporation, except to the extent that the By-Laws or this Certificate of Incorporation otherwise provide.

         (e) No director of the Corporation shall be liable to the Corporation or its stockholders for monetary damages for breach of his or her fiduciary duty as a director, provided that nothing contained in this Article shall eliminate or limit the liability of a director (i) for any breach of the director's duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in


                                  Exhibit A-1
     good faith or which involve intentional misconduct or a knowing violation of the law, (iii) under Section 174 of the General Corporation Law of the State of Delaware or (iv) for any transaction from which the director derived an improper personal benefit.


     SIXTH: The Corporation reserves the right to amend or repeal any provision contained in this Certificate of Incorporation in the manner now or hereafter prescribed by the laws of the State of Delaware, and all rights herein conferred upon stockholders or directors are granted subject to this reservation.


     IN WITNESS WHEREOF, the Corporation has caused this certificate to be
signed by      , its Secretary, this   day of       , 2000.


                                          SARATOGA BEVERAGE GROUP, INC.


                                          By:
                                              -------------------------------
                                              Name:
                                              Title:



                                  Exhibit A-2

                                                           EXHIBIT B TO ANNEX A

================================================================================









                         SARATOGA BEVERAGE GROUP, INC.







                         AMENDED AND RESTATED BY-LAWS







                           As adopted on      , 2000













================================================================================

                          SARATOGA BEVERAGE GROUP, INC.

                          AMENDED AND RESTATED BY-LAWS

                                TABLE OF CONTENTS


SECTION                                                                PAGE
-------------                                                         -----

                               ARTICLE I
STOCKHOLDERS ......................................................   1
Section 1.01. Annual Meetings .....................................   1
Section 1.02. Special Meetings ....................................   1
Section 1.03. Notice of Meetings; Waiver ..........................   1
Section 1.04. Quorum ..............................................   1
Section 1.05. Voting ..............................................   1
Section 1.06. Voting by Ballot ....................................   2
Section 1.07. Adjournment .........................................   2
Section 1.08. Proxies .............................................   2
Section 1.09. Organization; Procedure .............................   2
Section 1.10. Consent of Stockholders in Lieu of Meeting ..........   3

                               ARTICLE II
BOARD OF DIRECTORS ................................................   3
Section 2.01. General Powers ......................................   3
Section 2.02. Number and Term of Office ...........................   3
Section 2.03. Election of Directors ...............................   3
Section 2.04. Annual and Regular Meetings .........................   3
Section 2.05. Special Meetings; Notice ............................   4
Section 2.06. Quorum; Voting ......................................   4
Section 2.07. Adjournment .........................................   4
Section 2.08. Action Without a Meeting ............................   4
Section 2.09. Regulations; Manner of Acting .......................   4
Section 2.10. Action by Telephonic Communications .................   4
Section 2.11. Resignations ........................................   4
Section 2.12. Removal of Directors ................................   4
Section 2.13. Vacancies and Newly Created Directorships ...........   4
Section 2.14. Compensation ........................................   5
Section 2.15. Reliance on Accounts and Reports, etc ...............   5

                              ARTICLE III
EXECUTIVE COMMITTEE AND OTHER COMMITTEES ..........................   5
Section 3.01. How Constituted .....................................   5
Section 3.02. Powers ..............................................   5
Section 3.03. Proceedings .........................................   5
Section 3.04. Quorum and Manner of Acting .........................   5
Section 3.05. Action by Telephonic Communications .................   6
Section 3.06. Absent or Disqualified Members ......................   6
Section 3.07. Resignations ........................................   6
Section 3.08. Removal .............................................   6
Section 3.09. Vacancies ...........................................   6

                                   Exhibit B-i

SECTION                                                                    PAGE
-------------                                                              -----

                                     ARTICLE IV
OFFICERS ..................................................................  6
Section 4.01. Number ......................................................  6
Section 4.02. Election ....................................................  6
Section 4.03. Salaries ....................................................  6
Section 4.04. Removal and Resignation; Vacancies ..........................  6
Section 4.05. Authority and Duties of Officers ............................  6
Section 4.06. The President ...............................................  7
Section 4.07. The Vice Presidents .........................................  7
Section 4.08. The Secretary ...............................................  7
Section 4.09. The Treasurer ...............................................  7
Section 4.10. Additional Officers .........................................  8
Section 4.11. Security ....................................................  8

                                      ARTICLE V
CAPITAL STOCK .............................................................  8
Section 5.01. Certificates of Stock .......................................  8
Section 5.02. Signatures; Facsimile .......................................  8
Section 5.03. Lost, Stolen or Destroyed Certificates ......................  9
Section 5.04. Transfer of Stock ...........................................  9
Section 5.05. Record Date .................................................  9
Section 5.06. Registered Stockholders ..................................... 10
Section 5.07. Transfer Agent and Registrar ................................ 10

                                     ARTICLE VI
INDEMNIFICATION ........................................................... 10
Section 6.01. Nature of Indemnity ......................................... 10
Section 6.02. Successful Defense .......................................... 10
Section 6.03. Determination That Indemnification Is Proper ................ 11
Section 6.04. Advance Payment of Expenses ................................. 11
Section 6.05. Procedure for Indemnification of Directors and Officers ..... 11
Section 6.06. Survival; Preservation of Other Rights ...................... 11
Section 6.07. Insurance ................................................... 12
Section 6.08. Severability ................................................ 12

                                     ARTICLE VII
OFFICES ................................................................... 12
Section 7.01. Registered Office ........................................... 12
Section 7.02. Other Offices ............................................... 12

                                    ARTICLE VIII
GENERAL PROVISIONS ........................................................ 12
Section 8.01. Dividends ................................................... 12
Section 8.02. Reserves .................................................... 13
Section 8.03. Execution of Instruments .................................... 13
Section 8.04. Corporate Indebtedness ...................................... 13
Section 8.05. Deposits .................................................... 13
Section 8.06. Checks ...................................................... 13
Section 8.07. Sale, Transfer, etc. of Securities .......................... 13
Section 8.08. Voting as Stockholder ....................................... 13
Section 8.09. Fiscal Year ................................................. 13


                                  Exhibit B-ii

SECTION                                                    PAGE
--------------                                            -----

Section 8.10.  Seal ......................................  13
Section 8.11.  Books and Records; Inspection .............  14

                         ARTICLE IX
AMENDMENT OF BY-LAWS .....................................  14
Section 9.01.  Amendment .................................  14

                          ARTICLE X
CONSTRUCTION .............................................  14
Section 10.01. Construction ........................... ..  14



                                  Exhibit B-iii

                         SARATOGA BEVERAGE GROUP, INC.

                         AMENDED AND RESTATED BY-LAWS
                           AS ADOPTED ON      , 2000
                                   ARTICLE I

                                 STOCKHOLDERS

     Section 1.01. Annual Meetings. The annual meeting of the stockholders of the Corporation for the election of directors and for the transaction of such other business as properly may come before such meeting shall be held at such place, either within or without the State of Delaware, and at 10:00 a.m. local time on the first Tuesday in July (or, if such day is a legal holiday, then on the next succeeding business day), or at such other date and hour, as may be fixed from time to time by resolution of the Board of Directors and set forth in the notice or waiver of notice of the meeting. [Sections 211(a), (b).]1

     Section 1.02. Special Meetings. Special meetings of the stockholders may be called at any time by the President (or, in the event of his absence or disability, by any Vice President), or by the Board of Directors. A special meeting shall be called by the President (or, in the event of his absence or disability, by any Vice President), or by the Secretary, immediately upon receipt of a written request therefor by stockholders holding in the aggregate not less than a majority of the outstanding shares of the Corporation at the time entitled to vote at any meeting of the stockholders. If such officers or the Board of Directors shall fail to call such meeting within 20 days after receipt of such request, any stockholder executing such request may call such meeting. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, as shall be specified in the respective notices or waivers of notice thereof. [Section 211(d).]

     Section 1.03. Notice of Meetings; Waiver. The Secretary or any Assistant Secretary shall cause written notice of the place, date and hour of each meeting of the stockholders, and, in the case of a special meeting, the purpose or purposes for which such meeting is called, to be given personally or by mail, not less than ten nor more than sixty days prior to the meeting, to each stockholder of record entitled to vote at such meeting. If such notice is mailed, it shall be deemed to have been given to a stockholder when deposited in the United States mail, postage prepaid, directed to the stockholder at his address as it appears on the record of stockholders of the Corporation, or, if he shall have filed with the Secretary of the Corporation a written request that notices to him be mailed to some other address, then directed to him at such other address. Such further notice shall be given as may be required by law.

     No notice of any meeting of stockholders need be given to any stockholder who submits a signed waiver of notice, whether before or after the meeting. Neither the business to be transacted at, nor the purpose of, any regular or special meeting of the stockholders need be specified in a written waiver of notice. The attendance of any stockholder at a meeting of stockholders shall constitute a waiver of notice of such meeting, except when the stockholder attends a meeting for the express purpose of objecting, at the beginning of the meeting, to the transaction of any business on the ground that the meeting is not lawfully called or convened. [Sections 222, 229.]

     Section 1.04. Quorum. Except as otherwise required by law or by the Certificate of Incorporation, the presence in person or by proxy of the holders of record of a majority of the shares entitled to vote at a meeting of stockholders shall constitute a quorum for the transaction of business at such meeting. [Section 216.]

     Section 1.05. Voting. If, pursuant to Section 5.05 of these By-Laws, a record date has been fixed, every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one


----------
1 Citations are to the General Corporation Law of the State of Delaware as in effect on April 15, 1999 (the "GCL"), and are inserted for reference only, and do not constitute a part of the By-Laws.


                                   Exhibit B-1
vote for each share outstanding in his name on the books of the Corporation at the close of business on such record date. If no record date has been fixed, then every holder of record of shares entitled to vote at a meeting of stockholders shall be entitled to one vote for each share of stock standing in his name on the books of the Corporation at the close of business on the day next preceding the day on which notice of the meeting is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. Except as otherwise required by law or by the Certificate of Incorporation, the vote of a majority of the shares represented in person or by proxy at any meeting at which a quorum is present shall be sufficient for the transaction of any business at such meeting. [Sections 212(a), 216.]

     Section 1.06. Voting by Ballot. No vote of the stockholders need be taken by written ballot or conducted by Inspectors of Elections unless otherwise required by law. Any vote which need not be taken by ballot may be conducted in any manner approved by the meeting.

     Section 1.07. Adjournment. If a quorum is not present at any meeting of the stockholders, the stockholders present in person or by proxy shall have the power to adjourn any such meeting from time to time until a quorum is present. Notice of any adjourned meeting of the stockholders of the Corporation need not be given if the place, date and hour thereof are announced at the meeting at which the adjournment is taken, provided, however, that if the adjournment is for more than thirty days, or if after the adjournment a new record date for the adjourned meeting is fixed pursuant to Section 5.05 of these By-Laws, a notice of the adjourned meeting, conforming to the requirements of Section 1.03 hereof, shall be given to each stockholder of record entitled to vote at such meeting. At any adjourned meeting at which a quorum is present, any business may be transacted that might have been transacted on the original date of the meeting. [Section 222(c).]

     Section 1.08. Proxies. Any stockholder entitled to vote at any meeting of the stockholders or to express consent to or dissent from corporate action without a meeting may authorize another person or persons to vote at any such meeting and express such consent or dissent for him by proxy. A stockholder may authorize a valid proxy by executing a written instrument signed by such stockholder, or by causing his or her signature to be affixed to such writing by any reasonable means including, but not limited to, by facsimile signature, or by transmitting or authorizing the transmission of a telegram, cablegram or other means of electronic transmission to the person designated as the holder of the proxy, a proxy solicitation firm or a like authorized agent. No such proxy shall be voted or acted upon after the expiration of three years from the date of such proxy, unless such proxy provides for a longer period. Every proxy shall be revocable at the pleasure of the stockholder executing it, except in those cases where applicable law provides that a proxy shall be irrevocable. A stockholder may revoke any proxy which is not irrevocable by attending the meeting and voting in person or by filing an instrument in writing revoking the proxy or by filing another duly executed proxy bearing a later date with the Secretary. Proxies by telegram, cablegram or other electronic transmission must either set forth or be submitted with information from which it can be determined that the telegram, cablegram or other electronic transmission was authorized by the stockholder. Any copy, facsimile telecommunication or other reliable reproduction of a writing or transmission created pursuant to this section may be substituted or used in lieu of the original writing or transmission for any and all purposes for which the original writing or transmission could be used, provided that such copy, facsimile telecommunication or other reproduction shall be a complete reproduction of the entire original writing or transmission. [Sections 212(b), (c).]

     Section 1.09. Organization; Procedure. At every meeting of stockholders the presiding officer shall be the President or, in the event of his absence or disability, a presiding officer chosen by a majority of the stockholders present in person or by proxy. The Secretary, or in the event of his absence or disability, the Assistant Secretary, if any, or if there be no Assistant Secretary, in the absence of the Secretary, an appointee of the presiding officer, shall act as Secretary of the meeting. The order of business and all other matters of procedure at every meeting of stockholders may be determined by such presiding officer.


                                   Exhibit B-2

     Section 1.10. Consent of Stockholders in Lieu of Meeting. To the fullest extent permitted by law, whenever the vote of stockholders at a meeting thereof is required or permitted to be taken for or in connection with any corporate action, such action may be taken without a meeting, without prior notice and without a vote of stockholders, if a consent or consents in writing, setting forth the action so taken, shall be signed by the holders of outstanding stock having not less than the minimum number of votes that would be necessary to authorize or take such action at a meeting at which all shares entitled to vote thereon were present and voted and shall be delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested.

     Every written consent shall bear the date of signature of each stockholder who signs the consent and no written consent shall be effective to take the corporate action referred to therein unless, within sixty days of the earliest dated consent delivered in the manner required by law to the Corporation, written consents signed by a sufficient number of holders or members to take action are delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. [Section 228.]

                                  ARTICLE II

                              BOARD OF DIRECTORS

     Section 2.01. General Powers. Except as may otherwise be provided by law, by the Certificate of Incorporation or by these By-Laws, the property, affairs and business of the Corporation shall be managed by or under the direction of the Board of Directors and the Board of Directors may exercise all the powers of the Corporation. [Section 141(a).]

     Section 2.02. Number and Term of Office. The number of Directors constituting the entire Board of Directors shall be seven (7), which number may be modified from time to time by resolution of the Board of Directors, but in no event shall the number of Directors be less than one. Each Director (whenever elected) shall hold office until his successor has been duly elected and qualified, or until his earlier death, resignation or removal. [Section 141(b).]

     Section 2.03. Election of Directors. Except as otherwise provided in Sections 2.12 and 2.13 of these By-Laws, the Directors shall be elected at each annual meeting of the stockholders. If the annual meeting for the election of Directors is not held on the date designated therefor, the Directors shall cause the meeting to be held as soon thereafter as convenient. At each meeting of the stockholders for the election of Directors, provided a quorum is present, the Directors shall be elected by a plurality of the votes validly cast in such election. [Sections 211(b), (c), 216.]

     Section 2.04. Annual and Regular Meetings. The annual meeting of the Board of Directors for the purpose of electing officers and for the transaction of such other business as may come before the meeting shall be held as soon as possible following adjournment of the annual meeting of the stockholders at the place of such annual meeting of the stockholders. Notice of such annual meeting of the Board of Directors need not be given. The Board of Directors from time to time may by resolution provide for the holding of regular meetings and fix the place (which may be within or without the State of Delaware) and the date and hour of such meetings. Notice of regular meetings need not be given, provided, however, that if the Board of Directors shall fix or change the time or place of any regular meeting, notice of such action shall be mailed promptly, or sent by telegram, radio or cable, to each Director who shall not have been present at the meeting at which such action was taken, addressed to him at his usual place of business, or shall be delivered to him personally. Notice of such action need not be given to any Director who attends the first regular meeting after such action is taken without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting. [Section 141(g).]


                                   Exhibit B-3

     Section 2.05. Special Meetings; Notice. Special meetings of the Board of Directors shall be held whenever called by the President or, in the event of his absence or disability, by any Vice President, at such place (within or without the State of Delaware), date and hour as may be specified in the respective notices or waivers of notice of such meetings. Special meetings of the Board of Directors may be called on 24 hours' notice, if notice is given to each Director personally or by telephone or telegram, or on five days' notice, if notice is mailed to each Director, addressed to him at his usual place of business. Notice of any special meeting need not be given to any Director who attends such meeting without protesting the lack of notice to him, prior to or at the commencement of such meeting, or to any Director who submits a signed waiver of notice, whether before or after such meeting, and any business may be transacted thereat. [Sections 141(g), 229.]

     Section 2.06. Quorum; Voting. At all meetings of the Board of Directors, the presence of a majority of the total authorized number of Directors shall constitute a quorum for the transaction of business. Except as otherwise required by law, the vote of a majority of the Directors present at any meeting at which a quorum is present shall be the act of the Board of Directors. [Section 141(b).]

     Section 2.07. Adjournment. A majority of the Directors present, whether or not a quorum is present, may adjourn any meeting of the Board of Directors to another time or place. No notice need be given of any adjourned meeting unless the time and place of the adjourned meeting are not announced at the time of adjournment, in which case notice conforming to the requirements of Section
2.05 shall be given to each Director.

     Section 2.08. Action Without a Meeting. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing, and such writing or writings are filed with the minutes of proceedings of the Board of Directors. [Section 141(f).]

     Section 2.09. Regulations; Manner of Acting. To the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws, the Board of Directors may adopt such rules and regulations for the conduct of meetings of the Board of Directors and for the management of the property, affairs and business of the Corporation as the Board of Directors may deem appropriate. The Directors shall act only as a Board, and the individual Directors shall have no power as such.

     Section 2.10. Action by Telephonic Communications. Members of the Board of Directors may participate in a meeting of the Board of Directors by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 2.11. Resignations. Any Director may resign at any time by delivering a written notice of resignation, signed by such Director, to the President or the Secretary. Unless otherwise specified therein, such resignation shall take effect upon delivery. [Section 141(b).]

     Section 2.12. Removal of Directors. Any Director may be removed at any time, either for or without cause, upon the affirmative vote of the holders of a majority of the outstanding shares of stock of the Corporation entitled to vote for the election of such Director, cast at a special meeting of stockholders called for the purpose. Any vacancy in the Board of Directors caused by any such removal may be filled at such meeting by the stockholders entitled to vote for the election of the Director so removed. If such stockholders do not fill such vacancy at such meeting (or in the written instrument effecting such removal, if such removal was effected by consent without a meeting), such vacancy may be filled in the manner provided in
Section 2.13 of these By-Laws. [Section 141(b).]

     Section 2.13. Vacancies and Newly Created Directorships. If any vacancies shall occur in the Board of Directors, by reason of death, resignation, removal or otherwise, or if the authorized number of Directors shall be increased, the Directors then in office shall continue to act, and such vacancies and newly created directorships may be filled by a majority of the Directors then in office, although less than a quorum. A Director elected to fill a vacancy or a newly created directorship shall hold office until his successor has been elected and qualified or until his earlier death, resignation or removal. Any such vacancy or newly created directorship may also be filled at any time by vote of the stockholders. [Section 223.]


                                   Exhibit B-4

     Section 2.14. Compensation. The amount, if any, which each Director shall be entitled to receive as compensation for his services as such shall be fixed from time to time by resolution of the Board of Directors. [Section 141(h).]

     Section 2.15. Reliance on Accounts and Reports, etc. A Director, or a member of any Committee designated by the Board of Directors shall, in the performance of his duties, be fully protected in relying in good faith upon the records of the Corporation and upon information, opinions, reports or statements presented to the Corporation by any of the Corporation's officers or employees, or Committees designated by the Board of Directors, or by any other person as to the matters the member reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation. [Section 141(e).]

                                   ARTICLE III

                    EXECUTIVE COMMITTEE AND OTHER COMMITTEES

     Section 3.01. How Constituted. The Board of Directors may designate one or more Committees, including an Executive Committee, each such Committee to consist of such number of Directors as from time to time may be fixed by the Board of Directors. The Board of Directors may designate one or more Directors as alternate members of any such Committee, who may replace any absent or disqualified member or members at any meeting of such Committee. Thereafter, members (and alternate members, if any) of each such Committee may be designated at the annual meeting of the Board of Directors. Any such Committee may be abolished or re-designated from time to time by the Board of Directors. Each member (and each alternate member) of any such Committee (whether designated at an annual meeting of the Board of Directors or to fill a vacancy or otherwise) shall hold office until his successor shall have been designated or until he shall cease to be a Director, or until his earlier death, resignation or removal. [Section 141(c).]

     Section 3.02. Powers. During the intervals between the meetings of the Board of Directors, the Executive Committee, except as otherwise provided in this section, shall have and may exercise all the powers and authority of the Board of Directors in the management of the property, affairs and business of the Corporation. Each such other Committee, except as otherwise provided in this section, shall have and may exercise such powers of the Board of Directors as may be provided by resolution or resolutions of the Board of Directors. Neither the Executive Committee nor any such other Committee shall have the power or authority:

         (a) to approve or adopt, or to recommend to the stockholders, any action or matter expressly required by the General Corporation Law of the State of Delaware to be submitted to the stockholders for approval; or,

         (b) to adopt, amend or repeal any by-law of the Corporation.

The Executive Committee shall have, and any such other Committee may be granted by the Board of Directors, power to authorize the seal of the Corporation to be affixed to any or all papers which may require it. [Section 141(c).]

     Section 3.03. Proceedings. Each such Committee may fix its own rules of procedure and may meet at such place (within or without the State of Delaware), at such time and upon such notice, if any, as it shall determine from time to time. Each such Committee shall keep minutes of its proceedings and shall report such proceedings to the Board of Directors at the meeting of the Board of Directors next following any such proceedings.

     Section 3.04. Quorum and Manner of Acting. Except as may be otherwise provided in the resolution creating such Committee, at all meetings of any Committee the presence of members (or alternate members) constituting a majority of the total authorized membership of such Committee shall constitute a quorum for the transaction of business. The act of the majority of the members present at any meeting at which a quorum is present shall be the act of such Committee. Any action required or permitted to be taken at any meeting of any such Committee may be taken without a meeting, if all members of such Committee shall consent to such action in writing and such writing or


                                   Exhibit B-5
writings are filed with the minutes of the proceedings of the Committee. The members of any such Committee shall act only as a Committee, and the individual members of such Committee shall have no power as such. [Section 141(c).]

     Section 3.05. Action by Telephonic Communications. Members of any Committee designated by the Board of Directors may participate in a meeting of such Committee by means of conference telephone or similar communications equipment by means of which all persons participating in the meeting can hear each other, and participation in a meeting pursuant to this provision shall constitute presence in person at such meeting. [Section 141(i).]

     Section 3.06. Absent or Disqualified Members. In the absence or disqualification of a member of any Committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not he or they constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member. [Section 141(c).]

     Section 3.07. Resignations. Any member (and any alternate member) of any Committee may resign at any time by delivering a written notice of resignation, signed by such member, to the Chairman or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery.

     Section 3.08. Removal. Any member (and any alternate member) of any Committee may be removed at any time, either for or without cause, by resolution adopted by a majority of the whole Board of Directors.

     Section 3.09. Vacancies. If any vacancy shall occur in any Committee, by reason of disqualification, death, resignation, removal or otherwise, the remaining members (and any alternate members) shall continue to act, and any such vacancy may be filled by the Board of Directors.

                                  ARTICLE IV

                                   OFFICERS

     Section 4.01. Number. The officers of the Corporation shall be chosen by the Board of Directors and shall be a President, one or more Vice Presidents, a Secretary and a Treasurer. The Board of Directors also may elect one or more Assistant Secretaries and Assistant Treasurers in such numbers as the Board of Directors may determine, and such other officers as the Board of Directors deems desirable. Any number of offices may be held by the same person. No officer need be a Director of the Corporation. [Section 142(a), (b).]

     Section 4.02. Election. Unless otherwise determined by the Board of Directors, the officers of the Corporation shall be elected by the Board of Directors at the annual meeting of the Board of Directors, and shall be elected to hold office until the next succeeding annual meeting of the Board of Directors. In the event of the failure to elect officers at such annual meeting, officers may be elected at any regular or special meeting of the Board of Directors. Each officer shall hold office until his successor has been elected and qualified, or until his earlier death, resignation or removal. [Section 142(b).]

     Section 4.03. Salaries. The salaries of all officers and agents of the Corporation shall be fixed by the Board of Directors.

     Section 4.04. Removal and Resignation; Vacancies. Any officer may be removed for or without cause at any time by the Board of Directors. Any officer may resign at any time by delivering a written notice of resignation, signed by such officer, to the Board of Directors or the President. Unless otherwise specified therein, such resignation shall take effect upon delivery. Any vacancy occurring in any office of the Corporation by death, resignation, removal or otherwise, shall be filled by the Board of Directors. [Section 142(b), (e).]

     Section 4.05. Authority and Duties of Officers. The officers of the Corporation shall have such authority and shall exercise such powers and perform such duties as may be specified in these By-Laws, except that in any event each officer shall exercise such powers and perform such duties as may be required by law. [Section 142(a).]


                                   Exhibit B-6

     Section 4.06. The President. The President shall preside at all meetings of the stockholders and directors at which he is present, shall be the chief executive officer and the chief operating officer of the Corporation, shall have general control and supervision of the policies and operations of the Corporation and shall see that all orders and resolutions of the Board of Directors are carried into effect. He shall manage and administer the Corporation's business and affairs and shall also perform all duties and exercise all powers usually pertaining to the office of a chief executive officer and a chief operating officer of a corporation. He shall have the authority to sign, in the name and on behalf of the Corporation, checks, orders, contracts, leases, notes, drafts and other documents and instruments in connection with the business of the Corporation, and together with the Secretary or an Assistant Secretary, conveyances of real estate and other documents and instruments to which the seal of the Corporation is affixed. He shall have the authority to cause the employment or appointment of such employees and agents of the Corporation as the conduct of the business of the Corporation may require, to fix their compensation, and to remove or suspend any employee or agent elected or appointed by the President or the Board of Directors. The President shall perform such other duties and have such other powers as the Board of Directors or the Chairman may from time to time prescribe.

     Section 4.07. The Vice Presidents. Each Vice President shall perform such duties and exercise such powers as may be assigned to him from time to time by the President. In the absence of the President, the duties of the President shall be performed and his powers may be exercised by such Vice President as shall be designated by the President, or failing such designation, such duties shall be performed and such powers may be exercised by each Vice President in the order of their earliest election to that office; subject in any case to review and superseding action by the President.

     Section 4.08. The Secretary. The Secretary shall have the following powers and duties:

         (a) He shall keep or cause to be kept a record of all the proceedings of the meetings of the stockholders and of the Board of Directors in books provided for that purpose.

         (b) He shall cause all notices to be duly given in accordance with the provisions of these By-Laws and as required by law.

         (c) Whenever any Committee shall be appointed pursuant to a resolution of the Board of Directors, he shall furnish a copy of such resolution to the members of such Committee.

         (d) He shall be the custodian of the records and of the seal of the Corporation and cause such seal (or a facsimile thereof) to be affixed to all certificates representing shares of the Corporation prior to the issuance thereof and to all instruments the execution of which on behalf of the Corporation under its seal shall have been duly authorized in accordance with these By-Laws, and when so affixed he may attest the same.

         (e) He shall properly maintain and file all books, reports, statements, certificates and all other documents and records required by law, the Certificate of Incorporation or these By-Laws.

         (f) He shall have charge of the stock books and ledgers of the Corporation and shall cause the stock and transfer books to be kept in such manner as to show at any time the number of shares of stock of the Corporation of each class issued and outstanding, the names (alphabetically arranged) and the addresses of the holders of record of such shares, the number of shares held by each holder and the date as of which each became such holder of record.

         (g) He shall sign (unless the Treasurer, an Assistant Treasurer or Assistant Secretary shall have signed) certificates representing shares of the Corporation the issuance of which shall have been authorized by the Board of Directors.

         (h) He shall perform, in general, all duties incident to the office of secretary and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

     Section 4.09. The Treasurer. The Treasurer shall be the chief financial officer of the Corporation and shall have the following powers and duties:


                                   Exhibit B-7

         (a) He shall have charge and supervision over and be responsible for the moneys, securities, receipts and disbursements of the Corporation, and shall keep or cause to be kept full and accurate records of all receipts of the Corporation.

         (b) He shall cause the moneys and other valuable effects of the Corporation to be deposited in the name and to the credit of the Corporation in such banks or trust companies or with such bankers or other depositaries as shall be selected in accordance with Section 8.05 of these By-Laws.

         (c) He shall cause the moneys of the Corporation to be disbursed by checks or drafts (signed as provided in Section 8.06 of these By-Laws) upon the authorized depositaries of the Corporation and cause to be taken and preserved proper vouchers for all moneys disbursed.

         (d) He shall render to the Board of Directors or the President, whenever requested, a statement of the financial condition of the Corporation and of all his transactions as Treasurer, and render a full financial report at the annual meeting of the stockholders, if called upon to do so.

         (e) He shall be empowered from time to time to require from all officers or agents of the Corporation reports or statements giving such information as he may desire with respect to any and all financial transactions of the Corporation.

         (f) He may sign (unless an Assistant Treasurer or the Secretary or an Assistant Secretary shall have signed) certificates representing stock of the Corporation the issuance of which shall have been authorized by the Board of Directors.

         (g) He shall perform, in general, all duties incident to the office of treasurer and such other duties as may be specified in these By-Laws or as may be assigned to him from time to time by the Board of Directors, or the President.

     Section 4.10. Additional Officers. The Board of Directors may appoint such other officers and agents as it may deem appropriate, and such other officers and agents shall hold their offices for such terms and shall exercise such powers and perform such duties as may be determined from time to time by the Board of Directors. The Board of Directors from time to time may delegate to any officer or agent the power to appoint subordinate officers or agents and to prescribe their respective rights, terms of office, authorities and duties. Any such officer or agent may remove any such subordinate officer or agent appointed by him, for or without cause. [Section 142(a), (b).]

     Section 4.11. Security. The Board of Directors may require any officer, agent or employee of the Corporation to provide security for the faithful performance of his duties, in such amount and of such character as may be determined from time to time by the Board of Directors. [Section 142(c).]

                                   ARTICLE V

                                 CAPITAL STOCK

     Section 5.01. Certificates of Stock. The shares of the Corporation shall be represented by certificates, provided that the Board of Directors may provide by resolution or resolutions that some or all of any or all classes or series of the stock of the Corporation shall be uncertificated shares. Any such resolution shall not apply to shares represented by a certificate until each certificate is surrendered to the Corporation. Notwithstanding the adoption of such a resolution by the Board of Directors, every holder of stock in the Corporation represented by certificates and upon request every holder of uncertificated shares shall be entitled to have a certificate signed by, or in the name of the Corporation, by the President or a Vice President, and by the Treasurer or an Assistant Treasurer, or the Secretary or an Assistant Secretary, representing the number of shares registered in certificate form. Such certificate shall be in such form as the Board of Directors may determine, to the extent consistent with applicable law, the Certificate of Incorporation and these By-Laws. [Section 158.]

     Section 5.02. Signatures; Facsimile. All of such signatures on the certificate may be a facsimile, engraved or printed, to the extent permitted by law. In case any officer, transfer agent or registrar who


                                   Exhibit B-8
has signed, or whose facsimile signature has been placed upon a certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if he were such officer, transfer agent or registrar at the date of issue. [Section 158.]

     Section 5.03. Lost, Stolen or Destroyed Certificates. The Board of Directors may direct that a new certificate be issued in place of any certificate theretofore issued by the Corporation alleged to have been lost, stolen or destroyed, upon delivery to the Board of Directors of an affidavit of the owner or owners of such certificate, setting forth such allegation. The Board of Directors may require the owner of such lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of any such new certificate. [Section 167.]

     Section 5.04. Transfer of Stock. Upon surrender to the Corporation or the transfer agent of the Corporation of a certificate for shares, duly endorsed or accompanied by appropriate evidence of succession, assignment or authority to transfer, the Corporation shall issue a new certificate to the person entitled thereto, cancel the old certificate and record the transaction upon its books. Within a reasonable time after the transfer of uncertificated stock, the Corporation shall send to the registered owner thereof a written notice containing the information required to be set forth or stated on certificates pursuant to Sections 151, 156, 202(a) or 218(a) of the General Corporation Law of the State of Delaware. Subject to the provisions of the Certificate of Incorporation and these By-Laws, the Board of Directors may prescribe such additional rules and regulations as it may deem appropriate relating to the issue, transfer and registration of shares of the Corporation. [Section 151.]

     Section 5.05. Record Date. In order to determine the stockholders entitled to notice of or to vote at any meeting of stockholders or any adjournment thereof, the Board of Directors may fix, in advance, a record date, which record date shall not precede the date on which the resolution fixing the record date is adopted by the Board of Directors, and which shall not be more than sixty nor less than ten days before the date of such meeting. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting, provided, however, that the Board of Directors may fix a new record date for the adjourned meeting.

     In order that the Corporation may determine the stockholders entitled to consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which date shall not be more than ten days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date has been fixed by the Board of Directors, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting, when no prior action by the board of directors is required by law, shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation by delivery to its registered office in the State of Delaware, its principal place of business, or an officer or agent of the Corporation having custody of the book in which proceedings of meetings of stockholders are recorded. Delivery made to the Corporation's registered office shall be by hand or by certified or registered mail, return receipt requested. If no record date has been fixed by the Board of Directors and prior action by the Board of Directors is required by law, the record date for determining stockholders entitled to consent to corporate action in writing without a meeting shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

     In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights of the stockholders entitled to exercise any rights in respect of any change, conversion or exchange of stock, or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall be not


                                   Exhibit B-9
more than sixty days prior to such action. If no record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto. [Section 213.]

     Section 5.06. Registered Stockholders. Prior to due surrender of a certificate for registration of transfer, the Corporation may treat the registered owner as the person exclusively entitled to receive dividends and other distributions, to vote, to receive notice and otherwise to exercise all the rights and powers of the owner of the shares represented by such certificate, and the Corporation shall not be bound to recognize any equitable or legal claim to or interest in such shares on the part of any other person, whether or not the Corporation shall have notice of such claim or interests. Whenever any transfer of shares shall be made for collateral security, and not absolutely, it shall be so expressed in the entry of the transfer if, when the certificates are presented to the Corporation for transfer or uncertificated shares are requested to be transferred, both the transferor and transferee request the Corporation to do so. [Section 159.]

     Section 5.07. Transfer Agent and Registrar. The Board of Directors may appoint one or more transfer agents and one or more registrars, and may require all certificates representing shares to bear the signature of any such transfer agents or registrars.

                                  ARTICLE VI

                                INDEMNIFICATION

     Section 6.01. Nature of Indemnity. The Corporation shall indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that he is or was or has agreed to become a director or officer of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as a director or officer, of another corporation, partnership, joint venture, trust or other enterprise, or by reason of any action alleged to have been taken or omitted in such capacity, and may indemnify any person who was or is a party or is threatened to be made a party to such an action, suit or proceeding by reason of the fact that he is or was or has agreed to become an employee or agent of the Corporation, or is or was serving or has agreed to serve at the request of the Corporation as an employee or agent of another corporation, partnership, joint venture, trust or other enterprise, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by him or on his behalf in connection with such action, suit or proceeding and any appeal therefrom, if he acted in good faith and in a manner he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding had no reasonable cause to believe his conduct was unlawful; except that in the case of an action or suit by or in the right of the Corporation to procure a judgment in its favor (1) such indemnification shall be limited to expenses (including attorneys' fees) actually and reasonably incurred by such person in the defense or settlement of such action or suit, and (2) no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the Corporation unless and only to the extent that the Delaware Court of Chancery or the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity for such expenses which the Delaware Court of Chancery or such other court shall deem proper.

     The termination of any action, suit or proceeding by judgment, order settlement, conviction, or upon a plea of nolo contendere or its equivalent, shall not, of itself, create a presumption that the person did not act in good faith and in a manner which he reasonably believed to be in or not opposed to the best interests of the Corporation, and, with respect to any criminal action or proceeding, had reasonable cause to believe that his conduct was unlawful.

     Section 6.02. Successful Defense. To the extent that a director, officer, employee or agent of the Corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in Section
6.01 hereof or in defense of any claim, issue or matter therein, he shall be indemnified against expenses (including attorneys' fees) actually and reasonably incurred by him in connection therewith.


                                  Exhibit B-10

     Section 6.03. Determination That Indemnification Is Proper. Any indemnification of a director or officer of the Corporation under Section 6.01 hereof (unless ordered by a court) shall be made by the Corporation unless a determination is made that indemnification of the director or officer is not proper in the circumstances because he has not met the applicable standard of conduct set forth in Section 6.01 hereof. Any indemnification of an employee or agent of the Corporation under Section 6.01 hereof (unless ordered by a court) may be made by the Corporation upon a determination that indemnification of the employee or agent is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 hereof. Any such determination shall be made (1) by a majority vote of the directors who are not parties to such action, suit or proceeding, or (2) by a committee of such directors designated by majority vote of such directors, even though less than a quorum, or (3) if there are no such directors, or if such directors so direct, by independent legal counsel in a written opinion, or (4) by the stockholders.

     Section 6.04. Advance Payment of Expenses. Expenses (including attorneys' fees) incurred by a director or officer in defending any civil, criminal, administrative or investigative action, suit or proceeding shall be paid by the Corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of the director or officer to repay such amount if it shall ultimately be determined that he is not entitled to be indemnified by the Corporation as authorized in this Article. Such expenses (including attorneys' fees) incurred by other employees and agents may be so paid upon such terms and conditions, if any, as the Board of Directors deems appropriate. The Board of Directors may authorize the Corporation's counsel to represent such director, officer, employee or agent in any action, suit or proceeding, whether or not the Corporation is a party to such action, suit or proceeding.

     Section 6.05. Procedure for Indemnification of Directors and Officers. Any indemnification of a director or officer of the Corporation under Sections 6.01 and 6.02, or advance of costs, charges and expenses to a director or officer under Section 6.04 of this Article, shall be made promptly, and in any event within 30 days, upon the written request of the director or officer. If a determination by the Corporation that the director or officer is entitled to indemnification pursuant to this Article is required, and the Corporation fails to respond within sixty days to a written request for indemnity, the Corporation shall be deemed to have approved such request. If the Corporation denies a written request for indemnity or advancement of expenses, in whole or in part, or if payment in full pursuant to such request is not made within 30 days, the right to indemnification or advances as granted by this Article shall be enforceable by the director or officer in any court of competent jurisdiction. Such person's costs and expenses incurred in connection with successfully establishing his right to indemnification, in whole or in part, in any such action shall also be indemnified by the Corporation. It shall be a defense to any such action (other than an action brought to enforce a claim for the advance of costs, charges and expenses under Section 6.04 of this Article where the required undertaking, if any, has been received by the Corporation) that the claimant has not met the standard of conduct set forth in Section 6.01 of this Article, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) to have made a determination prior to the commencement of such action that indemnification of the claimant is proper in the circumstances because he has met the applicable standard of conduct set forth in Section 6.01 of this Article, nor the fact that there has been an actual determination by the Corporation (including its Board of Directors, its independent legal counsel, and its stockholders) that the claimant has not met such applicable standard of conduct, shall be a defense to the action or create a presumption that the claimant has not met the applicable standard of conduct.

     Section 6.06. Survival; Preservation of Other Rights. The foregoing indemnification provisions shall be deemed to be a contract between the Corporation and each director, officer, employee and agent who serves in any such capacity at any time while these provisions as well as the relevant provisions of the Delaware Corporation Law are in effect and any repeal or modification thereof shall not affect any right or obligation then existing with respect to any state of facts then or previously


                                  Exhibit B-11
existing or any action, suit or proceeding previously or thereafter brought or threatened based in whole or in part upon any such state of facts. Such a "contract right" may not be modified retroactively without the consent of such director, officer, employee or agent.

     The indemnification provided by this Article VI shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any by-law, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee or agent and shall inure to the benefit of the heirs, executors and administrators of such a person.

     Section 6.07. Insurance. The Corporation may purchase and maintain insurance on behalf of any person who is or was or has agreed to become a director or officer of the Corporation, or is or was serving at the request of the Corporation as a director or officer of another corporation, partnership, joint venture, trust or other enterprise against any liability asserted against him and incurred by him or on his behalf in any such capacity, or arising out of his status as such, whether or not the Corporation would have the power to indemnify him against such liability under the provisions of this Article, provided that such insurance is available on acceptable terms, which determination shall be made by a vote of a majority of the entire Board of Directors.

     Section 6.08. Severability. If this Article or any portion hereof shall be invalidated on any ground by any court of competent jurisdiction, then the Corporation shall nevertheless indemnify each director or officer and may indemnify each employee or agent of the Corporation as to costs, charges and expenses (including attorneys' fees), judgments, fines and amounts paid in settlement with respect to any action, suit or proceeding, whether civil, criminal, administrative or investigative, including an action by or in the right of the Corporation, to the fullest extent permitted by any applicable portion of this Article that shall not have been invalidated and to the fullest extent permitted by applicable law.

                                  ARTICLE VII

                                    OFFICES

     Section 7.01. Registered Office. The registered office of the Corporation in the State of Delaware shall be located at Corporation Trust Center, 1209 Orange Street in the City of Wilmington, County of New Castle.

     Section 7.02. Other Offices. The Corporation may maintain offices or places of business at such other locations within or without the State of Delaware as the Board of Directors may from time to time determine or as the business of the Corporation may require.

                                 ARTICLE VIII

                              GENERAL PROVISIONS

     Section 8.01. Dividends. Subject to any applicable provisions of law and the Certificate of Incorporation, dividends upon the shares of the Corporation may be declared by the Board of Directors at any regular or special meeting of the Board of Directors and any such dividend may be paid in cash, property, or shares of the Corporation's Capital Stock.

     A member of the Board of Directors, or a member of any Committee designated by the Board of Directors shall be fully protected in relying in good faith upon the records of the Corporation and upon such information, opinions, reports or statements presented to the Corporation by any of its officers or employees, or Committees of the Board of Directors, or by any other person as to matters the Director reasonably believes are within such other person's professional or expert competence and who has been selected with reasonable care by or on behalf of the Corporation, as to the value and amount of the assets, liabilities and/or net profits of the Corporation, or any other facts pertinent to the existence and amount of surplus or other funds from which dividends might properly be declared and paid. [Sections 172, 173.]


                                  Exhibit B-12

     Section 8.02. Reserves. There may be set aside out of any funds of the Corporation available for dividends such sum or sums as the Board of Directors from time to time, in its absolute discretion, thinks proper as a reserve or reserves to meet contingencies, or for equalizing dividends, or for repairing or maintaining any property of the Corporation or for such other purpose as the Board of Directors shall think conducive to the interest of the Corporation, and the Board of Directors may similarly modify or abolish any such reserve. [Section 171.]

     Section 8.03. Execution of Instruments. The President, any Vice President, the Secretary or the Treasurer may enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. The Board of Directors or the President may authorize any other officer or agent to enter into any contract or execute and deliver any instrument in the name and on behalf of the Corporation. Any such authorization may be general or limited to specific contracts or instruments.

     Section 8.04. Corporate Indebtedness. No loan shall be contracted on behalf of the Corporation, and no evidence of indebtedness shall be issued in its name, unless authorized by the Board of Directors or the President. Such authorization may be general or confined to specific instances. Loans so authorized may be effected at any time for the Corporation from any bank, trust company or other institution, or from any firm, corporation or individual. All bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation issued for such loans shall be made, executed and delivered as the Board of Directors or the President shall authorize. When so authorized by the Board of Directors or the President, any part of or all the properties, including contract rights, assets, business or good will of the Corporation, whether then owned or thereafter acquired, may be mortgaged, pledged, hypothecated or conveyed or assigned in trust as security for the payment of such bonds, debentures, notes and other obligations or evidences of indebtedness of the Corporation, and of the interest thereon, by instruments executed and delivered in the name of the Corporation.

     Section 8.05. Deposits. Any funds of the Corporation may be deposited from time to time in such banks, trust companies or other depositaries as may be determined by the Board of Directors or the President, or by such officers or agents as may be authorized by the Board of Directors or the President to make such determination.

     Section 8.06. Checks. All checks or demands for money and notes of the Corporation shall be signed by such officer or officers or such agent or agents of the Corporation, and in such manner, as the Board of Directors or the President from time to time may determine.

     Section 8.07. Sale, Transfer, etc. of Securities. To the extent authorized by the Board of Directors or by the President, any Vice President, the Secretary or the Treasurer or any other officers designated by the Board of Directors or the President may sell, transfer, endorse, and assign any shares of stock, bonds or other securities owned by or held in the name of the Corporation, and may make, execute and deliver in the name of the Corporation, under its corporate seal, any instruments that may be appropriate to effect any such sale, transfer, endorsement or assignment.

     Section 8.08. Voting as Stockholder. Unless otherwise determined by resolution of the Board of Directors, the President or any Vice President shall have full power and authority on behalf of the Corporation to attend any meeting of stockholders of any corporation in which the Corporation may hold stock, and to act, vote (or execute proxies to vote) and exercise in person or by proxy all other rights, powers and privileges incident to the ownership of such stock. Such officers acting on behalf of the Corporation shall have full power and authority to execute any instrument expressing consent to or dissent from any action of any such corporation without a meeting. The Board of Directors may by resolution from time to time confer such power and authority upon any other person or persons.

     Section 8.09. Fiscal Year. The fiscal year of the Corporation shall commence on the first day of January of each year (except for the Corporation's first fiscal year which shall commence on the date of incorporation) and shall terminate in each case on the last day of December.

     Section 8.10. Seal. The seal of the Corporation shall be circular in form and shall contain the name of the Corporation, the year of its incorporation and the words "Corporate Seal" and


                                  Exhibit B-13

"Delaware". The form of such seal shall be subject to alteration by the Board of Directors. The seal may be used by causing it or a facsimile thereof to be impressed, affixed or reproduced, or may be used in any other lawful manner.


     Section 8.11. Books and Records; Inspection. Except to the extent otherwise required by law, the books and records of the Corporation shall be kept at such place or places within or without the State of Delaware as may be determined from time to time by the Board of Directors.


                                  ARTICLE IX

                             AMENDMENT OF BY-LAWS


     Section 9.01. Amendment. These By-Laws may be amended, altered or repealed



     (a) by resolution adopted by a majority of the Board of Directors at any special or regular meeting of the Board if, in the case of such special meeting only, notice of such amendment, alteration or repeal is contained in the notice or waiver of notice of such meeting; or


     (b) at any regular or special meeting of the stockholders if, in the case of such special meeting only, notice of such amendment, alteration or repeal is con tained in the notice or waiver of notice of such meeting. [Section 109(a).]


                                   ARTICLE X

                                 CONSTRUCTION


     Section 10.01. Construction. In the event of any conflict between the provisions of these By-Laws as in effect from time to time and the provisions of the certi ficate of incorporation of the Corporation as in effect from time to time, the provisions of such certificate of incorporation shall be controlling.


                                  Exhibit B-14

                                                                       ANNEX B


January 5, 2000



Special Committee to the Board of Directors
Saratoga Beverage Group, Inc.
11 Geyser Road
Saratoga Springs, NY 12866


Gentlemen:

     We understand that NCP-SBG, L.P. ("North Castle") and Saratoga Beverage Group, Inc ("TOGA" or the "Company") propose to enter into a Stock Purchase Agreement and Agreement and Plan of Merger (the "Merger Agreement"), whereby NCP-SBG, L.P., a wholly-owned subsidiary of North Castle Partners, L.L.C., will merge with and into the Company (the "Transaction") whereby each outstanding share of common stock (the "Common Stock"), par value of $0.01 per share, of the Company (other than shares of Common Stock owned by certain members of management and other investors (the "Rollover Shares"), which will convert into shares of the surviving corporation in such merger) will be converted into the right to receive $6.00 (the "Merger Consideration"). We did not, at your request, participate in the negotiation of the Merger Consideration.

     You have requested our opinion as to the fairness to the shareholders (other than the holders of Rollover Shares) of the Company, from a financial point of view, of the Merger Consideration to be paid to such holders in the Transaction (the "Opinion"). It is understood that the Opinion shall be used by you solely in connection with your consideration of the fairness of the Merger Consideration to be paid to the shareholders (other than the holders of Rollover Shares) of the Company and for no other purpose, and that you will not furnish the Opinion or any other material prepared by Schroder & Co. Inc. ("Schroders") to any other person or persons or use or refer to the Opinion for any other purpose without Schroders' prior written approval. Schroders understands and agrees that its Opinion may be referred to and reproduced in full in any proxy statement mailed to shareholders of the Company, provided that the disclosure of the Opinion shall be subject to Schroders' review and consent, which consent shall not be unreasonably withheld.

     Schroders, as part of its investment banking business, is regularly engaged in the valuation of businesses and their securities in connection with mergers and acquisitions, negotiated underwritings, secondary distributions of listed and unlisted securities, private placements and valuation for estate, corporate and other purposes.

     Our opinion does not address the Company's underlying business decision to effect the Merger. At your direction, we have not been asked to, nor do we, offer any opinion as to the material terms of the Merger Agreement or the form of the Transaction. In rendering this opinion, we have assumed, with your consent, that the final executed form of the Merger Agreement does not differ in any material respect from the draft we have examined, and that the Transaction will be consummated on the terms set forth in the Merger Agreement. We have further assumed that the Merger will comply with applicable United States, foreign, federal and state laws.

     In connection with our opinion set forth herein, we have, among other things:

     (i) reviewed the Company's Annual Reports on Form 10-K filed with the Commission for the fiscal year ended December 31, 1998, including the financial statements for the twelve month period ending December 31, 1997; and its Quarterly Report on Form 10-Q for the nine month period and quarter ended September 30, 1999, including the financial statements for the nine month period and quarter ended September 30, 1998;

     (ii) reviewed The Fresh Juice Company's audited financial statements for the twelve month period ended November 30, 1998; and its Quarterly Report on Form 10-Q for the nine month period and quarter ended August 31, 1998, including the financial statements for the nine-month period and quarter ended August 31, 1997;

     (iii) reviewed the unaudited historical financial information for The Fresh Juice Company for the one-month period ending January 31, 1999, provided by management;

     (iv) reviewed the unaudited balance sheet provided by management, dated November 30, 1999;

     (v) reviewed the combined companies' (The Fresh Juice Company and Saratoga Beverage Group) financial results for the last twelve months, derived by management using the following financial information:

            (a) TOGA's 10-K for its fiscal year ended December 31, 1998;

            (b) TOGA's 10-Q for the nine-month period ended September 30, 1999;

            (c) Fresh Juice's audited financial statements for its twelve month period ended November 30, 1998;

            (d) Fresh Juice's 10-Q for the nine month period ended August 31,
                1998;

            (e) Management estimates of financial results for Fresh Juice for the one month period ended January 31, 1999;

     (vi) reviewed the combined companies' estimates for the twelve months ending December 31, 1999, derived by management from management estimates of Fresh Juice's financial results for the one month period ended January 31, 1999, the financial statements contained in the Company's Form 10-Q for the nine month period ending September 30, 1999, and management estimates for the three month period ended December 31, 1999;

     (vii) reviewed certain projected financial information prepared by management of the Company;

     (viii) reviewed certain publicly available information concerning the Company;

     (ix) conducted discussions with the senior management of the Company concerning the Transaction, the Company's historical financial results and projected financial information as presented and described in (i), (iii), (iv), (v), (vi) and (vii) above;

     (x) performed various financial analyses, as we deemed appropriate, of the Company using generally accepted analytical methodologies, including: (i) the application to the financial results of TOGA of the public trading multiples of companies which we deemed comparable; (ii) the application to the financial results of TOGA of the multiples reflected in recent mergers and acquisitions for businesses which we deemed comparable; (iii) a discounted cash flow analysis utilizing the projections referred to in clause (vi) above, and (iv) the application to the share price of TOGA of the average equity premiums paid in a large sample of publicly reported transactions;

     (xi) reviewed the historical trading prices and volumes of TOGA's Common Stock on the NASDAQ National Market System from January 1, 1998 to December 17, 1999;

     (xii) reviewed the draft Merger Agreement as distributed on January 5, 1999, including the form of agreements attached thereto as exhibits;

     (xiii) performed such other financial studies, analyses, inquiries and investigations as we deemed appropriate.

     In our review and analysis and in formulating our opinion, we have assumed and relied upon the accuracy and completeness of all information supplied or otherwise made available to us by the Company (including, the estimates of financial results described in clause (iii), (iv), (v) and (vi) above) or obtained by us from other sources, and upon the assurance of the Company's management that they are not aware of any information or facts that would make the information provided to us incomplete or misleading. We have not attempted to independently verify any of such information. We have not undertaken an independent appraisal of the assets or liabilities (contingent or otherwise) of the Company, nor have we been furnished with any such appraisals. With respect to the projected financial information (as described in clause (v) and (vi) above), we have been advised by the Company, and we have assumed, without independent verification or investigation, that they have been reasonably prepared and reflect the best estimates of management of the Company. In connection with our engagement, we were not requested to, and did not, actively solicit third party indications of interest in the possible acquisition of all or a part of TOGA.


     Our opinion is necessarily based upon financial, economic, market and other conditions as they exist and can be evaluated by us on the date hereof. We disclaim any undertaking or obligation to advise any person of any change in any fact or matter affecting our opinion which may come or be brought to our attention after the date of the opinion unless specifically requested to do so.



     Our opinion is provided to the Special Committee of the Board of Directors of the Company only and does not constitute a recommendation as to any action any shareholder of the Company should take in connection with the Merger Agreement or any aspect thereof or alternative thereto. Without limitation to the foregoing, this letter does not constitute a recommendation to any shareholder with respect to whether to vote in favor of the Transaction, and should not be relied upon by any shareholder as such. In rendering our opinion, we have not been engaged as an agent or fiduciary of the Company's shareholders or of any other third party. Our opinion relates solely to the fairness, from a financial point of view, to the shareholders (other than the holders of Rollover Shares) of the Company of the Merger Consideration to be paid to such holders pursuant to the Merger Agreement.


     We have acted as financial adviser to the Special Committee to the Board of Directors of TOGA in connection with the Transaction and will receive a fee for such services, a significant portion of which is contingent upon the consummation of the Transaction. In addition, the Company has agreed to indemnify us for certain liabilities that may arise out of the rendering of this Opinion. We bring to your attention that Schroders has previously provided a fairness opinion to the Board of Directors of the Company in connection with the Company's acquisition of The Fresh Juice Company. In the ordinary course of our business, we may trade in the equity securities of the Company for our own account and for the accounts of our customers and, accordingly, may at any time hold a long or short position in such securities.


     Based upon and subject to all the foregoing, we are of the opinion, that as of the date hereof, the Merger Consideration to be paid to the shareholders (other than the holders of Rollover Shares) of the Company pursuant to the Merger Agreement is fair, from a financial point of view, to such holders.


                                        Very truly yours,


                                        SCHRODER & CO. INC.


                                        By: /s/ SCHRODER & CO. INC.
                                           ------------------------------------

                                                                       ANNEX C


               RIGHTS OF DISSENTING STOCKHOLDERS UNDER THE DGCL

     In view of the complexity of these provisions of the DGCL, any stockholder who is considering exercising appraisal rights should consult his or her legal advisor.

     Statutory Appraisal Procedures. The following is a brief summary of the statutory procedures to be followed by a holder of shares at the Effective Time who does not wish to accept the per share cash consideration pursuant to the Merger (a "Remaining Stockholder") in order to dissent from the Merger and perfect appraisal rights under the DGCL. THIS SUMMARY IS NOT INTENDED TO BE COMPLETE AND IS QUALIFIED IN ITS ENTIRETY BY REFERENCE TO SECTION 262 OF THE DGCL, THE TEXT OF WHICH IS SET FORTH IN THIS ANNEX C HERETO. ANY REMAINING STOCKHOLDER CONSIDERING DEMANDING APPRAISAL IS ADVISED TO CONSULT LEGAL COUNSEL. APPRAISAL RIGHTS WILL NOT BE AVAILABLE UNLESS AND UNTIL THE MERGER (OR A SIMILAR BUSINESS COMBINATION) IS CONSUMMATED.

     Remaining Stockholders of record who desire to exercise their appraisal rights must fully satisfy all of the following conditions. A written demand for appraisal of shares must be delivered to the Secretary of the Company before the taking of the vote on the approval and adoption of the Merger Agreement at the Special Meeting. This written demand for appraisal of shares must be in addition to and separate from any proxy or vote abstaining from or against the approval and adoption of the Merger Agreement, and neither voting against, abstaining from voting, nor failing to vote on the Merger Agreement will constitute a demand for appraisal within the meaning of Section 262 of the DGCL. Any stockholder of record seeking appraisal rights must hold the shares for which appraisal is sought on the date of the making of the demand, continuously hold such shares through the Effective Time and otherwise comply with the provisions of Section 262 of the DGCL.

     A demand for appraisal must be executed by or for the stockholder of record, fully and correctly, as such stockholder's name appears on the stock certificates. If shares are owned of record in a fiduciary capacity, such as by a trustee, guardian or custodian, such demand must be executed by the fiduciary. If shares are owned of record by more than one person, as in a joint tenancy or tenancy in common, such demand must be executed by all joint owners. An authorized agent, including an agent for two or more joint owners, may execute the demand for appraisal for a stockholder of record; however, the agent must identify the record owner and expressly disclose the fact that in exercising the demand, he is acting as agent for the record owner.

     A record owner, such as a broker, who holds shares as a nominee for others, may exercise appraisal rights with respect to the shares held for all or less than all beneficial owners of shares as to which the holder is the record owner. In such case the written demand must set forth the number of shares covered by such demand. Where the number of shares is not expressly stated, the demand will be presumed to cover all shares outstanding in the name of such record owner. Beneficial owners who are not record owners and who intend to exercise appraisal rights should instruct the record owner to comply strictly with the statutory requirements with respect to the exercise of appraisal rights before the date of the Special Meeting.

     Stockholders who elect to exercise appraisal rights must mail or deliver their written demands to: Secretary, Saratoga Beverage Group, Inc., 11 Geyser Road, Saratoga Springs, New York 12866. The written demand for appraisal should specify the stockholder's name and mailing address, the number of Shares covered by the demand and that the stockholder is thereby demanding appraisal of such shares. The Company must, within ten days after the Effective Time, provide notice of the Effective Time to all stockholders who have complied with
Section 262(d) of the DGCL and have not voted for approval and adoption of the Merger Agreement.

     Stockholders electing to exercise their appraisal rights under Section 262 must not vote for the approval and adoption of the Merger Agreement or consent thereto in writing. Voting in favor of the approval and adoption of the Merger Agreement, or delivering a proxy in connection with the Special

Meeting (unless the proxy votes against, or expressly abstains from the vote on, the approval and adoption of the Merger Agreement), will constitute a waiver of the stockholder's right of appraisal and will nullify any written demand for appraisal submitted by the stockholder.

     Within 120 days after the Effective Time, either the Company or any stockholder who has complied with the required conditions of Section 262 and who is otherwise entitled to appraisal rights may file a petition in the Delaware Court of Chancery demanding a determination of the fair value of the shares of the dissenting stockholders. If a petition for an appraisal is timely filed, after a hearing on such petition, the Delaware Court of Chancery will determine which stockholders are entitled to appraisal rights and thereafter will appraise the shares owned by such stockholders, determining the fair value of such shares, exclusive of any element of value arising from the accomplishment or expectation of the Merger, together with a fair rate of interest to be paid, if any, upon the amount determined to be the fair value.

     The cost of the appraisal proceeding may be determined by the Delaware Court of Chancery and taxed upon the parties as the Delaware Court of Chancery deems equitable in the circumstances. Upon application of a dissenting stockholder, the Delaware Court of Chancery may order that all or a portion of the expenses incurred by any dissenting stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorneys' fees and the fees and expenses of experts, be charged pro rata against the value of all shares entitled to appraisal. In the absence of such determination or assessment, each party bears its own expenses.

     Any stockholder who has duly demanded appraisal in compliance with Section 262 of the DGCL will not, after the Effective Time, be entitled to vote for any purpose the shares subject to such demand or to receive payment of dividends or other distributions on such shares, except for dividends or other distributions payable to stockholders of record at a date prior to the Effective Time.

     At any time within 60 days after the Effective Time, any former holder of shares shall have the right to withdraw his or her demand for appraisal and to accept the per Share cash consideration pursuant to the Merger. After this period, such holder may withdraw his or her demand for appraisal only with the consent of the Surviving Corporation. If no petition for appraisal is filed with the Delaware Court of Chancery within 120 days after the Effective Time, stockholders' rights to appraisal shall cease and all stockholders shall be entitled to receive the per share cash consideration pursuant to the Merger.

     Failure to take any required step in connection with the exercise of appraisal rights may result in the termination or waiver of such rights.

     APPRAISAL RIGHTS CANNOT BE EXERCISED AT THIS TIME. THE INFORMAT10N SET FORTH ABOVE IS FOR INFORMATIONAL PURPOSES ONLY WITH RESPECT TO ALTERNATIVES AVAILABLE TO STOCKHOLDERS IF THE MERGER (OR ANY SIMILAR BUSINESS COMBINATION) IS CONSUMMATED. THIS PROXY STATEMENT CONSTITUTES NOTICE TO HOLDERS OF COMPANY COMMON STOCK THAT APPRAISAL RIGHTS ARE AVAILABLE TO THEM. STOCKHOLDERS WHO SELL SHARES IN THE OFFER WILL NOT BE ENTITLED TO EXERCISE APPRAISAL RIGHTS WITH RESPECT THERETO BUT, RATHER, WILL RECEIVE THE PRICE PAID IN THE OFFER THEREFOR.

GENERAL CORPORATION LAW OF THE STATE OF DELAWARE

 262. APPRAISAL RIGHTS

     (a) Any stockholder of a corporation of this State who holds shares of stock on the date of the making of a demand pursuant to subsection (d) of this section with respect to such shares, who continuously holds such shares through the effective date of the merger or consolidation, who has otherwise complied with subsection (d) of this section and who has neither voted in favor of the merger or consolidation nor consented thereto in writing pursuant to Section 228 of this title shall be entitled to an appraisal by the Court of Chancery of the fair value of the stockholder's shares of stock under the circumstances described in subsections (b) and (c) of this section. As used in this section, the word "stockholder" means a holder of record of stock in a stock corporation and also a member of record of a nonstock corporation; the words "stock" and "share" mean and include what is ordinarily meant by those words and also membership or membership interest of a member of a nonstock corporation; and the words "depository receipt" mean a receipt or other instrument issued by a depository representing an interest in one or more shares, or fractions thereof, solely of stock of a corporation, which stock is deposited with the depository.

     (b) Appraisal rights shall be available for the shares of any class or series of stock of a constituent corporation in a merger or consolidation to be effected pursuant to Section 251 (other than a merger effected pursuant to Section 25 1 (g) of this title), Sections 252, 254, 257, 258, 263 or 264 of this title:

         (1) Provided, however, that no appraisal rights under this section shall be available for the shares of any class or series of stock, which stock, or depository receipts in respect thereof, at the record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the agreement of merger or consolidation, were either (i) listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or (ii) held of record by more than 2,000 holders; and further provided that no appraisal rights shall be available for any shares of stock of the constituent corporation surviving a merger if the merger did not require for its approval the vote of the stockholders of the surviving corporation as provided in subsection (f) of Section 251 of this title.

         (2) Notwithstanding paragraph (1) of this subsection, appraisal rights under this section shall be available for the shares of any class or series of stock of a constituent corporation if the holders thereof are required by the terms of an agreement of merger or consolidation pursuant to Sections 251, 252, 254, 257, 258, 263 and 264 of this title to accept for such stock anything except:

              a. Shares of stock of the corporation surviving or resulting from such merger or consolidation, or depository receipts in respect thereof;

              b. Shares of stock of any other corporation, or depository receipts in respect thereof, which shares of stock (or depository receipts in respect thereof) or depository receipts at the effective date of the merger or consolidation will be either listed on a national securities exchange or designated as a national market system security on an interdealer quotation system by the National Association of Securities Dealers, Inc. or held of record by more than 2,000 holders;

              c. Cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a. and b. of this paragraph; or

              d. Any combination of the shares of stock, depository receipts and cash in lieu of fractional shares or fractional depository receipts described in the foregoing subparagraphs a., b. and c. of this paragraph.

         (3) In the event all of the stock of a subsidiary Delaware corporation party to a merger effected under Section 253 of this title is not owned by the parent corporation immediately prior to the merger, appraisal rights shall be available for the shares of the subsidiary Delaware corporation.

     (c) Any corporation may provide in its certificate of incorporation that appraisal rights under this section shall be available for the shares of any class or series of its stock as a result of an amendment to its certificate of incorporation, any merger or consolidation in which the corporation is a constituent corporation or the sale of all or substantially all of the assets of the corporation. If the certificate of incorporation contains such a provision, the procedures of this section, including those set forth in subsections (d) and (e) of this section, shall apply as nearly as is practicable.

   (d) Appraisal rights shall be perfected as follows:

         (1) If a proposed merger or consolidation for which appraisal rights are provided under this section is to be submitted for approval at a meeting of stockholders, the corporation, not less than 20 days prior to the meeting, shall notify each of its stockholders who was such on the record date for such meeting with respect to shares for which appraisal rights are available pursuant to subsections (b) or (c) hereof that appraisal rights are available for any or all of the shares of the constituent corporations, and shall include in such notice a copy of this section. Each stockholder electing to demand the appraisal of his shares shall deliver to the corporation, before the taking of the vote on the merger or consolidation, a written demand for appraisal of his shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of his shares. A proxy or vote against the merger or consolidation shall not constitute such a demand. A stockholder electing to take such action must do so by a separate written demand as herein provided. Within 10 days after the effective date of such merger or consolidation, the surviving or resulting corporation shall notify each stockholder of each constituent corporation who has complied with this subsection and has not voted in favor of or consented to the merger or consolidation of the date that the merger or consolidation has become effective; or

         (2) If the merger or consolidation was approved pursuant to Section 228 or Section 253 of this title, each constituent corporation, either before the effective date of the merger or consolidation or within ten days thereafter, shall notify each of the holders of any class or series of stock of such constituent corporation who are entitled to appraisal rights of the approval of the merger or consolidation and that appraisal rights are available for any or all shares of such class or series of stock of such constituent corporation, and shall include in such notice a copy of this section; provided that, if the notice is given on or after the effective date of the merger or consolidation, such notice shall be given by the surviving or resulting corporation to all such holders of any class or series of stock of a constituent corporation that are entitled to appraisal rights. Such notice may, and, if given on or after the effective date of the merger or consolidation, shall, also notify such stockholders of the effective date of the merger or consolidation. Any stockholder entitled to appraisal rights may, within 20 days after the date of mailing of such notice, demand in writing from the surviving or resulting corporation the appraisal of such holder's shares. Such demand will be sufficient if it reasonably informs the corporation of the identity of the stockholder and that the stockholder intends thereby to demand the appraisal of such holder's shares. If such notice did not notify stockholders of the effective date of the merger or consolidation, either
     (i) each such constituent corporation shall send a second notice before the effective date of the merger or consolidation notifying each of the holders of any class or series of stock of such constituent corporation that are entitled to appraisal rights of the effective date of the merger or consolidation or (ii) the surviving or resulting corporation shall send such a second notice to all such holders on or within 10 days after such effective date; provided, however, that if such second notice is sent more than 20 days following the sending of the first notice, such second notice need only be sent to each stockholder who is entitled to appraisal rights and who has demanded appraisal of such holder's shares in accordance with this subsection. An affidavit of the secretary or assistant secretary or of the transfer agent of the corporation that is required to give either notice that such notice has been given shall, in the absence of fraud, be prima facie evidence of the facts stated therein. For purposes of determining the stockholders entitled to receive either notice, each constituent corporation may fix, in advance, a record date that shall be not more than 10 days prior to the date the notice is given, provided, that if the notice is given on or after the effective date of the merger or consolidation, the record date shall be such effective date. If no record date is fixed and the notice is given prior to the effective date, the record date shall be the close of business on the day next preceding the day on which the notice is given.

     (e) Within 120 days after the effective date of the merger or consolidation, the surviving or resulting corporation or any stockholder who has complied with subsections (a) and (d) hereof and who is otherwise entitled to appraisal rights, may file a petition in the Court of Chancery demanding a determination of the value of the stock of all such stockholders. Notwithstanding the foregoing, at any time within 60 days after the effective date of the merger or consolidation, any stockholder shall have the right to withdraw his demand for appraisal and to accept the terms offered upon the merger or consolidation. Within 120 days after the effective date of the merger or consolidation, any stockholder who has complied with the requirements of subsections (a) and (d) hereof, upon written request, shall be entitled to receive from the corporation surviving the merger or resulting from the consolidation a statement setting forth the aggregate number of shares not voted in favor of the merger or consolidation and with respect to which demands for appraisal have been received and the aggregate number of holders of such shares. Such written statement shall be mailed to the stockholder within 10 days after his written request for such a statement is received by the surviving or resulting corporation or within 10 days after expiration of the period for delivery of demands for appraisal under subsection (d) hereof, whichever is later.

     (f) Upon the filing of any such petition by a stockholder, service of a copy thereof shall be made upon the surviving or resulting corporation, which shall within 20 days after such service file in the office of the Register in Chancery in which the petition was filed a duly verified list containing the names and addresses of all stockholders who have demanded payment for their shares and with whom agreements as to the value of their shares have not been reached by the surviving or resulting corporation. If the petition shall be filed by the surviving or resulting corporation, the petition shall be accompanied by such a duly verified list. The Register in Chancery, if so ordered by the Court, shall give notice of the time and place fixed for the hearing of such petition by registered or certified mail to the surviving or resulting corporation and to the stockholders shown on the list at the addresses therein stated. Such notice shall also be given by I or more publications at least I week before the day of the hearing, in a newspaper of general circulation published in the City of Wilmington, Delaware or such publication as the Court deems advisable. The forms of the notices by mail and by publication shall be approved by the Court, and the costs thereof shall be borne by the surviving or resulting corporation.

     (g) At the hearing on such petition, the Court shall determine the stockholders who have complied with this section and who have become entitled to appraisal rights. The Court may require the stockholders who have demanded an appraisal for their shares and who hold stock represented by certificates to submit their certificates of stock to the Register in Chancery for notation thereon of the pendency of the appraisal proceedings; and if any stockholder fails to comply with such direction, the Court may dismiss the proceedings as to such stockholder.

     (h) After determining the stockholders entitled to an appraisal, the Court shall appraise the shares, determining their fair value exclusive of any element of value arising from the accomplishment or expectation of the merger or consolidation, together with a fair rate of interest, if any, to be paid upon the amount determined to be the fair value. In determining such fair value, the Court shall take into account all relevant factors. In determining the fair rate of interest, the Court may consider all relevant factors, including the rate of interest which the surviving or resulting corporation would have had to pay to borrow money during the pendency of the proceeding. Upon application by the surviving or resulting corporation or by any stockholder entitled to participate in the appraisal proceeding, the Court may, in its discretion, permit discovery or other pretrial proceedings and may proceed to trial upon the appraisal prior to the final determination of the stockholder entitled to an appraisal. Any stockholder whose name appears on the list filed by the surviving or resulting corporation pursuant to subsection (f) of this section and who has submitted his certificates of stock to the Register in Chancery, if such is required, may participate fully in all proceedings until it is finally determined that he is not entitled to appraisal rights under this section.

     (i) The Court shall direct the payment of the fair value of the shares, together with interest, if any, by the surviving or resulting corporation to the stockholders entitled thereto. Interest may be simple or compound, as the Court may direct. Payment shall be so made to each such stockholder, in the case of holders of uncertificated stock forthwith, and the case of holders of shares represented by certificates upon the surrender to the corporation of the certificates representing such stock. The Court's decree may be enforced as other decrees in the Court of Chancery may be enforced, whether such surviving or resulting corporation be a corporation of this State or of any state.

     (j) The costs of the proceeding may be determined by the Court and taxed upon the parties as the Court deems equitable in the circumstances. Upon application of a stockholder, the Court may order all or a portion of the expenses incurred by any stockholder in connection with the appraisal proceeding, including, without limitation, reasonable attorney's fees and the fees and expenses of experts, to be charged pro rata against the value of all the shares entitled to an appraisal.


     (k) From and after the effective date of the merger or consolidation, no stockholder who has demanded his appraisal rights as provided in subsection (d) of this section shall be entitled to vote such stock for any purpose or to receive payment of dividends or other distributions on the stock (except dividends or other distributions payable to stockholders of record at a date which is prior to the effective date of the merger or consolidation); provided, however, that if no petition for an appraisal shall be filed within the time provided in subsection (e) of this section, or if such stockholder shall deliver to the surviving or resulting corporation a written withdrawal of his demand for an appraisal and an acceptance of the merger or consolidation, either within 60 days after the effective date of the merger or consolidation as provided in subsection (e) of this section or thereafter with the written approval of the corporation, then the right of such stockholder to an appraisal shall cease. Notwithstanding the foregoing, no appraisal proceeding in the Court of Chancery shall be dismissed as to any stockholder without the approval of the Court, and such approval may be conditioned upon such terms as the Court deems just.


     (l) The shares of the surviving or resulting corporation to which the shares of such objecting stockholders would have been converted had they assented to the merger or consolidation shall have the status of authorized and unissued shares of the surviving or resulting corporation.

                                                                       ANNEX D


                           VOTING AGREEMENT SCHEDULE

     The following persons executed a Voting Agreement with respect to the following number of shares:


                                            TOTAL        CASHED       ROLLOVER       INCREASE
CONTINUING STOCKHOLDER                      SHARES     OUT STOCK       STOCK        PERCENTAGE
---------------------------------------   ---------   ------------   ----------   -------------
Robin Prever ..........................     318,285     251,499          66,786         12.1429%
Anthony Malatino ......................     718,127     557,056         161,071         29.2856%
Warren Lichtenstein ...................      46,254          --          46,254               0%
Steel Partners II, L.P. ...............     506,258     450,369          55,889         18.5715%
Steve Bogen ...........................     386,793     304,293          82,500         15.0000%
Pershing Securities Limited ...........     200,000     141,071          58,929         10.7144%
Jurg Walker ...........................     224,500     145,929          78,571         14.2856%
                                          ---------   ---------         -------        --------
 TOTAL ................................   2,400,217   1,850,217         550,000         100.00 %
                                                                        =======        ========

                               VOTING AGREEMENT

     VOTING AGREEMENT, dated as of January 5, 2000 (this "Agreement"), among NCP-SBG, L.P., a Delaware limited partnership ("Purchaser"), and ("Stockholder"). Capitalized terms used herein without definition shall have the meanings set forth in the Merger Agreement (as defined herein).

     WHEREAS, as of the date hereof, Stockholder owns or controls      shares
of Class A Common Stock, par value $.01 per share (the "Class A Company Common Stock"), of Saratoga Beverage Group, Inc., a Delaware corporation (the
"Company") , and      shares of Class B Common Stock, par value $0.01 per share
of the Company (the "Class B Common Stock") (all such shares of Class A Common Stock and Class B Common Stock and any shares of Class A Common Stock or Class B Common Stock of which ownership (either beneficially or of record) or control is hereafter acquired by the Stockholder prior to the termination of this Agreement being referred to herein as the "Shares");

     WHEREAS, Purchaser, NCP-SBG Recapitalization Corp., a Delaware corporation ("MergerCo"), and the Company are entering into a Stock Purchase Agreement and Agreement and Plan of Merger, dated as of even date herewith (as the same may be amended from time to time, the "Merger Agreement"), which provides, upon the terms and subject to the conditions thereof, for the merger of MergerCo with and into the Company (the "Merger"); and

     WHEREAS, as a condition to the willingness of Purchaser and MergerCo to enter into the Merger Agreement, Purchaser and MergerCo have required that the Stockholder agree, and, in order to induce Purchaser and MergerCo to enter into the Merger Agreement, the Stockholder has agreed, subject to the terms and conditions hereof, to vote all Shares he or it then owns or controls at the time of the Special Meeting in favor of the adoption of the Merger Agreement.

     NOW, THEREFORE, in consideration of the premises and of the mutual agreements and covenants set forth herein and in the Merger Agreement, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

                                   ARTICLE I

                         TRANSFER AND VOTING OF SHARES

     Section 1.1. Transfer of Shares. (a) During the term of this Agreement, the Stockholder shall not (i) take any action that would make any representation or warranty of Stockholder contained herein untrue or incorrect or have the effect of preventing or disabling Stockholder from performing its obligations under this Agreement, or (ii) except pursuant to the terms of the Merger Agreement and this Agreement (A) sell, tender, pledge or otherwise dispose of any of the Shares, (B) deposit the Shares into a voting trust or enter into a voting agreement or arrangement with respect to such Shares or grant any proxy or power of attorney with respect thereto or (C) enter into any instrument or arrangement with respect to the direct or indirect acquisition or sale, assignment, transfer or other disposition of any Shares; provided, however, that the Stockholder shall have the right to transfer Shares by gift to any Person directly or indirectly controlled by the Stockholder or through the laws of descent, provided, further that such transferee agrees in writing to become a party to this Agreement.

     (b) Stop Transfer. The Stockholder shall not request that the Company register the transfer (book-entry or otherwise) of any certificate or uncertificated interest representing any of the Shares, unless such transfer is made in compliance with this Agreement.

     Section 1.2. Voting of Shares; Further Assurances. (a) The Stockholder, with respect to all Shares, does hereby irrevocably (until the termination hereof in accordance with Section 5.12) constitute and appoint NCP-SBG with full power of substitution, as his or its true and lawful attorney and proxy, for and in his or its name, place and stead, to vote each of such Shares as his or its proxy, at any annual, special or adjourned meeting of the stockholders of the Company (including the right to sign his or its name, as stockholder, to any consent, certificate or other document relating to the Company that may be permitted or required by applicable Law) (i) in favor of the adoption of the Merger Agreement, (ii) against any transaction pursuant to an Acquisition Proposal (as defined herein) or any other action or agreement that would result in a breach of any covenant, representation or warranty or any other obligation or agreement of the Company under the Merger Agreement or which could result in any of the conditions to the Company's obligations under the Merger Agreement not being fulfilled or could impede, interfere with, delay or materially adversely affect the Merger or the transactions contemplated hereby or by the Merger Agreement and (iii) in favor of any other matter necessary to the consummation of the transactions contemplated by the Merger Agreement. THE STOCKHOLDER ACKNOWLEDGES THAT PURCHASER AND MERGERCO ARE ENTERING INTO THE MERGER AGREEMENT IN RELIANCE UPON THIS AGREEMENT AND INTENDS THIS PROXY TO BE IRREVOCABLE (UNTIL THE TERMINATION HEREOF IN ACCORDANCE WITH SECTION 5.12) AND COUPLED WITH AN INTEREST AND WILL TAKE SUCH FURTHER ACTION AND EXECUTE SUCH OTHER INSTRUMENTS AS MAY BE NECESSARY TO EFFECTUATE THE INTENT OF THIS PROXY AND HEREBY REVOKES ANY PROXY PREVIOUSLY GRANTED BY THE STOCKHOLDER WITH RESPECT TO THE SHARES. NOTWITHSTANDING THE FOREGOING, THIS PROXY SHALL BE AUTOMATICALLY REVOKED WITHOUT ANY FURTHER ACTION ON THE PART OF ANY STOCKHOLDER OR PURCHASER UPON THE TERMINATION HEREOF IN ACCORDANCE WITH SECTION 5.12. The Stockholder further agrees to cause all Shares controlled or owned by him beneficially and of record to be voted in accordance with the foregoing. The Stockholder hereby acknowledges both receipt of a copy of the Merger Agreement and that such Stockholder understands the contents thereof.

     (b) The Stockholder shall perform such further acts and execute such further documents and instruments as may reasonably be required to vest in Purchaser the power to carry out the provisions of this Agreement; provided, however, the Stockholder shall not be required to pay any monies or incur any liability in connection with the foregoing.

     (c) The Stockholder shall take all such other actions as such other actions as shall be reasonably requested by Purchaser in order to assist in, and shall cooperate with Purchaser in connection with, the consummation of the transactions contemplated by the Merger Agreement; provided, however, the Stockholder shall not be required to pay any monies or incur any liability in connection with the foregoing.

     Section 1.3. Waiver of Appraisal Rights and Dissenter's Rights. The Stockholder hereby waives any rights of appraisal or rights to dissent that Stockholder may have under applicable Law in connection with the Merger.

     Section 1.4. Certain Events. The Stockholder agrees that this Agreement and the obligations hereunder shall attach to the Shares and shall be binding upon any Person to which legal or beneficial ownership of such Shares shall pass, whether by operation of Law or otherwise, including, without limitation, the Stockholder's heirs, guardians, administrators or successors or as a result of any divorce.

                                  ARTICLE II

                               NON-SOLICITATION

     Section 2.1. Acquisition Proposals. The Stockholder shall not, directly or indirectly, through any representative, agent or otherwise, solicit, initiate or encourage the submission of any proposal or offer from any Person relating to any acquisition or purchase of all or substantially all of the assets of, or any equity interest in, the Company or any of its Subsidiaries or any recapitalization, business combination or similar transaction with the Company or any of its Subsidiaries (any communication with respect to the foregoing being an "Acquisition Proposal") or enter into any agreement with respect to, or sell, transfer or otherwise dispose of any shares of Company Common Stock pursuant to, any Acquisition Proposal. The Stockholder will immediately cease all existing activities, discussions and negotiations with any parties conducted heretofore with respect to any Acquisition Proposal. From and after the execution of this Agreement, the Stockholder shall as promptly as practicable advise Purchaser in writing of the receipt, directly or indirectly, of any inquiries, discussions, negotiations or proposals relating to an Acquisition Proposal that the Stockholder receives (including the material terms thereof and the identity of the other party or parties involved) and furnish to Purchaser within two Business Days of such receipt an accurate description of all material terms (including any changes or adjustments to such terms as a result of negotiations or otherwise) of any such written proposal in addition to any information provided to any third party relating thereto.

                                  ARTICLE III
                        REPRESENTATIONS AND WARRANTIES
                              OF THE STOCKHOLDER

     The Stockholder hereby represents and warrants to Purchaser as follows:

     Section 3.1. Authorization. The Stockholder has the legal capacity, power and authority to enter into, and perform all of his or its obligations under, this Agreement. This Agreement has been duly executed and delivered by the Stockholder and constitutes the legal, valid and binding obligation of the Stockholder, enforceable against the Stockholder in accordance with its terms.

     Section 3.2. No Conflict; Consents. (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (with or without notice or lapse of time or both) (i) any breach, violation or default under any agreement or instrument to which the Stockholder is a party or by which the Stockholder or his or its properties or assets are bound, (ii) the violation of any Law applicable to or affecting the Stockholder of any of his or its properties or assets, or (iii) the creation of any Lien on the Stockholder or his or its properties or assets, except the encumbrances and proxies on the shares created hereby. There is no beneficiary or holder of a voting trust certificate or other interest of any trust of which the Stockholder is a trustee whose consent is required for the execution and delivery of this Agreement or the consummation by the Stockholder of the transactions contemplated by this Agreement. If such Stockholder is married and such Stockholder's Shares constitute community property or otherwise require spousal or other approval for this Agreement to be legal, valid and binding, this Agreement has been duly authorized, executed and delivered by, and constitutes a valid and binding agreement of, such Stockholder's spouse, enforceable against such person in accordance with its terms.

     (b) No Governmental Approval of any Governmental Authority is necessary for the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements, if any, of the Exchange Act and the HSR Act.

     Section 3.3. Title to Shares. Schedule A sets forth the number and class of Shares with respect to which the Stockholder is either (i) the record holder and beneficial owner; (ii) the general partner of a limited partnership that is the record holder, and whose beneficiaries are the beneficial owners; or (iii) the beneficial owner but not the record holder. The Stockholder has (i) sole power of disposition; (ii) sole voting power and (iii) sole power to demand appraisal rights, in each case with respect to all of the Shares and with no restrictions on such rights, subject to applicable federal securities laws and the terms of this Agreement. The Shares and the certificates representing the Shares are now and at all times during the term hereof will be held by the Stockholder, or by a nominee or custodian for the benefit of such Stockholder, free and clear of all Liens, proxies, voting trusts or agreements, understandings, arrangements or any other encumbrances whatsoever, except for any such encumbrances or proxies arising hereunder and except for the Stockholder Agreement, dated as of October 13, 1998, by and among the Company,
      , and and the Stockholders' Agreement, as of October 22, 1998 between
       and       .

     Section 3.4. No Brokers. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of such Stockholder.

     Section 3.5. Stockholders Agreement. The Stockholder hereby covenants and agrees that, as of the Effective Time, he or it will enter into a Stockholders Agreement substantially in the form set forth in Exhibit A hereto.

     Section 3.6. Merger Agreement Consideration. The Stockholder hereby acknowledges and agrees that (i) the consideration to be received by such Stockholder pursuant to the Merger Agreement is different in form and kind than the consideration to be received by certain other stockholders of the Company,
(ii) subject to the terms and conditions of the Merger Agreement, each Cashed Out Share (as defined in the Merger Agreement) held by it will be converted pursuant to the Merger Agreement into the right to receive, without interest, cash in the amount of the Per Share Merger Consideration (as defined in the Merger Agreement) and each Rollover Share (as defined in the Merger Agreement) held by it will be converted pursuant to the Merger Agreement into the right to receive a number of shares of Surviving Corporation Common Stock (as defined in the Merger Agreement) equal to the quotient of (x) the Per Share Merger Consideration divided by (y) the Per Share Amount (as defined in the Merger Agreement), and (iii) such consideration is equal in value to the consideration to be received by such other stockholders. The Stockholder hereby waives any and all claims against the Company and the other parties to the Merger Agreement with respect to the adequacy of the consideration received by any Stockholder thereunder.

                                  ARTICLE IV
                        REPRESENTATIONS AND WARRANTIES
                                 OF PURCHASER

     Purchaser hereby represent and warrant to the Stockholder as follows:

     Section 4.1. Due Organization; Authorization. Purchaser is duly organized and validly existing under the laws of the State of Delaware. Purchaser has all necessary limited partnership power and authority to execute and deliver this Agreement and to consummate the transactions contemplated hereby. The execution and delivery of this Agreement and the consummation of the transactions contemplated hereby by Purchaser have been duly authorized by all necessary limited partnership action on the part of Purchaser. This Agreement has been duly executed and delivered by Purchaser and constitutes the legal, valid and binding obligation of Purchaser, enforceable against Purchaser in accordance with its terms.

     Section 4.2. No Conflict; Consents. (a) Neither the execution and delivery of this Agreement, nor the consummation of the transactions contemplated hereby, will result in (with or without notice or lapse of time or both) (i) any breach, violation or default under (x) any provision of the Organizational Documents of Purchaser, (y) any Law applicable to or affecting Purchaser or any of its properties or assets, or (z) any agreement or instrument to which Purchaser is a party or by which Purchaser or any of its properties or assets are bound, or
(ii) the creation of any Lien on Purchaser or its properties or assets.

     (b) No Governmental Approval of any Governmental Authority is necessary for the execution, delivery or performance by it of this Agreement or the consummation of the transactions contemplated hereby, except for applicable requirements, if any, of the Exchange Act and the HSR Act.

     Section 4.3. No Brokers. No broker, investment banker, financial adviser or other Person is entitled to any broker's, finder's, financial adviser's or other similar fee or commission from the Stockholder in connection with the transactions contemplated hereby based upon arrangements made by or on behalf of NCP-SBG or its Affiliates.

                                   ARTICLE V
                              GENERAL PROVISIONS

     Section 5.1. Notices. All notices, requests, demands, waivers and other communications required or permitted to be given under this Agreement shall be in writing and shall be deemed to have been duly given if (a) delivered personally, (b) mailed, certified or registered mail with postage prepaid, (c) sent by next-day or overnight mail or delivery or (d) sent by telecopy or telegram, as follows:

     (a) if to Purchaser to it:

         c/o North Castle Partners, L.L.C.
         60 Arch Street
         Greenwich, Connecticut 06830
         Facsimile: (203) 618-1860
         Telephone: (203) 862-3250
         Attention: Peter J. Shabecoff

         with a copy to:
         Debevoise & Plimpton
         875 Third Avenue
         New York, New York 10022
         Facsimile: (212) 909-6836
         Telephone: (212) 909-6000
         Attention: Franci J. Blassberg, Esq.

     (b) If to Stockholder to the address set forth on the signature page hereto with a copy to:

         Bourne Noll & Kenyon
         382 Springfield Avenue
         Summit, NJ 07902-0690
         Facsimile: (908) 277-6808
         Telephone: (908) 277-2200
         Attention: John F. Kuntz, Esq.

or, in each case, at such other address as may be specified in writing to the other parties hereto.

     All such notices, requests, demands, waivers and other communications shall be deemed to have been received (w) if by personal delivery on the day after such delivery, (x) if by certified or registered mail, on the seventh Business Day after the mailing thereof, (y) if by next-day or overnight mail or delivery, on the day delivered, (z) if by telecopy or telegram, on the next day following the day on which such telecopy or telegram was sent, provided that a copy is also sent by certified or registered mail.

     Section 5.2. Severability. If any provision, including any phrase, sentence, clause, section or subsection, of this Agreement is invalid, inoperative or unenforceable for any reason, such circumstances shall not have the effect of rendering such provision in question invalid, inoperative or unenforceable in any other case or circumstance, or of rendering any other provision herein contained invalid, inoperative, or unenforceable to any extent whatsoever.

     Section 5.3. Entire Agreement. This Agreement constitutes the entire agreement and supersedes all prior agreements and understandings, both written and oral, among the parties with respect to the subject matter hereof.

     Section 5.4. Assignment. Except in connection with a transfer of Shares otherwise permitted hereunder, this Agreement shall not be assignable or otherwise transferable by any party hereto without the prior written consent of parties hereto, and any purported assignment or other transfer without such consent shall be void and unenforceable; provided that Purchaser may assign this Agreement or any of its rights and obligations hereunder to any of its Affiliates or any other Person to whom it has validly assigned its rights under the Merger Agreement.

     Section 5.5. Amendment, Waivers, etc. No amendment, modification or discharge of this Agreement, and no waiver hereunder, shall be valid or binding unless set forth in writing and duly executed by the party against whom enforcement of the amendment, modification, discharge or waiver is sought. Any such waiver shall constitute a waiver only with respect to the specific matter described in such writing and shall in no way impair the rights of the party granting such waiver in any other respect or at any other time. Neither the waiver by any of the parties hereto of a breach of or a default under any of the provisions of this Agreement, nor the failure by any of the parties, on one or more occasions, to enforce any of the provisions of this Agreement or to exercise any right or privilege hereunder, shall be construed as a waiver of any other breach or default of a similar nature, or as a waiver of any of such provisions, rights or privileges hereunder. The rights and remedies herein provided are cumulative and none is exclusive of any other, or of any rights or remedies that any party may otherwise have at law or in equity.

     Section 5.6. No Third Party Beneficiaries. Nothing in this Agreement shall confer any rights upon any person or entity other than the parties hereto and their respective heirs, successors and permitted assigns, except that the parties hereto hereby agree that the Company is a third party beneficiary of this Agreement.

     Section 5.7. Specific Performance. The parties hereto agree that irreparable harm would occur in the event any provision of this Agreement was not performed in accordance with the terms hereof and that the parties shall be entitled to specific performance of the terms hereof, in addition to any other remedy at law or in equity.

     Section 5.8. Governing Law. (a) EXCEPT TO THE EXTENT THE LAWS OF THE STATE OF DELAWARE MANDATORILY APPLY, THIS AGREEMENT SHALL BE GOVERNED IN ALL RESPECTS, INCLUDING AS TO VALIDITY, INTERPRETATION AND EFFECT, BY THE INTERNAL LAWS OF THE STATE OF NEW YORK WITHOUT GIVING EFFECT TO THE CONFLICT OF LAWS RULES THEREOF TO THE EXTENT THAT THE APPLICATION OF THE LAW OF ANOTHER JURISDICTION WOULD BE REQUIRED THEREBY. EACH PARTY HEREBY IRREVOCABLY SUBMITS TO THE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK AND THE FEDERAL COURTS OF THE UNITED STATES OF AMERICA LOCATED IN THE COUNTY OF NEW YORK SOLELY IN RESPECT OF THE INTERPRETATION AND ENFORCEMENT OF THE PROVISIONS OF THIS AGREEMENT AND OF THE DOCUMENTS REFERRED TO IN THIS AGREEMENT, AND IN RESPECT OF THE TRANSACTIONS CONTEMPLATED HEREBY AND THEREBY. EACH PARTY HEREBY WAIVES AND AGREES NOT TO ASSERT, AS A DEFENSE IN ANY ACTION, SUIT OR PROCEEDING FOR THE INTERPRETATION AND ENFORCEMENT HEREOF, OR ANY SUCH DOCUMENT OR IN RESPECT OF ANY SUCH TRANSACTION, THAT SUCH ACTION, SUIT OR PROCEEDING MAY NOT BE BROUGHT OR IS NOT MAINTAINABLE IN SUCH COURTS OR THAT THE VENUE THEREOF MAY NOT BE APPROPRIATE OR THAT THIS AGREEMENT OR ANY SUCH DOCUMENT MAY NOT BE ENFORCED IN OR BY SUCH COURTS. EACH PARTY HEREBY CONSENTS TO AND GRANTS ANY SUCH COURT JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE COURT

JURISDICTION OVER THE PERSON OF SUCH PARTIES AND OVER THE SUBJECT MATTER OF ANY SUCH DISPUTE AND AGREE THAT THE MAILING OF PROCESS OR OTHER PAPERS IN CONNECTION WITH ANY SUCH ACTION OR PROCEEDING IN THE MANNER PROVIDED IN SECTION
5.1 OR IN SUCH OTHER MANNER AS MAY BE PERMITTED BY LAW, SHALL BE VALID AND SUFFICIENT SERVICE THEREOF.

     (b) EACH PARTY ACKNOWLEDGES AND AGREES THAT ANY CONTROVERSY WHICH MAY ARISE UNDER THIS AGREEMENT IS LIKELY TO INVOLVE COMPLICATED AND DIFFICULT ISSUES, AND THEREFORE EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES ANY RIGHT SUCH PARTY MAY HAVE TO A TRIAL BY JURY IN RESPECT OR ANY LITIGATION DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE BREACH, TERMINATION OR VALIDITY OF THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED BY THIS AGREEMENT. EACH PARTY CERTIFIES AND ACKNOWLEDGES THAT (i) NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER, (ii) EACH SUCH PARTY UNDERSTANDS AND HAS CONSIDERED THE IMPLICATIONS OF THIS WAIVER, (iii) EACH SUCH PARTY MAKES THIS WAIVER VOLUNTARILY, AND (iv) EACH SUCH PARTY HAS BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 5.8(b).

     Section 5.9. Headings; Counterparts. The headings contained in this Agreement are for purposes of convenience only and shall not affect the meaning or interpretation of this Agreement. This Agreement may be executed in several counterparts, each of which shall be deemed an original and all of which shall together constitute one and the same instrument.

     Section 5.10. Capacity. Purchaser hereby acknowledges that the Stockholder is entering into this Agreement solely in his or its capacity as a record and beneficial owner of the Shares, and nothing contained herein shall impose any obligation on the Stockholder in his or its capacity as a director, officer or employee of the Company or limit or restrict any actions taken or to be taken by him or it in any such capacity.

     Section 5.11. Definitions; Construction. For purposes of this Agreement:

         (i) "beneficially own" or "beneficial ownership" with respect to any securities shall mean having "beneficial ownership" of such securities (as determined pursuant to Rule 13d-3 under the Exchange Act), including pursuant to any agreement, arrangement or understanding, whether or not in writing. Without duplicative counting of the same securities by the same holder, securities beneficially owned by a Person shall include securities beneficially owned by all other Persons with whom such Person would constitute a "group" as described in Section 13(d)(3) of the Exchange Act.

         (ii) In the event of a stock dividend or distribution, or any change in the Company Common Stock by reason of any stock dividend, split-up, recapitalization, combination, exchange of shares or the like, the term "Shares" shall be deemed to refer to and include the Shares as well as all such stock dividends and distributions and any shares into which or for which any or all of the Shares may be changed or exchanged.

     Section 5.12. Termination. Notwithstanding anything in this Agreement to the contrary, the obligations of the Stockholder pursuant to this Agreement shall terminate upon the earlier of (i) the termination of the Merger Agreement, in accordance with its terms, for any reason and (ii) the consummation of the Merger.

     IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first written above.


                                        NCP-SBG, L.P.

                                        By: NCP-SBG GP, L.LC.,
                                            its General Partner


                                        By: /s/ Peter J. Shabecoff
                                            -----------------------------------
                                            Name: Peter J. Shabecoff
                                            Title: Executive Vice President


                                        By:
                                            ------------------------------------
                                            Name:
                                            Title:


                                        Address of Stockholder:

                                  SCHEDULE A




                                                         NUMBER OF SHARES OF     NUMBER OF SHARES OF
STOCKHOLDER IS THE:                                     CLASS A COMMON STOCK     CLASS B COMMON STOCK
----------------------------------------------------   ----------------------   ---------------------
Record and beneficial owner ........................
General partner of a limited partnership that is the
 record owner of, and whose beneficiaries are the
 beneficial owners of ..............................
Beneficial owner but not the record holder .........

PROXY                 SARATOGA BEVERAGE GROUP, INC.                 COMMON STOCK
            PROXY SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS
           OF THE CORPORATION FOR SPECIAL MEETING OF STOCKHOLDERS
                                       , 2000

     The undersigned hereby constitutes and appoints ROBIN PREVER and
IRENE FONZI, and each of them, with full power of substitution, attorneys and proxies to represent and to vote all of the shares of Class A common stock, par value $.01 per share, of SARATOGA BEVERAGE GROUP, INC. that the undersigned would be entitled to vote, with all powers the undersigned would possess if personally present, at the Special Meeting of the Stockholders of SARATOGA
BEVERAGE GROUP, INC., to be held at                       , on          ,2000 at
11:00 o'clock a.m., local time, and at any adjournment thereof, on all matters coming before said meeting:

     1. PROPOSAL TO APPROVE THE STOCK PURCHASE AGREEMENT AND AGREEMENT AND PLAN OF MERGER, DATED AS OF JANUARY 5, 2000, BY AND AMONG SARATOGA BEVERAGE GROUP, INC., NCP-SBG RECAPITALIZATION CORP. AND NCP-SBG, L.P., AND THE RELATED TRANSACTIONS, INCLUDING THE RESULTING RIGHT TO RECEIVE FOR EACH SHARE OF SARATOGA CLASS A COMMON STOCK, $6.00 IN CASH, WITHOUT INTEREST, OTHER THAN CERTAIN SHARES OWNED BY THE CONTINUING STOCKHOLDERS.

          [  ]  FOR             [  ]  AGAINST             [  ]  ABSTAIN

     Should the undersigned by present and elect to vote at the Special Meeting or at any adjournment or postponement thereof and after notification to the Secretary of the Company at the Special Meeting of the stockholder's decision to terminate this proxy, then the power of said attorneys and proxies shall be deemed terminated and of no further force and effect.

     THE BOARD OF DIRECTORS RECOMMENDS A VOTE "FOR" THE LISTED PROPOSAL.

     THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED IN THE MANNER DIRECTED HEREIN BY THE UNDERSIGNED STOCKHOLDER. IF NO DIRECTION IS MADE, THIS PROXY WILL BE VOTED FOR THE PROPOSAL LISTED ABOVE IF NO SPECIFICATION IS MADE. IF ANY
OTHER BUSINESS IS PRESENTED AT THE SPECIAL MEETING, INCLUDING MATTERS RELATING TO THE CONDUCT OF THE SPECIAL MEETING, THIS PROXY WILL BE VOTED BY THOSE NAMED IN THIS PROXY IN THEIR BEST JUDGMENT. NO OTHER BUSINESS MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY ADJOURNMENT(S) OR POSTPONEMENT(S) THEREOF.

     The undersigned acknowledges receipt of the accompanying Proxy Statement
dated                 , 2000

                                DATED:                          , 2000
                                       -------------------------

                                --------------------------------------
                                Print name of Stockholder(s)

                                --------------------------------------
                                Signature of Stockholder(s)

(When signing as attorney, trustee, executor, administrator, guardian, corporate officer, etc., please give full title. If more than one trustee, all should sign. Joint owners must each sign.)
Please date and sign exactly as name appears on your stock certificate.
I plan [  ]   I do not plan [  ]   to attend the Special Meeting.